                                    SECOND
                             AMENDED AND RESTATED
                               CREDIT AGREEMENT



                            DATED AS OF MAY 8, 1996



                                     AMONG



                            ROPER INDUSTRIES, INC.



                                      AND



                           THE LENDERS LISTED HEREIN



                                      AND




                          NATIONSBANK, N.A. (SOUTH),
                                   AS AGENT

                               TABLE OF CONTENTS
                               -----------------

ARTICLE I - DEFINITIONS; CONSTRUCTION........................................................... 1
          Section 1.01   Definitions............................................................ 1
          Section 1.02.  Accounting Terms and Determinations................................... 20
          Section 1.03.  Other Definitional Conventions........................................ 21


ARTICLE II - SERIES A REVOLVING LOANS.......................................................... 21
          Section 2.01.  Series A Revolving Loan Commitments; Use of Proceeds.................. 21
          Section 2.02.  Series A Series A Revolving Loan Notes; Repayment of
                         Principal and Interest................................................ 22
          Section 2.03.  Excess Series A Revolving Loans; Reduction in Series A
                         Revolving Loan Commitments............................................ 22


ARTICLE III - SERIES B REVOLVING LOANS......................................................... 23
          Section 3.01.  Series B Revolving Loan Commitments; Use of Proceeds.................. 23
          Section 3.02.  Series B Revolving Loan Notes; Repayment of Principal and
                         Interest.............................................................. 24
          Section 3.03.  Excess Series B Revolving Loans; Reductions in Series B
                         Revolving Loan Commitments............................................ 24


ARTICLE IV.  TERM LOANS........................................................................ 25
          Section 4.01.  Term Loans; Use of Proceeds........................................... 25
          Section 4.02.  Term Loan Notes; Repayment of Principal and Interest.................. 26
          Section 4.03.  Modification of Security Documents.................................... 26


ARTICLE V - CASH MANAGEMENT LOANS.............................................................. 27
          Section 5.01.  Cash Management Loans; Use of Proceeds, Etc........................... 27
          Section 5.02.  Cash Management Loan Note; Repayment of Principal and
                         Interest.............................................................. 27
          Section 5.03.  Excess Cash Management Loans.......................................... 27
          Section 5.04.  Refinancings of Cash Management Loans................................. 28


ARTICLE VI - LETTERS OF CREDIT................................................................. 29
          Section 6.01.  Amount, Terms and Issuance of Letters of Credit....................... 29
          Section 6.02.  Reimbursement Obligations............................................. 30
          Section 6.03.  Increased Cost........................................................ 31
          Section 6.04.  Legal Restrictions on Letters of Credit............................... 31
          Section 6.05.  Indemnification....................................................... 31
          Section 6.06.  Nature of Agent's and Lender's Duties................................. 32
          Section 6.07.  Purchase and Sale of Participation Interests in Letters of
                         Credit................................................................ 33


ARTICLE VII - GENERAL CREDIT TERMS............................................................. 35
          Section 7.01.  Requests for and Disbursements of Loans............................... 35

          Section 7.02.   Multicurrency Advances.................................... 37
          Section 7.03.   Interest.................................................. 37
          Section 7.04.   Fees...................................................... 39
          Section 7.05.   Payments, Prepayments and Computations.................... 41
          Section 7.06.   Collateral and Guaranties................................. 44
          Section 7.07.   Capital Adequacy.......................................... 45
          Section 7.08.   Unavailability............................................ 46
          Section 7.09.   Increased Costs........................................... 46
          Section 7.10.   Sharing of Payments, Etc.................................. 46
          Section 7.11.   Loan Accounts............................................. 47
          Section 7.12.   Funding Losses............................................ 48
          Section 7.13.   Assumptions Concerning Funding of LIBOR Advances.......... 48
          Section 7.14.   Apportionment of Payments................................. 48
          Section 7.15.   Agreements Regarding Interest and Other Charges........... 48
          Section 7.16.   Credit Expirations Date................................... 49
          Section 7.17.   Benefits to Guarantors.................................... 49
          Section 7.18.   Several Commitments....................................... 49


ARTICLE VIII - CONDITIONS PRECEDENT TO CREDIT EVENTS................................ 49
          Section 8.01    Conditions Precedent to Initial Credit Event.............. 49
          Section 8.02    Conditions Precedent to All Credit Events................. 51


ARTICLE IX - REPRESENTATIONS AND WARRANTIES......................................... 52
          Section 9.01.   Organization; Subsidiaries; Authorization; Valid and
                          Binding Obligations....................................... 52
          Section 9.02.   Financial Statements...................................... 53
          Section 9.03.   Actions Pending........................................... 53
          Section 9.04.   Outstanding Indebtedness.................................. 53
          Section 9.05.   Title to Properties....................................... 53
          Section 9.06.   Taxes..................................................... 53
          Section 9.07.   Conflicting Agreements and Other Matters.................. 53
          Section 9.08.   ERISA..................................................... 54
          Section 9.09.   Governmental Consent...................................... 54
          Section 9.10.   Compliance with Laws and Regulations...................... 54
          Section 9.11.   Possession of Licenses, Franchises, Etc. ................. 54
          Section 9.12.   Licenses, Etc. ........................................... 55
          Section 9.13.   Environmental Law Compliance.............................. 55
          Section 9.14.   Solvency.................................................. 55
          Section 9.15.   Margin Regulations and Investment Company Act, Etc. ...... 56
          Section 9.16.   Labor Matters............................................. 56
          Section 9.17.   Brokers................................................... 56
          Section 9.18.   Insurance................................................. 56
          Section 9.19.   Disclosure................................................ 57
          Section 9.20.   Reaffirmation............................................. 57
          Section 9.21.   Revisions or Updates of Schedules......................... 57


ARTICLE X - AFFIRMATIVE COVENANTS................................................... 57
          Section 10.01.  Financial Statements and Other Reports and Notices........ 57
          Section 10.02.  Inspection of Property.................................... 60
          Section 10.03.  Books and Records......................................... 60
          Section 10.04.  Maintenance of Insurance.................................. 60

          Section 10.05.  Maintenance of Corporate Existence, Properties,
                          Franchises, Etc. .......................................... 60
          Section 10.06.  Payment of Taxes and Claims................................ 61
          Section 10.07.  Type of Business........................................... 61
          Section 10.08.  Compliance with Laws, Etc.................................. 61
          Section 10.09.  Financial Covenants........................................ 61
          Section 10.10.  Additional Credit Parties.................................. 63
          Section 10.11.  Bond Document Compliance by Borrower....................... 63


ARTICLE XI - NEGATIVE COVENANTS...................................................... 63
          Section 11.01.  Indebtedness............................................... 64
          Section 11.02.  Liens...................................................... 64
          Section 11.03.  Guaranties................................................. 65
          Section 11.04.  Merger of Sale of Assets................................... 66
          Section 11.05.  ERISA Matters.............................................. 66
          Section 11.06.  Investments................................................ 66
          Section 11.07.  Sale and Lease-Back Transactions........................... 67
          Section 11.08.  Transaction With Affiliates................................ 67
          Section 11.09.  Fiscal Year Change......................................... 67
          Section 11.10.  Use of Proceeds............................................ 67
          Section 11.11.  Amendment, Termination or Waiver of Bond Documents......... 67


ARTICLE XII - EVENTS OF DEFAULT...................................................... 68
          Section 12.01.  Events of Default.......................................... 68
          Section 12.02.  Remedies................................................... 70


ARTICLE XIII - THE AGENT............................................................. 72
          Section 13.01.  Appointment of Agent....................................... 72
          Section 13.02.  Nature of Duties of Agent.................................. 72
          Section 13.03.  Lack of Reliance on Agent.................................. 72
          Section 13.04.  Certain Rights of Agent.................................... 73
          Section 13.05.  Reliance by Agent.......................................... 73
          Section 13.06.  Indemnification of Agent................................... 73
          Section 13.07.  Agent in its Individual Capacity........................... 73
          Section 13.08.  Holders of Notes and Interests............................. 74
          Section 13.09.  Successor Agent............................................ 74
          Section 13.10.  Security Documents, Notice of Defaults, Etc................ 75


ARTICLE XIV - MISCELLANEOUS.......................................................... 76
          Section 14.01.  Notices.................................................... 76
          Section 14.02.  No Waiver; Remedies Cumulative............................. 76
          Section 14.03.  Payment of Expenses; Indemnity............................. 77
          Section 14.04.  Right of Set-off........................................... 78
          Section 14.05.  Assignments and Participations............................. 79
          Section 14.06.  Further Assurances......................................... 82
          Section 14.07.  Benefit of Agreement....................................... 82
          Section 14.08.  Amendments; Exercise of Discretion......................... 83
          Section 14.09.  Time of Essence............................................ 83
          Section 14.10.  Governing Law.............................................. 83
          Section 14.11.  Counterparts............................................... 83

          Section 14.12.  Effectiveness; Survival........................... 84
          Section 14.13.  Severability...................................... 84
          Section 14.14.  Independence of Covenants; Independent Nature of
                          Lenders' Rights................................... 84
          Section 14.15.  Headings Descriptive.............................. 84
          Section 14.16.  Termination of Agreement.......................... 84
          Section 14.17.  Entire Agreement; Supersession of Prior Credit
                          Agreements; Survival of Bond Documents and Prior
                          Security Documents................................ 85
          Section 14.18.  Judgement Currency................................ 85
          Section 14.19.  Dollar Equivalent Computations.................... 86
          Section 14.20.  Refinancing of Indebtedness....................... 86
          Section 14.21.  Jury Trial Waiver; Consent to Forum............... 86

Signatures

Annex I         -    Lender Information
Annex II        -    Interest Rate and Commitment Fee Rate Matrix

Exhibit A       -    Series A Revolving Loan Note Form
Exhibit B       -    Series B Revolving Loan Note Form
Exhibit C       -    Term Loan Note Form
Exhibit D       -    Cash Management Loan Note Form
Exhibit E       -    Agreement Regarding Security Documents Form
Exhibit F-1     -    Form of Opinion of Borrower's and Guarantors' Primary
                     Outside Counsel
Exhibit F-2     -    Form of Opinion of Iowa Subsidiaries' Outside Counsel
Exhibit G-1     -    Form of Certificate of Borrower
Exhibit G-2     -    Form of Certificate of Corporate Guarantor
Exhibit G-3     -    Form of Certificate of Partnership Guarantor
Exhibit H-1     -    Compliance Certificate Form
Exhibit H-2     -    Permitted Acquisition Certificate Form
Exhibit I       -    Assignment and Acceptance Agreement Form


Schedule 9.01   -    Subsidiaries
Schedule 9.03   -    Actions Pending
Schedule 9.06   -    Taxes
Schedule 9.08   -    ERISA Plans
Schedule 9.12   -    Intellectual Property Rights
Schedule 9.13   -    Environmental Matters
Schedule 11.01  -    Permitted Indebtedness
Schedule 11.02  -    Permitted Liens
Schedule 11.03  -    Permitted Guaranties

                                    SECOND
                             AMENDED AND RESTATED
                               CREDIT AGREEMENT


          THIS SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this "Agreement")
                                                                   ---------
made and entered into as of May 8, 1996, by and among ROPER INDUSTRIES, INC., a Delaware corporation ("Borrower"), the Initial Lender named herein and any
                       --------
other banks and other lending institutions which may hereafter be listed on Annex I attached hereto as the same may be amended from time to time and any
- -------
permitted assigns thereof (collectively, the "Lenders"), and NATIONSBANK, N.A.
                                              -------
(SOUTH), a national banking association and the successor by merger to Bank South, N.A., in its capacity as the Agent for the Lenders pursuant to Article XIII hereof (the "Agent").
                  -----

                              W I T N E S S E T H:
                              - - - - - - - - - -

          WHEREAS, Borrower, the Initial Lender and the Agent are parties to an Amended and Restated Credit Agreement, dated as of September 30, 1994, as heretofore amended (collectively, the "Prior 1994 Credit Agreement"), pursuant
                                       ---------------------------
to which the Initial Lender has provided Borrower with certain loan and letter of credit facilities on the terms and subject to the conditions and requirements set forth in the Prior 1994 Credit Agreement; and

          WHEREAS, the Prior 1994 Credit Agreement itself previously amended and restated that certain Credit Agreement dated as of September 30, 1992, as amended, among Borrower, the Lenders signatory thereto and the Agent (the "Prior
                                                                           -----
1992 Credit Agreement"); and
- ---------------------

          WHEREAS, the parties now desire to amend and restate the Prior 1994 Credit Agreement in its entirety as herein set forth.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, as well as other good and valuable consideration, the Borrower, the Initial Lender and the Agent hereby agree to amend and restate the Prior 1994 Credit Agreement as follows:

                                   ARTICLE I.

                           DEFINITIONS; CONSTRUCTION
                           -------------------------

          SECTION 1.01.  DEFINITIONS.  For purposes of this Agreement, the
                         -----------
following terms shall have the indicated meanings as set forth below:

          "Accounts" shall mean all accounts, contract rights, chattel paper,
           --------
instruments and documents, whether now owned or hereafter created or acquired by Borrower or any of its Domestic Subsidiaries or in which any such Credit Party now has or hereafter acquires any interest.

          "Adjusted LIBOR" shall mean, for any Interest Period, the rate per
           --------------
annum (rounded upwards to the nearest 1/16th of one percentage point, if necessary) equal to the quotient obtained by dividing (i) the offered rate for Dollar deposits (or, in the case of any Multicurrency Advance, for deposits in the same currency in which such advance will be made) for a period comparable to such Interest Period appearing on the Telerate Screen Page 3750 (or as quoted or published by such other recognized independent quote service as may be selected by the Agent from time to time) as of 11:00 a.m., London time, on the day that is two (2) Business Days prior to the beginning of such Interest Period (but if at least two such rates appear on such screen or are so quoted at such time, the offered rate for such Interest Period shall be the arithmetic mean of such rates) by (ii) a percentage equal to one (1) minus the then average stated maximum amount (stated as a decimal) of all reserve requirements applicable to any member of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D of the Board of Governors of the Federal Reserve System (or any successor categories for such liabilities under such Regulation
D).

          "Affiliate" of any Person means any other Person directly or
           ---------
indirectly controlling, controlled by, or under common control with, such Person, whether through the ownership of voting securities, by contract or otherwise.

          "Agent" shall mean NationsBank, acting as agent for the Lenders in the
           -----
manner and to the extent described in this Agreement and the other Credit Documents, or any successor acting as such agent pursuant to Article XIII hereof.

          "Agent Fees" shall mean the fees required to be paid by Borrower to
           ----------
the Agent pursuant to Section 7.04(g) hereof.

          This "Agreement" shall mean this Second Amended and Restated Credit
                ---------
Agreement, as amended or supplemented from time to time.

          "Agreement Regarding Security Documents" shall mean the Agreement
           --------------------------------------
Regarding Security Documents executed by the Borrower and the Guarantors, in substantially the form of Exhibit E attached to this Agreement, pursuant to
                          ---------
Section 8.01 hereof.

          "AMOT" shall mean AMOT Controls Corporation, a Delaware corporation,
           ----
and its successors and permitted assigns.

          "AMOT U.K." shall mean AMOT Investments, Ltd., a private company
           ---------
organized under the laws of England which was formerly known as Legistshelfco No. 98 Limited, and its successors and assigns.

          "AMOT U.K. Overdraft Indebtedness" shall mean the Indebtedness of AMOT
           --------------------------------
U.K. under an overdraft line of credit established in the United Kingdom in an amount not to exceed $1,000,000 in aggregate outstanding principal amount at any one time.

          "Assigning Lenders" shall have the meaning given such term in Section
           -----------------
14.05(b) hereof.

          "Assignment and Acceptance Agreement" shall mean any Assignment and
           -----------------------------------
Acceptance Agreement, in the form of Exhibit I attached to this Agreement,
                                     ---------
executed by any Assigning Lender and its assignee in connection with such Assigning Lender's assignment of all or any portion of its rights and obligations under this Agreement to such assignee pursuant to Section 14.05 hereof.

          "Authority" shall mean the Jackson County Industrial Development
           ---------
Authority and its successors and assigns.

          "Available Foreign Currencies" shall mean British pounds sterling,
           ----------------------------
Canadian dollars, French francs, German marks, Italian lira or Japanese yen.

          "Bankruptcy Code" shall mean the Bankruptcy Code of 1978, as amended
           ---------------
(11 U.S.C. (S) 101 et seq.).
                   -- ---

          "Bank South" shall mean Bank South, a Georgia banking corporation
           ----------
formerly known as Bank South, N.A. and a predecessor-in-interest to NationsBank.

          "Bond Documents" shall mean the Bonds, the Bond Letter of Credit, the
           --------------
Bond Indenture, the Bond Lease, and the Bond Guaranty.

          "Bond Guaranty" shall mean the Guaranty Agreement, dated as of June 1,
           -------------
1990, executed by the Borrower in favor of the Bond Trustee, and any modification thereof or replacement therefor.

          "Bond Indenture" means the Indenture of Trust, dated as of June 1,
           --------------
1990, between the Authority and the Bond Trustee, and any modification thereof or replacement therefor.

          "Bond Lease" means the Lease Agreement, dated as of June 1, 1990
           ----------
between the Authority, as lessor, and the Borrower, as lessee, and any modification thereof or replacement therefor.

          "Bond Letter of Credit" shall mean the Irrevocable Letter of Credit
           ---------------------
No. 51823 issued on July 25, 1990 by Bank South in favor of the Bond Trustee and for the account of the Borrower in the original stated amount of $3,134,750, and any extensions, renewals, modifications or replacements thereof or therefor.

          "Bond Letter of Credit Agreement" shall mean the Letter of Credit
           -------------------------------
Agreement, dated as of June 1, 1990, between Borrower and Bank South, and any modifications or replacements thereof and therefor.

          "Bond Letter of Credit Documents" shall mean the Bond Letter of Credit
           -------------------------------
and the Bond Security Deed.

          "Bond Security Deed" shall mean the Deed to Secure Debt and Security
           ------------------
Agreement, dated as of June 1, 1990, executed by Borrower and the Authority in favor of Bank South with respect to certain property located in Jackson County, Georgia and which was improved with the proceeds of the Bonds, and any modifications or replacements thereof.

          "Bond Trustee" shall mean SunTrust Bank, Atlanta (formerly known as
           ------------
Trust Company Bank), acting in its capacity as the trustee for the holders of the Bonds, and any successor trustee thereto or co-trustee therewith.

          "Bonds" shall mean the $3,000,000 in original aggregate principal
           -----
amount of the Jackson County Industrial Development Authority Industrial Development Revenue Bonds (Roper Industries, Inc. Project), Series 1990, and any extensions, renewals, modifications or replacements thereof or therefor.

          "Borrower" shall mean Roper Industries, Inc., a Delaware corporation,
           --------
and its successors and permitted assigns.

          "Break Point" shall mean, for each currency shown below, the amount of
           -----------
such currency shown below:


          British Pounds Sterling       - (Pounds)3,000,000
          Canadian Dollars              - C$15,000,000
          German Marks                  - DM15,000,000
          French Francs                 - F30,000,000
          Italian Lira                  - IL15,000,000,000
          Japanese Yen                  - (Yen)1,500,000,000

          "Business Day" shall mean any day excluding Saturday, Sunday and any
           ------------
other day on which banks are required or authorized to close in Atlanta, Georgia, and if the applicable Business Day relates to any LIBOR Advance or the determination of any Interest Period or the calculation of the Adjusted LIBOR therefor, any day on which trading is not carried on by and between banks in Dollars (or, in the case of any Multicurrency Advance, the currency in which such advance is made) in the London interbank market.

          "California Deed of Trust" shall mean the Deed of Trust, Assignment of
           ------------------------
Rents and Security Agreement, dated as of September 30, 1992, executed by AMOT in favor of Continental Lawyers Title Company as Trustee for the benefit of the Agent, and covering AMOT's real property located in Contra Costa County, California, and any modifications or replacements thereof.

          "Capital Expenditures" shall mean, with respect to any particular
           --------------------
period and Person, all expenditures made and liabilities incurred by such Person during such period for the acquisition of items which are not, in accordance with GAAP, treated as expense items for such Person in the period made or incurred or as a prepaid expense applicable to a future period, and such term shall include that portion of any Capitalized Lease Obligations of such Person originally incurred during such period that is capitalized under GAAP, all as determined on a consolidated basis; provided, however, that such term shall not include any expenditures
       --------
made or liabilities incurred as part of the purchase price paid or other consideration given for a Permitted Acquisition.

          "Capitalized Lease Obligations" shall mean, with respect to any
           -----------------------------
Person, any Indebtedness of such Person represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such Indebtedness for purposes hereof shall be the capitalized amount of such obligations as determined in accordance with GAAP on a consolidated basis.

          "Cash Collateral" shall mean (i) certificates of deposit issued by the
           ---------------
Agent or any Lender or (ii) other cash equivalents acceptable in all respects to the Agent and the Required Lenders.

          "Cash Distributions" shall mean, for any particular period, the cash
           ------------------
dividends paid and other cash distributions made by Borrower during such period on its capital stock to any or all of its shareholders.

          "Cash Management Lender" shall mean NationsBank.
           ----------------------

          "Cash Management Loan Limit" shall mean, at any time, the amount shown
           --------------------------
as such on Annex I attached hereto (as such annex may be amended from time to
           -------
time).

          "Cash Management Loan Note" shall mean the Cash Management Loan Note
           -------------------------
issued by the Borrower and payable to the order of the Cash Management Lender as evidence of the Cash Management Loans and which Note shall be in the form of Exhibit D attached hereto, and any extension, renewal, modification or
- ---------
replacement thereof or therefor.

          "Cash Management Loan Settlement Date" shall mean the first (1st)
           ------------------------------------
Business Day of each month commencing with the month following the month in which the initial Cash Management Loan is made hereunder.

          "Cash Management Loans" shall mean, collectively, the advances made by
           ---------------------
the Cash Management Lender to Borrower pursuant to Section 5.01 hereof.

          "CCC" shall mean Compressor Controls Corporation, an Iowa corporation.
           ---

          "Closing Fee" shall mean the fee required to be paid by Borrower
           -----------
pursuant to Section 7.04(f) hereof.

          "Code" shall mean the Internal Revenue Code of 1986, as amended from
           ----
time to time.

          "Collateral" shall mean (i) any and all of the property which is
           ----------
pledged or collaterally assigned to Agent or in which the Agent is otherwise granted a Lien to secure the Obligations pursuant to any or all of the Security Documents, and (ii) any and all cash and non-cash proceeds of the foregoing.

          "Commitment Fee Rates" shall mean the Series A Revolving Loan
           --------------------
Commitment Fee Rate and the Series B Revolving Loan Commitment Fee Rate.

          "Commitment Fees" shall mean the Series A Revolving Loan Commitment
           ---------------
Fees and the Series B Revolving Loan Commitment Fees.

          "Compliance Certificate" shall mean a certificate of the president or
           ----------------------
chief financial officer of the Borrower in substantially the form of Exhibit H-1
                                                                     -----------
attached hereto.

          "Contractual Obligation" of any Person shall mean any provision of any
           ----------------------
agreement, instrument, security, or undertaking to which such Person is a party or by which it or any of the property owned by it is bound.

          "Credit Commitments" shall mean any or all of the Lenders' Series A
           ------------------
Revolving Loan Commitments and Series B Revolving Loan Commitments.

          "Credit Documents" shall mean, collectively, this Agreement, the
           ----------------
Notes, the Letters of Credit, and the Security Documents.

          "Credit Event" shall mean each borrowing of a Loan hereunder or the
           ------------
issuance of any Letter of Credit pursuant hereto.

          "Credit Expiration Date" shall mean June 30, 1997, as such date may be
           ----------------------
extended, accelerated or amended from time to time pursuant to Section 7.16, 12.02, or 14.08 hereof, respectively.

          "Credit Parties" shall mean, collectively, Borrower, each of the
           --------------
Guarantors, and every other Person who from time to time hereafter executes a Security Document with respect to all or any portion of the Obligations.

          "Current Assets" shall mean, as of any date, the amount at which all
           --------------
of the current assets of a Person should be shown on a balance sheet of such Person at such date in accordance with GAAP, all as determined on a consolidated basis.

          "Current Liabilities" shall mean, as of any date, the amount at which
           -------------------
all of the current liabilities of a Person should be shown on a balance sheet of such Person at such date in accordance with GAAP, all as determined on a consolidated basis.

          "Current Ratio" shall mean, as of any particular date and with respect
           -------------
to any particular Person, the ratio of such Person's Current Assets to its Current Liabilities as of such date.

          "Date of Issuance" shall mean, with respect to each Letter of Credit,
           ----------------
the date of issuance and delivery by the Issuing Bank of such Letter of Credit.

          "Debt Service Coverage Ratio" shall mean, for any particular fiscal
           ---------------------------
year or fiscal quarter and based on the consecutive four-quarter period ending therewith, the ratio of the Borrower's Operating Cash Flow for such period to Borrower's Debt Service Requirements for such period.

          "Debt Service Requirements" shall mean, for any particular period and
           -------------------------
for any particular Person, the sum of (i) the aggregate of all principal payments scheduled to be made during the succeeding 12-month period in respect of any long-term Indebtedness for borrowed money of such Person (which, in the case of the Borrower, shall include the Term Loans and the Borrower's Indebtedness with respect to the Bonds and the other Bond Documents), plus (ii) the aggregate of all payments scheduled to be made during the succeeding 12-month period in respect of the Capitalized Lease Obligations of such Person, plus (iii) the Interest Expense of such Person for the 12-month period ending
- ----
with such period, plus (iv) the aggregate amount of all Cash Distributions made
                  ----
by Borrower during the 12-month period ending with such period, plus (v) for any
                                                                ----
period which ends on or prior to the Credit Expiration Date, an amount equal to twenty percent (20%) of the sum of (x) the aggregate dollar amount of the Series B Revolving Loan Commitments as in effect at the end of such period (or, in the case of any period ending on the Credit Expiration Date, as in effect on the immediately preceding Business Day) less (y) the aggregate outstanding principal
                                    ----
balance of the Term Loans as of such date, all as determined on a consolidated basis.

          "Default" shall mean any condition or event which, with notice or
           -------
lapse of time or both, would constitute an Event of Default.

          "Dollar" and "U.S. Dollar" and the sign "$" shall mean lawful money of
           ------       -----------                -
the United States of America.

          "Dollar Equivalent" shall mean, with respect to any monetary amount in
           -----------------
a currency other than Dollars, at any time for the determination thereof, the amount of Dollars obtained by converting such foreign currency involved in such computation into Dollars at the spot rate for the purchase of Dollars with the applicable foreign currency as quoted by the Agent at approximately 11:00 a.m. London time, on the date of determination thereof specified herein or, if the date of determination thereof is not otherwise specified herein, on the date which is two (2) Business Days prior to such determination.

          "Domestic Subsidiaries" shall mean any and all Subsidiaries of
           ---------------------
Borrower which are organized under the laws of the United States of America or any State hereof.

          "Drawing" shall mean, with respect to any Letter of Credit, a drawing
           -------
made by the beneficiary of such Letter of Credit.

          "Eastern Time" shall mean, as of any date, the time of day as in
           ------------
effect on such day in the Eastern time zone of the United States of America.

          "EBITDA" shall mean, with respect to any particular period and Person,
           ------
the sum of the Net Income of such Person for such period plus all amounts
                                                         ----
deducted in arriving at such Net Income in respect of interest, taxes, depreciation and amortization, all as determined on a consolidated basis.

          "Eligible Assignee" shall mean (i) any Lender, (ii) any commercial
           -----------------
bank, trust company or other financial institution which is an Affiliate of any Lender, or (iii) subject to the prior written consent of the Agent and the Borrower (which consent shall not be unreasonably withheld), any other commercial bank, trust company or other financial institution which at the time it executes an Assignment and Acceptance Agreement has a combined capital and surplus of at least $100,000,000.

          "Environmental Laws" means all federal, state, local and foreign laws
           ------------------
relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including without limitation ambient air, surface water, ground water or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes, and any and all regulations, codes, plans, orders, decrees, judgments, injunctions, notices or demand letters issued, entered, promulgated or approved thereunder.

          "Equipment" shall have the meaning given such term in the Security
           ---------
Agreements.

          "ERISA" shall mean the Employee Retirement Income Security Act of
           -----
1974, as amended from time to time.

          "Event of Default" shall have the meaning provided in Article XII.
           ----------------

          "Existing Domestic Subsidiaries" shall mean the Existing Subsidiaries
           ------------------------------
which are Domestic Subsidiaries.

          "Existing Subsidiaries" shall mean the Subsidiaries listed on Schedule
           ---------------------                                        --------
9.01 as attached to this Agreement as of the date of the Initial Credit Event.
- ----

          "Federal Funds Rate" means, for any day, the rate per annum (rounded
           ------------------
upwards, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of Atlanta on the Business Day next succeeding such day, provided that (i) if the day for which such rate is to be
                     --------
determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the immediately preceding Business Day as so published on the next succeeding Business Day, and (ii) if such rate is not published for any day, the Federal Funds Rate for such day shall be the average of the quotations for such day on such transactions received by the Agent from three (3) federal funds brokers of recognized standing selected by the Agent.

          "Fees" shall mean the Agent Fees, the Closing Fee, the Commitment Fees
           ----
and the Letter of Credit Fees.

          "Fixed Rate" shall mean Adjusted LIBOR or the Treasury Securities
           ----------
Rate.

          "Fixed Rate Advance" shall mean any Loans hereunder (or portion
           ------------------
thereof) which bear interest based on any Fixed Rate.

          "Fleming" shall mean Robert Fleming & Co. Limited.
           -------

          "Foreign Subsidiary" shall mean any Subsidiary of the Borrower which
           ------------------
is not a Domestic Subsidiary.

          "Funded Debt" shall mean, as determined for Borrower on a consolidated
           -----------
basis, and without duplication, all Indebtedness for money borrowed (which shall include the Borrower's Indebtedness with respect to the Bonds and the other Bond Documents), all Indebtedness evidenced or secured by Purchase Money Liens, all Capitalized Lease Obligations and all conditional sales contracts.

          "Funded Debt Ratio" shall mean, for any particular fiscal year or
           -----------------
fiscal quarter, the ratio of Borrower's Funded Debt as of the end of such period to Borrower's EBITDA for the consecutive four-quarter period ending therewith.

          "Future Domestic Subsidiaries" shall mean any Persons which become
           ----------------------------
Domestic Subsidiaries after the date of the Initial Credit Event.

          "GAAP" shall mean generally accepted accounting principles set forth
           ----
in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board or such other statements by such other entity as may be approved by a significant segment of the accounting profession in the United States of America, and which are applicable to the circumstances as of the date of the determination thereof.

          "Gatan International, Inc." shall mean Gatan International, Inc., a
           -------------------------
Delaware corporation.

          "Georgia Security Deeds" shall mean (i) the Leasehold Deed to Secure
           ----------------------
Debt and Security Agreement, dated as of September 30, 1992, executed by Borrower in favor of the Agent , with respect to Borrower's leasehold interest in certain improved real property located in Jackson County, Georgia, (ii) the Leasehold Deed to Secure Debt and Security Agreement, dated as of September 30, 1992, executed by Borrower in favor of the Agent, with respect to certain real property located in Jackson County, Georgia, (iii) the Deed to Secure Debt and Security Agreement, dated as of September 30, 1992, executed by Roper Properties, Inc. (predecessor-in-interest to Roper Pump Company) in favor of the Agent, with respect to certain real property located in Jackson County, Georgia, and (iv) any modifications or replacements of any of the foregoing.

          "Guarantors" shall mean each and every Subsidiary who may be now or
           ----------
hereafter required to guaranty some or all of the Obligations pursuant to
Section 7.06 or Section 10.10 hereof.

          "Guaranty" shall mean any contractual obligation, contingent or
           --------
otherwise, of a Person with respect to any Indebtedness or other obligation or liability of another Person, including without limitation, any such Indebtedness, obligation or liability directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable, including Contractual Obligations (contingent or otherwise) arising through any agreement to purchase, repurchase, or otherwise acquire such Indebtedness, obligation or liability or any security therefor, or any agreement to provide funds for the payment or discharge thereof (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, or other financial condition, or to make any payment other than for value received.

          "Guaranty Agreements" shall mean any and all Guaranty Agreements now
           -------------------
or hereafter executed by the Guarantors in favor of the Agent and the Lenders pursuant to Section 7.06 or 10.10 hereof, each substantially in the form of Exhibit B attached to the Prior 1992 Credit Agreement, and any modifications or
- ---------
replacements thereof or therefor.

          "Indebtedness" of any Person shall mean, without duplication:
           ------------

          (i) all obligations of such Person which in accordance with GAAP would be shown on the balance sheet of such Person as a liability (including, without limitation, obligations for borrowed money and for the deferred purchase price of property or services, and obligations evidenced by bonds, debentures, notes or other similar instruments);

          (ii) all rental obligations under leases required to be capitalized under GAAP;

          (iii) all Guaranties of such Person (including contingent reimbursement obligations under undrawn letters of credit);

          (iv) Indebtedness of others secured by any Lien upon property owned by such Person, whether or not assumed; and

          (v) obligations or liabilities of such Person under currency exchange contracts, interest rate hedging contracts, or similar agreements.

          "Initial Credit Event" shall mean the first Credit Event which occurs
           --------------------
on or after the date of this Agreement.

          "Initial Lender" shall mean NationsBank (in its individual capacity
           --------------
and assignee of the other lenders under the Prior 1994 Credit Agreement).

          "Intellectual Property Documents" shall mean any and all Patent
           -------------------------------
Collateral Assignment Agreements substantially in the form of Exhibit E-1
                                                              -----------
attached to the Prior 1992 Credit Agreement and any and all Trademark Security Agreements substantially in the form of Exhibit E-2 attached to the Prior 1992
                                        -----------
Credit Agreement to be executed by the Borrower and each Subsidiary in favor of the Agent pursuant to Section 7.06 hereof, and any modifications or replacements of or for any of the foregoing.

          "Interest Expense" shall mean, for any particular period and for any
           ----------------
particular Person, the total interest expense of such Person for such period (including, without limitation, interest expense attributable to Capitalized Lease Obligations in accordance with GAAP, all capitalized interest, all commissions, discounts and other fees and charges owed with respect to bankers acceptance financing, and total interest expense, whether shown as interest expense or as loss and expenses on sales of receivables under any receivables purchase facility), all as determined on a consolidated basis in accordance with GAAP.

          "Interest Period" shall mean, in the case of the determination of any
           ---------------
Adjusted LIBOR rate, a one (1), two (2), three (3) or six (6) month period as selected by Borrower, or in the case of the determination of any Treasury Securities Rate, a one (1), two (2) or three (3) year period as selected by Borrower; provided, however, that (i) in the event an Interest Period applicable
          --------
to a LIBOR Advance would end on a day which is not a Business Day, such Interest Period shall be deemed to end on the immediately succeeding Business Day, unless such extension would cause such Interest Period to end in the next calendar month, in which case such Interest Period shall be deemed to end on the immediately preceding Business Day, (ii) any Interest Period applicable to any LIBOR Advance which begins on a day for which there is not a numerically corresponding day in the calendar month in which such Interest Period ends shall, subject to parts (iii) and (iv) below, end on the immediately preceding Business Day, (iii) no Interest Period shall extend beyond any date upon which any principal payment is due with respect to the Loans unless the aggregate principal amount of all Loans that are Prime Rate Advances or that have Interest Periods which will expire on or before the date such principal payment is due is equal to or in excess of the amount of such principal payment, and (iv) Borrower shall not be entitled to select any Interest Period for any Loan which extends beyond the final maturity date thereof.

          "Inventory" shall mean all inventory of Borrower or any of its
           ---------
Domestic Subsidiaries, whether now owned or hereafter acquired by any such Credit Party, including, but not limited to, all finished goods intended for sale or lease by any such Credit Party, or for display or demonstration; all work in process; all raw materials and other materials and supplies of every nature and description used or which might be used in connection with the manufacture, printing, packing, shipping, advertising, selling, leasing or furnishing of such goods or otherwise used or consumed in any such Credit Party's business.

          "Issuing Bank" shall mean, with respect to any Letter of Credit, the
           ------------
Agent or the Lender which issued such Letter of Credit.

          "Lender" and "Lenders" shall mean the Initial Lender and any other
           ------       -------
banks or other lending institutions which may be listed on Annex I attached
                                                           -------
hereto as the same may be amended from time to time, and each assignee thereof of which Borrower and the Agent receives notice pursuant to Section 14.05 hereof.

          "Lessor Waiver and Consent" shall mean any and all Lessor Waivers and
           -------------------------
Consents now or hereafter executed by any lessors of any of the Borrower's or any Guarantor's facilities in favor of the Agent pursuant to Section 7.06 hereof, each substantially in the form of Exhibit N attached to the Prior 1992
                                          ---------
Credit Agreement (or in such other form as is reasonably acceptable to the Agent), and any modification or replacement thereof or therefor.

          "Letter of Credit Fees" shall mean the fees required to be paid by the
           ---------------------
Borrower under Section 7.04(e) hereof.

          "Letter of Credit Interest" shall mean, with respect to each Lender,
           -------------------------
such Lender's undivided risk participation and ownership interest in the Letters of Credit, the Borrower's Reimbursement Obligations, and all other Obligations relating to the Letters of Credit, all as purchased by such Lender from an Issuing Bank pursuant to Section 6.07 hereof, and also including without limitation such Lender's remaining interest or interests (if any) as an Issuing Bank after such purchase.

          "Letter of Credit Limit"  shall mean $5,000,000.
           ----------------------

          "Letter of Credit Request" shall have the meaning given such term in
           ------------------------
Section 6.01 hereof.

          "Letters of Credit" shall mean any and all letters of credit which may
           -----------------
be now or hereafter issued by the Issuing Banks for the account of Borrower pursuant to Section 6.01 hereof and any extensions, renewals, modifications or substitutions thereof or therefore which may be in effect at any particular time, and such term shall specifically include (i) the Bond Letter of Credit which shall be deemed to have been issued by NationsBank in its capacity as Agent for the Lenders and (ii) any Letters of Credit issued by Bank South, as agent under the Prior 1992 Credit Agreement or the Prior 1994 Credit Agreement and which are still outstanding as of the date of this Agreement.

          "LIBOR Advance" shall mean any Loans hereunder (or portion thereof)
           -------------
which bear interest based on Adjusted LIBOR.

          "Lien" shall mean any mortgage, pledge, security interest, security
           ----
deposit, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction).

          "Loans" shall mean, collectively, the Revolving Loans, the Term Loans,
           -----
and the Cash Management Loans.

          "Margin Regulations" shall mean Regulation G, Regulation T, Regulation
           ------------------
U or Regulation X of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time.

          "Multicurrency Advances" shall mean any Loans hereunder (or portion
           ----------------------
thereof) which are made in any Available Foreign Currency.

          "Multiemployer Plan" shall have the meaning given such term in Section
           ------------------
4001(a)(3) of ERISA.

          "NationsBank" shall mean NationsBank, N.A. (South), a national banking
           -----------
association and successor by merger to Bank South, and its successors and permitted assigns.

          "Net Income" shall mean, for any particular period and Person, the net
           ----------
income of such Person for such period (taken as a single accounting period) as determined on a consolidated basis in accordance with GAAP, excluding (to the extent otherwise included therein) any gains or losses, together with any related provisions for taxes, realized upon any sale of assets other than in the ordinary course of business; provided that there also shall be excluded
                             --------
therefrom the income (or loss) of any other Person accrued prior to the date such other Person becomes a Subsidiary of the Person whose net income is being measured or is merged into or consolidated with the Person whose net income is being measured or any of its other Subsidiaries or such other Person's assets are acquired by the Person whose net income is being measured or any of its other Subsidiaries.

          "Net Worth" shall mean, as of any date and with respect to any Person,
           ---------
such Person's total shareholders' equity (including capital stock, additional paid-in capital and retained earnings, after deducting treasury stock) which would appear as such on a balance sheet of such Person as of such date prepared in accordance with GAAP, all as determined on a consolidated basis.

          "Notes" shall mean, collectively, the Series A Revolving Loan Notes,
           -----
the Series B Revolving Loans, the Term Loan Notes and the Cash Management Note.

          "Notice of Borrowing" shall have the meaning given such term in
           -------------------
Section 7.01(a) hereof.

          "Obligations" shall mean, collectively, all amounts now or hereafter
           -----------
owing to any or all of the Agent or the Lenders by Borrower or any other Credit Party pursuant to the terms of this Agreement, any Note, or any other Credit Document, including without limitation, the unpaid principal balance of any and all Loans, Reimbursement Obligations, and Letter of Credit Interests, and all interest, fees, expenses and other charges relating thereto or accruing thereon, as well as any and all other indebtedness, liabilities, and obligations of Borrower or any other Credit Party, whether direct or indirect, absolute or contingent, or liquidated or unliquidated, which may be now existing or may hereafter arise under any of the Credit Documents, and together with any and all renewals, extensions, modifications or refinancings of any of the foregoing.

          "O.C.G.A." shall mean the Official Code of Georgia Annotated as
           --------                 ----------------------------------
amended from time to time.

          "Officer's Certificate" shall mean a certificate signed in the name of
           ---------------------
Borrower by its President, chief financial officer, or one of its Vice
Presidents.

          "Operating Cash Flow" shall mean, with respect to any particular
           -------------------
period, the sum of (i) Borrower's EBITDA for such period less (ii) Borrower's
                                                         ----
Capital Expenditures for such period less (iii) Borrower's cash income taxes for
                                     ----
such period, all as determined on a consolidated basis.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any
           ----
successor thereto.

          "Permitted Acquisition Certificate" shall mean a certificate of the
           ---------------------------------
president, chief financial officer or treasurer of the Borrower in substantially the form of Exhibit H-2 attached hereto.
            -----------

          "Permitted Acquisitions" shall mean any acquisition (or series of
           ----------------------
related acquisitions) by the Borrower or any of its Subsidiaries of the stock of any new or additional Subsidiary or of all or substantially all of the assets of another Person (other than another existing Subsidiary) which meets all of the following requirements: (i) the total consideration paid for such acquisition (or such series of related acquisitions) shall not exceed the lesser of (x) $55,000,000 or (y) eight times the Verifiable EBITDA of the acquired business (except that the total purchase price for Borrower's acquisition of Gatan International, Inc. may total up to $55,000,000 without regard to its Verifiable EBITDA), (ii) not more than $55,000,000 of such consideration shall be financed with Loan proceeds, (iii) any new or additional Subsidiary so acquired shall either be (x) a Domestic Subsidiary engaged in substantially the same business in which the Borrower and its other Subsidiaries are engaged in at such time or in such other types of business which are reasonably related or incidental thereto or (y) a Foreign Subsidiary engaged in substantially the same business in which the Borrower and other Subsidiaries are engaged in at such time or in such other types of business which are reasonably related or incidental thereto so long as the cumulative purchase price for all acquisitions made by Borrower and its Subsidiaries of entities which become Foreign Subsidiaries after the date hereof shall not exceed $37,500,000 in the aggregate, and (iv) any and all applicable requirements of Sections 9.01(b) and 10.10 of this Agreement with respect to any new or additional Subsidiary so acquired shall be satisfied.

          "Permitted Liens" shall mean any Lien of a kind specified in
           ---------------
subparagraphs (a) through (k) of Section 11.02 hereof.

          "Person" shall mean any individual, partnership, firm, corporation,
           ------
association, joint venture, trust or other entity, or any government or political subdivision or agency, department or instrumentality thereof.

          "Plan" shall mean any "employee pension benefit plan" (as defined in
           ----                  -----------------------------
Section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by Borrower or any of its Subsidiaries or by any trade or business, whether or not incorporated, which, together with Borrower or any Subsidiary, is under common control, as described in Section 414(b) or (c) of the Code.

          "Pledged Deposit Agreements" shall mean any and all Pledged Deposit
           --------------------------
Agreements entered into among the Agent, any Credit Party and any Credit Party's depository institution pursuant to Section 7.06 hereof, each substantially in the form of Exhibit O attached to the Prior 1992 Credit Agreement (or in such
            ---------
other form as is acceptable to the Agent), and any modification or replacement thereof or therefor.

          "Prime Rate" shall mean a per annum rate equal to the rate of interest
           ----------
announced from time to time by the Agent as its "prime rate", "prime lending rate", "base rate" or similar reference rate (with each change therein to be effective as of the date of such change). Each such rate announced by the Agent is a reference rate and does not necessarily represent the lowest or best rate actually charged by it to any customer. The Agent may make commercial loans or other loans at rates of interest at, above or below such reference rate. In the event the Agent ceases to use its "prime rate", "prime lending rate", "base rate" or similar reference rate as a standard, the Agent shall designate as a substitute therefor.

          "Prime Rate Advance" shall mean any Loans hereunder (or portion
           ------------------
thereof) which bear interest based on the Prime Rate.

          "Prior 1992 Credit Agreement" shall have the meaning given such term
           ---------------------------
in the preamble to this Agreement.

          "Prior 1994 Credit Agreement" shall have the meaning given such term
           ---------------------------
in the preamble to this Agreement.

          "Pro Rata Share" shall mean, when used with reference to any Lender
           --------------
and any described aggregate or total amount, an amount equal to the result obtained by multiplying such described aggregate or total amount by a fraction, the numerator of which shall be such Lender's Total Credit Commitments on such date and the denominator of which shall be the sum of Total

Credit Commitments of all of the Lenders on such date, and if the Credit Commitments of the Lenders have been terminated such term shall mean an amount equal to the result obtained by multiplying such described aggregate or total amount by a fraction, the numerator of which shall be the aggregate unpaid principal balance of the Obligations owing to such Lender on such date and the denominator of which shall be the aggregate unpaid principal balance of all of the Obligations owing to all of the Lenders as of such date.

          "Purchase Money Indebtedness" shall mean (i) Indebtedness for the
           ---------------------------
payment of all or any part of the purchase price of any fixed assets, (ii) any Indebtedness incurred for the sole purpose of financing or refinancing all or any part of the purchase price of any fixed assets, (iii) Capitalized Lease Obligations, and (iv) any renewals, extensions or refinancings thereof (but not any increases in the principal amounts thereof outstanding at that time), except that Purchase Money Indebtedness shall not include any unsecured current liabilities covered by Section 11.01(b) hereof or Capitalized Lease Obligations covered by Section 11.01(c) hereof.

          "Purchase Money Lien" shall mean a Lien upon fixed assets which
           -------------------
secures the Purchase Money Indebtedness relating thereto but only if such Lien shall at all times be confined solely to the fixed assets the purchase price of which was financed or refinanced through the incurrence of the Purchase Money Indebtedness secured by such Lien and only if such Lien secures solely such Purchase Money Indebtedness.

          "Real Estate Collateral" shall mean the real property, buildings other
           ----------------------
improvements and fixtures covered by the Real Estate Collateral Documents.

          "Real Estate Collateral Documents" shall mean the Georgia Security
           --------------------------------
Deeds and the California Deed of Trust.

          "Reimbursement Obligations" shall mean the Borrower's Obligations
           -------------------------
under Section 6.02 hereof to reimburse any and all Issuing Banks for any and all Drawings honored by them under any or all of the Letters of Credit, including without limitation, any and all interest which may accrue thereon.

          "Reportable Event" shall mean any of the events set forth in Section
           ----------------
4043(b) of ERISA.

          "Required Lenders" shall mean, at any time, Lenders holding, in the
           ----------------
aggregate, not less than sixty-six and two-thirds percent (66 2/3%) of the aggregate dollar amount of the Credit Commitments then in effect, and if the Credit Commitments of the Lenders have expired or have been terminated such term shall mean Lenders holding, in the aggregate, not less than sixty-six and two-thirds percent (66 2/3%) of the then aggregate unpaid principal balance of the Obligations then outstanding.

          "Requirement of Law" for any person shall mean the articles or
           ------------------
certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or a court or other governmental authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "Revolving Loan Period" shall mean the period which runs from the date
           ---------------------
of this Agreement until the Credit Expiration Date.

          "Revolving Loans" shall mean the Series A Revolving Loans and the
           ---------------
Series B Revolving Loans.

          "SEC" shall mean the Securities and Exchange Commission, or any
           ---
successor thereto.

          "Security" shall have the same meaning as in Section 2(1) of the
           --------
Securities Act of 1933, as amended.

          "Security Agreements" shall mean any and all Security Agreements now
           -------------------
or hereafter executed by the Borrower or any Guarantor in favor of the Agent pursuant to Section 7.06 or 10.10 hereof, each in the form of Exhibit C-1 or
                                                              -----------
Exhibit C-2 attached to the Prior 1992 Credit Agreement, respectively, and any
- -----------
modifications or replacements thereof or therefor.

          "Security Documents" shall mean, collectively, the Guaranty
           ------------------
Agreements, the Stock Pledge Agreements, the Security Agreements, the Pledged Deposit Agreements, the Real Estate Collateral Documents, the Intellectual Property Documents, the Agreement Regarding Security Documents, and each other guaranty, security or other collateral document, whether now existing or hereafter executed and delivered, guaranteeing or securing any or all of the Obligations.

          "Senior Funded Debt" shall mean, as of any particular date, Borrower's
           ------------------
Funded Debt excluding its Subordinated Debt.

          "Senior Funded Debt Ratio" shall mean, as of any particular date, the
           ------------------------
ratio (expressed as a percentage) of Borrower's Senior Funded Debt to its Total Capitalization as of such date.

          "Series A Revolving Loan Commitment" shall mean, at any time and for
           ----------------------------------
any Lender, the amount of its Series A Revolving Loan Commitment then in effect as shown on Annex I attached hereto and as such Credit Commitment may be
            -------
reduced, assigned or amended pursuant to Section 2.03, 14.05 or 14.08 hereof, respectively.

          "Series A Revolving Loan Commitment Fee Rate" shall mean the
           -------------------------------------------
applicable rate per annum set forth in Annex II attached hereto.
                                       --------

          "Series A Revolving Loan Commitment Fees" shall mean the fees required
           ---------------------------------------
to be paid by the Borrower pursuant to Section 7.04(a) hereof.

          "Series A Revolving Loan Notes" shall mean, collectively, the Series A
           -----------------------------
Revolving Loan Notes issued by the Borrower and payable to the order of each of the Lenders as evidence of the Series A Revolving Loans made by such Lender, each in the form of Exhibit A attached to this Agreement, and any extensions,
                    ---------
renewals, modifications or replacements thereof or therefor.

          "Series A Revolving Loans" shall mean the advances made by the Lenders
           ------------------------
to Borrower pursuant to Section 2.01 hereof.

          "Series B Revolving Loan Commitment" shall mean, at any time and for
           ----------------------------------
any Lender, the amount of its Series B Revolving Loan Commitment then in effect as shown on Annex I attached hereto and as such Credit Commitment may be
            -------
reduced, assigned or amended pursuant to Section 3.03, 14.05 or 14.08 hereof, respectively.

          "Series B Revolving Loan Commitment Fee Rate" shall mean the
           -------------------------------------------
applicable rate per annum set forth in Annex II attached hereto.
                                       --------

          "Series B Revolving Loan Commitment Fees" shall mean the fees required
           ---------------------------------------
to be paid by the Borrower pursuant to Section 7.04(b) hereof.

          "Series B Revolving Loan Notes" shall mean, collectively, the Series B
           -----------------------------
Revolving Loan Notes issued by the Borrower and payable to the order of each of the Lenders as evidence of the Series B Revolving Loans made by such Lender, each in the form of Exhibit B attached to this Agreement, and any extensions,
                    ---------
renewals, modifications or replacements thereof or therefor.

          "Series B Revolving Loans" shall mean the advances made by the Lenders
           ------------------------
to Borrower pursuant to Section 3.01 hereof.

          "Stated Amount" shall mean, with respect to each Letter of Credit and
           -------------
as of any particular date, the maximum aggregate amount then available for Drawing under such Letter of Credit.

          "Stock Pledge Agreements" shall mean any and all Stock Pledge
           -----------------------
Agreements now or hereafter executed by Borrower or any Subsidiary in favor of the Agent pursuant to Section 7.06 or 10.10 hereof, each in the form of Exhibit
                                                                        -------
D-1 or Exhibit D-2 attached to the Prior 1992 Credit Agreement, respectively,
- ---    -----------
and any modification or replacement thereof or therefor.

          "Subordinated Debt" shall mean any and all unsecured Indebtedness for
           -----------------
borrowed money of Borrower or any Subsidiary the payment of which is subordinated in writing to all Obligations on terms and conditions satisfactory in all respects to the Required Lenders, including without limitation with respect to interest rates, payment terms, maturities, amortization schedules, covenants, defaults, remedies and subordination provisions.

          "Subsidiary" means, as applied to Borrower, (a) any corporation of
           ----------
which 50% or more of the outstanding stock (other than directors' qualifying shares) having ordinary voting power to elect a majority of its board of directors (or other governing body), regardless of the existence at the time of a right of the holders of any class or classes (however designated) of securities of such corporation to exercise such voting power by reason of the happening of any contingency, or any partnership of which 50% or more of the outstanding partnership interests is, at the time, owned by Borrower or by one or more Subsidiaries of Borrower, and (b) any other entity which is controlled or capable of being controlled by Borrower, or by one or more Subsidiaries of Borrower.

          "Tangible Net Worth" shall mean, as of any particular date and with
           ------------------
respect to any particular Person, the Net Worth of such Person as of such date less all assets of such Person as of such date which should be classified as intangible assets under GAAP (including, without limitation, goodwill), all as determined on a consolidated basis.

          "Taxes" shall mean any present or future taxes, levies, imposts,
           -----
duties, fees, assessments, deductions, withholdings or other charges of whatever nature, including without limitation income, gross receipts, excise, property, sales, transfer, license, payroll, withholding, social security, and franchise taxes, now or hereafter imposed or levied by the United States of America or any state, local or foreign government or by any department, agency or other political subdivision or taxing authority thereof or therein and all interests, penalties, additions to tax, and other similar liabilities with respect thereto.

          "Term Loan Notes" shall mean, collectively, the Term Loan Notes
           ---------------
executed by the Borrower and payable to the order of each of the Lenders as evidence of the Term Loans made by such Lender, each in the form of Exhibit C
                                                                    ---------
attached to this Agreement, and any extensions, renewals, modifications or replacements thereof or therefor.

          "Terms Loans" shall mean the advances made by the Lenders to Borrower
           -----------
pursuant to Section 4.01 hereof

          "Total Capitalization" shall mean, as of any date, the sum of
           --------------------
Borrower's Funded Debt plus Borrower's Net Worth, all as determined on a consolidated basis.

          "Total Credit Commitments" shall mean, at any one time, the sum of all
           ------------------------
of the Lenders' Credit Commitments as in effect at such time (such sum initially being $100,000,000).

          "Total Liabilities" shall mean, as of any date, the amount at which
           -----------------
all of the liabilities of such Person should be shown in accordance with GAAP on a balance sheet of such Person at such date, all as determined on a consolidated basis (and which, in the case of the Borrower, shall include the Borrower's Indebtedness with respect to the Bonds and the other Bond Documents).

          "Total Series A Revolving Loan Commitments" shall mean, at any time,
           -----------------------------------------
the sum of all of the Lenders' Series A Revolving Loan Commitments as then in effect (such sum initially being $25,000,000).

          "Total Series B Revolving Loan Commitments" shall mean, at any time,
           -----------------------------------------
the sum of all of the Lenders' Series B Revolving Loan Commitments as then in effect (such sum initially being $75,000,000).

          "Treasury Securities Rate" shall mean, for any Interest Period, a rate
           ------------------------
per annum (rounded upwards to the nearest one-eighth of one percent, if necessary) equal to the yield to maturity implied by (i) the yield reported as of 10:00 a.m. (Atlanta time) on the second (2nd) Business Day immediately preceding the beginning of such Interest Period by Telerate (or such other quotation service as Agent may select from time to time) for actively traded United States Treasury securities having a maturity equal or substantially equal to the length of such Interest Period or (ii) if such yield shall not be reported as of such date or the yield reported as of such date shall not be ascertainable in the Agent's reasonable judgment, the Treasury Constant Maturity Series Yield reported, for the latest date for which such yield shall have been so reported as of the second (2nd) Business Day next preceding the beginning of such Interest Period, in Federal Reserve Statistical Release H.15(519) (or any comparable successor publication) for actively trading United States Treasury securities having a constant maturity equal or substantially equal to the length of such Interest Period, and in either of the above cases such implied yield shall be determined, if necessary, by converting United States Treasury bill quotations to bond equivalent yields in accordance with accepted financial practices.

          "Treasury Securities Rate Advance" shall mean any Term Loans hereunder
           --------------------------------
(or portion thereof) which bear interest based on the Treasury Securities Rate.

          "Verifiable EBITDA" shall mean, for any Person to be acquired by
           -----------------
Borrower and for any period, such Person's EBITDA for such period as shown on its audited or reviewed financial statements for its most recently ended fiscal year as adjusted for any reasonably anticipated reductions in compensation to such Person's owner or owners (or their replacements) from historical levels for such period to projected future levels for such owner or owners (or their replacements) based on Borrower's employment agreements with such owner or owners (or their replacements) or, in the absence of such agreements, Borrower's good faith estimates of such reductions.

          "Voting Stock" shall mean the securities of any class or classes of a
           ------------
corporation the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

          "Working Capital" shall mean, as of any particular date and which
           ---------------
respect to any particular Person, the amount by which the Current Assets of such Person as of such date exceed its Current Liabilities as of such date, all as determined on a consolidated basis.

          SECTION 1.02.  ACCOUNTING TERMS AND DETERMINATIONS.  Unless
                         -----------------------------------
otherwise defined or specified herein, all accounting terms shall be construed herein, all accounting determinations hereunder shall be made, all financial statements required to be delivered hereunder shall be prepared, and all financial records shall be maintained in accordance with GAAP, except that financial records of the Foreign Subsidiaries may be maintained in accordance with generally accepted accounting principles in effect from time to time in the jurisdiction of organization of such Foreign Subsidiaries; provided, however,
                                                           --------
that compliance with the financial covenants and calculations set forth in
Section 10.09 hereof, and in the definitions used in such covenants and calculations, shall be calculated, made and applied in accordance with GAAP and such generally accepted accounting principles in such foreign jurisdictions, as the case may be, as in effect on the date of this Agreement applied on a basis consistent with the preparation of the financial statements referred to in
Section 10.01.

          SECTION 1.03.  OTHER DEFINITIONAL CONVENTIONS.  The words "hereof",
                         ------------------------------
"herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Any pronoun used herein shall be deemed to cover all genders and all singular terms used herein shall include the plural and vice versa. Unless otherwise expressly indicated herein, all references herein to a period of time which runs "from" or "through" a particular date shall be deemed to include such date, and all references herein to a period of time which runs "to" or "until" a particular date shall be deemed to exclude such date.

                                  ARTICLE II.

                           SERIES A REVOLVING LOANS
                           ------------------------

          SECTION 2.01.  SERIES A REVOLVING LOAN COMMITMENTS; USE OF PROCEEDS.
                         ----------------------------------------------------

          (a) Subject to and upon the terms and conditions set forth in this Agreement, each Lender severally agrees, upon the Borrower's request, to advance to the Borrower, from time to time during the Revolving Loan Period, Series A Revolving Loans in an aggregate principal amount outstanding at any one time not to exceed such Lender's Series A Revolving Loan Commitment as in effect at such time; provided, however, that the Lenders shall not be obligated hereunder to
      --------
make Series A Revolving Loans if the aggregate outstanding principal balance of all of the Series A Revolving Loans plus the aggregate Stated Amount of all
                                    ----
outstanding Letters of Credit plus the aggregate outstanding principal amount of
                              ----
all the Reimbursement Obligations exceeds, or would exceed with the making of any Series A Revolving Loan, the Total Series A Revolving Loan Commitments as then in effect. The Borrower shall be entitled to repay and reborrow Series A Revolving Loans from time to time in accordance with the provisions of this Agreement.

          (b) The proceeds of the Series A Revolving Loans shall be used to finance the working capital and general corporate needs of the Borrower and its Subsidiaries not inconsistent with the terms of this Agreement and to finance Permitted Acquisitions. It is also contemplated that the proceeds of some of the Series A Revolving Loans shall be used to refinance the Borrower's Reimbursement Obligations with respect to the Letters of Credit pursuant to
Section 6.02(a) hereof or to refinance Cash Management Loans pursuant to Section
5.04 hereof.

          SECTION 2.02.  SERIES A SERIES A REVOLVING LOAN NOTES; REPAYMENT OF
                         ----------------------------------------------------
PRINCIPAL AND INTEREST.
- ----------------------

          (a) The Borrower's obligation to pay to each Lender the principal of and interest on the Series A Revolving Loans made by such Lender shall be evidenced by the records of the Agent and such Lender and by the Series A Revolving Loan Note payable to such Lender.

          (b) Accrued interest on the portion of each Lender's Series A Revolving Loans consisting of Prime Rate Advances shall be payable to such Lender in arrears on the first (1st) day of each calendar month, commencing with the month following the month in which such Lender's initial Series A Revolving Loan is made, and continuing to be due on the first (1st) day of each month thereafter, and accrued interest on the portion of each Lender's Series A Revolving Loans consisting of Fixed Rate Advances shall be payable to such Lender in arrears on the last day of each Interest Period applicable thereof and, in the case of any Fixed Rate Advance having an Interest Period in excess of three (3) months, on each day which occurs every three (3) months after the initial date of such Interest Period.

          (c) In addition to any principal reduction which may be required at any time under Section 2.03 hereof, and subject to any acceleration of maturity pursuant to Section 12.02 hereof, the aggregate principal balance of each Lender's Series A Revolving Loans shall be payable in full on the Credit Expiration Date.

          SECTION 2.03.  EXCESS SERIES A REVOLVING LOANS; REDUCTIONS IN SERIES
                         -----------------------------------------------------
A REVOLVING LOAN COMMITMENTS.
- ----------------------------

          (a) If at any time the sum of the aggregate outstanding principal amount of all of the Series A Revolving Loans plus the aggregate Stated Amount
                                              ----
of all outstanding Letters of Credit plus the aggregate outstanding principal
                                     ----
amount of all the Reimbursement Obligations shall exceed the Total Series A Revolving Loan Commitments as then in effect, Borrower shall immediately upon receipt of notice from the Agent or any Lender, or immediately upon the Borrower's otherwise acquiring notice thereof, repay such Loans or Reimbursement Obligations or cause the early termination of such Letters of Credit to the extent necessary to eliminate such excess or, if such payment or cancellation does not eliminate such excess, cause to be deposited with the Agent Cash Collateral in an amount and of a type satisfactory to the Agent and in which the Agent is granted a first-priority Lien (for the benefit of the Lenders) to secure the Obligations pursuant to documentation in form and substance satisfactory to the Agent.. If at any time the aggregate outstanding principal balance of the Series A Revolving Loans plus the aggregate Stated Amount of all
                                        ----
outstanding Letters of Credit plus the aggregate outstanding principal amount of
                              ----
all the Reimbursement Obligations shall exceed the Total Series A Revolving Loan Commitments as then in effect, such excess shall nevertheless constitute Obligations that are evidenced by the Credit Documents, guaranteed by the Guaranty Agreements, secured by the Collateral and otherwise entitled to all benefits and security of this Agreement and the other Credit Documents.

          (b) Upon at least sixty (60) days' prior written notice to the Agent and each Lender, Borrower may, at its option at any time during the Revolving Loan Period, terminate the Series A Revolving Loan Commitments of all Lenders in full or reduce all of the Lenders' Series A Revolving Loan Commitments in increments of $500,000; provided, however, that (i) the amount of any such
                        --------
partial reduction shall be applied to all of the Lenders' Series A Revolving Loan Commitments based on each Lenders' Pro Rata Share of all of the Total Series A Revolving Loan Commitments, (ii) the sum of the aggregate outstanding principal balance of all of the Series A Revolving Loans, plus the aggregate outstanding principal balance of the Reimbursement Obligations plus the aggregate Stated Amount of all outstanding Letters of Credit shall not exceed the reduced amount of the Total Series A Revolving Loan Commitments after giving effect to any such termination or reduction (and, in either case, Borrower shall immediately prepay such Loans, pay any Reimbursement Obligations, cause the cancellation of Letters of Credit or deposit Cash Collateral with the Agent to the extent necessary to eliminate any such excess), (iii) if any such termination or reduction would require that any Fixed Rate Advance be prepaid prior to the end of its then-current Interest Period, Borrower shall pay any additional amount due under Section 7.05(e)(iii) hereof, and (iv) any such termination or reduction shall be irrevocable. In the event any such termination or reduction is made by Borrower in accordance with this Section, the Agent will issue to the Borrower and each Lender a revised Annex I to this Agreement
                                                -------
reflecting such termination or reduction, which revised Annex I shall supersede
                                                        -------
and replace the prior version thereof and shall be substituted by each party in lieu thereof.

                                  ARTICLE III.

                           SERIES B REVOLVING LOANS
                           ------------------------

          SECTION 3.01.  SERIES B REVOLVING LOAN COMMITMENTS; USE OF PROCEEDS.
                         ----------------------------------------------------
          (a) Subject to and upon the terms and conditions set forth in this Agreement, each Lender severally agrees, upon the Borrower's request, to advance to the Borrower, from time to time during the Revolving Loan Period, Series B Revolving Loans in an aggregate principal amount outstanding at any one time not to exceed such Lender's Series B Revolving Loan Commitment as in effect at such time; provided, however, that the Lenders shall not be obligated hereunder to
      --------
make Series B Revolving Loans if the sum of the aggregate outstanding principal balance of all of the Series B Revolving Loans plus the aggregate outstanding
                                               ----
principal balance of the Term Loans exceeds, or would exceed with the making of such Series B Revolving Loans, the Total Series B Revolving Loan Commitments as then in effect. The Borrower shall be entitled to repay and reborrow Series B Revolving Loans from time to time in accordance with the provisions of this Agreement.

          (b) The proceeds of the Series B Revolving Loans shall be used to finance the working capital and general corporate needs of the Borrower and its Subsidiaries not inconsistent with the terms of this Agreement and to finance Permitted Acquisitions. It is also contemplated that the proceeds of some of the Series B Revolving Loans shall be used to refinance the Borrower's Reimbursement Obligations with respect to the Letters of Credit pursuant to Section 6.02(a) hereof or to refinance Cash Management Loans pursuant to Section 5.04 hereof.

     SECTION 3.02.  SERIES B REVOLVING LOAN NOTES; REPAYMENT OF PRINCIPAL AND
                    ---------------------------------------------------------
INTEREST.
- --------

          (a) The Borrower's obligation to pay to each Lender the principal of and interest on the Series B Revolving Loans made by such Lender shall be evidenced by the records of the Agent and such Lender and by the Series B Revolving Loan Note payable to such Lender.

          (b) Accrued interest on the portion of each Lender's Series B Revolving Loans consisting of Prime Rate Advances shall be payable to such Lender in arrears on the first (1st) day of each calendar month, commencing with the month following the month in which such Lender's initial Series B Revolving Loan is made, and continuing to be due on the first (1st) day of each month thereafter, and accrued interest on the portion of each Lender's Series B Revolving Loans consisting of Fixed Rate Advances shall be payable to such Lender in arrears on the last day of each Interest Period applicable thereto and, in the case of any Fixed Rate Advance having an Interest Period in excess of three (3) months, on each day which occurs every three (3) months after the initial date of such Interest Period.

          (c) In addition to any principal reduction which may be required at any time under Section 3.03 hereof, and subject to any acceleration of maturity pursuant to Section 12.02 hereof, the aggregate principal balance of each Lender's Series B Revolving Loans which have not been refinanced by Term Loans pursuant to Section 4.01 below shall be payable in full on the Credit Expiration Date.

          SECTION 3.03.  EXCESS SERIES B REVOLVING LOANS; REDUCTIONS IN SERIES B
                         -------------------------------------------------------
REVOLVING LOAN COMMITMENTS.
- --------------------------

          (a) If at any time the sum of the aggregate outstanding principal amount of all of the Series B Revolving Loans plus the aggregate outstanding
                                              ----
principal balance of all of the Term Loans shall exceed the Total Series B Revolving Loan Commitments as then in effect, Borrower shall immediately upon receipt of notice from the Agent or any Lender, or immediately upon the Borrower's otherwise acquiring notice thereof, repay such of the Series B Revolving Loans or the Term Loans as is necessary to eliminate such excess. If at any time the aggregate outstanding principal balance of the Series B Revolving Loans plus the aggregate outstanding principal balance of all of the
                ----
Term Loans should exceed the Total Series B Revolving Loan Commitments then in effect, such excess shall nevertheless constitute Obligations that are evidenced by the Credit Documents, guaranteed by the Guaranty Agreements, secured by the Collateral and otherwise entitled to all benefits and security of this Agreement and the other Credit Documents.

          (b) Upon at least sixty (60) days' prior written notice to the Agent and each Lender, Borrower may, at its option at any time during the Revolving Loan Period, terminate the Series B Revolving Loan Commitments of all Lenders in full or reduce all of the Lenders' Series B Revolving Loan Commitments in increments of $500,000; provided, however, that (i) the amount of any such
                        --------
partial reduction shall be applied to all of the Lenders' Series B Revolving Loan Commitments based on each Lenders' Pro Rata Share of all of the Total Series B Revolving Loan

Commitments, (ii) the sum of the aggregate outstanding principal balance of all of the Series B Revolving Loans plus the aggregate outstanding principal balance
                                ----
of all of the Term Loans shall not exceed the reduced amount of the Total Series B Revolving Loan Commitments after giving effect to any such termination or (and Borrower shall immediately prepay the Series B Revolving Loans or the Term Loans to the extent necessary to eliminate any such excess), (iii) if any such termination or reduction would require that any Fixed Rate Advance be prepaid prior to the end of its then-current Interest Period, Borrower shall pay any additional amount due under Section 7.05(e)(iii) hereof, and (iv) any such termination or reduction shall be irrevocable. In the event any such termination or reduction is made by Borrower in accordance with this Section, the Agent will issue to the Borrower and each Lender a revised Annex I to this Agreement
                                                -------
reflecting such termination or reduction, which revised Annex I shall supersede
                                                        -------
and replace the prior version thereof and shall be substituted by each party in lieu thereof.

                                  ARTICLE IV.

                                  TERM LOANS
                                  ----------

          SECTION 4.01.  TERM LOANS; USE OF PROCEEDS.
                         ---------------------------

          (a) Subject to and upon the terms and conditions set forth in this Agreement, each Lender severally agrees, upon the Borrower's request, to advance to the Borrower, from time to time during the Revolving Loan Period, Term Loans in order to term-out any then outstanding Series B Revolving Loans; provided,
                                                                    --------
however, that (i) the Lenders shall not be obligated hereunder to make any Term Loans if, after giving effect to the making of such Term Loans, the sum of the aggregate outstanding principal balance of all of the Term Loans plus the
                                                                 ----
aggregate outstanding principal balance of all of the Series B Revolving Loans exceeds the Total Series B Loan Commitments as then in effect, (ii) the Term Loans requested by Borrower on any given day must equal $10,000,000 (or a greater integral multiple of $1,000,000 thereof) in aggregate principal amount for all of the Lenders combined, and (iii) the Series B Revolving Loans to be refinanced by any Term Loans may not be Multicurrency Advances.

          (b) The proceeds of the Term Loans shall be used solely to refinance Series B Revolving Loans.

          (c) At the time Borrower requests any Term Loans hereunder, Borrower shall specify in writing to the Agent the scheduled term for such Term Loans, which term may not exceed forty-eight (48) months from the date such Loans are made. The maturity date for a Term Loan shall be the maturity date set forth in the Term Loan Note evidencing such Term Loan.

          SECTION 4.02.  TERM LOAN NOTES; REPAYMENT OF PRINCIPAL AND INTEREST.
                         ----------------------------------------------------

          (a) The Borrower's obligation to pay to each Lender the principal and interest on each Term Loan made by such Lender shall be evidenced by the records of the Agent and such Lender and by the Term Loan Note relating to such Term Loan which shall be executed and delivered by the Borrower and received by such Lender before such Lender is obligated to make such Term Loan. Each such Term Loan Note shall be in the form of Exhibit C attached hereto and shall be (i)
                                  ---------
dated as of the date of such Term Loan, (ii) payable to such Lender in an original stated principal amount equal to such Term Loan, and (iii) payable in substantially equal monthly installments of principal over the term of such Term Loan as specified by the Borrower pursuant to Section 4.01(c) above, but in each case the final payment of principal on such Term Loan shall be in an amount equal to its entire remaining unpaid principal balance.

          (b) Accrued interest on the portion of each Lender's Term Loans consisting of Prime Rate Advances shall be payable to such Lender in arrears on the first (1st) day of each calendar month, commencing with the month following the month in which such Lender's initial Term Loan is made, and continuing to be due on the first (1st) day of each month thereafter, and accrued interest on the portion of each Lender's Term Loans consisting of Fixed Rate Advances shall be payable to such Lender in arrears on the last day of each Interest Period applicable thereto and, in the case of any Fixed Rate Advance having an Interest Period in excess of three (3) months, on each day which occurs every three (3) months after the initial date of such Interest Period. Accrued interest on each Term Loan also shall be payable on the final maturity date thereof specified in the Term Loan Note evidencing the same.

          SECTION 4.03.  MODIFICATION OF SECURITY DOCUMENTS. The Lenders'
                         ----------------------------------
obligations hereunder to make any Term Loans also shall be subject to the Agent's prior receipt, in form and substance satisfactory to it and to the extent requested by the Agent at the direction of the Required Lenders, of such modifications of the Security Documents as the Agent may deem necessary or appropriate in order to maintain the Agent's first-priority Liens on the Collateral to secure such Term Loans together with the Agent's receipt of such binding endorsements of any existing mortgagee title insurance policies which the Agent may then hold with respect the Real Estate Collateral as the Agent may deem necessary or appropriate in order to increase the coverage of such insurance to cover such Term Loans and in order the advance the effective date of such title insurance through the date of such Term Loans together with the Agent's receipt of payment from the Borrower of all costs (including, without limitation, reasonable attorney's fees, recording taxes, intangible taxes, stamp taxes, documentary taxes, and title insurance costs) as the Agent incurs in connection with such modifications of the Security Documents.

                                  ARTICLE V.

                             CASH MANAGEMENT LOANS
                             ---------------------

          SECTION 5.01.  CASH MANAGEMENT LOANS; USE OF PROCEEDS, ETC..
                         ---------------------------------------------

          (a) For the convenience of the parties and as an integral part of the transactions contemplated hereby, and subject to and upon the terms and conditions set forth in this Agreement, the Cash Management Lender may in its discretion make, from time to time during the Revolving Loan Period and upon the Borrower's request, Cash Management Loans to the Borrower in an aggregate principal amount outstanding at any one time not to exceed the lesser of (i) the Cash Management Loan Limit as in effect at such time or (ii) the sum of the Cash Management Lender's unused Credit Commitments as in effect at such time.

          (b) The proceeds of the Cash Management Loans shall be used for the same purposes for which Borrower could obtain Revolving Loans hereunder.

          SECTION 5.02.  CASH MANAGEMENT LOAN NOTE; REPAYMENT OF PRINCIPAL AND
                         -----------------------------------------------------
INTEREST.
- --------

          (a) The Borrower's obligation to pay the Cash Management Lender the principal of and interest on the Cash Management Loans shall be evidenced by the records of such Lender and by the Cash Management Loan Note payable to such Lender.

          (b) Accrued interest on the Cash Management Loans shall be payable to the Cash Management Lender in arrears on each Cash Management Loan Settlement Date and also shall be payable to the Cash Management Lender on the Credit Expiration Date.

          (c) In addition to any principal reduction which may be required at any time under Section 2.03 hereof, and subject to any acceleration of maturity pursuant to Section 12.02 hereof, the aggregate outstanding principal balance of the Cash Management Loans shall be due and payable in full on the earlier of (i) each Cash Management Loan Settlement Date and (ii) the Business Day which immediately precedes the Credit Expiration Date.

          SECTION 5.03.  EXCESS CASH MANAGEMENT LOANS.  If at any time the
                         ----------------------------
aggregate outstanding principal amount of all of the Cash Management Loans shall exceed the lesser of the amount of the Cash Management Loan Limit then in effect or the sum of the Cash Management Lender's unused Credit Commitments as then in effect, the Borrower shall immediately upon receipt of notice thereof from the Agent or any Lender, or immediately upon the Borrower's acquiring actual knowledge thereof, prepay the Cash Management Loans to the extent necessary to eliminate such excess. If at any time the aggregate outstanding principal balance of the Cash Management Loans should exceed the lesser of the Cash Management Loan Limit then in effect or the sum of the Cash Management Lender's unused Credit Commitments as then in effect, such excess shall nevertheless constitute Obligations that are evidenced by the Credit Documents, secured by the Collateral, guaranteed by the Guaranty Agreements, and otherwise entitled to all benefits and security of this Agreement and the other Credit Documents.


          SECTION 5.04.  REFINANCINGS OF CASH MANAGEMENT LOANS.  If and to the
                         -------------------------------------
extent that any Cash Management Loan is not repaid when due, or if required by the Cash Management Lender upon the occurrence of any Event of Default, and notwithstanding any other provisions of this Agreement to the contrary, there shall occur a deemed request by the Borrower for a deemed disbursement by all of the Lenders of Series A Revolving Loans or Series B Revolving Loans (according to each Lender's respective Pro Rata Share thereof and with such Loans to be made, first, as Series A Revolving Loans to the extent of such Lender's unused Series A Revolving Loan Commitment, and then as Series B Revolving Loans if the Series B Revolving Loan Commitments are still in effect) equal to the aggregate principal balance of the Cash Management Loans then outstanding and properly made in accordance with the terms and conditions of this Agreement, and each Lender (other than the Cash Management Lender) shall pay to the Cash Management Lender, upon request therefor by and for the account of the Cash Management Lender, an amount equal to the principal amount of the then-outstanding Cash Management Loans multiplied by such Lender's Pro Rata Share. If such request is made by the Cash Management Lender by 12:30 p.m. (Eastern Time) on any Business Day, each other Lender's payment thereof shall be made to the Cash Management Lender in immediately available funds by 1:30 p.m. (Eastern Time) on the same Business Day (or, in the case of Fleming only, by 1:30 p.m. (Eastern Time) on the first (1st) Business Day thereafter in the event Fleming is a Lender hereunder), and if such payment is not in fact made available to the Cash Management Lender by any Lender by such deadline, the Cash Management Lender shall be entitled to recover such amount on demand from such Lender together with interest thereon until so received at the Federal Funds Rate.

                                  ARTICLE VI.

                               LETTERS OF CREDIT
                               -----------------


          SECTION 6.01.  AMOUNTS, TERMS AND ISSUANCE OF LETTERS OF CREDIT.
                         ------------------------------------------------

          (a) The Agent shall, on the terms and subject to the conditions herein set forth, from time to time during the Revolving Loan Period (but in no event later than the 30th day prior to the Credit Expiration Date), issue for the account of Borrower Letters of Credit having an aggregate Stated Amount at any one time which does not exceed the Letter of Credit Limit then in effect; provided, however, that (i) if mutually agreeable to Borrower, the Agent and
- --------
another Lender, such other Lender may be the Issuing Bank with respect to any Letter of Credit, (iii) the Agent's and the other Lenders' obligations hereunder to issue the Letters of Credit may be terminated by the Agent (with the consent of the Required Lenders) upon the occurrence of an Event of Default in accordance with the terms of Section 12.02 hereof, (iii) each Letter of Credit must be in form and substance satisfactory to Borrower, the Agent and the Issuing Bank (if other than the Agent) and must expire no later than thirty (30) days prior to the Credit Expiration Date (other than the Bond Letter of Credit which shall expire no later than June 1, 2000), (iv) the proceeds of each Letter of Credit may be used only for a purpose for which Borrower could obtain a Series A Revolving Loan hereunder, (v) the Bond Letter of Credit and all Letters of Credit issued by the Agent under the Prior 1992 Credit Agreement or the Prior 1994 Credit Agreement and which are still outstanding as of the date of this Agreement shall be deemed to have been issued by the Agent hereunder and shall be deemed to be Letters of Credit hereunder, and (vi) no Letter of Credit shall be issued if, after giving effect to such issuance, the sum of the aggregate Stated Amount of all Letters of Credit then outstanding plus the aggregate
                                                        ----
principal amount of all Series A Revolving Loans and all Reimbursement Obligations then outstanding would exceed the Total Series A Revolving Loan Commitments then in effect.

          (b) Whenever Borrower desires to request a Letter of Credit, it shall give the Agent and the Issuing Bank (if other than the Agent) prior written notice (or telephonic notice if promptly confirmed in writing) of such request (a "Letter of Credit Request"), such Letter of Credit Request to be given prior
    ------------------------
to 11:30 a.m. (Eastern Time) not less than five (5) Business Days prior to the requested Date of Issuance of such Letter of Credit. Each Letter of Credit Request shall be irrevocable and shall include (i) the form of the Letter of Credit which the Borrower requests to be so issued and (ii) such other information and documents regarding such Letter of Credit and any underlying transactions as the Agent or any Lender may reasonably request. The Agent shall promptly notify each other Lender, by telephone or telecopy, of its receipt of each Letter of Credit Request.

          (c) On or before the Date of Issuance of each Letter of Credit, Borrower shall pay to the Agent the Letter of Credit Fee for such Letter of Credit required under Section 7.04(c) below.

          SECTION 6.02. REIMBURSEMENT OBLIGATIONS.
                        -------------------------

          (a) Upon receipt by the Issuing Bank of a Drawing under any Letter of Credit, the Issuing Bank shall promptly notify the Borrower and the Agent (if the Agent is not the Issuing Bank) of the amount of such Drawing and the date on which the payment thereof is to be made by the Issuing Bank to the beneficiary of such Letter of Credit (but the Issuing Bank's failure to give any such notice shall not affect the Borrower's Reimbursement Obligations hereunder). The Borrower agrees to reimburse the Issuing Bank for the amount of each Drawing made under or purported to be made under any Letter of Credit which is paid by the Issuing Bank, which reimbursement shall be made in full at or prior to the time the Issuing Bank pays such Drawing (but, in the event the Issuing Bank fails to give the Borrower the aforesaid prior notice of its intended payment of any Drawing, such reimbursement shall not be due until the Issuing Bank gives the Borrower notice of such payment of such Drawing). Forthwith upon its receipt of any such notice from the Issuing Bank of a Drawing under any Letter of Credit, the Borrower shall advise the Agent whether or not the Borrower intends to request a Revolving Loan pursuant to Section 2.01 or 3.01 hereof to finance its Reimbursement Obligations with respect to such Drawing. In the event the Borrower fails to so advise the Agent with respect to any particular Drawing within one (1) Business Day after the date it receives notice of such Drawing, the Borrower shall be deemed to have requested that Revolving Loans be made hereunder in order to pay its Reimbursement Obligations with respect to such Drawing (with such Loans to be made, first, as Series A Revolving Loans to the extent of the Lenders' unused Series A Revolving Loan Commitments, and then as Series B Revolving Loans if the Series B Revolving Loan Commitments are still in effect). The Borrower acknowledges and agrees that its reimbursement in full for each Drawing paid by the Issuing Bank under a Letter of Credit is intended to be a contemporaneous exchange for new value given to the Borrower by such Issuing Bank, the Agent and the Lenders.

          (b) Borrower's Reimbursement Obligations hereunder with respect to any particular Letter of Credit shall be evidenced by the Issuing Bank's records and absent manifest error shall be absolute, unconditional and irrevocable, and such reimbursement shall be made strictly in accordance with the terms and conditions of this Agreement under all circumstances whatsoever, including, without limitation, the following circumstances: (i) any lack of validity or enforceability of the transactions contemplated by or related to such Letter of Credit or any other Letter of Credit; (ii) any amendment or waiver of or consent to depart from all or any of the terms of the transactions contemplated by or related to such Letter of Credit or any other Letter of Credit; (iii) the existence of any claim, set-off, defense or other right which the Borrower may have at any time against such Issuing Bank, the Agent, any Lender, any Letter of Credit beneficiary, or any other Person, whether in connection with this Agreement or the transactions contemplated herein, any Letter of Credit or the transactions contemplated thereby or any unrelated transactions; or (iv) the fact that any draft, affidavit, letter, certificate, invoice, bill of lading or other document presented under or delivered in connection with such Letter of Credit or any other Letter of Credit proves to have been forged, fraudulent, invalid or insufficient in any respect or any statement therein proves to have been untrue or incorrect in any respect.

          SECTION 6.03.  INCREASED COST.  If the introduction after the date of
                         --------------
this Agreement of any law or regulation, or any change after the date of this Agreement in a law or regulation or any interpretation thereof by any court or administrative, banking or governmental authority charged or claiming to be charged with the administration thereof applicable to the Agent or any Lender shall (i) impose, modify or make applicable any reserve, special deposit, deposit insurance premium, or other similar requirement against any of the Letters of Credit or any of the Letter of Credit Interests therein purchased by the Lenders, (ii) impose on the Agent or any Lender any other condition regarding this Agreement, any Letter of Credit, or any Letter of Credit Interest, or (iii) subject the Agent or any Lender to any Taxes (other than taxes based on gross revenues or income) of any kind whatsoever, and the result of any event referred to in clause (i), (ii) or (iii) above shall be to increase the cost to the Agent or any Lender of issuing or maintaining any Letter of Credit or Letter of Credit Interest hereunder (which increased cost shall be the result of a reasonable allocation of the aggregate of such cost increases resulting from such events), or to reduce the amount of principal, interest or any fee or other compensation to be paid to the Agent or any Lender under this Agreement, then, within ten (10) days after demand for payment by the Agent, the Borrower shall pay the Agent for itself or on account of such other Lender, from time to time as specified by the Agent, additional amounts which shall be sufficient to compensate the Agent or such Lender for such increased cost or such reduction. A certificate of the Agent or such Lender setting forth in reasonable detail such increased costs or such reduction incurred by the Agent or such Lender as a result of any event referred to in clause (i), (ii) or (iii) above which may be submitted by the Agent or such Lender to the Borrower shall be conclusive, in the absence of manifest error, as to the amount thereof, and each such certificate shall set forth the nature of the occurrence giving rise to such compensation, the additional amount to be paid hereunder on account thereof, and the method by which such amount was determined. In determining such amount, the Agent or any Lender may use reasonable averaging and attribution methods. The obligations of the Borrower under this Section shall survive any termination of this Agreement.

          SECTION 6.04.  LEGAL RESTRICTIONS ON LETTERS OF CREDIT.  If any
                         ---------------------------------------
restrictions or limitations are imposed upon or determined or held to be applicable to the Agent, any Lender, the Borrower or any other Credit Party by, under or pursuant to any law or regulation, whether federal, state, local or foreign and whether now or hereafter in effect, or by reason of any interpretation thereof by any Court or any governmental agency, which in the judgment of the Agent would prevent the Agent from legally incurring liability under any Letter of Credit, then the Agent shall notify the Borrower and each other Lender as soon as reasonably practical thereafter, whereupon the Borrower's right to request and obtain additional Letters of Credit thereafter shall cease; provided, however, that no such cessation shall affect the
             --------
Borrower, the Agent or any Lender's obligations hereunder with respect to any and all Letters of Credit then issued and outstanding.

          SECTION 6.05.  INDEMNIFICATION.  In addition to any other amounts
                         ---------------
payable by the Borrower to the Agent or any of the Lenders under this Agreement and without limiting any other indemnification provisions set forth herein, the Borrower hereby agrees to indemnify each of the Agent and the Lenders from and to hold such Persons harmless against any and all claims, liabilities, losses, costs and expenses (including, without limitation, attorney's fees and expenses) which the Agent or any Lender may (other than as a result of the gross negligence or willful misconduct of the Agent or such Lender or the Issuing Bank's wrongful failure to honor its obligations under any Letter of Credit in accordance with the terms thereof) incur or be subject to as a consequence, directly or indirectly, of (i) the issuance of or payment of or failure to pay under any Letter of Credit or (ii) any suit, investigation, or proceeding as to which the Agent or any Lender is or may become a party as a consequence, directly or indirectly, of any Issuing Bank's issuance or payment of or failure to pay under any Letter of Credit. The obligations of the Borrower under this Section shall survive any termination of this Agreement.


          SECTION 6.06.  NATURE OF AGENT'S AND LENDERS' DUTIES.  The Borrower
                         -------------------------------------
hereby assumes all risks of the acts, omissions or misuse of each Letter of Credit by the beneficiary of such Letter of Credit, and in connection therewith, neither the Agent nor any Lender shall be responsible: (i) for the validity, sufficiency, genuineness or legal effect of any document submitted in connection with the application for or issuance of or the making of any Drawing under any Letter of Credit that appears on its face to the Issuing Bank involved to be proper, even if it should in fact prove to be in any respect invalid, insufficient, inaccurate, untrue, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or any rights or benefits thereunder or any proceeds thereof, in whole or in part, that appears on its face to the Issuing Bank involved to be proper, even if it should prove to be invalid or ineffective for any reason; (iii) for the failure of any beneficiary of any Letter of Credit to comply fully with the conditions required in order to effect a Drawing thereunder; (iv) for any errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, telecopy, telex or otherwise;
(v) for any loss or delay in the transmission or otherwise of any document or draft required in order to make a Drawing under any Letter of Credit; or (vi) for any consequences arising from causes beyond the control of the Issuing Bank involved. In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Agent or any Lender under or in connection with any Letter of Credit or any related certificates, drafts or other documents if taken or omitted in good faith and in accordance with the terms of the Issuing Bank's obligations under such Letter of Credit and in the absence of gross negligence or willful misconduct on the part of such Issuing Bank shall be binding upon the Borrower and shall not result in any liability of the Agent or any Lender to the Borrower.

          SECTION 6.07.  PURCHASE AND SALE OF PARTICIPATION INTERESTS IN LETTERS
                         -------------------------------------------------------
OF CREDIT.
- ---------

          (a) Subject to the terms and conditions of this Agreement, and with respect to any Letter of Credit issued or deemed issued under this Agreement, each Lender (other than the Lender which is the Issuing Bank with respect to such Letter of Credit) hereby purchases from the Issuing Bank and such Issuing Bank hereby sells to each such other Lender, an undivided risk participation and ownership interest (herein called a "Letter of Credit Interest") in and to such
                                     -------------------------
Letter of Credit and the Reimbursement Obligations and all other Obligations relating to such Letter of Credit, in each case equal to such other Lender's Pro Rata Share; provided, however, that any interest accruing with respect to any
            --------
Drawing paid by the Issuing Bank under such Letter of Credit shall be for the account of such Issuing Bank, and not for the account of any other Lender, unless and until such Issuing Bank shall have received funds from such other Lender in an amount equal to such other Lender's Pro Rata Share of such Drawing pursuant to paragraph (b) below. The parties hereto acknowledge and agree that upon payment by any Lender of its Pro Rata Share of any Drawing paid by the Issuing Bank under any Letter of Credit: (i) such Lender will have an undivided ownership interest in the Borrower's Reimbursement Obligations with respect thereto, including interest accruing thereon, in the amount of such Lender's Pro Rata Share thereof; (ii) such Lender will be a direct creditor of the Borrower and not of the Issuing Bank with respect to its Letter of Credit Interest; (iii) such Lender's Letter of Credit Interest will constitute part of the Obligations of the Borrower to such Lender and will be secured by all of the Collateral pursuant to the Security Documents and will be guaranteed by all of the Guarantors pursuant to the Guaranty Agreements; and (iv) such Lender may exercise all of its rights of payment (including without limitation any set-off rights against any deposit accounts of the Borrower with such Lender) with respect to its Letter of Credit Interest. It is expressly understood and agreed by all of the parties hereto that the transactions contemplated by this Section
6.07 are sales and purchases of undivided risk participation and ownership interests in the Letters of Credit, the Reimbursement Obligations and other related Obligations in consideration for each Lender's payments to the Issuing Bank as provided herein, and the parties hereto further agree that such sales and purchases shall not constitute loans by any Lender to the Issuing Bank or sales of securities to any Lender by the Issuing Bank within the meaning of any federal or state securities laws, and that any such sales and purchases shall not result in the creation of any fiduciary relationship between any Lender and the Issuing Bank. It is further understood and agreed that each Lender shall look only to the Borrower, the other Credit Parties, and the Collateral for the payment of its Letter of Credit Interest.

          (b) In the event the Borrower fails to pay to any Issuing Bank all of its Reimbursement Obligations with respect to any Drawing paid by the Agent under any Letter of Credit issued by such Issuing Bank and in the further event that Loans cannot be made hereunder in order to finance such payment, the Agent shall give each Lender notice by telephone or telecopy of such facts and each Lender shall, by no later than 1:30 p.m. (Eastern Time) on the first (1st) Business Day after its receipt of said notice pay to the Issuing Bank the amount of such Lender's Pro Rata Share of such Drawing.

          (c) If any Lender shall make a payment to the Issuing Bank for such Lender's Pro Rata Share of a Drawing under any Letter of Credit issued by such Issuing Bank and such Issuing Bank or the Agent shall thereafter receive payment of the Borrower's Reimbursement Obligations for all or any part of such amount, such Issuing Bank or the Agent shall hold any amount so received in trust for the Agent and such Lender and shall promptly pay such Lender its Pro Rata Share of such amount. Any interest accrued on any Reimbursement Obligations and received by the Agent or another Issuing Bank shall be held by the Agent or such other Issuing Bank in trust for the Agent and those Lenders who have paid their Pro Rata Shares of such Reimbursement Obligations and shall be promptly distributed to such Lenders in accordance with the terms of this Section 6.07. Notwithstanding anything herein to the contrary, the Agent or another Issuing Bank shall be obligated to remit payments hereunder to the Lenders with respect to the Reimbursement Obligations only if and to the extent that the Agent or such other Issuing Bank actually receives such payments on account of the Reimbursement Obligations from or on behalf of the Borrower or any of the other Credit Parties or from the proceeds of any of the Collateral. Any payments of principal, interest or Letter of Credit Fees received in connection with the Letters of Credit or the Reimbursement Obligations shall be shared pro rata among the Agent and the Lenders based upon each such party's respective Pro Rata Share at such time.

          (d) If any payment made by the Agent or another Issuing Bank to any Lender pursuant to this Section 6.07 is returned or repaid by the Agent or such other Issuing Bank or must otherwise be returned by the Agent or such other Issuing Bank for any reason (whether with or without interest), such Lender will, upon notice from the Agent or such other Issuing Bank, forthwith pay over to the Agent or such other Issuing Bank its share of the amount so returned or repaid by the Agent or such other Issuing Bank, whether such amount constitutes principal, interest, fees or any other amount. Moreover, if for any reason the Agent or another Issuing Bank makes any payment to any Lender under this Section
6.07 before receiving the corresponding amount of the Reimbursement Obligations or the Letter of Credit Fees, and if the corresponding payment is not received by the Agent or such other Issuing Bank from or on behalf of the Borrower within one (1) Business Day after such payment to a Lender, such Lender will, upon request by the Agent or such other Issuing Bank, promptly return to the Agent or such other Issuing Bank such payment (together with interest on such amount from the date paid by the Agent or such other Issuing Bank to such Lender until returned by such Lender at the Federal Funds Rate).

          (e) No Lender shall be responsible for any default by any other Lender in its obligations hereunder to make payments to the Agent or another Issuing Bank on account of such other Lender's Letter of Credit Interest, and each Lender shall be obligated to make the payments required to be made by it to the Agent or another Issuing Bank hereunder on account of its Letter of Credit Interest regardless of the failure of any other Lender to fulfill its obligations hereunder. To the extent that an Issuing Bank is not reimbursed and indemnified by the Borrower pursuant to Section 6.05 above, the other Lenders will reimburse and indemnify such Issuing Bank, ratably according to their respective Pro Rata Shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, actually incurred by or asserted against such Issuing Bank in performing its duties under any

Letter of Credit issued by such Issuing Bank, or in any way relating to or arising out of any such Letter of Credit; provided, however, that no Lender
                                          --------
shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Issuing Bank's gross negligence or willful misconduct.

                                  ARTICLE VII.

                             GENERAL CREDIT TERMS
                             --------------------

          SECTION 7.01.  REQUESTS FOR AND DISBURSEMENTS OF LOANS.
                         ---------------------------------------

          (a) Whenever Borrower desires to request any Loan hereunder (other than a Cash Management Loan), it shall give the Agent prior written or telecopied notice (or telephonic notice promptly confirmed in writing or by telecopy) of such request (a "Notice of Borrowing"), such Notice of Borrowing to
                              -------------------
be given prior to 11:30 a.m. (Eastern Time) on the Business Day on which Borrower desires to obtain such Loan; provided that (i) the Loans of a
                                      --------
particular type requested by Borrower on any given day (other than Cash Management Loans) must equal or exceed $500,000 in aggregate principal amount,
(ii) Borrower shall be required to give Agent three (3) Business Days' prior notice if it wishes to borrow hereunder at an Adjusted LIBOR-based interest rate, and (iii) Borrower shall be required to give Agent ten (10) Business Days' prior notice if it wishes to borrow hereunder at a Treasury Securities Rate-based Interest Rate. Each Notice of Borrowing shall be irrevocable and shall specify whether the requested Loan will be a Series A Revolving Loan, a Series B Revolving Loan or a Term Loan and the aggregate principal amount of the Loans requested by the Borrower thereby. If such Notice of Borrowing relates to a Multicurrency Advance, such Notice of Borrowing shall specify the Available Foreign Currency in which such Multicurrency Advance is to be made. If such Notice of Borrowing relates to a Term Loan, such Notice of Borrowing shall be given not less than ten (10) Business Days' prior to the date such Term Loan is to be made, shall specify the scheduled term of such Term Loan (which may not exceed 48 months) and shall be accompanied by duly completed, executed and delivered Term Loan Notes in accordance with Section 4.02 above. The Agent shall promptly (and, in any event, by 12:30 p.m. (Eastern Time) on the same Business
Day) notify each other Lender, by telephone or telecopy, of its receipt of such Notice of Borrowing. Loans also may be deemed to have been requested by Borrower pursuant to Section 5.04 hereof to refinance Cash Management Loans or pursuant to Section 6.02 hereof in order to refinance Borrower's Reimbursement Obligations with respect to any Drawing paid by an Issuing Bank under any Letter of Credit.

          (b) Whenever Borrower desires to request a Cash Management Loan hereunder, it shall give the Cash Management Lender prior written notice or telecopied notice (or telephonic notice promptly confirmed in writing or by telecopy) of such request. In addition, Cash Management Loans may be obtained by Borrower through the operation of its cash management account with the Cash Management Lender.

          (c) No later than 1:30 p.m. (Eastern Time) on the date of each advance of Loans hereunder other than Cash Management Loans (or, in the case of Fleming only (in the event Fleming is a Lender hereunder), by no later than 1:30 p.m. (Eastern Time) on the first (1st) Business Day thereafter), each Lender will make available the amount of such Loans to be made by it in Dollars (or the Available Foreign Currency selected by Borrower in the case of any Multicurrency Advance) and in immediately available funds to the Agent and the Agent, in turn, will make available to the Borrower the amount so made available by such Lender by depositing such amount to the account of the Borrower with the Agent or by otherwise making the amount available to the Borrower as specified in the Notice of Borrowing therefor; provided, however, that (i) any Loans made to refinance
                       --------
Borrower's Reimbursement Obligations pursuant to Section 6.02 hereof shall be disbursed by the Agent's application of the proceeds of such Loans to such Reimbursement Obligations, (ii) any Loans made to refinance Cash Management Loans pursuant to Section 5.04 hereof shall be disbursed by each other Lender directly to the Cash Management Lender, (iii) any Term Loans made to refinance any Series B Revolving Loans pursuant to Section 4.01 hereof shall be disbursed by the Agent's distribution of the proceeds thereof to the Lenders for application to such Series B Revolving Loans, and (iv) in the event Fleming is a Lender hereunder, the Agent may disburse Fleming's share of any Loan to the Borrower on the same day that it disburses the other Lenders' shares but any such advance shall be subject to the other provisions of this subsection. Unless the Agent shall have been notified by any Lender prior to the date of an advance of such Loans that such Lender does not intend to make available to the Agent such Lender's Loans to be advanced on such date (or, in the case of Fleming (in the event Fleming is a Lender hereunder) on the next Business Day), the Agent may assume that such Lender has made such amount available to the Agent on such date and the Agent may make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Lender on the date of such advance, the Agent shall be entitled to the interest which accrues hereunder on such amount until it is recovered from such Lenders. If such Lender does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent shall promptly notify the Borrower, and the Borrower shall within one (1) Business Day after receiving such notice pay such corresponding amount to the Agent together with interest until so repaid at the interest rate then in effect for Prime Rate Advances. Any such payments by any Lender or the Borrower to the Agent shall be made in the same currency in which the underlying Loan was advanced by the Agent to the Borrower. Nothing in this subsection shall be deemed to relieve any Lender from its obligation to fulfill its Credit Commitments hereunder or to prejudice any rights which the Agent, any other Lender or the Borrower may have against any Lender as a result of any default by such Lender hereunder. In the event Fleming is a Lender hereunder and in the case of any disbursement made by the Agent to the Borrower in anticipation of reimbursement by Fleming to be made on the next Business Day, the Agent shall be entitled to receive and retain any interest that may accrue thereon pursuant to Section 7.03 hereof from the date such disbursement is made and until reimbursement by Fleming.

          (d) The Cash Management Lender will make available the amount of each Cash Management Loan to be made by it in Dollars and in immediately available funds by depositing such amount to the account of the Borrower with the Cash Management Lender.

          (e) All advances of Loans under this Agreement made by each Lender shall constitute part of a single loan transaction between Borrower and such Lender.

          (f) All advances of Loans of a particular type under this Agreement shall be made by the Lenders on the basis of their Pro Rate Shares of the applicable Credit Commitments.

          SECTION 7.02.  MULTICURRENCY ADVANCES.  In lieu of obtaining any
                         ----------------------
Revolving Loans hereunder in Dollars, Borrower may specify in any Notice of Borrowing that any such Loans thereunder shall be advanced in the Available Foreign Currency selected by Borrower; provided, however, that (i) each
                                       --------
Multicurrency Advance must also be a LIBOR Advance, (ii) the aggregate outstanding principal amount of all Multicurrency Advances may not exceed $1 5,000,000 at any particular time, and (iii) the amount of each such Multicurrency Advance may not be less than $1,000,000. Each Multicurrency Advance shall be repaid by Borrower in the same currency in which it was made. If Borrower for any reason fails to repay a Multicurrency Advance in the same currency in which it was made, or if Borrower shall default in the payment when due of any payment on a Multicurrency Advance, any affected Lender may, at its option, require such payment to be made to the Agent in the Dollar Equivalent of such currency. In any such case, Borrower agrees to hold the Lenders and the Agent harmless from any loss incurred by any of them arising from any change in the value of Dollars in relation to the applicable foreign currency between the date such payment became due and the date of payment thereof as well as for all reserves, withholding or special deposit requirements imposed on the Agent or any Lender in connection therewith. The Dollar Equivalent of each Multicurrency Advance shall be used for the purpose of determining the unutilized portion of the Borrowing Base or any Credit Commitment on any given day and such Dollar Equivalent shall be calculated as of the date such Multicurrency Advance was made.

          SECTION 7.03.  INTEREST.
                         --------
          (a)(i) The Borrower agrees to pay interest in respect of all unpaid principal amounts of the Loans from the respective dates such principal amounts were advanced or incurred until the respective dates such principal amounts are repaid at the applicable Prime Rate-based interest rate set forth on Annex II
                                                                     --------
attached hereto, subject to any Fixed Rate election made by Borrower pursuant to subparagraph (iii) below and subject to adjustment as provided in paragraph (c) below. If a Loan is repaid on the same day it is made, one (1) day's interest shall be paid on such Loan. Notwithstanding the foregoing, Borrower and all of the Lenders may agree in writing on or prior to the Credit Expiration Date to a mutually-acceptable fixed interest rate for all (or some portion) of the Term Loans in lieu of the rates shown on Annex II attached hereto; provided that (i)
                                    --------                  --------
there shall be no obligation on any Lender's part to offer or agree to any such fixed rate and (ii) any such fixed rate must be agreed to in writing by Borrower and all of the Lenders. Also notwithstanding the foregoing, an additional margin of one-eighth of one percentage point (0.125%) shall be added to the interest rate applicable to any particular Multicurrency Advance which is in a total amount for all Lenders combined which is less than the Break Point for the foreign currency in which such advance is made.

          (ii) The applicable interest rate per annum for the Loans will be determined by the Agent on the date which is forty-five (45) days after the end of each fiscal quarter of the Borrower based on the Borrower's financial statements for the immediately preceding fiscal quarter as delivered pursuant to
Section 10.01(i) hereof, with the appropriate rate to be effective immediately as of the date of such determination and to remain in effect until the next quarterly determination. In the event that Borrower fails to deliver such quarterly financial statements to the Agent within forty-five (45) days after the end of each fiscal quarter, the interest rate applicable to the Loans shall be equal to the Prime Rate plus 0% until such financial statements are
                                 ----
delivered to the Agent (but, once such statements are so delivered, such rate shall be subject to adjustment, effective as of the date of the delivery of such financial statements if such rate adjustment is negative and effective retroactively to the beginning of such quarterly computation period if such rate adjustment is positive, in each such case as provided on Annex II attached
                                                         --------
hereto, based on the Funded Debt Ratio of the Borrower shown in such financial statements), but subject to the provisions of paragraph (c) below.

          (iii) During each quarterly computation period, (x) the Borrower may, by written notice (or by telephonic notice promptly confirmed in writing) delivered to the Agent not later than 10:00 a.m. (Eastern Time) on the third
(3rd) Business Day prior to the first (1st) day of the Interest Period designated by Borrower in such notice, elect that interest accrue on the Loans of a particular type (or any portion of such Loans which is in an amount of not less than $1,000,000 or a greater integral multiple of $100,000 thereof) as outstanding from time to time during such Interest Period, at the Adjusted LIBOR-based interest rate applicable to such quarterly computation period, or
(y) the Borrower may, by written notice (or by telephonic notice promptly confirmed in writing) delivered to the Agent not later than 10:00 a.m. (Eastern
Time) on the second (2nd) Business Day prior to the first (1st) day of the Interest Period designated by Borrower in such notice, elect that interest accrue on the Term Loans (or any portion of the Term Loans which is in an amount of not less than $1,000,000 or a greater integral multiple of $100,000 thereof) as outstanding from time to time during such Interest Period, at the Treasury Securities Rate-based interest rate applicable to such quarterly computation period; provided, however, that (i) upon the occurrence and during the
        --------
continuation of any Event of Default, the Agent may, upon the request of the Required Lenders and upon notice to the Borrower, limit the Borrower to the Prime Rate-based interest rates set forth on Annex II attached hereto (as
                                             --------
adjusted pursuant to paragraph (c) below), (ii) Multicurrency Advances must be made as LIBOR Advances, and (iii) Cash Management Loans shall bear interest only at the Prime Rate-based interest rates set forth on Annex II attached hereto (as
                                                    --------
adjusted pursuant to paragraph (c) below). Each such designation by the Borrower of an interest rate based on one of the Fixed Rates and of an Interest Period applicable thereto shall be irrevocable and shall remain in effect throughout such Interest Period. Upon determining any interest rate based on a Fixed Rate for an Interest Period requested by the Borrower, the Agent shall promptly notify the Borrower and each Lender by telephone (which shall be promptly confirmed in writing) of such determination, and such determination shall, absent manifest error, be final, conclusive and binding for all purposes. Borrower's selection of an interest rate based on a Fixed Rate for a particular Interest Period shall not affect Borrower's ability to borrow, prepay and re-borrow Loans during such Interest Period; provided, however, that Borrower may be liable to each Lender for a prepayment penalty or breakage costs in the event that Borrower prepays any Fixed Rate Advance or Multicurrency Advance prior to the end of the Interest Period applicable thereto as provided in Section 7.05(e) or 7.12 below, respectively.

          (b) Borrower's Reimbursement Obligations with respect to any particular Letter of Credit shall bear interest from the date any Drawing thereunder is paid by the Issuing Bank until such Issuing Bank is reimbursed therefor (or until such Reimbursement Obligations are refinanced with the proceeds of Loans pursuant to Section 6.02 above) at the same rate per annum as would then be applicable under paragraph (a) above or (c) below if such Reimbursement Obligation was a Prime Rate Advance outstanding at such time; provided that no interest shall accrue on Borrower's Reimbursement Obligation
- --------
for any Drawing paid by the Issuing Bank under any Letter of Credit which is reimbursed in full by the Borrower by 11:00 a.m. (Eastern Time) on the day on which such Drawing was paid by such Issuing Bank.

          (c) After the occurrence and during the continuation of any Event of Default, the principal amount of all of the Obligations (and, to the extent permitted by applicable law, all accrued interest thereon) may, if elected by the Required Lenders in their discretion, bear interest at a rate per annum equal to as much as two hundred basis points (2.00%) above the otherwise applicable interest rate under paragraphs (a) and (b) above, which rate adjustment shall be effective from the date notice thereof is given by the Agent to the Borrower, and at the option of the Required Lenders, the ability of the Borrower to elect an Adjusted LIBOR-based or a Treasury Securities Rate-based interest rate may also be suspended.

          SECTION 7.04.  FEES.
                         ----

          (a) In consideration of the Lenders' making their Series A Revolving Loan Commitments hereunder available to the Borrower, the Borrower agrees to pay to the Agent (for the account of and distribution to the Lenders in accordance with their respective Pro Rata Shares) a non-refundable Series A Revolving Loan Commitment Fee from the date of this Agreement until the Credit Expiration Date (or until any earlier date on which the Series A Revolving Loan Commitments are terminated in full pursuant to Section 2.03 or 12.02 hereof) computed on the daily average unused portion of the Series A Revolving Loan Commitments in effect during the period for which such payment is made (as such Credit Commitments may be reduced pursuant to Section 2.03 hereof), at a rate per annum equal to the applicable Series A Revolving Loan Commitment Fee Rate set forth on Annex II attached hereto.
- --------

          (b) In consideration of the Lenders' making their Series B Revolving Loan Commitments hereunder available to the Borrower, the Borrower agrees to pay to the Agent (for the account of and distribution to the Lenders in accordance with their respective Pro Rata Shares) a non-refundable Series B Revolving Loan Commitment Fee from the date of this Agreement until the Credit Expiration Date (or until any earlier date on which the Series B Revolving Loan Commitments are terminated in full pursuant to Section 3.03 or 12.02 hereof) computed on the daily average unused portion of the Series B Revolving Loan Commitments in effect during the period for which such payment is made (as such Credit Commitments may be reduced pursuant to Section 3.03 hereof), at a rate per annum equal to the applicable Series B Revolving Loan Commitment Fee Rate set forth on Annex II attached hereto.
- --------

          (c) The applicable Commitment Fee Rates will be determined by the Agent on the date which is forty-five (45) days after the end of each fiscal quarter of the Borrower based on the Borrower's financial statements for the immediately preceding fiscal quarter as delivered pursuant to Section 10.01(i) hereof, with the appropriate Commitment Fee Rate to be effective immediately as of the date of such determination and to remain in effect until the next quarterly determination. In the event that Borrower fails to deliver such quarterly financial statements to the Agent within forty-five (45) days after the end of each fiscal quarter, the applicable Series A Revolving Loan Commitment Fee Rate shall be two-tenths of one percent (0.20%) and the applicable Series B Revolving Loan Commitment Fee Rate shall be three-tenths of one percent (0.30%) until such financial statements are delivered to the Agent (but, once such financial statements are so delivered, such rate shall be subject to adjustment, effective as of the date of the delivery of such financial statements if such rate adjustment is negative and effective retroactively to the beginning of such quarterly computation period if such rate adjustment is positive, in each such case as provided on Annex II attached hereto, based on the Funded Debt Ratio of the Borrower shown
- --------
in such financial statements).

          (d) Commitment Fees shall be payable by Borrower to the Agent as set forth above quarterly in arrears commencing on the first (1st) day of the first
(1st) calendar quarter after the date hereof and continuing to be due on the first (1st) day of each calendar quarter thereafter so long as the Credit Commitments are in effect as well as on the Credit Expiration Date (or any earlier date on which the Credit Commitments are terminated in full pursuant to
Section 2.03, 3.03 or 12.02 hereof).

          (e) (i) In consideration of the issuance of each Letter of Credit, the Borrower agrees to pay to the Agent (for the account of and distribution to the Lenders in accordance with their respective Pro Rata Shares) on the Date of Issuance thereof a Letter of Credit Fee equal to one percent (1.00%) per annum of the Stated Amount of such Letter of Credit. Each Letter of Credit Fee due hereunder with respect to any particular Letter of Credit shall be deemed fully earned when such Letter of Credit is issued regardless of whether or not any Drawing is actually made or paid thereunder and regardless of whether or not such Letter of Credit remains outstanding throughout its entire stated term. Borrower also shall pay all of the Issuing Bank's other standard fees and charges for the administration of each Letter of Credit, including the Issuing Bank's standard fees and charges for honoring Drawings, registering transfers, granting extensions, or making modifications.

          (ii) Notwithstanding anything herein to the contrary, in consideration of the issuance of the Bond Letter of Credit, Borrower agrees to pay the Agent (for the account of and distribution to the Lenders in accordance with their respective Pro Rata Shares) a non-refundable fee for the Bond Letter of Credit from the date of its issuance to the date of its expiration, computed on the Stated Amount in effect at the time payment is made, which fee shall be payable annually in advance commencing on the date of issuance of the Bond Letter of Credit and continuing to be due on each anniversary of such date until the expiration of the Bond Letter of Credit and shall be computed at a rate per annum of 1.0%. If the Bond Letter of Credit is drawn, canceled or otherwise terminated prior to June 1, 2000 (or any later date to which the expiration of the Bond Letter of Credit is extended by written agreement of the Agent and the Lenders in accordance with this Agreement) there shall be no rebate or refund of any Letter of Credit Fee previously paid by Borrower to the Agent hereunder. The parties acknowledge that the Bond Letter of Credit Fee for the period from the date of issuance of the Bond Letter of Credit through August 15, 1996 has been paid by Borrower.

          (f) In consideration of the Lender's making their Credit Commitments hereunder available to Borrower, the Borrower agrees to pay to the Agent (for the account of and distribution to the Lenders in accordance with their respective Pro Rata Shares) a non-refundable Closing Fee in an amount equal to $50,000, which fee shall be due and payable in full on the date of the Initial Credit Event.

          (g) In consideration of the Agent executing this Agreement, the Borrower agrees to pay to the Agent (for its account), on the date of the Initial Credit Event and annually thereafter, the Agent Fee in the amount separately agreed to in writing between Borrower and the Agent.

          (h) Solely for purposes of computing the Commitment Fees due to the Cash Management Lender under this Section 7.04, the daily average unused portion of such Lender's Series A Revolving Loan Commitment shall be computed by treating the Cash Management Loans made by such Lender hereunder as a usage of such Lender's Series A Revolving Loan Commitment (or, if such Credit Commitment is fully utilized, as a usage of such Lender's Series B Revolving Loan Commitment).

          (i) None of the Fees payable hereunder are, or shall be deemed to be, interest or a charge for the use of money, but rather shall constitute an "other charge" within the meaning of O.C.G.A. (S) 7-4-2(a)(1).
                                     --------

          SECTION 7.05.  PAYMENTS, PREPAYMENTS AND COMPUTATIONS.
                         --------------------------------------

          (a) Except as may be otherwise specifically provided herein, all payments by the Borrower with respect to the Loans, the Reimbursement Obligations or any other Obligations under this Agreement or any of the other Credit Documents shall be made without defense, set-off or counterclaim to the Agent not later than 11:00 a.m. (Eastern Time) on the date when due and shall be made in Dollars in immediately available funds, except that each Multicurrency Advance shall be repaid in the same currency in which it was made and in immediately available funds.

          (b)(i) All such payments shall be made free and clear of and without deduction or withholding for any Taxes in respect to this Agreement, the Notes or any other Credit Documents or any payments of principal, interest, fees or other amounts payable hereunder or thereunder (but excluding, except as provided in paragraph (ii) hereof, any Taxes imposed on the over-all net income of any Lender). If any Taxes are so levied or imposed on any Lender or the Agent, Borrower agrees (x) to pay to such Lender or the Agent the full amount of such Taxes and such additional amounts as may be necessary (as specified in such Lender's or the Agent's certificate, described in the last sentence of this paragraph (i), delivered to the Borrower) so that every net payment of all amounts due hereunder and under the Notes and the other Credit Documents from the Borrower, after withholding or deduction for or on account of such Taxes (including any additional sum payable under this Section), will not be less than the full amount provided for herein had no such deduction or withholding been required, (y) to make such withholding or deduction and (z) to pay the full amount deducted to the relevant authority in accordance with applicable law. Borrower will furnish to the Agent, within thirty (30) days after the day of payment of any Taxes is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by the Borrower. Borrower will indemnify and hold harmless the Agent and each of the Lenders and reimburse the Agent and each of the Lenders upon written request for the amount of any Taxes described in the first sentence of this paragraph (i) and which are so levied and imposed and paid by the Agent or such Lender and any liability (including penalties, interests and expenses) arising therefrom or with respect thereto. A certificate as to the amount of such payment by the Agent or any Lender, absent manifest error, shall be final, conclusive and binding for all purposes.

          (ii) Borrower also shall reimburse the Agent and each Lender, upon request of the Agent or such Lender, for any Taxes imposed on the over-all net income of the Agent or such Lender in respect of any amounts paid by or on behalf of Borrower to or on behalf of the Agent or such Lender pursuant to paragraph (i) of this subsection (b).

          (iii) Each Lender that is organized under the laws of any jurisdiction other than the United States of America or any State thereof (including the District of Columbia) agrees to furnish to the Borrower and the Agent, prior to the time it becomes a Lender hereunder, two copies of either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 or any successor forms thereto (wherein such Lender claims entitlement to complete exemption from or a reduced rate of U.S. Federal withholding tax on interest paid by the Borrower hereunder) and to provide to the Borrower and the Agent a new Form 4224 or Form 1001 or any successor forms thereto if any previously delivered form is found to be incomplete or incorrect in any material respect or upon the obsolescence of any previously delivered forms; provided,
                                                                    --------
however, that no Lender shall be required to furnish a form under this paragraph
(iii) if it is not entitled to claim an exemption from or a reduced rate of withholding under applicable law. A Lender that is not entitled to claim an exemption from or a reduced rate of withholding under applicable law, promptly upon written request of the Borrower, shall so inform the Borrower and the Agent in writing.

          (c) Whenever any payment to be made hereunder or under any of the Notes or the other Credit Documents shall be stated to be due on a day which is not a Business Day, the due date thereof (except as otherwise set forth herein with respect to Interest Periods applicable to Fixed Rate Advances) shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall continue to accrue and shall be payable at the applicable rate during such extension.

          (d) All computation of interest or fees due hereunder or under any of the other Credit Documents shall be made on the basis of a year of 360 days and the actual number of days elapsed.

          (e) The Loans may be prepaid in whole or in part at any time without premium or penalty; provided, however, that:
                            --------

          (i) any prepayment made on any Term Loan shall be applied, first, to interest accrued thereon through the date thereof and then to installments of principal due thereon in the inverse order of maturity thereof;

          (ii) any prepayment of any one type of the Loans shall be applied to all of the Lenders' Loans of that type in accordance with their respective Pro Rata Shares thereof;

          (iii) a prepayment of a Fixed Rate Advance may be made without penalty or premium by Borrower only on the last day of the Interest Period applicable thereto and, if any such prepayment is made on the day that is not the last day of the applicable Interest Period, Borrower shall pay to the Agent, for the account of each Lender requesting same, a prepayment penalty in an amount equal to, at the requesting Lender's option, either
     (x) such compensation as may be due to such Lender under Section 7.12 hereof or (y) the excess (if any) of (1) the interest that would have been payable with respect to such Lender's Fixed Rate Advance for the remainder of such Interest Period based on the Fixed Rate originally applicable to such Interest Period over (2) the interest that would have been payable with respect to such Lender's Fixed Rate Advance for the remainder of such Interest Period based on the appropriate Fixed Rate as in effect on the date of such prepayment;

          (iv) a prepayment of a Multicurrency Advance may be made without penalty or premium by Borrower only on the last day of the Interest Period applicable thereto and, if any such prepayment is made on a day that is not the last day of the applicable Interest Period, Borrower shall pay to the Agent, for the account of each Lender requesting same, a prepayment penalty equal to such compensation as may be due to such Lender under Section 7.12 hereof;

          (v) if a fixed interest rate is agreed to by the Borrower and the Lenders with respect to any of the Term Loans, such agreement may include a requirement that Borrower pay a prepayment penalty if it thereafter prepays such Term Loans in whole or in part; and

          (vi) any prepayment of any one type of Loans (other than Cash Management Loans) must equal or exceed $500,000 in aggregate amount for all of the Lenders combined.

          (f) Each determination hereunder by the Agent of an interest rate or fee shall be made in good faith and, except for manifest error, shall be final, conclusive and binding for all purposes.

          SECTION 7.06.  COLLATERAL AND GUARANTIES.
                         -------------------------

          (a) The Obligations shall be guaranteed by all of the present and future Domestic Subsidiaries of the Borrower pursuant to the Guaranty Agreements executed or to be executed by such Guarantors.

          (b) The Obligations also shall be secured pursuant to the Stock Pledge Agreements by the first-priority and perfected pledge and collateral assignment to the Agent (for the benefit of the Lenders) of (i) all of the issued and outstanding shares of the capital stock of all present and future direct or indirect Domestic Subsidiaries of the Borrower and (ii) sixty-six percent (66%) of the issued and outstanding shares of the capital stock of each of the present or future direct or indirect Foreign Subsidiaries of the Borrower. In any such case, the direct parent company of such Domestic Subsidiary or Foreign Subsidiary shall execute and deliver a Stock Pledge Agreement in favor of the Agent together with any and all financing statements, stock certificates, undated blank stock transfer powers and such other documents as the Agent may from time to time reasonably request in order to perfect or maintain the perfection of the Agent's Liens under such Stock Pledge Agreement.

          (c) The Obligations also shall be secured by all other real and personal property assets of the Borrower and the Existing Domestic Subsidiaries pursuant to the Security Agreements and Real Estate Collateral Documents executed by such Credit Parties, who also shall execute and deliver any and all financing statements, fixture filings or other documents as the Agent may reasonably request from time to time in order to perfect or maintain the perfection of such Liens.

          (d) Without limiting the generality of the foregoing, Borrower and each Existing Domestic Subsidiary shall execute and deliver to Lender the Intellectual Property Documents to secure the Obligations and such other documents as the Lender may reasonably require in order to perfect and maintain the perfection of the Agent's Liens on any and all Collateral covered thereby.

          (e) So long as the Agent has a Lien on any Collateral of Borrower or any Guarantor consisting of Accounts, Inventory or Equipment, Borrower shall cause the lessors of all present or future office, manufacturing, storage or other facilities leased by such Credit Party to execute Lessor Waivers and Consents in favor of the Agent. In the event the Borrower or any such Guarantor now or hereinafter maintains or establishes any deposit accounts at any depository institution other than the Agent (other than payroll accounts used exclusively for such purpose and in which no excess cash balances are maintained), and so long as the Agent has a Lien in any Collateral of such Credit Party consisting of Accounts, Borrower shall use its best efforts to cause such depository institution to enter into a Pledged Deposit Agreement with the Agent and the appropriate Credit Party.

          (f) In the event that after the date of this Agreement the Borrower or any of its Existing Domestic Subsidiaries (or any of its Future Domestic Subsidiaries if required by paragraph (g) below) acquires any real property or any additional patents, trademarks, service marks or registered copyrights, the Borrower shall promptly give written notice of such acquisition to the Agent and each Lender and, if requested by the Agent at the direction of the Required Lenders, Borrower shall execute and deliver (or cause such Subsidiary to execute and deliver) any and all mortgages, security deeds, deeds of trust, collateral assignments, security agreements, pledge agreements, financing statements, fixture filings or other documents as the Agent or the Required Lenders may request from time to time in order for the Agent to acquire a Lien (for the benefit of the Lenders) on the property so acquired by such Credit Party as additional security for the Obligations or to perfect or maintain the perfection of such Lien.

          (g) If at any time on or after the date of this Agreement, the Borrower's Funded Debt equals or exceeds $50,000,000 or its Tangible Net Worth is not greater than $25,000,000, the Borrower shall, if and to the extent requested by the Agent from time to time at the direction of the Required Lenders, cause its Future Domestic Subsidiaries to execute and deliver any and all mortgages, securities deeds, deeds of trust, collateral assignments, security agreements, pledge agreements, financing statements, fixture filings or other documents as the Agent or the Required Lenders may request from time to time in order for the Agent to obtain Liens (for the benefit of the Lenders) on all real and personal property assets of such Future Domestic Subsidiaries as additional security for the Obligations or to perfect or maintain the perfection of such Liens, and thereafter such Foreign Domestic Subsidiaries shall be subject to the provisions of paragraphs (e) and (f) above .

          SECTION 7.07.  CAPITAL ADEQUACY.  Without limiting any other provision
                         ----------------
of this Agreement, in the event that any Lender determines after the date hereof that the introduction or change after the date of this Agreement of any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, or any change therein or in the interpretation or application thereof after the date of this Agreement, or compliance by any Lender with any request or directive regarding capital adequacy (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) from a central bank or governmental authority or body having jurisdiction which is introduced or changed after the date of this Agreement, does or shall have the effect of reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder or under any Letter of Credit to a level below that which such Lender could have achieved but for such law, treaty, rule, regulation, guideline or order or such change or compliance (taking into consideration such Lender's policies with respect to capital adequacy and assuming the full utilization of such Lender's capital immediately before such adoption, change or compliance) by an amount reasonably deemed by such Lender to be material, then such Lender shall promptly after its determination of such occurrence notify the Borrower and the Agent thereof. The Borrower agrees to pay to the Agent, for the account of such Lender, as an additional fee from time to time, within ten (10) days after written notice and demand by such Lender, such amount as such Lender certifies to be the amount that will compensate it for such reduction in connection with its obligations hereunder. A certificate of such Lender claiming compensation under this Section
7.07 shall be conclusive in the absence of manifest error and shall set forth the nature of the occurrence giving rise to such compensation, the additional amount or amounts to be paid to it hereunder and the method by which such amounts were determined. In determining such amount, the Lender involved may use reasonable averaging and attribution methods.

          SECTION 7.08.  UNAVAILABILITY.  If (i) any Lender determines that the
                         --------------
making or maintenance by it of any Fixed Rate Advance or Multicurrency Advance hereunder would violate any applicable law, rule or regulation or the interpretation or application thereof (whether or not having the force of law),
(ii) any Lender determines that deposits of a type and maturity appropriate to fund particular Fixed Rate or foreign currency options or particular Interest Periods hereunder are not available in the relevant market, or (iii) any Lender determines that, due to circumstances affecting such Lender or the relevant market or such Lender's position in such market, a particular Fixed Rate does not fully reflect such Lender's cost of maintaining particular interest rate or foreign currency options and/or Interest Periods hereunder, then the availability of such Fixed Rate-based interest rate option, Multicurrency Advance option and/or Interest Periods hereunder may be suspended by such Lender (by written notice to the Borrower and the Agent) for new Interest Periods until such time as market conditions or legal considerations permit it to be reinstated.

          SECTION 7.09.  INCREASED COSTS.  If, due to either (i) the
                         ---------------
introduction of or any change (other than a change by way of imposition of or increase in reserve requirements already included in computing the relevant Fixed Rate) in or in the interpretation of any law or regulation after the date hereof or (ii) the compliance with any guideline or request from any central bank or other governmental authority issued after the date hereof (whether or not having the force of law), there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining any Fixed Rate Advance or Multicurrency Advance hereunder, then within ten (10) days after written notice and demand by such Lender, Borrower shall from time to time pay to the Agent (for the account of such Lender) additional amounts as are sufficient to compensate such Lender for such increased cost. Each such notice and demand shall be accompanied by a certificate of such Lender setting forth in reasonable detail the basis for computing the additional amount claimed by such Lender, and each such certificate shall, in the absence of manifest error, be conclusive evidence of the amount of such cost.

          SECTION 7.10.  SHARING OF PAYMENTS, ETC..  If any Lender shall obtain
                         --------------------------
any payment (whether voluntary, involuntary, through the exercise of any right of set-off, from proceeds of Collateral or otherwise) on account of the Obligations owing to it (other than pursuant to Section 6.03, 7.02, 7.04(b), 7.05(b), 7.07 or 7.09 hereof) in excess of its ratable share of payments on account of the Obligations obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Obligations owing to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any
                                          --------
portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (x) the amount of such Lender's required payment to (y) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 6.10 may, to the fullest extent permitted by law, exercise all of its rights of payment (including any right of set-off or banker's lien) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

          SECTION 7.11.  LOAN ACCOUNTS.
                         -------------

          (a) Each Lender shall open and maintain on its books one or more separate loan accounts in the name of the Borrower and such loan accounts shall show as debits thereto such Lender's Loans or Letter of Credit Interest under this Agreement and as credits thereto all payments received by such Lender and applied thereto so that the balance of the loan accounts of the Borrower with each Lender at all times shall reflect the principal amount of such Lender's Loans and Letter of Credit Interest.

          (b) The Agent shall maintain on its books a control account for the Borrower in which shall be recorded (i) each Loan made hereunder to the Borrower, (ii) each Letter of Credit issued hereunder and the amount of each Drawing paid by the Issuing Bank thereunder, (iii) each interest rate applicable hereunder or under the Notes, (iv) the amount of any principal, interest or fees due or to become due from the Borrower hereunder or under the Notes, and (v) the amount of any sum received by the Agent hereunder or under the Notes in respect of any such principal, interest or fees and each Lender's Pro Rata Share thereof.

          (c)    The entries made in the accounts pursuant to paragraph (a) or
(b) above shall be prima facie evidence, in the absence of manifest error, of
                   ----- ----
the existence and amounts of the Obligations of the Borrower therein recorded and any payments thereon, and in case of discrepancy between such accounts, in the absence of manifest error, the control account maintained pursuant to paragraph (b) above shall be controlling.

          (d) The Agent on behalf of the Lenders will account to the Borrower (with a copy to each Lender) monthly with a statement of borrowings, drawings, charges, and payments made pursuant to this Agreement, and each such account rendered by the Agent shall be deemed final, binding and conclusive unless the Agent is notified by the Borrower or any Lender in writing within thirty (30) days after the date the account is so rendered that the Borrower or such Lender disputes any item thereof (but any such notice by the Borrower or any Lender shall be deemed an objection only to those items specifically set forth in such notice). Failure by the Agent to render any such account shall in no way affect its or any Lender's rights hereunder or under any of the other Credit Documents.

          (e) The Cash Management Lender also will account to the Borrower monthly with a statement of all Cash Management Loans made and all payments thereon received by the Cash Management Lender pursuant to this Agreement, and each such statement rendered by the Cash Management Lender shall be deemed final, binding and conclusive unless the Cash Management Lender is notified by the Borrower in writing within thirty (30) days after the date the account is so rendered that the Borrower disputes any item thereof (but any such notice shall be deemed an objection only to those items specifically set forth in such notice). Failure by the Cash Management Lender to render any such account shall in no way affect its or any other Lender rights hereunder or under any of the other Credit Documents.

          SECTION 7.12.  FUNDING LOSSES.  The Borrower shall compensate each
                         --------------
Lender, upon its written request to the Borrower (which request shall set forth the basis for requesting such amounts in reasonable detail and which request shall be made in good faith and, absent manifest error, shall be final, conclusive and binding upon all of the parties hereto), for all losses, expenses and liabilities (including, without limitation, any interest paid by such Lender to lenders of funds borrowed by it to make or carry any Fixed Rate Advances hereunder or any amounts required to be paid by such Lender as a result of currency fluctuations of any foreign currency borrowed by it in order to make or carry a Multicurrency Advance, in either case to the extent not recovered by such Lender in connection with the re-employment of such funds and including loss of anticipated profits), which the Lender may sustain: (i) if for any reason (other than a default by such Lender) a borrowing of any Fixed Rate Advance or Multicurrency Advance does not occur on the date specified therefor in a Notice of Borrowing, (ii) if any repayment (including any prepayment) of any Fixed Rate Advance or Multicurrency Advance occurs on a date which is not the last day of an Interest Period applicable thereto (except that any Lender may elect to receive the prepayment penalty specified in Section 7.05(e)(iii)(y) above in lieu of compensation under this Section 7.12), or (iii) if, for any reason, the Borrower defaults in its obligation to repay its Fixed Rate Advances or Multicurrency Advances when due as required by the terms of this Agreement.

          SECTION 7.13.  ASSUMPTIONS CONCERNING FUNDING OF LIBOR ADVANCES.
                         ------------------------------------------------
Calculation of amounts payable to a Lender under this Agreement with respect to any LIBOR Advance shall be made as though that Lender had actually funded its relevant LIBOR Advances through the purchase of deposits in the relevant market bearing interest at the rate applicable to such LIBOR Advance in an amount equal to the amount of the LIBOR Advance and having a maturity comparable to the relevant Interest Period and through the transfer of such LIBOR Advance from an offshore office of that Lender to a domestic office of that Lender in the United States of America; provided, however that each Lender may fund each of its LIBOR
                   --------
Advances in any manner it sees fits and the foregoing assumption shall be used only for calculation of amounts which may be payable under this Agreement.

          SECTION 7.14.  APPORTIONMENT OF PAYMENTS.  All aggregate principal and
                         -------------------------
interest payments in respect of Loans and Reimbursement Obligations and all aggregate payments in respect of Commitment Fees and Letter of Credit Fees received by the Agent shall be apportioned among all outstanding Credit Commitments, Loans and Reimbursement Obligations to which such payments relate, proportionately to the Lenders' respective Pro Rata Shares of such Commitments and outstanding Obligations. The Agent shall promptly distribute to each Lender at its address set forth beside its name on Annex I attached hereto or such other address as any Lender may request its share of all such payments received by the Agent.

          SECTION 7.15.  AGREEMENTS REGARDING INTEREST AND OTHER CHARGES.
                         -----------------------------------------------
Pursuant to O.C.G.A. (S) 7-4-2, Borrower, the Agent and the Lenders hereby agree
            --------
that the only charges imposed or to be imposed by the Agent or the Lenders upon Borrower for the use of money in connection with the Loans or the Letters of Credit is and will be the interest required to be paid under the provisions of
Section 7.03 hereof as well as the related provisions of the Notes. In no event shall the amount of interest due and payable under this Agreement, the Notes or any of the other Credit Documents exceed the maximum rate of interest allowed by applicable law (including, without limitation, O.C.G.A. (S) 7-4-18)
                                                          --------
and, in the event any such payment is made by Borrower or any other Credit Party or received by the Agent or any Lender, such excess sum shall be credited as a payment of principal (or, if no principal shall remain outstanding, shall be refunded to Borrower or such other Credit Party). It is the express intent hereof that the Borrower and the other Credit Parties not pay and the Agent and the Lenders not receive, directly or indirectly or in any manner, interest in excess of that which may be lawfully paid under applicable law.

          SECTION 7.16.  CREDIT EXPIRATION DATE.  Each Lender's respective
                         ----------------------
obligation to make any Loans or issue any Letters of Credit hereunder shall expire on the Credit Expiration Date. If requested to do so by the Borrower, all of the Lenders may, in their sole discretion exercised unanimously pursuant to
Section 14.08(a)(iv) hereof, grant one or more successive extensions of the Credit Expiration Date, and in the event any such extension is requested by Borrower and in the further event that such extension is granted by all of the Lenders, the Agent shall notify the Borrower thereof and the Agent shall issue to the Borrower and each of the Lenders a written notification of such extension of the Credit Expiration Date (any Lender's failure to respond affirmatively to any such extension request shall be considered to be a denial thereof). Notwithstanding anything herein or in any of the other Credit Documents to the contrary, each Lender may grant or withhold its consent to any requested extension of the Credit Expiration Date in its sole and absolute discretion and none of the Lenders shall be under any obligation (either express or implied) to grant any such extension.

          SECTION 7.17.  BENEFITS TO GUARANTORS.  In consideration for the
                         ----------------------
execution and delivery by the Guarantors of their Guaranty Agreements, the Borrower agrees to make the benefit of all Credit Events hereunder available to the Guarantors.

          SECTION 7.18.  SEVERAL COMMITMENTS.  No Lender shall be responsible
                         -------------------
for any default by any other Lender in its obligations to make any Loan hereunder, but each Lender shall remain obligated to make any Loan otherwise required to be made by it hereunder regardless of the failure of any other Lender to fulfill its obligations hereunder.


                                ARTICLE VIII.

                     CONDITIONS PRECEDENT TO CREDIT EVENTS
                     -------------------------------------

          The respective obligations of the Agent and the Lenders to make any Loan to Borrower hereunder or to issue any Letter of Credit for its account hereunder are subject to the satisfaction of the following conditions precedent:

          SECTION 8.01.  CONDITIONS PRECEDENT TO INITIAL CREDIT EVENT.  (a) At
                         --------------------------------------------
the time of the Initial Credit Event, the Agent and the Initial Lender shall have received the following (all documents to be in form and substance satisfactory to the Agent and the Initial Lender):

          (i)    this Agreement duly completed and executed;

          (ii)   the Notes duly completed and executed;

          (iii) the Agreement Regarding Security Documents duly completed and executed;

          (iv) the favorable opinion of the primary counsel for the Borrower and the Guarantors in the form of Exhibit F-1 attached hereto (subject to
                                       -----------
     such changes therein as may be acceptable to the Agent and the Initial Lender) and the favorable opinion of Iowa Counsel for the Guarantors who are incorporated in the State of Iowa in the form of Exhibit F-2 attached
                                                          -----------
     hereto (subject to such changes therein as may be acceptable to the Agent and the Initial Lender);

          (v) Certificates of each of the Borrower and the initial Guarantors in substantially the forms of Exhibit G-1 (in the case of Borrower),
                                   -----------
     Exhibit G-2 (in the case of each corporate Guarantor) and Exhibit G-3 (in
     -----------                                               -----------
     the case of each partnership Guarantor) attached hereto, duly executed and appropriately completed;

          (vi) copies of the Certificate or Articles of Incorporation of the Borrower and each of the Guarantors (certified in each case by the Secretary of State or other appropriate official of the state of such Credit Party's incorporation), together with current good standing certificates or certificates of existence for each such Credit Party issued by the Secretary of State or other appropriate official of such Credit Party's jurisdiction of incorporation and of such other jurisdictions where such Credit Party presently is qualified to do business as a foreign corporation;

          (vii) copies of all documents and instruments, including all consents, authorizations and filings, required under any Requirement of Law or by any Contractual Obligation of Borrower or any Guarantor in connection with the execution, delivery, performance, validity and enforceability of the Credit Documents and the other documents to be executed and delivered hereunder, and such consents, authorizations, filings and orders shall be reasonably satisfactory in form and substance to the Agent and the Initial Lender and shall be in full force and effect and all applicable waiting periods shall have expired;

          (viii) all corporate proceedings and all other legal matters in connection with the authorization, legality, validity and enforceability of the Credit Documents shall be reasonably satisfactory in form and substance to Agent and the Initial Lender;

          (ix) a Compliance Certificate duly completed and executed by Borrower and demonstrating Borrower's compliance as of January 31, 1996 with the financial covenants set forth in Section 10.09 hereof; and

          (x) such other documents, certificates, approvals or filings as the Agent or any Initial Lender may request.

          (b) Also, at or before the time of the Initial Credit Event, the Agent shall have received payment of the Closing Fee (for the account of and distribution to the Initial Lender) pursuant to Section 7.04(f) in immediately available funds.

          (c) Also, on or before the date of this Agreement, the Initial Lender shall have acquired by assignment all rights, titles and interests of the other Lenders under the Prior 1994 Credit Agreement.

          SECTION 8.02.  CONDITIONS PRECEDENT TO ALL CREDIT EVENTS.  At the
                         -----------------------------------------
time of (and after giving effect to) the making of any Loan hereunder or the issuance of any Letter of Credit hereunder, the following conditions shall have been satisfied or shall exist:

          (a)    there shall then exist no Default or Event of Default;

          (b) all representations and warranties by Borrower and its Subsidiaries contained herein or in the other Credit Documents (other than those representations and warranties which are, by their terms, expressly limited to the date made or given) shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Loan;

          (c) since the date of the most recent financial statements described in Section 9.02 or received pursuant to Section 10.01, there shall have been no change which has had or could reasonably be expected to have a materially adverse effect on the business, property or assets or financial condition of Borrower and its Subsidiaries taken as a whole;

          (d) there shall be no action or proceeding instituted or pending before any court or other governmental authority or, to the knowledge of Borrower, threatened (i) which reasonably could be expected to have a materially adverse effect on the business, property, assets or financial condition of Borrower and its Subsidiaries taken as a whole, or (ii) seeking to prohibit or restrict any Credit Party's ownership or operation of any material portion of its business or assets or to compel any Credit Party to dispose of or hold separate all or any material portion of its businesses or assets, which reasonably could be expected to have a material adverse effect on the business, properties, assets or financial condition of Borrower and its Subsidiaries taken as a whole; and

          (e) the Loans to be made or the Letters of Credit to be issued, and in either case the use of proceeds thereof, shall not contravene, violate or conflict with, or involve any Credit Party, the Agent or any Lender in a violation of, any law, rule, injunction, or regulation, or determination of any court of law or other governmental authority.

          Each request for a Loan by Borrower and each request for a Letter of Credit by Borrower shall constitute a representation and warranty by Borrower, as of the date of such

Series A Revolving Loan or the issuance of such Letter of Credit, that the conditions specified in Sections 8.01 and 8.02 have been satisfied.


                                 ARTICLE IX.

                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

          Borrower (as to itself and all of its Subsidiaries) represents and warrants to the Agent and the Lenders as follows:

          SECTION 9.01.  ORGANIZATION; SUBSIDIARIES; AUTHORIZATION; VALID AND
                         ----------------------------------------------------
BINDING OBLIGATIONS.
- -------------------

          (a) Borrower is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware. Each Subsidiary is duly organized and validly existing in good standing under the laws of the jurisdiction in which it is incorporated.

          (b)    There exist no Subsidiaries other than those identified on
Schedule 9.01 attached hereto (and Borrower hereby covenants that no other
- -------------
Subsidiaries will be created or acquired without (i) giving the Agent and each Lender not less than thirty (30) days' prior written notice of the creation or acquisition of any such Subsidiary, and (ii) compliance with any requirement under Section 10.10 that such Subsidiary become an additional Credit Party).

          (c) Each of the Borrower and its Subsidiaries is duly qualified as a foreign corporation or partnership and in good standing in each jurisdiction where the ownership of property or the nature of the business transacted by it makes such qualification necessary, except where the failure to be so qualified would not have a materially adverse effect on the business, properties, assets or financial condition of Borrower and its Subsidiaries taken as a whole, and Borrower has and each Subsidiary has the corporate or partnership power to own its respective property and to carry on its respective business as now being conducted.

          (d) Each of the Borrower and its Subsidiaries has all requisite corporate or partnership power and authority to execute and deliver the Credit Documents to which it is a party and to perform its obligations under such Credit Documents. The Credit Documents to which Borrower or any Subsidiary is a party have been duly authorized by all requisite corporate or partnership action on the part of such Credit Party and duly executed and delivered by authorized officers or partners of such Credit Party.

          (e) Each of the Credit Documents to which Borrower or any Subsidiary is a party constitutes a valid obligation of such Credit Party, legally binding upon and enforceable against such Credit Party in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally or by general principles of equity.

          SECTION 9.02.  FINANCIAL STATEMENTS.  Borrower has furnished the
                         --------------------
Agent and each Initial Lender with copies of (i) the audited consolidated balance sheet of the Borrower and its Subsidiaries as at October 31, 1995, and the related consolidated statements of income, retained earnings and cash flows for the twelve (12) month period then ended, including in each case the related schedules and notes, and (ii) the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as of January 31, 1996, and the related unaudited consolidated statements of income, retained earnings and cash flows for the year-to-date period then ended. The foregoing financial statements fairly present the consolidated financial condition of the Borrower and its Subsidiaries as at the dates thereof and the results of their financial condition for such periods in conformity with GAAP (subject, in the case of interim financial statements, to normal year-end adjustments). Since October 31, 1995 there has been no material adverse change in the financial condition or operations of the Borrower and its Subsidiaries taken as a whole.

          SECTION 9.03.  ACTIONS PENDING.  Except as may be disclosed on
                         ---------------
Schedule 9.03 attached hereto, there is no action, suit, investigation or
- -------------
proceeding pending or, to the knowledge of Borrower, threatened against Borrower or any of its Subsidiaries, or any properties or rights of Borrower or any of its Subsidiaries, by or before any court, arbitrator or administrative or governmental body which could reasonably be expected to result in any material and adverse effect on the business, property, assets or financial condition of Borrower and its Subsidiaries taken as a whole.

          SECTION 9.04.  OUTSTANDING INDEBTEDNESS.  Neither Borrower nor any of
                         ------------------------
its Subsidiaries has outstanding any Indebtedness except as has been disclosed on the financial statements described in Section 9.02 above or as may be permitted by Section 11.01 or 11.03 hereof.

          SECTION 9.05.  TITLE TO PROPERTIES.  Each of the Borrower and its
                         -------------------
Subsidiaries has good title to all of its respective properties and assets (other than properties and assets disposed of in the ordinary course of business), subject to no Lien of any kind except Liens granted under the Security Documents or permitted pursuant to Section 11.02. All leases necessary in any material respect for the conduct of the respective businesses of Borrower and its Subsidiaries are valid and subsisting and are in full force and effect, there has not been asserted against Borrower any claim of default, and there exists no default or event or condition which, with notice or lapse of time or both, would constitute a material default under such leases.

          SECTION 9.06.  TAXES.  Except as may be disclosed on Schedule 9.06
                         -----                                 -------------
attached hereto, Borrower has and each of its Subsidiaries has filed all federal, state and other income tax returns which, to the knowledge of the Borrower, are required to be filed, and each has paid all taxes as shown on such returns and on all assessments received by it to the extent that such taxes have become due, except such taxes as are not due or which are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP as required by Section 10.06 below.

          SECTION 9.07.  CONFLICTING AGREEMENTS AND OTHER MATTERS.  Neither the
                         ---------------------------------------
execution nor delivery of this Agreement, nor fulfillment of or compliance with the terms and provisions of this Agreement, will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of Borrower or any of its Subsidiaries pursuant to, the charter or by-laws of Borrower or any of its Subsidiaries, any award of any arbitrator or any agreement, instrument, order, judgment, decree, statute, law, rule or regulation to which Borrower or any of its Subsidiaries is subject. Neither Borrower nor any of its Subsidiaries is a party to, or otherwise subject to any provision contained in, any instrument evidencing indebtedness of Borrower or such Subsidiary, any agreement relating thereto or any other contract or agreement (including its Articles or Certificate of Incorporation or By-Laws) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of Borrower of the type to be created under this Agreement or evidenced by the Notes.

          SECTION 9.08.  ERISA.  Except as disclosed on Schedule 9.08 attached
                         -----                          -------------
hereto, neither Borrower nor any of its Subsidiaries has any Plans. No accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, exists with respect to any Plan (other than a Multiemployer Plan). No liability to the PBGC has been or is expected by Borrower to be incurred with respect to any Plan (other than a Multiemployer
Plan) by Borrower or any of its Subsidiaries which has or could reasonably be expected to have a materially adverse effect on the business, property or assets or financial condition of Borrower and its Subsidiaries taken as a whole. Neither Borrower nor any of its Subsidiaries has incurred or presently expects to incur any withdrawal liability under Title IV of ERISA with respect to any Multiemployer Plan which has or could reasonably be expected to have a materially adverse effect on the business, property or assets or financial condition of Borrower and its Subsidiaries taken as a whole. The execution and delivery of the Credit Documents will not involve any transaction which is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975 of the Code.

          SECTION 9.09.  GOVERNMENTAL CONSENT.  Except for any recording or
                         --------------------
filing which may be required by applicable law to perfect or maintain the perfection of the Agent's Liens in the Collateral, no consent, approval or authorization of, or declaration or filing with, any governmental authority is required for the valid execution, delivery and performance by any Credit Party of the Credit Documents executed by such Person or the consummation of any of the transactions contemplated by the Credit Documents.

          SECTION 9.10.  COMPLIANCE WITH LAWS AND REGULATIONS.  Each of the
                         ------------------------------------
Borrower and its Subsidiaries complies in all material respects with all material federal, state, local, and other laws, ordinances and other governmental rules or regulations to which any of them is subject, including without limitation, Environmental Laws and laws and regulations relating to equal employment opportunity and employee safety, and Borrower will promptly comply in all material respects and will cause each of its Subsidiaries promptly to comply in all material respects with all such laws and regulations which may be legally imposed on Borrower or any Subsidiary in the future.

          SECTION 9.11.  POSSESSION OF LICENSES, FRANCHISES, ETC..  Borrower and
                         -----------------------------------------
its Subsidiaries possess all material licenses, franchises, certificates, permits and other authorizations from any governmental or regulatory authorities that are necessary in any material respect for the ownership, maintenance and operation of their respective properties and assets, and neither Borrower nor any Subsidiary is in violation of any thereof in any material respect.

          SECTION 9.12.  LICENSES, ETC..  Borrower and each Subsidiary of
                         ---------------
Borrower have obtained all patents, trademarks, service marks, trade names, service names, copyrights, licenses, and other similar rights that are necessary for the operation of its business as presently conducted and as proposed to be conducted. Except as set forth on Schedule 9.03, nothing has come to the
                                  -------------
attention of Borrower to the effect that (i) any product, process, method, substance, part or other material presently contemplated to be sold by or employed by Borrower or any Subsidiary of Borrower in connection with such business may infringe any patent, trademark, service mark, trade name, service names, copyright, license or other right owned by any other Person, (ii) there is pending or threatened any claim or litigation against or affecting Borrower or any Subsidiary of Borrower contesting its right to sell or use any such product, process, method, substance, part or other material, or (iii) there is, or there is pending or proposed, any patent, invention, device, application or principle or any statute, rule, law, regulation, standard or code which would prevent, inhibit or render obsolete the production or sale of any products of, or substantially reduce the projected revenues of, or otherwise materially and adversely affect the business, condition or operations of, Borrower or any Subsidiary of Borrower. Schedule 9.12 hereto lists all patents, trademarks and
                        -------------
registered copyrights owned by the Borrower and its Subsidiaries and any applications therefor.

          SECTION 9.13.  ENVIRONMENTAL LAW COMPLIANCE.  Borrower and each of its
                         ----------------------------
Subsidiaries have obtained all material permits, licenses and other authorizations which are required under Environmental Laws, and Borrower and each of its Subsidiaries are in compliance in all material respects with all terms and conditions of such permits, licenses and authorizations and are also in compliance in all material respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Laws. Except as set forth on Schedule 9.13 attached hereto, neither Borrower nor any of its Subsidiaries
   -------------
is aware of, or has received notice of, any past, present or future events, conditions, circumstances, activities, practices, incidents, actions or plans which, with respect to Borrower or any Subsidiary, may interfere with or prevent compliance or continued compliance in all material respects with Environmental Laws, or may give rise to any material common law or legal liability, or otherwise form the basis of any material claim, action, demand, suit, proceeding, hearing, study or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge, release or, threatened release into the environment, of any pollutant, contaminant, chemical, or industrial, toxic or hazardous substance or waste, and there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice or demand proceeding pending or, to the knowledge of the Borrower, threatened against Borrower or any Subsidiary relating in any way to Environmental Laws.


          SECTION 9.14.  SOLVENCY.  After giving effect to the transactions
                         --------
contemplated by the Credit Documents, (i) the property of each Credit Party, at a fair valuation, will exceed its debts, (ii) each Credit Party's capital will not be unreasonably small to conduct its business, (iii) no

Credit Party will have incurred debts, or have intended to incur debts, beyond its ability to pay such debts as they mature, and (iv) the then-current fair salable value of each Credit Party's assets will be materially greater than the amount that will be required to pay its probable liabilities (including debts) as they become absolute and matured. For purposes of this Section, "debt" means any liability on a claim, and "claim" means (i) the right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, or (ii) the right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

          SECTION 9.15.  MARGIN REGULATIONS AND INVESTMENT COMPANY ACT, ETC.  No
                         ---------------------------------------------------
part of the proceeds of any Loan or Letter of Credit will be used for any purpose which violates, or which would be inconsistent or not in compliance with, the provisions of the applicable Margin Regulations. No Credit Party is an "investment company" or a company "controlled" by an "investment company" (as each of the quoted terms is defined or used in the Investment Company Act of 1940, as amended). No Credit Party is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, or any foreign, federal or local statute or regulation limiting its ability to incur indebtedness for money borrowed, to guarantee such indebtedness or to pledge any of its assets to secure such indebtedness, as contemplated by this Agreement or by any other Credit Document.

          SECTION 9.16.  LABOR MATTERS.  Neither Borrower nor any Subsidiary of
                         -------------
Borrower has experienced any strike, labor dispute, slow down or work stoppage due to labor disagreements, and, to the best knowledge of Borrower, there is no strike, dispute, slow down or work stoppage threatened against Borrower or any Subsidiary. Except as set forth on Schedule 903 attached hereto, there are no
                                   ------------
claims or lawsuits which have been asserted or instituted against Borrower on the basis that it did not perform in respect of any undertakings made towards its employees or their representatives and no basis for such claim or lawsuits exists. Borrower has acted in all material respects in accordance with any agreements entered into with representatives of its employees relating to their relations with and obligations towards their employees.

          SECTION 9.17.  BROKERS.  There are and will be no claims against the
                         -------
Agent or any Lender for brokerage commissions, finder's fees or investment banking fees in connection with the transactions contemplated by this Agreement.


          SECTION 9.18.  INSURANCE.  The Borrower and its Subsidiaries currently
                         ---------
maintain insurance with respect to their respective properties and businesses with financially sound and reputable insurers, having coverages against liabilities, losses or damages of the kinds customarily insured against by reputable companies engaged in the same or similar businesses, such insurance being in amounts no less than those amounts which are customary for such companies under similar circumstances. The Borrower and its Subsidiaries have paid all insurance premiums now due and owing with respect to such insurance policies and coverages and such policies and coverages are in full force and effect.

          SECTION 9.19.  DISCLOSURE.  Neither this Agreement nor any other
                         ----------
document, certificate or statement furnished to the Agent or any Lender by or on behalf of Borrower or any other Credit Party in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not materially misleading. There is no fact peculiar to Borrower or any of its Subsidiaries which materially or adversely affects or in the future could reasonably be expected to materially and adversely affect the business, property or assets, or financial condition of Borrower and its Subsidiaries taken as a whole and which has not been set forth in this Agreement or in the other documents, certificates and statements furnished to the Agent or any Lender by or on behalf of Borrower or the other Credit Parties prior to the date hereof in connection with the transactions contemplated hereby.

          SECTION 9.20.  REAFFIRMATION.  Each request for a Loan or a Letter of
                         -------------
Credit made by Borrower pursuant to this Agreement shall constitute an automatic representation and warranty by Borrower to the Agent and each Lender that there does not then exist any Default or Event of Default as well as a reaffirmation by Borrower as of the date of said request of all of the representations and warranties of the Credit Parties contained in this Agreement and the other Credit Documents (other than those representations and warranties which are, by their terms, expressly limited to the date made or given).

          SECTION 9.21.  REVISIONS OR UPDATES OF SCHEDULES.  Should any of the
                         ---------------------------------
information or disclosures provided on any of the Schedules attached hereto become incorrect in any material respect, the Borrower shall provide promptly to the Agent and the Lenders in writing such revisions to such Schedule as may be necessary to correct same, provided that no Schedule shall be deemed to have been amended, modified or superseded by any such correction, nor shall any breach of warranty or representation resulting from the inaccuracy or incompleteness of any such Schedule be deemed to have been cured thereby, unless and until the Agent and the Required Lenders in their sole and absolute discretion shall have accepted in writing such revisions to such Schedule.


                                  ARTICLE X.

                             AFFIRMATIVE COVENANTS
                             ---------------------

          For so long as this Agreement is in effect, and unless the Agent and the Required Lenders expressly consent in writing to the contrary, Borrower hereby expressly covenants and agrees (for itself and its Subsidiaries) that:

          SECTION 10.01. FINANCIAL STATEMENTS AND OTHER REPORTS AND NOTICES.
                         --------------------------------------------------
Borrower shall promptly deliver to the Agent and each Lender:

          (i) as such is available and in any event within forty-five (45) days after the end of each fiscal quarter of Borrower, a consolidated statement of income and statement of cash flows of Borrower and its Subsidiaries for the period from the beginning of such fiscal year to the end of such period, and a consolidated balance sheet of Borrower and its Subsidiaries as at the end of such period, setting forth in the case of each quarterly statement in comparative form figures for the corresponding period in the preceding fiscal year, all in reasonable detail, prepared in accordance with GAAP (subject to changes resulting from normal year-end adjustments), but not audited, and accompanied by a duly completed and executed Compliance Certificate dated as of the date of the delivery of such financial statements;

          (ii) within one hundred twenty (120) days after the end of each fiscal year of Borrower, a consolidated statement of income and statement of cash flows of Borrower and its Subsidiaries for such year, and a consolidated balance sheet of Borrower and its Subsidiaries as at the end of such year, setting forth in each case in comparative form corresponding figures from the preceding annual audit, all in reasonable detail, prepared in accordance with GAAP and reasonably satisfactory in scope to the Agent and audited in accordance with generally accepted auditing standards and certified to Borrower by independent public accountants of recognized standing in the United States of America selected by Borrower and reasonably acceptable to the Agent whose certificate shall be unqualified, which financial statements shall be accompanied by a duly completed and executed Compliance Certificate dated as of the date of the delivery of such financial statements;

          (iii) promptly upon receipt thereof, a copy of each other report submitted to the Borrower or any Subsidiary by its independent public accountants in connection with any annual, interim or special audit made by them of the books of the Borrower or any such Subsidiary (including, without limitation any management report prepared in connection with such accountants' annual audit of the Borrower and its Subsidiaries);

          (iv) not less than thirty (30) days prior to the end of each fiscal year of Borrower, Borrower also shall provide each of the Lenders and the Agent with a copy of the Borrower's business plan for the coming fiscal year which shall include quarterly projections and a projected balance sheet, income statement, and statements of cash flows for each of the Borrower and its Subsidiaries separately and for the Borrower on a consolidated basis;

          (v) promptly upon transmission thereof, copies of all such financial statements, proxy statements, notices and reports as it shall send to its stockholders, if any, and copies of all registration statements and all reports which it files with the SEC (or any governmental body or agency succeeding to the functions of the SEC);

          (vi) promptly upon obtaining knowledge of an Event of Default, an Officer's Certificate specifying the nature and period of existence thereof and what action Borrower proposes to take with respect thereto;

          (vii) immediately upon becoming aware that the holder of any evidence of indebtedness or any security of Borrower or any Subsidiary has given notice or taken any other action with respect to a claimed default or event of default with respect to such indebtedness or security or event which, with the giving of notice or passage of time, or both, would constitute a default with respect to such indebtedness or security, an Officer's Certificate specifying the notice given or action taken by such holder and the nature of the claimed default or event and what action Borrower or the Subsidiary is taking or proposes to take with respect thereto;

          (viii) promptly after learning thereof, any (x) notice that Borrower or any Subsidiary is not in compliance in all material respects with all terms and conditions of any permit, license or authorization which is required under Environmental Laws, or that Borrower or any Subsidiary is not in compliance in all material respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Laws; (y) notice of any past, present or future events, conditions, circumstances, activities, practices, incidents, actions or plans which, with respect to Borrower or any Subsidiary, may materially interfere with or prevent compliance in all material respects or continued compliance in all material respects with any applicable Environmental Laws; and (z) notice or claim of any civil, criminal or administrative action, suit, demand, claim, hearing, notice or demand letter, notice of violation, investigation, or proceeding pending or threatened against Borrower or any Subsidiary relating in any way to any applicable Environmental Laws;

          (ix) promptly after (a) the occurrence thereof, notice of the institution by any Person of any action, suit or proceeding or any governmental investigation or any arbitration, before any court or arbitrator or any governmental or administrative body, agency, or official, against Borrower, any Subsidiary, or any material property of any of them, in which the amount in controversy is stated to be more than $100,000 individually or in the aggregate or, where no amount in controversy is stated, which might, if adversely determined, have a material and adverse effect on the business, property or assets or financial condition of Borrower and its Subsidiaries taken as a whole, or (b) the receipt of actual knowledge thereof, notice of the threat of any such action, suit, proceeding, investigation or arbitration, each such notice under this subsection to specify, if known, the amount of damages being claimed or other relief being sought, the nature of the claim, the Person instituting the action, suit, proceeding, investigation or arbitration, and any other significant features of the claim;

          (x) promptly after the filing thereof, copies of any annual report required to be filed by Borrower or any of its Subsidiaries pursuant to ERISA connection with each Plan and any other employee benefit plan of Borrower or its Subsidiaries;

          (xi) promptly after learning thereof, notice of the occurrence of any Reportable Event or of any additional act or condition arising in connection with any Plan which Borrower believes might constitute grounds for the termination thereof by the PBGC or for the appointment by any appropriate United States district court of a trustee to administer such Plan;

          (xii) not less than thirty (30) days prior thereto, notice of any intended domestication of any Foreign Subsidiary as a Domestic Subsidiary, whether by merger, consolidation, stock transfer, re-incorporation or otherwise; and

          (xiii) with reasonable promptness, such other information relating to the operations, management, business and financial condition of Borrower or its Subsidiaries or any Plan, as the Agent or any Lender may reasonably request in writing from time to time.

          SECTION 10.02.  INSPECTION OF PROPERTY.  Borrower will permit any
                          ----------------------
Person designated by the Agent or any Lender in writing to visit and inspect any of the properties of Borrower and its Subsidiaries, to examine the corporate books and records of Borrower and its Subsidiaries and such other documents as the Agent or any Lender may reasonably request and make copies thereof or extracts therefrom, and to discuss the affairs, finances and accounts of any of such corporations with the officers of Borrower and Borrower's Subsidiaries and with Borrower's independent public accountants, all at such reasonable times and as often as the Agent or such Lender may reasonably request.

          SECTION 10.03.  BOOKS AND RECORDS.  Borrower shall, and shall cause
                          -----------------
each Domestic Subsidiary to, keep its books, records and accounts in accordance with GAAP and practices applied on a basis consistent with preceding years.

          SECTION 10.04.  MAINTENANCE OF INSURANCE.  Borrower shall maintain and
                          ------------------------
cause each Subsidiary to maintain, with financially sound and responsible insurers reasonably acceptable to the Agent, insurance with respect to its properties and business against such casualties and contingencies (including worker's compensation and public liability, larceny, embezzlement or other criminal misappropriation) and in such amounts as is customary in the case of similarly situated corporations engaged in the same or similar businesses. From time to time, upon written request by the Agent at reasonable intervals, Borrower will deliver an Officer's Certificate specifying the details of such insurance in effect.

          SECTION 10.05.  MAINTENANCE OF CORPORATE EXISTENCE, PROPERTIES,
                          ----------------------------------------------
FRANCHISES, ETC..  Except to the extent otherwise permitted hereby, Borrower
- -----------------
and each Subsidiary will do or cause or cause to be done all things reasonably necessary to preserve, renew and keep in full force and effect the corporate existence of Borrower and its Subsidiaries and the patents, trademarks, service marks, trade names, service names, copyrights, licenses, permits, franchises and other rights, including distributorship and franchise agreements, that continue to be useful in some material respect to the business of Borrower or such Subsidiary, and at all times maintain, preserve and protect all patents, trademarks, service marks, trade names, service names, copyrights, licenses, permits, franchises and other rights, including distributorship and franchise agreements, that continue to be useful in some material respect to the business of Borrower or such Subsidiary, and preserve all the remainder of its property useful in the conduct of its business and keep the same in good repair, working order and condition (ordinary wear and tear excepted), and from time to time, make, or cause to be made, all needful and proper repairs, renewals, replacements, betterments and improvements thereto so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

          SECTION 10.06. PAYMENT OF TAXES AND CLAIMS.  Borrower and each
                         ---------------------------
Subsidiary will pay and discharge or cause to be paid and discharged all taxes, assessments and governmental charges or levies imposed upon it or upon its respective income and profits or upon any of its property, real, personal or mixed or upon any part thereof, before the same shall become in default as well as all lawful claims for labor, materials and supplies or otherwise, which, if unpaid, might become a Lien or charge upon such properties or any part thereof, provided that Borrower and its Subsidiaries shall not be required to pay and
- --------
discharge or cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity thereof shall be timely contested in good faith by appropriate proceedings and it shall have set aside on its books in accordance with GAAP adequate reserves with respect to any such tax, assessment, charge, levy or claim, so contested; and provided, further, that payment with
                                         --------
respect to any such tax, assessment, charge, levy or claim shall be made before any property of Borrower or any Subsidiary shall be seized or sold in satisfaction thereof.

          SECTION 10.07. TYPE OF BUSINESS.  Borrower will remain, and will
                         ----------------
cause each Subsidiary to remain, substantially in the same businesses in which Borrower and its Subsidiaries are engaged as of the date of this Agreement or in such other types of business which are reasonably related or incidental thereto.

          SECTION 10.08. COMPLIANCE WITH LAWS, ETC..  Borrower shall comply,
                         ---------------------------
and cause each of its Subsidiaries to comply, in all material respects, with all Requirements of Law and Contractual Obligations applicable to or binding on any of them, except where the failure to so comply would not have a material adverse effect on the business, property or assets or financial condition of the Borrower and its Subsidiaries taken as a whole. Without limiting the generality of the immediately preceding sentence, Borrower shall undertake to correct or avoid the actual or potential environmental problems described on Schedule 9.13
                                                                  -------------
within the respective time periods indicated therein; provided, however, that
                                                      --------
any such time period shall be extended so long as Borrower is diligently and continuously pursuing the corrective or avoidance action involved in good faith but has been unable to complete such action due to circumstances which are beyond its reasonable control.

          SECTION 10.09. FINANCIAL COVENANTS. Borrower shall comply with the
                         -------------------
following financial covenants:

          (a) Borrower's Current Ratio shall not be less than 1.50 to 1.0 as of the end of any fiscal quarter or year of Borrower ending on or after January 31, 1996;

          (b) Borrower shall maintain a Tangible Net Worth as of the end of each fiscal year ending on or after October 31, 1995 (and as of the end of each fiscal quarter in each such fiscal year) of not less than the sum of $37,235,000 plus fifty percent (50%) of Borrower's Net Income after taxes for each fiscal year of Borrower ending on or after October 31, 1996 (but such sum shall not be decreased if Borrower suffers a net loss in any one year); provided, however, that Borrower's Tangible Net Worth may be reduced
            --------
     after the date of this Agreement on a one-time basis to not less than ($15,000,000) (that is, a negative $15,000,000) as a result of the intangible assets acquired by Borrower in connection with an acquisition transaction (or series of related acquisitions) so long as (i) Borrower provides the Agent at or before the closing of such transaction with a certificate of its president or chief financial officer demonstrating to the Agent's satisfaction that on a pro forma basis Borrower's Tangible Net
                                        --- -----
     Worth will be increased to not less than $10,000,000 as of the end of its first full fiscal quarter following the first anniversary of the date of the closing of such acquisition (or acquisitions), (ii) Borrower maintains a Tangible Net Worth as of the end of such fiscal quarter of not less than $10,000,000, (iii) Borrower maintains a Tangible Net Worth as of the end of the fiscal year in which such quarter occurs of not less than the sum of
     (x)  $10,000,000 plus (y) 50% of Borrower's Net Income after taxes for the
                      ----
     remainder of such fiscal year, and (iv) Borrower maintains a Tangible Net Worth as of the end of each succeeding fiscal year of not less than the sum of (x) its minimum required Tangible Net Worth hereunder for the prior year plus (y) 50% of Borrower's Net Income after taxes for each such fiscal year
     ----
     for which such Net Income is positive; provided further, however, that
                                            ----------------
     after Borrower's Tangible Net Worth has been reduced to not less than ($15,000,000) as permitted by the preceding proviso and after Borrower's Tangible Net Worth has been increased back to not less than $10,000,000 as required by such proviso, Borrower's Tangible Net Worth thereafter may be reduced from time to time to not less than $10,000,000 as a result of the intangible assets acquired by Borrower in connection with an acquisition transaction (or series of related acquisitions) so long as (1) Borrower's Tangible Net Worth as of the end of its fiscal year in which such acquisition (or acquisitions) occurs shall not be less than its Tangible Net Worth immediately after such acquisition (or acquisitions) plus 50% of
                                                                    ----
     Borrower's Net Income after taxes for the remainder of such fiscal year if such Net Income is positive and (2) Borrower maintains a Tangible Net Worth as of the end of each succeeding fiscal year of not less than the sum of
     (x) its minimum required Tangible Net Worth hereunder for the prior year plus (y) 50% of Borrower's Net Income after taxes for each such fiscal year for which such Net Income is positive.

          (c) Borrower's Debt Service Coverage Ratio, as determined at the end of each fiscal quarter or year ending on or after the date January 31, 1996 and based on the 4-quarter period ending therewith shall not be less than
     1.5 to 1.0.

          (d) Borrower's Senior Funded Debt Ratio shall not be more than 50% as of the end of any fiscal quarter or fiscal year of Borrower which ends January 31, 1996.

          (e) Borrower's Funded Debt Ratio, as determined at the end of each fiscal quarter or year ending on or after January 31, 1996 and based on the 4-quarter period ending therewith, shall not exceed 3.5 to 1.0.

          SECTION 10.10.  ADDITIONAL CREDIT PARTIES.  Promptly after (a) the
                          -------------------------
creation or acquisition of any Subsidiary not listed on Schedule 9.01 as
                                                        -------------
attached on the date of the Initial Credit Event, or (b) the domestication of any Foreign Subsidiary as a Domestic Subsidiary, Borrower shall execute and deliver, or cause to be executed and delivered, (i) a Stock Pledge Agreement from the direct parent company of such Subsidiary in substantially the same form as Exhibit D-1 or Exhibit D-2 attached to the Prior 1992 Credit Agreement (as
   -----------    -----------
appropriate) with respect to all capital stock of such Subsidiary (but such pledge shall be limited to 66% of such stock if such Subsidiary is a non-domesticated Foreign Subsidiary), (ii) a Guaranty Agreement from such Subsidiary (but not if it is a non-domesticated Foreign Subsidiary) in substantially the same form as Exhibit B attached to the Prior 1992 Credit Agreement, and (iii) if
             ---------
required under Section 7.06(g) hereof, a Security Agreement from such Subsidiary (but not if it is a non-domesticated Foreign Subsidiary) in substantially the form of Exhibit C-2 attached to the Prior 1992 Credit Agreement together with
        -----------
related documents of the kind described in Sections 5.01 (e), (f), (g), (h),
(i), (j), (k), (l), (m), (r) and (s) of the Prior 1992 Credit Agreement, all in form and substance satisfactory to the Agent.

          SECTION 10.11. BOND DOCUMENT COMPLIANCE BY BORROWER.  Borrower shall
                         ------------------------------------
keep, observe, perform, carry out and execute in every particular each and every one of its covenants, agreements and obligations contained in the Bond Documents, and, upon request by the Agent, Borrower shall deliver or cause to be delivered to the Agent correct and complete copies of any and all instruments, documents, loan requests, affidavits and other written materials submitted to the Borrower by the Authority, the Bond Trustee or any contractor in connection with the Bond Documents and the completion of the construction of the Project (as defined in the Bond Lease).

                                  ARTICLE XI

                              NEGATIVE COVENANTS
                              ------------------

          For so long as this Agreement is in effect, and unless the Agent and the Required Lenders expressly consent in writing to the contrary, Borrower hereby expressly covenants and agrees (for itself and its Subsidiaries) as follows:

          SECTION 11.01. INDEBTEDNESS.  Borrower will not, and will not permit
                         ------------
any Subsidiary to, create, incur, assume or suffer to exist any Indebtedness, except

          (a) Indebtedness evidenced by or arising under this Agreement or any of the other Credit Documents;

          (b) Unsecured current liabilities (not resulting from any borrowing) incurred in the ordinary course of business for current purposes, not represented by a promissory note or other evidence of indebtedness;

          (c)  Capitalized Lease Obligations to the extent permitted under
     Section 10.09 hereof;

          (d) Purchase Money Indebtedness (other than Capitalized Lease Obligations) which at no time exceeds $500,000 in aggregate outstanding principal amount;

          (e)  Indebtedness under the Bond Documents;

          (f)  Other Indebtedness described in Schedule 11.01 attached hereto;

          (g) Indebtedness of the Borrower or any Subsidiary as an account party for any letter of credit issued by any financial institution (other than a Letter of Credit) if such letter of credit is issued solely as security for performance or payment by the Borrower or such Subsidiary under any contract which is not otherwise prohibited by this Agreement and which has been entered into in the ordinary course of business of the Borrower or such Subsidiary;

          (h) Subordinated Debt incurred by the Borrower or any Subsidiary in amounts and on other terms and conditions which are acceptable in all respects to the Agent and the Required Lenders;

          (i)  AMOT U.K. Overdraft Indebtedness; and

          (j) Renewals or extensions of any Indebtedness described in paragraphs (c), (d), (e), (f), (g), (h) or (i) above provided that the principal amount thereof is not increased.

          SECTION 11.02.  LIENS.  Borrower will not, and will not permit any
                          -----
Subsidiary to, create, assume or suffer to exist any Lien upon any of its property or assets, whether now owned or hereafter acquired, except

          (a) Liens for taxes (including ad valorem taxes), assessments or other governmental charges or levies not yet due or which are being actively contested in good faith by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of Borrower or its Subsidiaries, as the case may be, in accordance with GAAP;

          (b) Statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of Borrower or its Subsidiaries, as the case may be, in accordance with GAAP;

          (c) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security benefits or obligations or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations, provided that such Liens were not incurred
                                    --------
     in connection with the borrowing of money or the obtaining of advances;

          (d) Liens on property or assets of a Subsidiary to secure obligations of such Subsidiary to Borrower or to another Subsidiary of Borrower;

          (e) Purchase Money Liens securing Purchase Money Indebtedness to the extent permitted under Section 11.01 above;

          (f) Zoning ordinances, easements, licenses, restrictions on the use of real property and minor irregularities in title thereto which do not materially impair the use of such property in the operation of the business of Borrower or any Subsidiary or the value of such property;

          (g) Inchoate liens arising under ERISA to secure current service pension liabilities as they are incurred under the provisions of Plans from time to time in effect;

          (h) Rights reserved to or vested in any municipality or governmental, statutory or public authority to control or regulate any property of Borrower or any Subsidiary, or to use such property in a manner which does not materially impair the use of such property for the purposes for which it is held by Borrower or any Subsidiary;

          (i)  Liens identified in Schedule 11.02, attached hereto and made a
                                   --------------
     part hereof by reference;

          (j) Liens granted pursuant to the Bond Documents to secure Indebtedness permitted under Section 11.01(e) hereof; and

          (k)  Liens granted pursuant to the Security Documents.

          SECTION 11.03.  GUARANTIES.  Borrower and its Subsidiaries shall not
                          ----------
become or remain liable with respect to any Guaranty, except for (i) advances in the ordinary course of such Credit Party's business to its officers and employees to cover travel, entertainment or moving expenses to be incurred by them in connection with such Credit Party's business, (ii) endorsements of instruments or items of payment for deposit or collection in the ordinary course of business, (iii) any Guaranties issued under the Bond Documents to guarantee Indebtedness permitted under Section 11.01(e) hereof; (iv) the Guaranties issued pursuant to the transactions contemplated by this Agreement;
(v) any Guaranties of the AMOT U.K. Overdraft Indebtedness; and (vi) any other Guaranties described on Schedule 11.03 attached hereto.
                        --------------


          SECTION 11.04.  MERGER OR SALE OF ASSETS.  Borrower will not, and
                          ------------------------
will not permit any Subsidiary to, merge, consolidate or exchange shares with any other corporation, or sell, lease or transfer or otherwise dispose of all or substantially all of its assets to any Person, other than sales, leases, transfers or other dispositions of inventory in the ordinary course of business or particular items of obsolete or unnecessary equipment in the ordinary course of business, except

          (i) any Subsidiary may merge or consolidate with Borrower (provided that Borrower shall be the surviving corporation therefrom) or with any one or more other Subsidiaries;

          (ii) any Subsidiary may sell, lease, transfer or otherwise dispose of all or any substantial part of its assets to Borrower or another Subsidiary;

          (iii) any other Person may merge or consolidate with Borrower or any Subsidiary; provided that such transaction shall not violate Section
                 --------
     11.06(v) hereof, no other Default or Event of Default shall be caused thereby and Borrower or such Subsidiary shall be the surviving corporation therefrom.

          SECTION 11.05.  ERISA MATTERS.  Neither Borrower nor any Subsidiary
                          -------------
shall incur or suffer to exist any material accumulated funding deficiency within the meaning of ERISA or incur any material liability to the PBGC established under ERISA (or any successor thereto under ERISA).

          SECTION 11.06.  INVESTMENTS.  Borrower shall not, and shall not permit
                          -----------
any Subsidiary to, make or have outstanding any loan or advance to, or own, purchase or acquire any stock, obligations (other than accounts receivable generated in the ordinary course of business) or securities of, or any interest in, or make any capital contribution to or acquire all or substantially all of the assets of, any other Person, except that the Borrower and any Subsidiary may: (i) acquire and own stock, obligations or securities received in settlement of debt created in the ordinary course of business which is owing to the Borrower or such Subsidiary; (ii) own, purchase or acquire (A) commercial paper, banker's acceptances or certificates of deposit issued by any Lender (or its parent holding company) or by any other United States commercial bank or enter into repurchase agreements with such Lenders or banks with respect to obligations described in this clause (ii), (B) obligations of reputable issuers located in the United States which obligations have a short-term rating of A-1 or better by Standard & Poor's Corporation or P-1 by Moody's Investors Service, Inc., (C) obligations of the United States government or any agency thereof, and
(D) obligations guaranteed by the United States government or any agency thereof, in each case such obligations described in this clause (ii) to be due within one year and one day from the date of acquisition; (iii) endorse negotiable instruments for collection or deposit in the ordinary course of business; (iv) own stock of the Subsidiaries listed on
Schedule 9.01; and (v) acquire stock of any new or additional Subsidiary or
- -------------
acquire all or substantially all of the assets of any other Person to the extent each such acquisition (or series of related acquisitions) constitutes a Permitted Acquisition and provided that not less than five (5) days prior to the consummation of such acquisition (or series of related acquisitions) Borrower provides the Agent and each Lender with a duly completed and executed Permitted Acquisition Certificate for such acquisition (or series of related acquisitions) demonstrating that such acquisition is a Permitted Acquisition and that Borrower will be in compliance with the financial covenants set forth in Section 10.09 hereof on a pro forma basis after giving effort to such acquisition.
            --- -----

          SECTION 11.07.  SALE AND LEASE-BACK TRANSACTIONS.  Borrower will not,
                          --------------------------------
and will not permit any Subsidiary to, enter into or permit to remain in effect any arrangement with any lender or investor or to which such lender or investor is a party providing for the leasing by Borrower or any Subsidiary of real or personal property which has been or is to be sold or transferred by Borrower or any Subsidiary to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such property or rental obligations of Borrower or any Subsidiary.

          SECTION 11.08.  TRANSACTIONS WITH AFFILIATES.  Borrower will not, and
                          ----------------------------
will not permit any Subsidiary to, directly or indirectly purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise deal with, in the ordinary course of business or otherwise, any Affiliate, except upon terms not less favorable to Borrower or the Subsidiary than if the relationship of Affiliate did not exist.

          SECTION 11.09.  FISCAL YEAR CHANGE.  Borrower shall not change its
                          ------------------
fiscal year.

          SECTION 11.10.  USE OF PROCEEDS.  Borrower shall not use (or permit to
                          ---------------
be used) the proceeds of any of the Loans or Letters of Credit for any purpose other than as and to the extent permitted by the applicable provisions of
Section 2.01(b), 3.01(b), 4.01(b), 5.01(b) or 6.01(a) hereof.

          SECTION 11.11.  AMENDMENT, TERMINATION OR WAIVER OF BOND DOCUMENTS.
                          --------------------------------------------------
Borrower shall not amend, terminate or waive or permit any non-compliance with or termination of any of the terms and conditions of any of the Bond Documents.

                                 ARTICLE XII.

                               EVENTS OF DEFAULT


          SECTION 12.01. EVENTS OF DEFAULT.  Each of the following events shall
                         -----------------
constitute an Event of Default under this Agreement:

          (i) failure by Borrower to pay any of the Obligations (whether principal, interest, fees or other amounts) when and as the same become due and payable (whether at maturity, on demand, or otherwise), and, in the case of any failure to pay any interest or fees due hereunder (other than the Closing Fee and Agent Fee), the continuation of such failure for five
     (5) days after the due date of such payment; or

          (ii) Borrower or any Subsidiary shall (1) apply for or consent to the appointment of or the taking of possession by a receiver, custodian, trustee or liquidator of Borrower or any Subsidiary or of all or a substantial part of the property of Borrower or any Subsidiary, (2) admit in writing the inability of Borrower or any Subsidiary, or be generally unable, to pay the debts of Borrower or any Subsidiary as such debts become due, (3) make a general assignment for the benefit of the creditors of Borrower or any Subsidiary, (4) commence a voluntary case under the Bankruptcy Code (as now or hereafter in effect), (5) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, (6) fail to controvert in a timely or appropriate manner, or acquiesce in writing to, any petition filed against Borrower or any Subsidiary in an involuntary case under the Bankruptcy Code, or (7) take any action for the purpose of effecting any of the foregoing; or

          (iii) a proceeding or case shall be commenced, without the application of Borrower or any Subsidiary, in any court of competent jurisdiction, seeking (1) the liquidation, reorganization, dissolution, winding-up or composition or readjustment of debts of Borrower or any Subsidiary, (2) the appointment of a trustee, receiver, custodian, liquidator or the like of Borrower or any Subsidiary or of all or any substantial part of the assets of Borrower or any Subsidiary, or (3) similar relief in respect of Borrower or any Subsidiary under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition and adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue in effect, for a period of sixty (60) days from commencement of such proceeding or case or the date of such order, judgment or decree, or any order for relief against Borrower or any Subsidiary shall be entered in an involuntary case or proceeding under the Bankruptcy Code; or

          (iv) any representation or warranty made by Borrower herein or by Borrower or any other Credit Party in any of the other Credit Documents shall be false or misleading in any material respect on the date as of which made (or deemed made); or

          (v) any default shall occur in the performance or observance of any term, condition or provision contained in Section 7.06(g), 9.01(b), 10.09, 10.10 or Article XI of this Agreement; or

          (vi) any default shall occur in the performance or observance of any term, condition or provision contained in this Agreement and not referred to in clauses (i) through (v) above, which default shall continue for thirty (30) days after the earlier of the date Borrower acquires knowledge thereof or the Agent or any Lender gives Borrower written notice thereof;

          (vii) any provision of this Agreement or any other Credit Document shall at any time for any reason cease to be valid and binding in accordance with its terms on Borrower or any Credit Party which executed it, or the validity, enforceability, or priority thereof shall be contested by Borrower or any such Credit Party, or any Credit Party shall terminate or repudiate (or attempt to terminate or repudiate) any Credit Document executed by it; or

          (viii) the occurrence of an Event of Default under (and as defined in, and after giving effect to any notice and/or cure rights expressly provided in) any of the Credit Documents or any of the Bond Documents; or


          (ix) default in the payment of principal of or interest on any other Indebtedness of Borrower or any Subsidiary for money borrowed (or any obligation under conditional sale or other title retention agreement or any obligation secured by purchase money mortgage or deed to secure debt or any Indebtedness under notes payable or drafts accepted representing extensions of credit or on any Capitalized Lease Obligation), or default in the performance of any other agreement, term or condition contained in any agreement under which any such Indebtedness is created, guaranteed or secured if the effect of such default is to entitle the holder or holders of such Indebtedness (or a trustee on behalf of such holder or holders) to cause such obligation to become due prior to its stated maturity; provided
                                                                       --------
     that in each and every case noted above the aggregate then outstanding principal balance of the Indebtedness involved (or all such Indebtedness combined) must equal or exceed $100,000; or

          (x) default in the payment of principal of or interest on any other Indebtedness of Borrower or any Subsidiary for money borrowed from any Lender or any Affiliate of a Lender (other than an Obligation) or on any Capitalized Lease Obligation with a Lender or any Affiliate of a Lender, or default in the performance of any other agreement, term, or condition contained in any agreement under which any such Indebtedness is created, guaranteed or secured if the effect of such default is to entitle such Lender to then cause such Indebtedness to become due prior to its stated maturity [the parties intend that a default may constitute an Event of Default under this paragraph (x) even if such default would not constitute an Event of Default under paragraph (ix) immediately above]; or

          (xi) a judgment or order for the payment of money in excess of $100,000 or otherwise having a materially adverse effect on the Borrower and its Subsidiaries taken as a whole shall be rendered against the Borrower or any of its Subsidiaries and such judgment or order shall not be released, vacated, stayed or fully bonded-off within thirty (30) days after the date of its issue or entry; or

          (xii) the acquisition after the date of this Agreement by any Person or, by any two or more Persons, acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the SEC under the Securities Exchange Act of 1934) of either (a) twenty percent (20%) or more of the outstanding Voting Stock of the Borrower or (b) the power to direct or cause the direction of the management and policies of the Borrower whether through the ownership of voting securities, by contract, or otherwise; or

          (xiii) a Reportable Event shall occur which the Agent or the Required Lenders determine in good faith constitutes grounds for the termination by the PBGC of any Plan or for the appointment by the appropriate United States district court of a trustee for any Plan, or if any Plan shall be so terminated or any such trustee shall be so requested or appointed, or if Borrower or any of its Subsidiaries is in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan resulting from Borrower's or such Subsidiary's complete or partial withdrawal from such Plan.

          SECTION 12.02.  REMEDIES.  Upon the occurrence of an Event of Default,
                          --------
the Agent may, upon the written request of the Required Lenders, exercise one or more of the following remedies:

          (i) by written notice to Borrower, terminate the Agent's and the Lenders' respective remaining obligations hereunder to make any further Loans or issue any further Letters of Credit pursuant to this Agreement, whereupon all such obligations shall terminate immediately and any remaining accrued but unpaid Commitment Fees shall become forthwith due and payable without any other notice or demand of any kind; and

          (ii) by written notice to Borrower, declare the principal of and any accrued interest on the Notes, the Reimbursement Obligations and all other Obligations to be, and whereupon the same shall become, immediately due and payable, and the same shall thereupon become due and payable without further demand, presentment, protest or notice of any kind, all of which are hereby expressly waived by Borrower;

          (iii) by written notice to Borrower, require that Borrower immediately pay to the Agent (for the account of the Lenders) an amount of immediately available funds equal to the aggregate Stated Amount of all of the Letters of Credit then outstanding and the funds so paid by Borrower shall be deposited by the Agent in a trust or collateral account with the Agent for which the Agent shall have the sole power of access, investment and withdrawal, and such funds shall be applied by the Agent at such times and from time to time to satisfy the Borrower's Reimbursement Obligations with respect to such Letters of Credit, and the Borrower hereby pledges, assigns and grants to the Agent (for the benefit of the Lenders) a first-priority security interest in and Lien on such account and any and all such funds therein and the proceeds thereof as collateral for the Obligations (and upon the termination of this Agreement, the expiration or release of all of the Letters of Credit, and the payment in full of all of the Obligations, any remaining surplus of such funds shall be paid by the Agent to the Borrower, but the Agent and the Lenders shall have no obligation or responsibility to invest any such funds or to pay interest thereon, and the Agent and the Lenders shall have no liability to the Borrower for any investment loss resulting from any investment of such funds by the Agent in its discretion); and

          (iv) exercise all or any of its rights and remedies as it may otherwise have under any of the other Credit Documents or any applicable law;

provided, however, that upon the occurrence of an Event of Default specified in
- --------
Section 12.01(ii) or Section 12.01(iii) above, the result which would occur upon the giving of notice pursuant to Section 12.02(i), (ii) and (iii) shall occur automatically without the giving of any such notice. No failure or delay on the part of the Agent or the Lenders to exercise any right or remedy hereunder or under the Credit Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy hereunder preclude any further exercise thereof or the exercise of any further right or remedy hereunder or under the Credit Documents. No exercise by the Agent or the Lenders of any remedy under the other Credit Documents shall operate as a limitation on any rights or remedies of the Agent or the Lenders under this Agreement, except to the extent of moneys actually received by the Agent or the Lenders under the other Credit Documents. Without limiting the generality of the foregoing, and in addition to the remedies set forth above, upon the occurrence of an Event of Default, the Agent may, at its option, as provided in Section 6.01(f) of the Bond Indenture, upon the written request of the Required Lenders, give written notice to the Bond Trustee of the occurrence of an Event of Default hereunder and requesting that the same be treated as an Event of Default under the Bond Indenture.

                                 ARTICLE XIII.

                                   THE AGENT
                                   ---------


          SECTION 13.01.  APPOINTMENT OF AGENT.  Each Lender hereby designates
                          --------------------
NationsBank as Agent to act as herein specified. Each Lender hereby irrevocably authorizes the Agent to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Agent may perform any of its duties hereunder by or through its agents or employees.

          SECTION 13.02.  NATURE OF DUTIES OF AGENT.  The Agent shall have no
                          -------------------------
duties or responsibilities except those expressly set forth in this Agreement and the other Credit Documents. Neither the Agent nor any of its officers, directors, employees or agents shall be liable for any action taken or omitted by it as such hereunder or in connection herewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Agent shall be mechanical and administrative in nature; the Agent shall not have by reason of this Agreement any fiduciary duties to any Lender; and nothing in this Agreement, express or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Agreement or the other Credit Documents except as expressly set forth herein or therein.

          SECTION 13.03.  LACK OF RELIANCE ON AGENT.
                          -------------------------

          (a) Independently and without reliance upon the Agent, each Lender, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Borrower and the other Credit Parties in connection with the taking or not taking of any action in connection herewith, and (ii) its own appraisal of the creditworthiness of the Borrower and the other Credit Parties, and, except as expressly provided in this Agreement, the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of any of the Loans, the issuance of any of the Letters of Credit, or at any time or times thereafter.

          (b) The Agent shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, priority or sufficiency of this Agreement, the Notes, the Security Documents, or any other Credit Documents, or the financial condition of the Borrower or any other Credit Party, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement, the Notes, the Security Documents or the other Credit Documents, or the financial condition of the Borrower or any other Credit Party, or the existence or possible existence of any Default or Event of Default.

          SECTION 13.04.  CERTAIN RIGHTS OF AGENT.  If the Agent shall request
                          -----------------------
instructions from the Required Lenders with respect to any act or action (including the failure to act) in connection with this Agreement or any other Credit Document, the Agent shall be entitled to refrain from such act or taking such action unless and until the Agent shall have received instructions from the Required Lenders; and the Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, but subject to the terms of Section 14.08 hereof, no Lender shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders.

          SECTION 13.05.  RELIANCE BY AGENT.  The Agent shall be entitled to
                          -----------------
rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cable gram, radiogram, order or other documentary, teletransmission or telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person. The Agent may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

          SECTION 13.06.  INDEMNIFICATION OF AGENT.  To the extent that Agent is
                          ------------------------
not reimbursed and indemnified by the Borrower, the Lenders will reimburse and indemnify the Agent, ratably according to their respective shares of the Total Credit Commitments (or, if the Credit Commitments are no longer outstanding, according to their respective shares of the total outstanding Obligations), for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent in performing its duties hereunder, in any way relating to or arising out of this Agreement or any of the other Credit Documents; provided that no Lender shall be liable for any portion
                        --------
of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct.


          SECTION 13.07.  AGENT IN ITS INDIVIDUAL CAPACITY.  With respect to its
                          --------------------------------
commitments under this Agreement or any of the other Credit Documents, the Loans made by it, the Letters of Credit issued by it, and the Notes issued to it, the Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not performing the duties specified herein; and the terms "Lenders", "Required Lenders", or any similar terms used
                       -------    ----------------
herein shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity. The Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust, financial advisory or other business with the Borrower or any affiliate of the Borrower as if it were not performing the duties specified herein, and may accept fees and other consideration from the Borrower for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

          SECTION 13.08.  HOLDERS OF NOTES AND INTERESTS.  The Agent may deem
                          ------------------------------
and treat the payee of any Note or Letter of Credit Interest as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Agent pursuant to
Section 14.05 below. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note or Letter of Credit Interest shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or Letter of Credit Interest or any Note or Letter of Credit Interest issued in exchange therefor.

          SECTION 13.09.  SUCCESSOR AGENT.
                          ---------------

          (a) The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower and may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right, upon five (5) days' notice to the Borrower, to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within thirty (30) days after the retiring Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Agent, then, upon five (5) days' notice to the Borrower, the retiring Agent may, on behalf of the Borrower, appoint a successor Agent, which shall be a bank which maintains an office in the United States, or a commercial bank organized under the laws of the United States of America or any State thereof, or any Affiliate of such bank, having a combined capital and surplus of at least $100,000,000.

          (b) Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and such successor Agent shall be bound by the terms and conditions of this Agreement to the same extent as would have been the case if such successor Agent had been an original signatory hereto, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article XIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

          (c) Neither NationsBank nor any successor Agent may resign or be removed as the Agent hereunder while NationsBank or such successor Agent (as the case may be) is the issuer of any then outstanding Letter of Credit unless and until (i) such outstanding Letter of Credit is canceled and replaced by a substitute Letter of Credit issued by the new Agent or (ii) NationsBank or such successor Agent (as the case may be) is otherwise released from liability on such outstanding Letter of Credit.

          SECTION 13.10.  SECURITY DOCUMENTS, NOTICE OF DEFAULTS, ETC.
                          --------------------------------------------

          (a) Each Lender hereby authorizes the Agent to enter into each of the Security Documents and to take all actions contemplated thereby. All rights and remedies under the Security Documents may be exercised by the Agent for the benefit of the Lenders and the other beneficiaries thereof upon the terms thereof. With the consent of the Required Lenders, the Agent may assign its rights and obligations as Agent under any of the Security Documents to any affiliate of the Agent or to any trustee, which assignee in each such case must assume all obligations of the Agent, and thereafter shall be entitled to all the rights of the Agent, under the applicable Security Document and all rights hereunder of the Agent with respect to the applicable Security Document.

          (b) In each circumstance where, under any provision of any Security Document, the Agent shall have the right to grant or withhold any consent, exercise any remedy, make any determination or direct any action by the Agent under such Security Document, the Agent shall act in respect of such consent, exercise of remedies, determination or action, as the case may be, with the consent of and at the direction of the Required Lenders; provided, however, that
                                                         --------
no such consent of the Required Lenders shall be required with respect to any consent, determination or other matter that is, in the Agent's judgment, ministerial or administrative in nature. In each circumstance where any consent of or direction from the Required Lenders is required, the Agent shall send to the Lenders a written notice setting forth a description in reasonable detail of the matter as to which consent or direction is requested and the Agent's proposed course of action with respect thereto. In the event the Agent shall not have received a response from any Lender within five (5) Business Days after the giving of such notice, such Lender shall be deemed to have agreed to the course of action proposed by the Agent.

          (c) The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received notice from a Lender or a Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the
 -----------------
Agent shall promptly give notice thereof to the other Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that unless and until the
                                             --------
Agent shall receive such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable and in the best interest of the Lenders.

                                  ARTICLE XIV

                                 MISCELLANEOUS
                                 -------------

          SECTION 14.01.  NOTICES.  All notices, requests and other
                          -------
communications hereunder shall be in electronic, telephonic (confirmed in writing) or written (including telecopier or similar writing) form and shall be given to the party to whom sent, addressed to it, if directed to the Agent, to:

                         NationsBank, N.A. (South)
                         600 Peachtree Street, N.E.
                         19th Floor
                         Atlanta, Georgia  30308
                         Attn: Nan C. Hillis and W. Brad Davis
                         Telecopy:  (404) 607-6323

and if directed to Borrower, to:

                         Roper Industries, Inc.
                         160 Ben Burton Road
                         Bogart, Georgia  30622
                         Attn: Vice President and Treasurer
                         Telecopy:  (706) 353-6496

and if directed to any Lender, to its address as shown on Annex I attached
                                                          -------
hereto, or to such other address or telephone or telecopier number as any such party may hereafter specify for the purpose by notice to the other parties.
Each such notice, request or communication shall be effective (i) if given by telecopy, when such communication is transmitted to the telecopy number herein specified, (ii) if given by mail within the United States of America, three (3) Business Days after such communication is deposited in the United States mail with first class postage prepaid, return receipt requested, addressed as aforesaid, (iii) if sent for overnight delivery within the United States of America by Federal Express or other reputable national overnight delivery service, one (1) Business Day after such communication is entrusted to such service for overnight delivery and with recipient signature required, addressed as aforesaid, or (iv) if given by any other means, when delivered at the address of the party to whom such notice is being delivered.

          SECTION 14.02.  NO WAIVER; REMEDIES CUMULATIVE.  No failure or delay
                          ------------------------------
on the part of the Agent or any Lender in exercising any right or remedy hereunder and no course of dealing between any Credit Party and the Agent or any Lender shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy hereunder or under the Notes preclude any other or further exercise thereof or the exercise of any other right or remedy hereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Agent or any Lender would otherwise have. No notice to or demand on any Credit Party not required hereunder or under the Note in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agent or any Lender to any other or further action in any circumstances without notice or demand.

          SECTION 14.03.  PAYMENT OF EXPENSES; INDEMNITY.
                          ------------------------------

          (a)  Borrower shall:

          (i) whether or not the transactions hereby contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Agent actually incurred without giving effect to any statutory presumption in connection with the administration (both before and after the execution hereof and including advice of counsel as to the rights and duties of the Agent with respect thereto) of, or in connection with the preparation, execution and delivery of, preservation of rights under, enforcement of, or any refinancing, renegotiation or restructuring of, this Agreement or any other Credit Document or any instruments referred to therein or any amendment, waiver or consent relating thereto, including, without limitation, the reasonable fees and disbursements of counsel for the Agent actually incurred without giving effect to any statutory presumption; and

          (ii) pay and hold each Lender harmless from and against any and all present and future stamp, documentary, property, ad valorem or other
                                                      -- -------
     similar Taxes with respect to this Agreement, any of the Notes or any other Credit Documents, any Collateral described therein, or any payments due thereunder, and save each Lender harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such Taxes.

          (b) In addition to the other amounts payable by Borrower under this Agreement (including, without limitation, subsection (a) above) or any of the other Credit Documents, Borrower hereby agrees to pay and indemnify each of the Agent and the Lenders from and against all claims, liabilities, losses, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) which the Agent or such Lender may (other than as a result of the gross negligence or willful misconduct of such Person) actually incur or be subjected to (and without giving effect to any statutory presumption) as a consequence, directly or indirectly, of (i) any actual or proposed use of any Letter of Credit or any proceeds of any of the Loans or the Letters of Credit or any Credit Party's entering into or performing under any Credit Document, (ii) any breach by the Borrower or any of its Subsidiaries of any warranty, term or condition in, or the occurrence of any other default under, this Agreement or any of the other Credit Documents, including without limitation all reasonable attorney's fees or expenses resulting from the settlement or defense of any claims or liabilities arising as a result of any such breach or default, (iii) allegations of participation or interference by the Agent or any Lender in the management, contractual relations or other affairs of the Borrower or any Subsidiary, (iv) the Agent's or any Lender's holding any Lien on or administering any of the Collateral, (v) allegations that the Agent or any Lender has joint liability with the Borrower or any Subsidiary to any third party for any reason, or (vi) any suit, investigation or proceeding as to which the Agent or any Lender is involved as a consequence, directly or indirectly, of its execution of this Agreement or any of the other Credit Documents, the making of any Loan, the holding of any Lien on any of the Collateral or any other event or transaction contemplated by this Agreement or any of the Credit Documents.

          (c) Without limiting the indemnities set forth in paragraph (b) above or set forth elsewhere in this Agreement or the other Credit Documents, the Borrower also shall indemnify each of the Agent and the Lenders for any and all expenses and costs (including without limitation, remedial, removal, response, abatement, clean-up, investigative, closure and monitoring costs), losses, claims (including claims for contribution or indemnity and including the cost of investigating or defending any claim and whether or not such claim is ultimately defeated, and whether such claim arose before, during or after any Credit Party's ownership, operation, possession or control of its business, property or facilities or before, on or after the date hereof, and including also any amounts paid incidental to any compromise or settlement by the Agent or any Lender with the holders of any such claim), lawsuits, liabilities, obligations, actions, judgments, suits, disbursements, encumbrances, liens, damages (including, without limitation, damages for contamination or destruction of natural resources), penalties and fines of any kind or nature whatsoever (including without limitation in all cases the reasonable fees and expenses of counsel in connection therewith) actually incurred, suffered or sustained by the Agent or such Lender (and without giving effect to any statutory presumption) based upon on, arising under or relating to any Environmental Laws based on, arising out of or relating to in whole or in part the existence or exercise of any rights or remedies by the Agent or any Lender under this Agreement, any other Credit Document or any related documents.

          (d) If and to the extent that any of the indemnity obligations of the Borrower under this Section 14.03 or any other provision of this Agreement or the other Credit Documents are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

          SECTION 14.04.  RIGHT OF SET-OFF.
                          ----------------

          (a) To the fullest extent permitted by law, upon the occurrence and during the continuance of any Event of Default, the Agent and each Lender is hereby authorized at any time and from time to time, without prior notice to Borrower (any such notice being expressly waived by Borrower), to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Agent or such Lender to or for the credit or the account of Borrower against any of the Obligations of Borrower now or hereafter existing under this Agreement, or any of the other Credit Documents, irrespective of whether the Agent or such Lender shall have made any demand hereunder or thereunder and although such obligations may be unmatured. The Agent and each Lender shall endeavor in good faith to give prompt notice of any such set-off to the Borrower, the Agent and each other Lender as promptly as practical after such set-off has occurred.

          (b) The Agent and each Lender agrees promptly to notify Borrower after any set-off and application, provided that the failure to give such notice
                                   --------
shall not affect the validity of such set-off and application. Subject to the provisions of subsection (a), the rights of the Agent and each Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Agent or such Lender may have.


          (c) The proceeds of the Agent's or any Lender's exercise of any set-off rights as aforesaid shall be shared with the Agent and the other Lenders to the extent required under Section 7.10 above.

          SECTION 14.05.  ASSIGNMENTS AND PARTICIPATIONS.
                          ------------------------------

          (a) Except as set forth in Section 14.05(j) below, no Lender may assign all or any portion of its rights and obligations under this Agreement to another Person without first obtaining the prior written consent of the Agent and the Borrower to the proposed assignment, and the consent of the Agent or the Borrower to any such assignment shall not be unreasonably withheld.

          (b) If the Agent and the Borrower give their written consent to an assignment, then the following provisions shall apply to such assignment:

          (i) Each such assignment shall be for a fixed percentage of all or a certain portion of the rights and obligations of the assigning Lender (the "Assigning Lender") under this Agreement;
      ----------------

         (ii) The amount of the Assigning Lender's Credit Commitment (determined as of the date of the Assignment and Acceptance Agreement with respect to such assignment) being assigned shall be in integral multiples of $1,000,000 and shall in no event be less than $5,000,000;

        (iii) Unless the Assigning Lender's Credit Commitment is reduced to zero by virtue of the assignment, the unassigned portion of the Assigning Lender's Credit Commitment shall be in integral multiples of $1,000,000 and shall not be less than $15,000,000 after giving effect to such assignment;

         (iv)  Such assignment shall be to an Eligible Assignee; and

          (v) the Assigning Lender shall pay the Agent an administrative fee of $5,000 upon the occurrence of such assignment.

          (c) From and after the Effective Date (as defined in the related Assignment and Acceptance Agreement) of each assignment,

          (i) the assignee shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance Agreement, shall have the rights and obligations of a Lender hereunder; and

         (ii) the Assigning Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance Agreement, relinquish its rights and be released from its obligations under this Agreement, and, in the case of an Assignment and Acceptance Agreement covering all or the remaining portion of an Assigning Lender's rights and obligations under this Agreement, such Assigning Lender shall cease to be a party hereto, but the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted be taken by it or on its behalf while it was a Lender under this Agreement.

          (d) By executing and delivering an Assignment and Acceptance Agreement, the Assigning Lender and the assignee represent and warrant to each other, the Borrower, the Agent and the other Lenders as follows:

          (i) other than as expressly provided in such Assignment and Acceptance Agreement, such Assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any of the other Credit Documents or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any of the other Credit Documents;

         (ii) the Assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any of the other Credit Parties or the performance or observance by the Borrower or the other Credit Parties of their respective obligations under this Agreement or any of the other Credit Documents;

        (iii) the assignee has received a copy of this Agreement and the Security Documents, together with copies of such financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance Agreement;

         (iv) such assignee will, independently and without reliance upon the Agent, the Assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decision in taking or not taking any action under this Agreement or the other Credit Documents;

          (v)  such assignee is an Eligible Assignee;

         (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf hereunder and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are incidental thereto; and

        (vii) such assignee shall perform in accordance with the terms hereof all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender, including without limitation its obligation hereunder to fund its portion of any Loans it is required to fund hereunder.

          (e) Upon its receipt of an Assignment and Acceptance Agreement executed by an Assigning Lender and an Eligible Assignee, together with the Note subject to such assignment, the Agent shall:

          (i)  accept such Assignment and Acceptance Agreement;

         (ii) give notice thereof to the Borrower and the other Lenders within five (5) Business Days after its receipt of such notice, and the Borrower (at its own expense) shall accept such Assignment and Acceptance Agreement and it shall execute and deliver to the Agent in exchange for the surrendered Note a new Note payable to the order of such Eligible Assignee in an amount equal to the Credit Commitment assumed by such Eligible Assignee pursuant to such Assignment and Acceptance Agreement and, if the Assigning Bank has retained a Credit Commitment hereunder, a new Note payable to the order of the Assigning Lender in an amount equal to the Credit Commitment retained by such Assigning Lender hereunder (such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note, shall be dated the date of the surrendered Note and shall otherwise be in substantially the appropriate form attached hereto, as the case may be, and the Note surrendered by the Assigning Lender shall be returned by the Agent to the Borrower marked "canceled"); and

        (iii)  issue to the Borrower and each of the Lenders a revised Annex I
                                                                       -------
     to this Agreement reflecting such assignment, which revised Annex I shall
                                                                 -------
     supersede and replace the prior version thereof and shall be substituted by each party in lieu thereof.

          (f) Any Lender may grant participation interests to participants of such Lender's choosing in up to thirty-three and one-third percent (331/3%) of such Lender's rights or obligations under this Agreement and any other Credit Document, but in that event (i) the Agent and the Borrower shall continue to deal solely with such Lender and such participation or participations shall not release such Lender from its obligations under this Agreement or any other Credit Document, (ii) the participant shall not have any direct rights under this Agreement or any other Credit Document, except as provided below, and (iii) the participant's rights against such Lender with respect to its participation shall be those set forth in the agreement executed by such Lender in favor of such participant, except that no holder of a participation shall be entitled to require such Lender to take or omit to take any action under this Agreement or any other Credit Documents other than action directly affecting the principal amount of, or any payment date for interest or principal on, the Loans or the Reimbursement Obligations or any reduction in the rate of interest or fees payable with respect to the Loans, the Reimbursement Obligations, the Letters of Credit or the Credit Commitments or extending any Credit Expiration Date. Each participant shall be entitled to the benefits of any additional compensation payable under Section 7.05(b), 7.07 or 7.09 hereof. No participant shall have any direct rights against any Credit Party but shall only have rights derived from the Lender which granted such participant's participation interest.

          (g) Notwithstanding the foregoing, the assignment and participation limitations set forth in this Section 14.05 shall not apply upon the occurrence of an Event of Default and during the continuation thereof.

          (h) Notwithstanding anything herein to the contrary, any Lender may at any time assign all or any portion of its rights under this Agreement, the
Note issued to it, and the other Credit Documents to a Federal Reserve Bank or a Federal Home Loan Bank; provided that no such assignment shall release such
                        --------
Lender from any of its Obligations hereunder.

          (i) If (i) any Taxes referred to in Section 7.05(b) have been levied or imposed so as to require withholdings or deductions by the Borrower and the payment by the Borrower of additional amounts to any Lender as a result thereof,
(ii) any Lender shall make demand for payment of any material additional amounts as compensation for increased costs pursuant to Section 6.03 or 7.09 or for its reduced rate of return pursuant to Section 7.07, or (iii) any Lender shall decline to consent to a modification or waiver of the terms of this Agreement or any of the other Credit Documents requested by the Borrower, then and in any such event, upon request from the Borrower delivered to such Lender and the Agent, such Lender shall assign, in accordance with the provisions of Section 14.05(c) above, all of its rights and obligations under this Agreement and the other Credit Documents to another Lender or an Eligible Assignee selected by the Borrower in consideration for the payment by such assignee to such Lender of the principal of, and interest on, the outstanding Loans and Letter of Credit Interest of such Lender accrued through the date of such assignment, and the assumption of such Lender's Credit Commitment hereunder, together with any and all other amounts owing to such Lender under any other provisions of this Agreement or the other Credit Documents accrued through the date of such assignment.

          SECTION 14.06.  FURTHER ASSURANCES.  Upon notice from the Agent,
                          ------------------
Borrower will, at any and all times, execute and deliver all such further documents, assignments, recordings, filings, transfers and assurances as may be reasonably necessary for the better assuring and confirming of all of the rights, revenues and other funds pledged or assigned to or mortgaged for the payment of its obligations hereunder, or intended so to be. Borrower hereby authorizes and empowers the Agent to file any financing or continuation statement or fixture filing or any amendments thereto with respect to any of the Collateral and the Agent's Liens therein or in accordance with the Uniform Commercial Code of the State of Georgia or any other applicable jurisdiction without the signature of Borrower.

          SECTION 14.07.  BENEFIT OF AGREEMENT.  This Agreement shall be binding
                          --------------------
upon and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto; provided that Borrower may not
                                             --------
assign or transfer any of its interest hereunder without the prior written consent of the Agent and all of the Lenders and the Lenders may not assign or transfer any of their interests hereunder except in accordance with Section 14.05 hereof.

          SECTION 14.08.  AMENDMENTS; EXERCISE OF DISCRETION.
                          ----------------------------------

          (a)  Except for any revisions of Annex I hereto made in accordance
                                           -------
with Section 2.03, 3.03 or 14.05 hereof, no amendment or waiver of any provision of this Agreement or the other Credit Documents, nor consent to any departure by the Borrower or any other Credit Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Agent and the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no
                                                                --------
amendment, waiver or consent shall, unless in writing and signed by all of the Lenders and the Agent, do any of the following: (i) waive any of the conditions specified in Section 8.01 hereof, (ii) increase the Credit Commitments of any or all of the Lenders or subject any or all of the Lenders to any additional obligations, (iii) reduce the principal of, or interest or fees on, any of the Loans, Reimbursement Obligations or Credit Commitments, (iv) extend the Credit Expiration Date or postpone any date fixed for the payment of any principal, interest, or fees due hereunder or under any of the Notes, (v) change the percentage of the Credit Commitments or of the aggregate unpaid principal amount of the Loans or the Reimbursement Obligations, or change the definition herein of the term "Required Lenders", or otherwise change the number or identity of
             ----------------
Lenders which shall be required for the Agent or the Lenders (or any of them) to take or refrain from taking any action hereunder, (vi) release any of the Credit Parties from liability for any of the Obligations or release any material portion of the Collateral, or (vii) amend this Section 14.08(a) or Section 7.06(g) or 14.07 above. Notwithstanding the foregoing, no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Lenders required hereinabove to take such action, affect the rights or duties of the Agent under this Agreement or under any of the other Credit Documents.

          (b) Unless otherwise specifically indicated, if any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to the Agent, the Required Lenders or any Lender, the determination of such satisfaction shall be made by the Agent, the Required Lenders or such Lender (as the case may be) in such Person's or Persons' sole and exclusive judgment.

          SECTION 14.09.  TIME OF ESSENCE.  Time is of the essence of this
                          ---------------
Agreement and each of the other Credit Documents.

          SECTION 14.10.  GOVERNING LAW.  This Agreement is intended to be
                          -------------
performed in the State of Georgia, and shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Georgia without giving effect to its conflicts of law principles.

          SECTION 14.11.  COUNTERPARTS.  This Agreement may be executed in any
                          ------------
number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

          SECTION 14.12.  EFFECTIVENESS; SURVIVAL.
                          -----------------------

          (a) This Agreement shall become effective on the date on which all of the parties hereto shall have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Agent or, in the case of any Lender, shall have given the Agent written or telecopied notice (actually received by the Agent) that the same has been signed and mailed to the Agent.

          (b) All representations and warranties made herein, and the certificates, reports, notices, and other documents delivered pursuant to this Agreement, shall survive the execution and delivery of this Agreement, the other Credit Documents, and such other agreements and documents, the making of the Loans hereunder, the issuance of the Letters of Credit hereunder, and the execution and delivery of the Notes. All indemnity obligations of the Borrower and the other Credit Parties under this Agreement and the other Credit Documents shall survive the termination of this Agreement and the other Credit Documents. The Obligations of the Borrower under Sections 6.03, 7.05(b), 7.07 and 7.09 hereof shall survive the payment in full of the Obligations.

          SECTION 14.13.  SEVERABILITY.  In case any provision in or Obligation
                          ------------
under this Agreement or the other Credit Documents shall be invalid, illegal or unenforceable, in whole or in part, in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

          Section 14.14.  INDEPENDENCE OF COVENANTS; INDEPENDENT NATURE OF
                          ------------------------------------------------
LENDERS' RIGHTS.  All covenants hereunder shall be given independent effect so
- ---------------
that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitation of, another covenant, shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights pursuant to this Agreement and its Note, and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

          SECTION 14.15.  HEADINGS DESCRIPTIVE.  The headings of the several
                          --------------------
sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

          SECTION 14.16.  TERMINATION OF AGREEMENT.  At such time as (i) none of
                          ------------------------
the Lenders or the Agent is obligated any longer under this Agreement (whether by the terms hereof or as a result of a release of such obligations by the Borrower) to make any further Loans or issue any further Letters of Credit, (ii) there are no Letters of Credit outstanding, and (iii) all

Obligations have been paid and satisfied in full, this Agreement shall terminate and each Lender shall surrender to the Borrower any Note which such Lender then holds, and each Lender and the Agent shall promptly release, or cause to be released, all Liens granted by any Credit Party under the Credit Documents as security for any of the Obligations; provided, however, that any and all
                                     --------
indemnity obligations of Borrower or any Subsidiary to the Agent or the Lenders arising hereunder or under any of the other Credit Documents shall survive the termination of this Agreement or such other Credit Documents.

          SECTION 14.17.  ENTIRE AGREEMENT; SUPERSESSION OF PRIOR CREDIT
                          ----------------------------------------------
AGREEMENTS; SURVIVAL OF PRIOR SECURITY DOCUMENTS. This Agreement and the other
- ------------------------------------------------
Credit Documents (i) constitute the entire agreement among the Credit Parties, the Agent and the Lenders with respect to the Letters of Credit, the Loans, the other Obligations and the Collateral and (ii) supersede and replace any and all prior agreements, negotiations, correspondence or understandings among such parties with respect to such matters (including, without limitation, the Prior 1994 Credit Agreement, the Prior 1992 Credit Agreement and the Bond Letter of Credit Documents); provided, however, that all Guaranty Agreements and other Security Documents executed and delivered in connection with the Prior 1992 Credit Agreement and/or the Prior 1994 Credit Agreement shall remain in full force and effect in accordance with their terms, all references in such Guaranty Agreements and other Security Documents to the "Credit Agreement" shall be deemed to be references to this Agreement, and this Agreement shall be entitled to the benefits and security of such Guaranty Agreements and other Security Documents.


          SECTION 14.18.  JUDGMENT CURRENCY.
                          -----------------

          (a) The Credit Parties' obligations hereunder and under the other Credit Documents to make payments in U.S. Dollars (the "Obligation Currency")
                                                        -------------------
shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by any Lender or the Agent of the full amount of the Obligation Currency expressed to be payable to such Lender or the Agent under this Agreement or the other Credit Documents. If for the purpose of obtaining or enforcing judgment against Borrower or any Credit Party in any court or in any jurisdiction it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the "Judgment Currency") an amount due in the Obligation Currency, the
        -----------------
conversion shall be made at the Dollar Equivalent determined in each case as of the day immediately preceding the day on which the judgment is given (such Business Day being hereinafter referred to as the "Judgment Currency Conversion
                                                   ----------------------------
Date").
- ----

          (b) If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due to the Agent or any Lender, the Borrower covenants and agrees to pay, or cause to be paid, to the Agent or such Lender such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of the Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.

          (c) For purposes of determining the Dollar Equivalent for this Section, such amounts shall include any premium and cost payable in connection with the purchase of the Obligation Currency.

          SECTION 14.19.  DOLLAR EQUIVALENT COMPUTATIONS.  To the extent that
                          ------------------------------
the determination of compliance with any requirement of this Agreement requires a conversion to U.S. Dollars of foreign currency amounts, such U.S. Dollar amount shall be computed using the Dollar Equivalent of the amount of such foreign currency at the time such item is to be calculated or is to be or was incurred, created or suffered or permitted to exist, or assumed or transferred or sold for purposes of this Agreement (except if such item was incurred, created or assumed, or suffered or permitted to exist or transferred or sold prior to the date hereof, such conversion shall be made based on the Dollar Equivalent of the amounts of such foreign currency at the date hereof).

          SECTION 14.20.  REFINANCING OF INDEBTEDNESS.  This Agreement and the
                          ---------------------------
Notes being made and delivered by the Borrower hereunder represent a refinancing of the existing indebtedness and credit facilities under the Prior 1994 Credit Agreement effective from and after the date of this Agreement. The execution and delivery of this Agreement and the Notes shall not constitute payment or satisfaction of any existing indebtedness under the Prior 1994 Credit Agreement or operate as a novation with respect thereto, nor shall the execution or delivery thereof operate to release, discharge, or otherwise limit any liability or obligations of the Borrower under the Prior 1994 Credit Agreement based on facts or events occurring or existing prior to the execution and delivery of this Agreement and the Notes.

          SECTION 14.21.  JURY TRIAL WAIVER; CONSENT TO FORUM.  TO THE MAXIMUM
                          -----------------------------------
EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWER, THE AGENT AND EACH LENDER IRREVOCABLY WAIVE ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER CREDIT DOCUMENTS OR ANY MATTER ARISING HEREUNDER OR THEREUNDER. THE BORROWER, THE AGENT AND EACH LENDER ALSO AGREE THAT ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OF THE OTHER CREDIT DOCUMENTS OR TO ENFORCE ANY JUDGMENT OBTAINED AGAINST BORROWER OR ANY OTHER CREDIT PARTY IN CONNECTION WITH THIS AGREEMENT MAY BE BROUGHT BY THE AGENT, THE LENDERS OR THE BORROWER IN THE COURTS OF THE STATE OF GEORGIA SITTING IN FULTON COUNTY OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF GEORGIA, OR IN ANY OTHER COURT TO THE JURISDICTION OF WHICH BORROWER OR SUCH OTHER CREDIT PARTY OR ANY OF ITS PROPERTY IS OR MAY BE SUBJECT. THE BORROWER, THE AGENT AND EACH LENDER IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF GEORGIA SITTING IN FULTON COUNTY AND OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF

GEORGIA, AND IRREVOCABLY WAIVES ANY PRESENT OR FUTURE OBJECTION TO VENUE IN ANY SUCH COURT, AND ANY PRESENT OR FUTURE CLAIM THAT ANY SUCH COURT IS AN INCONVENIENT FORUM, IN CONNECTION WITH ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OF THE OTHER CREDIT DOCUMENTS.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in their behalf as of the date first above stated.

                                             BORROWER:

(CORPORATE SEAL)                             ROPER INDUSTRIES, INC.

Attest:
                                             By: [SIGNATURE ILLEGIBLE]
                                                --------------------------------
                                                Title: Vice President
                                                      --------------------------

[SIGNATURE ILLEGIBLE]
- ---------------------------------
Title: Assistant Secretary
      ---------------------------

                                             INITIAL LENDER:

                                             NATIONSBANK, N.A. (SOUTH)


                                             By: [SIGNATURE ILLEGIBLE]
                                                --------------------------------
                                                Title: Senior Vice President
                                                      --------------------------

                                             AGENT:

                                             NATIONSBANK, N.A. (SOUTH),
                                             as Agent


                                             By: [SIGNATURE ILLEGIBLE]
                                                --------------------------------
                                                Title: Senior Vice President
                                                      --------------------------

                                    ANNEX I

                              LENDER INFORMATION
                              ------------------


1.   Name of Lender:          NATIONSBANK, N.A. (SOUTH)

     Address for Notices:     600 Peachtree Street, N.E.
                              19th Floor
                              Atlanta, Georgia 30308
                              Attn: W. Brad Davis
                              Telecopy No.: (404) 607-6323

     Series A Revolving
     Loan Commitment*:        $25,000,000

     Series B Revolving
     Loan Commitment*:        $75,000,000

     Cash Management Loan
     Limit:                   $ 2,000,000









_______________________
* Subject to change in accordance with the terms of the within and foregoing Credit Agreement.

                                   ANNEX I-1

                                   ANNEX II

                 INTEREST RATE AND COMMITMENT FEE RATE MATRIX

     If the Borrower's Funded Debt Ratio as of the end of any fiscal quarter is within a particular range described below, then: (1) the available interest rate or rates for the Loans for the immediately succeeding quarterly computation period as provided in Section 7.03(a) of the within and foregoing Second Amended and Restated Credit Agreement (the Credit Agreement) shall be the Prime Rate
                                   ----------------
plus zero basis points (0%) or the appropriate rate or rates specified below except that: (a) the Cash Management Loans shall bear interest solely at the applicable Prime Rate-based interest rates, (b) Loans (other than Cash Management Loans) shall bear interest at any applicable Adjusted LIBOR-based or Treasury Securities Rate-based interest rates set forth below only if and to the extent elected by Borrower pursuant to Section 7.03(a)(iii) of the Credit Agreement, (c) Loans consisting of Multicurrency Advances may only bear interest at the Adjusted LIBOR-based interest rates, and (e) all interest rates shall be subject to adjustment pursuant to Section 7.03(c) of the Credit Agreement; and
(2) the applicable Commitment Fee Rates for the immediately succeeding quarterly computation period as provided in Section 7.04 of the Credit Agreement shall be the appropriate rates specified below:

=====================================================================================================================
                                                                     THE APPLICABLE RATE
  IF THE BORROWER'S FUNDED       THE APPLICABLE RATE FOR ALL         FOR ALL TERM LOANS           THE COMMITMENT FEE
       DEBT RATIO IS:             REVOLVING LOANS SHALL BE:               SHALL BE:                 RATES SHALL BE:
- --------------------------------------------------------------------------------------------------------------------
Less than or equal to 3.5:1.0     Adjusted LIBOR + 1.875%           Adjusted LIBOR +             Series A - 0.20%
but greater than 3.0:1.0                                            2.125% or Treasury           Series B - 0.30%
                                                                    Securities Rate +
                                                                    2.325%
- --------------------------------------------------------------------------------------------------------------------
Less than or equal to 3.0:1.0     Adjusted LIBOR + 1.75%            Adjusted LIBOR +             Series A - 0.20%
but greater than 2.5:1.0                                            2.0% or Treasury             Series B - 0.30%
                                                                    Securities Rate +
                                                                    2.20%
- --------------------------------------------------------------------------------------------------------------------
Less than or equal to 2.5:1.0     Adjusted LIBOR + 1.625%           Adjusted LIBOR +             Series A - 0.20%
but greater than 2.0:1.0                                            1.875% or Treasury           Series B - 0.30%
                                                                    Securities Rate +
                                                                    2.075%
- --------------------------------------------------------------------------------------------------------------------
Less than or equal to 2.0:1.0     Adjusted LIBOR + 1.5%             Adjusted LIBOR +             Series A - 0.15%
but greater than 1.5:1.0                                            1.75% or Treasury            Series B - 0.25%
                                                                    Securities Rate +
                                                                    1.95%
- --------------------------------------------------------------------------------------------------------------------
Less than or equal to 1.5:1.0     Adjusted LIBOR + 1.375%           Adjusted LIBOR +             Series A - 0.15%
but greater than 1.0:1.0                                            1.625% or Treasury           Series B - 0.25%
                                                                    Securities Rate +
                                                                    1.825%
- --------------------------------------------------------------------------------------------------------------------
Less than or equal to 1.0:1.0     Adjusted LIBOR + 1.25%            Adjusted LIBOR +             Series A - 0.15%
but greater than 0.75:1.0                                           1.75% or Treasury            Series B - 0.25%
                                                                    Securities Rate + 1.7%
- --------------------------------------------------------------------------------------------------------------------
Less than or equal to 0.75:1.0    Adjusted LIBOR + 1.0%             Adjusted LIBOR +             Series A - 0.10%
but greater than 0.5:1.0                                            1.25% or Treasury            Series B - 0.20%
                                                                    Securities Rate +
                                                                    1.45%
- --------------------------------------------------------------------------------------------------------------------
Less than or equal to 0.5:1.0     Adjusted LIBOR + 0.75%            Adjusted LIBOR +             Series A - 0.10%
but greater than 0.25:1.0                                           1.0% or Treasury             Series B - 0.20%
                                                                    Securities Rate + 1.2%
- --------------------------------------------------------------------------------------------------------------------
Less than or equal to 0.25:1.0    Adjusted LIBOR + 0.5%             Adjusted LIBOR +             Series A - 0.10%
                                                                    0.75% or Treasury            Series B - 0.20%
                                                                    Securities Rate +
                                                                    0.95%
====================================================================================================================

                                  ANNEX II-1

For example, if Borrower's Funded Debt Ratio as of the end of its fiscal quarter ending July 31, 1996 is 1.75 to 1.0, then (x) the applicable interest rate for the immediately succeeding quarterly computation period will be the Prime Rate plus zero basis points (0%) or, if elected by Borrower pursuant to Section 7.03(a)(iii) of the Credit Agreement, Adjusted LIBOR plus one hundred fifty basis points (1.50%) for Revolving Loans or either Adjusted LIBOR plus one hundred seventy-five basis points (1.75%) or Treasury Securities Rate plus one hundred ninety-five basis points (1.95%) for Term Loans, (y) the applicable Series A Revolving Loan Commitment Fee Rate for the immediately succeeding quarterly computation period will be fifteen basis points (0.15%) and (z) the applicable Series B Revolving Loan Commitment Fee Rate for the immediately succeeding quarterly computation period will be twenty five basis points (0.25%).

                                  ANNEX II-2

                                   EXHIBIT A

                     FORM OF SERIES A REVOLVING LOAN NOTE


U.S. $______________                                     ________________, 199__


          FOR VALUE RECEIVED, the undersigned ROPER INDUSTRIES, INC., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of
                  --------
________________________ (herein, together with any subsequent holder hereof, called the "Lender"), the lesser of _________________________________________
            ------
U.S. DOLLARS (U.S.$________________) or the aggregate outstanding principal amount of the Series A Revolving Loans made to the Borrower by Lender pursuant to the terms of the Credit Agreement referred to below, which principal sum shall be payable (i) on the Credit Expiration Date as defined in the Credit Agreement or (ii) on any earlier date on which all amounts outstanding under this Series A Revolving Loan Note (this "Note") have become due and payable
                                         ----
pursuant to the provisions of Article XII of the Credit Agreement. The Borrower likewise promises to pay interest on the outstanding principal balance of each Series A Revolving Loan made by the Lender to the Borrower, at such interest rates, payable at such times, and computed in such manner, as are specified in the Credit Agreement in strict accordance with the terms thereof.

          This Note is issued pursuant to and is subject to the terms and conditions of, and is one of the Series A Revolving Loan Notes referred to in, the Second Amended and Restated Credit Agreement, dated as of May __, 1996, among the Borrower, NationsBank, N.A. (South), as Agent, the Lender, and any other Lenders which are or may become signatories to such Credit Agreement (as the same may be amended from time to time, the "Credit Agreement"), and the
                                                ----------------
Lender is and shall be entitled to all benefits thereof and of all the Credit Documents executed and delivered to the Agent or the Lenders in connection therewith. Terms defined in the Credit Agreement are used herein with the same meaning. The Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain Events of Default, provisions relating to prepayments on account of principal hereof prior to the maturity hereof, and provisions for post-default interest rates. If any of the Series A Revolving Loans evidenced by this Note constitute Multicurrency Advances, the Credit Agreement requires that such Loans be repaid in the same currency in which such Loans were made notwithstanding the fact that this Note is denominated in U.S. Dollars.

          The Borrower agrees to make payments of principal and interest hereon on the dates and in the amounts specified in the Credit Agreement in strict accordance with the terms thereof.

          In case an Event of Default shall occur and be continuing, the principal and all accrued interest of this Note may automatically become, or may be declared, immediately due and payable in the manner and with the effect provided in the Credit Agreement. The Borrower agrees to pay, and save the Lender harmless against any liability for the payment of, all reasonable costs and expenses, including reasonable attorneys' fees, actually incurred by Lender without giving effect to any statutory presumption in connection with the enforcement by the Lender of any of its rights or remedies under this Note or the Credit Agreement.

          This Note has been delivered in Atlanta, Georgia, and the rights and obligations of the Lender and the Borrower hereunder shall be construed in accordance with and governed by the laws of the State of Georgia (without giving effect to its conflicts of law rules).

          The Borrower expressly waives any presentment, demand, protest or notice in connection with this Note, whether now or hereafter required by applicable law. This Note is intended to be an instrument under seal.

          IN WITNESS WHEREOF, the Borrower has caused this Note to be executed, sealed and delivered by its duly authorized officers as of the date first above written.


(CORPORATE SEAL)                            ROPER INDUSTRIES, INC.


                                            By:_________________________________
                                               Title:___________________________

Attest:


__________________________________
Title: ___________________________

                                   EXHIBIT B

                     FORM OF SERIES B REVOLVING LOAN NOTE


U.S.___________                                        __________________,199___


          FOR VALUE RECEIVED, the undersigned ROPER INDUSTRIES, INC., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of
                  --------
_________________________________ (herein, together with any subsequent holder hereof, called the "Lender"), the lesser of ____________________________________
                    ------
U.S. DOLLARS (U.S.$_______________) or the aggregate outstanding principal amount of the Series B Revolving Loans made to the Borrower by Lender pursuant to the terms of the Credit Agreement referred to below, which principal sum shall be payable (i) on the Credit Expiration Date as defined in the Credit Agreement or (ii) on any earlier date on which all amounts outstanding under this Series B Revolving Loan Note (this "Note") have become due and payable
                                         ----
pursuant to the provisions of Article XII of the Credit Agreement. The Borrower likewise promises to pay interest on the outstanding principal balance of each Series B Revolving Loan made by the Lender to the Borrower, at such interest rates, payable at such times, and computed in such manner, as are specified in the Credit Agreement in strict accordance with the terms thereof.

          This Note is issued pursuant to and is subject to the terms and conditions of, and is one of the Series B Revolving Loan Notes referred to in, the Second Amended and Restated Credit Agreement, dated as of May __, 1996, among the Borrower, NationsBank, N.A. (South), as Agent, the Lender, and any other Lenders which are or may become signatories to such Credit Agreement (as the same may be amended from time to time, the "Credit Agreement"), and the
                                                ----------------
Lender is and shall be entitled to all benefits thereof and of all the Credit Documents executed and delivered to the Agent or the Lenders in connection therewith. Terms defined in the Credit Agreement are used herein with the same meaning. The Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain Events of Default, provisions relating to prepayments on account of principal hereof prior to the maturity hereof, and provisions for post-default interest rates. If any of the Series B Revolving Loans evidenced by this Note constitute Multicurrency Advances, the Credit Agreement requires that such Loans be repaid in the same currency in which such Loans were made notwithstanding the fact that this Note is denominated in U.S. Dollars.

          The Borrower agrees to make payments of principal and interest hereon on the dates and in the amounts specified in the Credit Agreement in strict accordance with the terms thereof.

          In case an Event of Default shall occur and be continuing, the principal and all accrued interest of this Note may automatically become, or may be declared, immediately due and payable in the manner and with the effect provided in the Credit Agreement. The Borrower agrees to pay, and save the Lender harmless against any liability for the payment of, all reasonable costs and expenses, including reasonable attorneys' fees, actually incurred by Lender without giving effect to any statutory presumption in connection with the enforcement by the Lender of any of its rights or remedies under this Note or the Credit Agreement.

          This Note has been delivered in Atlanta, Georgia, and the rights and obligations of the Lender and the Borrower hereunder shall be construed in accordance with and governed by the laws of the State of Georgia (without giving effect to its conflicts of law rules).

          The Borrower expressly waives any presentment, demand, protest or notice in connection with this Note, whether now or hereafter required by applicable law. This Note is intended to be an instrument under seal.

          IN WITNESS WHEREOF, the Borrower has caused this Note to be executed, sealed and delivered by its duly authorized officers as of the date first above written.


(CORPORATE SEAL)                             ROPER INDUSTRIES, INC.


                                             By:________________________________
                                             Title:_____________________________
Attest:

________________________________
Title:__________________________

                                   EXHIBIT C

                            FORM OF TERM LOAN NOTE


U.S. $______________                                      ________________, 1996


          FOR VALUE RECEIVED, the undersigned ROPER INDUSTRIES, INC., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of
                  --------
___________________________________________ (herein, together with any subsequent holder hereof, called the "Lender"), the lesser of
                                      ------
____________________________ U.S. DOLLARS (U.S.$_________________), which principal sum shall be payable (i) in installments on the due dates and in the amounts set forth below or (ii) on any earlier date on which all amounts outstanding under this Term Loan Note (this "Note") have become due and payable
                                             ----
pursuant to the provisions of Article XII of the Credit Agreement. The Borrower likewise promises to pay interest on the outstanding principal balance of each Term Loan made by the Lender to the Borrower, at such interest rates, payable at such times, and computed in such manner, as are specified in the Credit Agreement in strict accordance with the terms thereof.

          This Note is issued pursuant to and is subject to the terms and conditions of, and is one of the Term Loan Notes referred to in, the Second Amended and Restated Credit Agreement, dated as of May __, 1996, among the Borrower, NationsBank, N.A. (South), as Agent, the Lender, and any other Lenders which are or may become signatories to such Credit Agreement (as the same may be amended from time to time, the "Credit Agreement"), and the Lender is and shall
                                ----------------
be entitled to all benefits thereof and of all the Credit Documents executed and delivered to the Agent or the Lenders in connection therewith. Terms defined in the Credit Agreement are used herein with the same meaning. The Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain Events of Default, provisions relating to prepayments on account of principal hereof prior to the maturity hereof, and provisions for post-default interest rates. [IF ANY OF THE TERM LOANS EVIDENCED BY THIS NOTE CONSTITUTE MULTICURRENCY ADVANCES, THE CREDIT AGREEMENT REQUIRES THAT SUCH LOANS BE REPAID IN THE SAME CURRENCY IN WHICH SUCH LOANS WERE MADE NOTWITHSTANDING THE FACT THAT THIS NOTE IS DENOMINATED IN U.S. DOLLARS.]

     Subject to any acceleration of this Note pursuant to the provisions of
Article XII of the Credit Agreement, the principal balance of this Note shall be repayable in __________ consecutive monthly installments of $______________ each which shall be due commencing on _____________, 19___ and shall continue to be due on the same day of each succeeding month thereafter up to and through ______________, _______, except that in all cases such final installment shall be in an amount equal to the entire remaining unpaid principal balance of this Note.

          The Borrower agrees to make payments of principal and interest hereon on the dates and in the amounts specified in this Note and in the Credit Agreement in strict accordance with the terms thereof.

          In case an Event of Default shall occur and be continuing, the principal and all accrued interest of this Note may automatically become, or may be declared, immediately due and payable in the manner and with the effect provided in the Credit Agreement. The Borrower agrees to pay, and save the Lender harmless against any liability for the payment of, all reasonable costs and expenses, including reasonable attorneys' fees, actually incurred by Lender without giving effect to any statutory presumption in connection with the enforcement by the Lender of any of its rights or remedies under this Note or the Credit Agreement.

          This Note has been delivered in Atlanta, Georgia, and the rights and obligations of the Lender and the Borrower hereunder shall be construed in accordance with and governed by the laws of the State of Georgia (without giving effect to its conflicts of law rules).

          The Borrower expressly waives any presentment, demand, protest or notice in connection with this Note, whether now or hereafter required by applicable law. This Note is intended to be an instrument under seal.

          IN WITNESS WHEREOF, the Borrower has caused this Note to be executed, sealed and delivered by its duly authorized officers as of the date first above written.


(CORPORATE SEAL)                             ROPER INDUSTRIES, INC.


                                             By:________________________________
                                                Title:__________________________

Attest:

________________________________________
Title:__________________________________

                                   EXHIBIT D

                       FORM OF CASH MANAGEMENT LOAN NOTE


U.S. $2,000,000                                                     MAY __, 1996


          FOR VALUE RECEIVED, the undersigned ROPER INDUSTRIES, INC., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of
                  --------
NATIONSBANK, N.A. (SOUTH) (herein, together with any subsequent holder hereof, called the "Lender"), the lesser of TWO MILLION U.S. DOLLARS (U.S.$2,000,000) or
            ------
the aggregate outstanding principal amount of the Cash Management Loans made to the Borrower by Lender pursuant to the terms of the Credit Agreement referred to below, which principal sum shall be payable on the earlier of (x) each Cash Management Loan Settlement Date, (y) the Business Day immediately preceding the Credit Expiration Date determined pursuant to the Credit Agreement, or (z) the date on which all amounts outstanding under this Cash Management Loan Note (this "Note") have become due and payable pursuant to the provisions of Article XII of
 ----
the Credit Agreement. The Borrower likewise promises to pay interest on the outstanding principal amount of each Cash Management Loan made by the Lender to the Borrower, at such interest rates, payable at such times, and computed in such manner, as are specified in the Credit Agreement in strict accordance with the terms thereof.

          This Note is issued pursuant to and is subject to the terms and conditions of, and is the Cash Management Loan Note referred to in, the Second Amended and Restated Credit Agreement, dated as of May __, 1996, among the Borrower, NationsBank, N.A. (South), as Agent, the Lender, and any other banks and lending institutions which are or may become signatories to such Credit Agreement (as the same may be amended from time to time, the "Credit
                                                              ------
Agreement"), and the Lender is and shall be entitled to all benefits thereof
- ---------
and of all the Credit Documents executed and delivered to the Agent or the Lenders in connection therewith. Terms defined in the Credit Agreement are used herein with the same meaning. The Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain Events of Default, provisions relating to prepayments on account of principal hereof prior to the maturity hereof, and provisions for post-default interest rates.

          The Borrower agrees to make payments of principal and interest hereon on the dates and in the amounts specified in the Credit Agreement in strict accordance with the terms thereof.

          In case an Event of Default shall occur and be continuing, the principal and all accrued interest of this Note may automatically become, or may be declared, due and payable in the manner and with the effect provided in the Credit Agreement. The Borrower agrees to pay, and save the Lender harmless against any liability for the payment of, all reasonable costs and expenses, including reasonable attorneys' fees, actually incurred by Lender without giving effect to any statutory presumption in connection with the enforcement by the Lender of any of its rights under this Note or the Credit Agreement.

          This Note has been delivered in Atlanta, Georgia, and the rights and obligations of the Lender and the Borrower hereunder shall be construed in accordance with and governed by the laws of the State of Georgia.

          The Borrower expressly waives any presentment, demand, protest or notice in connection with this Note, now or hereafter required by applicable law. This Note is intended to be an instrument under seal.

          IN WITNESS WHEREOF, the Borrower has caused this Note to be executed and delivered by its duly authorized officers as of the date first above written.


(CORPORATE SEAL)                             ROPER INDUSTRIES, INC.


                                             By:_______________________________
                                                Title:_________________________

Attest:

_______________________________________
Title:_________________________________

                                   EXHIBIT E

                    AGREEMENT REGARDING SECURITY DOCUMENTS


          THIS AGREEMENT dated as of May __, 1996, is made by the undersigned Subsidiaries (collectively, the "Guarantors") of ROPER INDUSTRIES, INC., a
                                 ----------
Delaware corporation (the "Borrower"), and by the Borrower in favor of
                           --------
NATIONSBANK, N.A. (SOUTH), a national banking association and the successor by merger to Bank South (the "Agent"), acting in its capacity as agent for itself
                           -----
and any other banks or other lending institutions which may be now or hereafter become Lenders under (and as such term is defined in) the Credit Agreement (as hereinafter defined).

                              STATEMENT OF FACTS
                              ------------------

          The Borrower, the Agent and the Lenders have entered into that certain Second Amended and Restated Credit Agreement, dated as of the date hereof (as the same may be hereafter further amended, restated, supplemented or otherwise modified from time to time, and including all schedules, exhibits and supplements thereto, the "Credit Agreement").
                          ----------------

          The Credit Agreement is an amendment and restatement of the "Prior 1994 Credit Agreement" (as such term is defined in the Credit Agreement), which in turn was an amendment and restatement of the "Prior 1992 Credit Agreement" (as such term also is defined in the Credit Agreement), pursuant to which the Lenders and the Agent agreed to make certain loan and letter of credit facilities available to the Borrower. In connection with the Prior 1994 Credit Agreement and/or the Prior 1992 Credit Agreement, the Borrower and the Guarantors executed and delivered to or in favor of the Agent or the Lenders the documents more particularly described on Schedule A attached hereto and by this
                                         ----------
reference made a part hereof (collectively, the "Prior Security Documents").
                                                 ------------------------

          The Borrower owns, directly or indirectly, all of the outstanding capital stock of each of the Guarantors, and the Borrower and the Guarantors share an identity of interests as members of a consolidated group of companies engaged in substantially similar businesses with the Borrower providing (among other things) certain centralized financial, accounting and management services to each of the Guarantors, and the consummation of the transactions contemplated by the Credit Agreement will facilitate the expansion and enhance the over-all financial strength and stability of the Borrower's entire corporate group, including the Guarantors.

          It is a condition precedent to the Lenders' and the Agent's respective obligations under the Credit Agreement to continue to make extensions of credit to or for the benefit of the Borrower that the Borrower and the Guarantors execute and deliver this Agreement, and the Borrower and the Guarantors desire to execute and deliver this Agreement in order to satisfy such condition precedent.

          NOW, THEREFORE, in consideration of the premises and in order to induce the Agent and the Lenders to enter into and perform their respective obligations under the Credit Agreement, the Borrower and the Guarantors hereby jointly and severally agree as follows in favor of the Agent and the Lenders:

                              STATEMENT OF TERMS
                              ------------------


          1.   DEFINED TERMS.  Except as otherwise specifically defined in this
               -------------
Agreement, each capitalized term used in this Agreement that is defined in the Credit Agreement shall have the same meaning herein as specified for such term in the Credit Agreement.

          2.   CROSS-REFERENCES.  Each and every reference in the Prior Security
               ----------------
Documents to the "Credit Agreement" and to capitalized terms as defined in the "Credit Agreement" (including, without limitation, the terms "Agent", "Lenders", "Loans", "Notes" and "Obligations") shall be deemed to refer to and mean the Credit Agreement as defined and used in this Agreement and to such capitalized terms as defined and used in such Credit Agreement.

          3.   REAFFIRMATION OF OBLIGATIONS AND LIENS.  Each of the Guarantors
               --------------------------------------
does hereby reaffirm all of its indebtedness, obligations and liabilities to the Agent and the Lenders under the Prior Security Documents executed by it and does hereby reaffirm the grant of any and all Liens on its property held by the Agent (for the benefit of the Lenders) under such Prior Security Documents; provided,
                                                                      --------
however, that nothing in this Agreement or the Credit Agreement is intended, or shall be construed, to constitute a novation of any such indebtedness, obligations or liabilities or to modify, affect, release or otherwise impair the continuity or perfection of such Liens.

          4.   CONTINUED EFFECTIVENESS OF PRIOR SECURITY DOCUMENTS.  Each of the
               ---------------------------------------------------
Guarantors hereby confirms and agrees that all of the Prior Security Documents shall remain in full force and effect after giving effect to the execution, delivery and performance of the Credit Agreement and shall guarantee or secure (as the case may be) all Obligations which may now exist or hereafter arise under the Credit Agreement.

          5.   MISCELLANEOUS.  This Agreement shall be governed by, and
               -------------
construed in accordance with, the laws of the State of Georgia (without giving effect to the conflict of law principles thereof). This Agreement shall be binding upon each of the Guarantors and their respective successors and assigns and shall inure to the benefit of the Lenders, the Agent and their respective successors and assigns. This Agreement may be executed in any number of several counterparts, each of which when so executed and delivered shall be an original, but all of which shall together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, Borrower and each of the Guarantors has caused this Agreement to be duly executed and delivered by its respective duly authorized officers and its corporate seal to be hereunto affixed, and the Collateral Agent has caused this Agreement to be accepted by its duly authorized officer, all as of the day and year first above written.

                                    BORROWER:

                                    ROPER INDUSTRIES, INC.
(CORPORATE SEAL)

Attest:
                                    By:_____________________________________
                                       Vice President


____________________________
Assistant Secretary

                                    GUARANTORS:

                                    AMOT CONTROLS CORPORATION
(CORPORATE SEAL)

Attest:

                                    By:_____________________________________
                                       Vice President


____________________________
Assistant Secretary


                                    AMOT SALES CORPORATION

(CORPORATE SEAL)

Attest:
                                    By:_____________________________________
                                       Vice President


____________________________
Assistant Secretary


                   (Signatures continued on following page)

                  (Signatures continued from preceding page)


                                    AMOT/METRIX INVESTMENT
                                    COMPANY
(CORPORATE SEAL)

Attest:
                                    By:_____________________________________
                                       Vice President

____________________________
Assistant Secretary



                                    COMPRESSOR CONTROLS CORPORATION, an Iowa corporation
(CORPORATE SEAL)

Attest:
                                    By:_____________________________________
                                       Vice President


____________________________
Assistant Secretary



                                    COMPRESSOR CONTROLS CORPORATION, a Delaware corporation
(CORPORATE SEAL)

Attest:
                                    By:_____________________________________
                                       Vice President

____________________________
Assistant Secretary



                   (Signatures continued on following page)

                  (Signatures continued from preceding page)


                                    CORNELL PUMP COMPANY
(CORPORATE SEAL)

Attest:
                                    By:_____________________________________
                                       Vice President

____________________________
Assistant Secretary

                                    CORNELL PUMP MANUFACTURING
                                    CORPORATION
(CORPORATE SEAL)

Attest:
                                    By:_____________________________________
                                       Vice President
____________________________
Assistant Secretary

                                    INTEGRATED DESIGNS, INC.
(CORPORATE SEAL)

Attest:
                                    By:_____________________________________
                                       Vice President

____________________________
Secretary


                                    INTEGRATED DESIGNS L.P.
(CORPORATE SEAL)
                                    By:  Compressor Controls Corporation,
Attest:                                  an Iowa corporation and its sole
                                         general partner


                                         By:________________________________
                                            Vice President

____________________________
Assistant Secretary

                   (Signatures continued on following page)

                  (Signatures continued from preceding page)

                                    ISL INTERNATIONAL, INC.
(CORPORATE SEAL)

Attest:
                                    By:_____________________________________
                                       Vice President


____________________________
Assistant Secretary


                                    ISL NORTH AMERICA, INC.
(CORPORATE SEAL)

Attest:
                                    By:_____________________________________
                                       Vice President

____________________________
Assistant Secretary


                                    METRIX INSTRUMENT CO., L.P.
(CORPORATE SEAL)
                                    By:  AMOT Sales Corporation, its sole
                                         general partner
Attest:

                                         By:________________________________
                                            Vice President

____________________________
Assistant Secretary
                                    PREX CORPORATION
(CORPORATE SEAL)

Attest:
                                    By:_____________________________________
                                       Vice President


____________________________
Assistant Secretary



                   (Signatures continued on following page)

                  (Signatures continued from preceding page)

                                    PREX L.P.
(CORPORATE SEAL)
                                    By:  Compressor Controls Corporation,
Attest:                                  an Iowa corporation and its sole
                                         general partner



                                         By:___________________________________
                                            Vice President

____________________________
Assistant Secretary

                                    ROPER HOLDINGS, INC.
(CORPORATE SEAL)

Attest:
                                    By:_____________________________________
                                       Vice President


____________________________
Secretary


                                    ROPER INDUSTRIAL PRODUCTS
                                    INVESTMENT COMPANY
(CORPORATE SEAL)

Attest:
                                    By:_____________________________________
                                       Vice President


____________________________
Assistant Secretary


                                    ROPER INTERNATIONAL, INC.
(CORPORATE SEAL)

Attest:
                                    By:_____________________________________
                                       Vice President

____________________________
Secretary

                   (Signatures continued on following page)

                  (Signatures continued from preceding page)


                                    ROPER INTERNATIONAL PRODUCTS, LTD. (f/k/a
                                    Compressor Controls International, Ltd.)
(CORPORATE SEAL)

Attest:
                                    By:_____________________________________
                                       Vice President

____________________________
Secretary


                                    ROPER PUMP COMPANY
(CORPORATE SEAL)

Attest:
                                    By:_____________________________________
                                       Vice President


____________________________
Assistant Secretary


                                    USON CORPORATION
(CORPORATE SEAL)

Attest:

                                    By:_____________________________________
                                       Vice President


____________________________
Assistant Secretary



                   (Signatures continued on following page)

                  (Signatures continued from preceding page)


                                    USON L.P.
(CORPORATE SEAL)
                                    By:  Compressor Controls Corporation,
Attest:                                  an Iowa corporation and its sole
                                         general partner


                                         By:________________________________
                                            Vice President

____________________________
Assistant Secretary


                                    ACCEPTED:

                                    NATIONSBANK, N.A. (SOUTH),
                                    as Agent




                                    By:_____________________________________
                                       Title:_______________________________

                                  SCHEDULE A


1.   Guaranty Agreements
     -------------------

     (a) Guaranty Agreements, dated as of September 30, 1992, executed separately by Roper Properties, Inc. (predecessor-in-interest to Roper Pump Company), Roper International, Inc., Roper Holdings, Inc., AMOT Controls Corporation, Compressor Controls Corporation (an Iowa corporation) and Compressor Controls International, Ltd. (now known as Roper International Products, Ltd.).

     (b) Guaranty Agreement, dated as of September 30, 1993, executed by Integrated Designs, Inc.

     (c) Guaranty Agreements, dated as of September 23, 1994, executed separately by ISL International, Inc. and ISL North America, Inc.

     (d) Guaranty Agreements, dated as of March 7, 1995, executed separately by Uson Corporation and Prex Corporation.

     (e) Guaranty Agreements, dated as of September 29, 1995, executed separately by AMOT Sales Corporation, AMOT/METRIX Investment Company, Inc. and METRIX Instrument Co., L.P.

     (f) Guaranty Agreements, dated as of October 31, 1995, executed separately by Roper Pump Company*, Cornell Pump Manufacturing Corporation, Cornell Pump Company, Roper Industrial Products Investment Company, Uson L.P., Integrated Designs L.P., Prex L.P., and Compressor Controls Corporation (a Delaware corporation).

2.   Security Agreements
     -------------------

     (a) Borrower Security Agreement, dated as of September 30, 1992, executed by Roper Industries, Inc.

     (b) Subsidiary Security Agreements, dated as of September 30, 1992, executed separately by Roper Properties, Inc. (predecessor-in-interest to Roper Pump Company), Roper International, Inc., Roper Holdings, Inc., AMOT Controls Corporation, Compressor Controls Corporation (an Iowa corporation) and Compressor Controls International, Ltd.

     (c) Subsidiary Security Agreement, dated as of September 30, 1993, executed by Integrated Designs, Inc.

     (d) Subsidiary Security Agreements, dated as of September 23, 1994, executed separately by ISL International , Inc. and ISL North America, Inc.

     (e) Subsidiary Security Agreements, dated as of March 7, 1995, executed by Uson Corporation and Prex Corporation.

     (f) Subsidiary Security Agreements, dated as of September 29, 1995, executed separately by AMOT Sales Corporation, AMOT/METRIX Investment Company, Inc. and METRIX Instrument Co., L.P.

     (g) Subsidiary Security Agreements, dated as of October 31, 1995, executed separately by Roper Pump Company,* Cornell Pump Manufacturing Corporation, Cornell Pump Company, Roper Industrial Products Investment Company, Uson L.P., Integrated Designs, L.P., Prex L.P. and Compressor Controls Corporation (a Delaware corporation).

     (h) First Modification of Subsidiary Security Agreement, dated as of October 31, 1995, executed by Compressor Controls Corporation (an Iowa corporation).

3.   Stock Pledge Agreements
     -----------------------

     (a) Borrower Stock Pledge Agreement, dated as of September 30, 1992, executed by Roper Industries, Inc.

     (b) Subsidiary Stock Pledge Agreements, dated as of September 30, 1992, executed separately by Roper Properties, Inc. and AMOT Controls Corporation.**

     (c) First Supplemental Stock Pledge Agreement, dated as of September 30, 1993, executed by Roper Industries, Inc.

     (d) Second Supplemental Stock Pledge Agreement, dated as of September 23, 1994, executed by Roper Industries, Inc.

     (e) Subsidiary Stock Pledge Agreement, dated as of September 23, 1994, executed by ISL International, Inc.

     (f) Third Supplemental Borrower Stock Pledge Agreement, dated as of March 7, 1995, executed by Roper Industries, Inc.

     (g) First Supplemental Subsidiary Stock Pledge Agreement, dated as of September 29, 1995, executed by AMOT Controls Corporation.

     (h) Fourth Supplemental Borrower Stock Pledge Agreement, dated as of October 31, 1995, executed by Roper Industries, Inc.

     (i) Subsidiary Stock Pledge Agreements, dated as of October 31, 1995, executed by Cornell Pump Manufacturing Corporation, Uson Corporation, Integrated Designs, Inc. and Prex Corporation.

     (j) First Supplemental Subsidiary Stock Pledge Agreement, dated as of October 31, 1995, executed by Compressor Controls Corporation (an Iowa corporation).

4.   Patent Collateral Assignment Agreements
     ---------------------------------------

     (a) Patent Collateral Assignment Agreements, dated as of September 30, 1992, executed separately by Roper Industries, Inc., AMOT Controls Corporation and Compressor Controls Corporation (an Iowa corporation).

     (b) Patent Collateral Assignment Agreement, dated as of September 30, 1993, executed by Integrated Designs, Inc.

     (c) Patent Collateral Assignment Agreement, dated as of September 29, 1995, executed by METRIX Instrument Co., L.P.

5.   Trademark Security Agreements
     -----------------------------

     (a) Trademark Security Agreements, dated as of September 30, 1992, executed separately by Roper Industries, Inc., Roper Holdings, Inc., AMOT Controls Corporation and Compressor Controls Corporation (an Iowa corporation).

     (b) Trademark Security Agreement, dated as of September 29, 1995, executed by METRIX Instrument Co., L.P.

6.   Deeds
     -----

     (a) Leasehold Deed to Secure Debt and Security Agreement , dated as of September 30, 1992, executed by Roper Industries, Inc. with respect to Roper Industries, Inc.s leasehold interest in certain improved real property located in Jackson County, Georgia (9.154 acres).

     (b) Deed to Secure Debt and Security Agreement, dated as of September 30, 1992, executed by Roper Properties, Inc. (predecessor-in-interest to Roper Pump Company)

     (c) Leasehold Deed to Secure Debt and Security Agreement , dated as of September 30, 1992, executed by Roper Industries, Inc. with respect to Roper Industries, Inc.s leasehold interest in certain improved real property located in Jackson County, Georgia (15.28 acres).

     (d) Deed of Trust, Assignment of Rents and Security Agreement, dated September 30, 1992, executed by AMOT Controls Corporation.

__________________________
*         Successor by merger to Roper Properties, Inc.

** The Subsidiary Stock Pledge Agreement dated as of September 30, 1992 originally executed by Compressor Controls Corporation ("CCC") in
                                                                   ---
          favor of the Agent is no longer in effect in view of CCC's transfer of direct ownership of all outstanding capital stock of Compressor Controls International, Ltd. to Roper Industries, Inc. Such shares are now pledged pursuant to the Second Supplemental Borrower Stock Pledge Agreement, dated as of September 23, 1994, executed by Roper Industries, Inc. in favor of the Agent.

                                  EXHIBIT F-1

              [LETTERHEAD OF POWELL, GOLDSTEIN, FRAZER & MURPHY]



                                  May 8, 1996


Each of the Lenders and the Agent which are
Parties to the Second Amended and Restated Credit
Agreement dated as of May 8, 1996, (the "Credit
                                         ------
Agreement") among Roper Industries, Inc., each of
- ---------
the Lenders who are or may become a party thereto
(collectively, the "Lenders"), and NationsBank, N.A.
                    -------
(South) as agent for the Lenders (the "Agent")
                                       -----

Ladies and Gentlemen:

          We have acted as special counsel for Roper Industries, Inc., a Delaware corporation (the "Borrower"), each of the subsidiaries of the Borrower
                           --------
set forth on Schedule 1 attached hereto (the "Delaware Subsidiaries"), each of
             ----------                       ---------------------
the subsidiaries of the Borrower listed on Schedule 2 attached hereto (the "Iowa
                                           ----------                       ----
Subsidiaries"), Roper International, Inc., a Georgia corporation (the "Georgia
- ------------                                                           -------
Subsidiary") and Roper International Products, Ltd., a company organized under
- ----------
the laws of the U.S. Virgin Islands ("RIP"), in connection with the loan,
                                      ---
guaranty and collateral transactions which arise under the Credit Agreement described above. This opinion is furnished pursuant to Section 8.01(iv) of the
                                                        ----------------
above-referenced Credit Agreement. For purposes of this opinion, the Borrower, the Delaware Subsidiaries, the Iowa Subsidiaries, the Georgia Subsidiary and RIP are collectively referred to as the "Credit Parties."
                                     --------------

          This opinion is limited by, and is in accordance with, the January 1, 1992 edition of the Interpretive Standards applicable to Legal Opinions to Third Parties in Corporate Transactions adopted by the Legal Opinion Committee of the Corporate and Banking Law Section of the State Bar of Georgia (the "Interpretive
                                                                    ------------
Standards"), which Interpretive Standards are incorporated in this opinion
- ---------
letter by reference. Capitalized terms used herein but not otherwise defined herein shall have the respective meanings given such terms in the Credit Agreement and the Interpretive Standards.

          We have reviewed fully executed counterparts of the following documents (collectively, the "Credit Documents"):
                              ----------------

          (a)  The Credit Agreement;

POWELL, GOLDSTEIN, FRAZER MURPHY

May 8, 1996
Page 2


          (b) The Series A Revolving Loan Note of even date herewith executed by the Borrower in favor of the Initial Lender;

          (c) The Series B Revolving Loan Note of even date herewith executed by the Borrower in favor of the Initial Lender;

          (d)  The Cash Management Loan Note issued in favor of NationsBank;

          (e)  The form of Term Loan Notes; and

          (f) The Agreement Regarding Security Documents of even date herewith executed by each of the Delaware Subsidiaries, the Iowa Subsidiaries, the Georgia Subsidiary and RIP.

          We also have examined and relied upon originals or copies of the following additional documents (the Additional Documents"):

               (i) Copies of the certificated of incorporation of the Borrower, each Delaware Subsidiary and the Georgia Subsidiary, all as described on Exhibit A attached hereto;

               (ii) The good standing certificates or certificates of existence for the Borrower, each Delaware Subsidiary and the Georgia Subsidiary, all as described on Exhibit A attached hereto;
                                          ---------

               (iii) A Certificate of the Borrower, each Delaware Subsidiary and the Georgia Subsidiary, each dated as of the date hereof, and executed and delivered concurrently herewith pursuant to Section 8.01 of the Credit Agreement, and to which are attached certified copies of such Person's by-laws and authorizing board resolutions or, as applicable, Partnership Agreement, as well as specimen officer signatures; and

               (iv) Such additional instruments, documents, agreements and other materials as we have considered necessary for the opinions herein expressed.

          We have also considered such matters of law and of fact, including the examination of originals or copies, certified or otherwise identified to our satisfaction, of such records, certificates and other documents, as in our judgement are necessary or appropriate to enable us to render the opinions hereinafter set forth.

May 8, 1996
Page 3

          During the course of such examinations, we have assumed (i) the genuineness of all signatures (other than those on behalf of the Credit Parties), (ii) the authenticity of all documents submitted to us as originals,
(iii) the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and (iv) the authority of each person or persons who executed any document on behalf of another person (other than the Credit Parties). We also have assumed, with your permission, that each of the Lenders, the Agent, of the Iowa Subsidiaries and RIP has all requisite power and authority to execute, deliver and perform its obligations under the Credit Documents executed by it.

     We have also assumed that the only interest, fees and other charges contracted for or to be reserved, charged, taken or paid in connection with the making of the loans under the Credit Documents are those set forth in the Credit Documents and that all such interests, fees and charges will be reserved, charged, taken and applied by the Lenders solely as described in the Credit Documents, and that no interest shall be reserved, charged, taken or paid under the Credit Documents on unpaid interest and that under no circumstances shall the rate of interest paid or payable under the Credit Documents (including any fees, charges, premiums or similar amounts which may be characterized as interest) exceed 5.0% per month (whether due by prepayment, acceleration or otherwise).

          Whenever any opinion or confirmation of fact set forth in this opinion letter is qualified by the words "known to us" or other words of similar meaning, such words shall mean the current awareness by lawyers in the primary lawyer group of factual matters such lawyers recognize as being relevant to the opinion or confirmation so qualification. "Primary lawyer group" means the lawyer who signs this opinion letter and, solely as to information relevant to an opinion or confirmation issue, any lawyer currently in this firm who is engaged in matters on behalf of the Borrower.

          Based on the foregoing, and on such other matters as we have deemed necessary for rendering this opinion, and subject to the exceptions, qualifications and assumptions noted herein, it is our opinion that:

          1. Each of the Delaware Subsidiaries which is a corporation and the Georgia Subsidiary has been duly incorporated. Each of the Borrower and the Delaware Subsidiaries which is a corporation is existing and in good standing under the laws of the State of Delaware. The Georgia Subsidiary is existing and in good standing under the laws of the State of Georgia. Each of the Delaware Subsidiaries which is a limited partnership has been validly existing under the laws of the State of Delaware. Each of the Borrower and roper Pump Company is duly qualified as a foreign corporation and is in good standing in the State of Georgia.

May 8, 1996
Page 4



          2. Each of the Borrower, the Delaware Subsidiaries and the Georgia Subsidiary has all requisite corporate or partnership power and authority to execute and deliver the Credit Documents to which it is a party and to perform its obligations under such Credit Documents. The Credit Documents to which each of the Borrower, the Delaware Subsidiaries and the Georgia Subsidiary is a party have been duly authorized by all requisite corporate or partnership action on the part of such Credit Party and, except for the Term Loan Notes, have been duly executed and delivered by authorized officers of such Credit Party.

          3. Each of the Credit Documents to which any Credit Party is a party is (or, in the case of the Term Loan Notes, when executed and delivered by Borrower in accordance with the terms and conditions of the Credit Agreement, will be) enforceable against such Credit Party in accordance with its terms, except that we express no opinion in this paragraph 3 with respect to (i) the legality, validity, binding effect, enforceability, perfection or priority of any Liens granted under the Credit Documents or (ii) any matters governed by Georgia's interest and usury laws (an opinion as to which is set forth in paragraph 6 below).

          4. Except for any recording or filing which may be required by applicable law to perfect or maintain the perfection of the Agent's Liens on the Collateral under the Security Documents, no consent, approval or authorization of, or declaration or filing with, any governmental authority is required for the valid execution, delivery and performance by any Credit Party of the Credit Documents executed by such Credit Party.

          5. Neither the execution nor the delivery of the Credit Documents, nor fulfillment of or compliance with the terms and provisions thereof, will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of any Credit Party pursuant to (a) any statute, law, rule or regulation known to us and to which any Credit Party is subject or (b) any Reviewed Documents. For purposes of this opinion, the term "Reviewed Documents" means the Credit Documents, the Additional Documents set forth in subparagraphs (i), (ii) and (iii) of that definition, and the Bond Documents.

          6. The Credit Documents (other than the Term Loan Notes) do not violate the interest and usury laws of the State of Georgia. The terms and provisions of the form of the Term Loan Notes do not violate the interest and usury laws of the State of Georgia.

          Based upon the limitations and qualifications set forth above, we confirm to you that, to our knowledge, except as set forth on Schedule 9.03 to
                                                              -------------
the Credit Agreement, no

POWELL, GOLDSTEIN, FRAZER & MURPHY

May 8, 1996
Page 5



litigation or other proceeding against any Credit Party or any of such Credit Party's properties is pending or overtly threatened by written communication to such Credit Party.

          Our opinions set forth above are subject to the following additional qualifications, exceptions and assumptions:

          A. We are qualified to practice law in the State of Georgia and our opinions herein are limited to (i) the laws of the State of Georgia, (ii) the corporate and limited partnership statutes of the State of Delaware and (iii) any applicable Federal laws of the United States of America. We express no opinion with respect to the laws of any other jurisdiction. We understand that with regard to matters of Iowa law that the Lenders and the Agent intend to rely on the opinion dated May 8, 1996 of Brown, Winick, Graves, Gross, Baskerville, Schoenebaum and Walker, P.L.C. (the "Iowa Opinion"). We know of no reason why the Lenders and the Agent would not be justified in relying on the Iowa Opinion.

          B. Our opinions regarding the legality, validity, binding effect or enforceability of any of the Credit Documents or the legality, validity, binding effect, enforceability, or perfection of any security interest granted thereunder are subject to: (i) the effect of any applicable bankruptcy, fraudulent transfer, moratorium, insolvency, reorganization, or other similar laws affecting the rights of creditors generally and (ii) the effect of general principles of equity (whether considered in a proceeding in equity or at law) which may, among other things, limit the availability of the remedy of specific performance.

          This opinion is furnished solely for the benefit of the Lenders and the Agent and their respective successors, assigns and participants in connection with the transactions contemplated by the Credit Documents and may not be relied upon by any other person or for any other purpose without our express prior written permission. We expressly disclaim any duty to update this letter in the future in the event there are any changes of relevant fact or law that may affect any of our opinions expressed herein.

                                        Very truly yours,

                                        /s/ Powell, Goldstein, Frazer & Murphy
                                        POWELL, GOLDSTEIN, FRAZER & MURPHY

POWELL, GOLDSTEIN, FRAZE MURPHY

                                  SCHEDULE 1

                             DELAWARE SUBSIDIARIES
                             ---------------------


AMOT Controls Corporation, a Delaware corporation
AMOT Sales Corporation, a Delaware corporation
AMOT/Metrix Investment Company, a Delaware corporation
Compressor Controls Corporation, a Delaware corporation
Cornell Pump Company, a Delaware corporation
Cornell Pump Manufacturing Corporation, a Delaware corporation
Integrated Designs, Inc., a Delaware corporation
Integrated Designs, L.P., a Delaware limited partnership
ISL International, Inc., a Delaware corporation
ISL North America, Inc., a Delaware corporation
Metrix Instrument Co., L.P., a Delaware limited partnership
Prex Corporation, a Delaware corporation
Prex L.P., a Delaware limited partnership
Roper Holdings, Inc., a Delaware corporation
Roper Pump Company, a Delaware corporation
Uson Corporation, a Delaware corporation
Uson L.P., a Delaware limited partnership

POWELL, GOLDSTEIN, FRAZE MURPHY

                                  SCHEDULE 2
                                  ----------


                               IOWA SUBSIDIARIES
                               -----------------

Compressor Controls Corporation, an Iowa corporation
Roper Industrial Products Investment Co., an Iowa corporation

POWELL, GOLDSTEIN, FRAZER & MURPHY

                                   EXHIBIT A
                                   ---------

                  Subsidiary                                            Document                               Certificate
                  ----------                                            --------
                                                                                                              of Existence
                                                                                                              ------------
AMOT Controls Corporation, a Delaware corporation        Articles of Incorporation certified by the             Delaware
                                                         Delaware Secretary of State

AMOT/Metrix Investment Company, a Dealware               Articles of Incorporation certified by the             Delaware
corporation                                              Delaware Secretary of State

AMOT Sales Corporation, a Delaware corporation           Articles of Incorporation certified by the             Delaware
                                                         Delaware Secretary of State

Compressor Controls Corporation, a Delaware              Articles of Incorporation certified by the             Delaware
corporation                                              Delaware Secretary of State

Compressor Controls Corporation, an Iowa corporation     Articles of Incorporation certified by the               Iowa
                                                         Delaware Secretary of State

Cornell Pump Company, a Delaware corporation             Articles of Incorporation certified by the             Delaware
                                                         Delaware Secretary of State

Cornell Pump Manufacturing Corporation, a Delaware       Articles of Incorporation certified by the             Delaware
corporation                                              Delaware Secretary of State

Integrated Designs, Inc., a Delaware corporation         Articles of Incorporation certified by the             Delaware
                                                         Delaware Secretary of State

Integrated Designs L.P., a Delaware limited              Limited Partnership Certificate certified by the       Delaware
partnership                                              Delaware Secretary of State

ISL International, Inc., a Delaware corporation          Articles of Incorporation certified by the             Delaware
                                                         Delaware Secretary of State

ISL North America, Inc., a Dealware corporation          Articles of Incorporation certified by the             Delaware
                                                         Delaware Secretary of State

Metrix Instrument Co., L.P., a Delaware limited          Limited Partnership Certificate certified by the       Delaware
partnership                                              Delaware Secretary of State

Prex Corporation, a Delaware corporation                 Articles of Incorporation certified by the             Delaware
                                                         Delaware Secretary of State

Prex L.P., a Delaware limited partnership                Limited Partnership Certificate certified by the       Delaware
                                                         Delaware Secretary of State

Roper Holdings, Inc., a Delaware corporation             Articles of Incorporation certified by the             Delaware
                                                         Delaware Secretary of State

Roper Industrial Products Investment Co., an Iowa        Articles of Incorporation certified by the               Iowa
corporation                                              Delaware Secretary of State

Roper Industries, Inc., a Delaware corporation           Articles of Incorporation certified by the             Delaware
                                                         Delaware Secretary of State                            Georgia

Roper International, Inc., a Georgia corporation         Articles of Incorporation certified by the             Georgia
                                                         Delaware Secretary of State

POWELL, GOLDSTEIN, FRAZER & MURPHY

                  Subsidiary                                            Document                               Certificate
                  ----------                                            --------
                                                                                                              of Existence
                                                                                                              ------------
Roper Pump Company, a Dealware corporation               Articles of Incorporation certified by the             Delaware
                                                         Delaware Secretary of State                            Georgia

Uson Corporation, a Delaware corporation                 Articles of Incorporation certified by the             Delaware
                                                         Delaware Secretary of State

Uson L.P., a Delaware limited partnership                Limited Partnership Certificate certified by the       Delaware
                                                         Delaware Secretary of State

                                  EXHIBIT F-2

          [LETTERHEAD OF BROWN, WINICK, GRAVES, GROSS, BASKERVILLE,
                        SCHOENEBAUM AND WALKER, P.L.C.]

                                  May 8, 1996

Each of the Lenders and the Agent which
are Parties to the Second Amended and Restated
Credit Agreement, dates as of May 8, 1996, as amended (the "Credit Agreement") among Roper Industries, Inc., each of the Lenders listed on Annex I thereto as the same may be further amended from time to time (collectively, the "Lenders"), and NationsBank, N.A. (South), as Agent for the Lenders (the "Agent")

Ladies and Gentlemen:

          We have acted as Iowa counsel for Compressor Controls Corporation, an Iowa corporation ("CCC Iowa") and Roper Industrial Products Investment Company ("Roper Iowa"; CCC Iowa and Roper Iowa are hereinafter collectively referred to as the "Credit Parties") in connection with the loan and collateral transactions involving the Credit Parties of even date which arise under, and this opinion is furnished pursuant to, Section 8.01 of the Second Amended and Restated Credit Agreement described above (the "Credit Agreement"). Capitalized terms used herein and not otherwise expressly defined herein shall have the meanings given such terms in the Credit Agreement.

          We have reviewed a copy of fully executed counterpart of the Agreement Regarding Security Documents (the "Credit Document").

          We also have examined and relied upon originals or copies of the following additional documents:

          (i) Copies of the Articles of Incorporation of CCC Iowa as certified by the Secretary of State of Iowa under date of May 2, 1996, and copies of the Articles of Incorporation of Roper Iowa as certified by the Secretary of State of Iowa under date of May 1, 1996;

May 8, 1996
Page 2

         (ii) A good standing certificate for CCC Iowa from the Iowa Secretary of State under date of May 2, 1996, and a good standing certificate for Roper Iowa from the Iowa Secretary of State under date of May 1, 1996;

        (iii) A certificate of each of the Credit Parties, dates as of May 8, 1996, and executed and delivered concurrently herewith pursuant to Section 8.01 of the Credit Agreement, and to which are attached certified copies of such Credit Party's by-laws and authorizing board resolutions as well as specimen officer signatures;

         (iv) Such additional instruments, documents, agreements and other materials as we have considered necessary for the opinions herein expressed.

          During the course of such examinations, we have assumed (i) the genuineness of all signatures, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, (iv) the authority of each person or persons who executed any document on behalf of another person (other than the Credit Parties), and (v) there has been no modification or revocation of the documents submitted to us and such documents are still in full force and effect. We also have assumed, with your permission, that each of the Lenders and the Agent has all requisite corporate power and authority to execute, deliver and perform its obligations under the Credit Document.

          Based on the foregoing, and on such other matters as we deem necessary for rendering this opinion, and subject to the exceptions, qualifications and assumptions noted herein, it is our opinion that:

          1. Each of the Credit Parties is a corporation duly organized and validly existing in good standing under the laws of the State of Iowa and has all requisite corporate power and authority to execute and deliver the Credit Documents executed by it and to perform its obligations thereunder.

          2. The Credit Document executed by each of the Credit Parties has been duly authorized by all requisite corporate action on the part of such Credit Party and has been duly executed and delivered by authorized officers of such Credit Party.

          3. The Credit Document expressly provides that it is to be governed by the laws of the State of Georgia. We believe that, under applicable Iowa statutory and case law, an Iowa state court

May 8, 1996
Page 3

or a federal court sitting in Iowa and applying Iowa conflicts of laws rules should give effect to the designation of the parties of Georgia law as the governing law with respect to the Credit Document.

          4. Assuming that the Credit Document is governed by the laws of the State of Iowa, the Credit Document executed by each Credit Party has been duly executed and delivered by such Credit Party and is the legal, valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its terms.

          Our opinions set forth above are subject to the following qualifications:

          A. We are qualified to practice law in the State of Iowa and our opinions herein are limited to the laws of the State of Iowa and any applicable federal laws of the United States.

          B. Our opinions in Paragraph 4 above regarding the legality, validity, binding effect or enforceability of the Credit Document are subject to the effect of any applicable bankruptcy, fraudulent transfer, insolvency or other similar laws affecting creditors' rights generally and to general equitable principles.

          This opinion is furnished solely for the benefit of the Lenders, the Agent and their respective successors, assigns, participants and counsels in connection with the transactions contemplated by the Credit Documents and may not be relied upon by any other person or for any other purpose without our express prior written permission. We expressly disclaim any duty to update this letter in the future in the event there are any changes in relevant fact or law that may affect any of our opinions expressed herein.


                                        Very truly yours,

                                        BROWN, WINICK, GRAVES, GROSS,
                                        BASKERVILLE, SCHOENEBAUM & WALKER, PLC

                                        By /s/ William C. Brown
                                           -------------------------------------
                                           William C. Brown, Partner

                                  EXHIBIT G-1

                            CERTIFICATE OF BORROWER


          The undersigned officers of ROPERS INDUSTRIES, INC. (the "Borrower"), a Delaware corporation, hereby certify and covenant in their representative capacities on behalf of the Borrower as follows:

          1. Unless otherwise expressly defined herein, all capitalized terms used herein shall have the meanings given such terms in, and this Certificate is being executed and delivered pursuant to Section 8.01 of, the Second Amended and Restated Credit Agreement, dated as of May ___, 1996, among the Borrower, the Lender or Lenders signatory thereto, and NationsBank, N.A. (South), a national banking association and the successor by merger to Bank South, as Agent for such Lenders (the "Credit Agreement"),
              ----------------

          2. Each of the representations and warranties set forth in Article IX of the Credit Agreement is true and correct in all material respects on and as of the date of this Certificate.

          3. The Borrower is in compliance with all the terms and provisions set forth in the Credit Agreement and the other Credit Documents to which it is a party on and as of the date of this Certificate.

          4. No Default or Event of Default has occurred and is continuing on and as of the date of this Certificate.

          5. Since the date of the cost recent financial statements described in Section 9.02 of the Credit Agreement, there has been no change which has had or could reasonably be expected to have materially adverse effect on the business, property or assets or financial condition of the Borrower and its Subsidiaries, taken as a whole.

          6. There is no action or proceeding instituted or pending before any court or governmental authority or, to the knowledge of the Borrower, threatened
(i) which reasonably could be expected to have a materially adverse effect on the business, property or assets or financial condition of the Borrower and its Subsidiaries, taken as a whole, or (ii) which seeks to prohibit or restrict any Credit Party's ownership or operation of any material portion of its business or assets or compel any Credit Party to dispose of or hold separate all or any material portion of its business or assets, and which reasonably could be expected to have a materially adverse effect on the business, properties, assets or financial condition of the Borrower and its Subsidiaries, taken as a whole.

          7.   Attached hereto as Exhibit 1 is a true and correct copy of
                                  ---------
resolutions of the Board of Directors of the Borrower which were duly adopted on ______________________, 1996 (collectively, the "Resolutions") and which authorize the execution, delivery and performance of

                                     G-1-1
the Credit Agreement, the Notes and the Agreement Regarding Security Documents. The Resolutions were adopted in accordance with the Certificate of Incorporation and By-laws of the Borrower. A true, correct and complete copy of the Borrower's by-laws as in effect on this date (collectively, the "By-Laws") is
                                                                 -------
attached hereto as Exhibit 2.  The Resolutions and the By-Laws are in full force
                   ---------
and effect and have not been ameneded, altered or repealed as of the date hereof except as shown on such Exhibits.

          8. The persons named below are on the date hereof the duly elected and qualified incumbents of the offices of the Borrower set forth below next to their respective names, and the signatures appearing at the right of their respective names below are the genuine signatures of such officers:

          NAME AND TITLE                             SIGNATURE
          --------------                             ---------

Zane E. Metcalf, Vice President           ________________________________

Shanler D. Cronk, Assistant Secretary     ________________________________

          9. The corporate seal affixed to this Certificate, the Credit Agreement and the Note is the legally adopted, proper and only official corporate seal of the Borrower.

          10. The chief executive office and principal place of business of the Borrower as of this date (within the meaning of Official Code of Georgia
                                                ------------------------
Annotated (S)(S) 11-9-103(3)(d)) are located in Oconee Country, Georgia.
- ---------

          IN WITNESS WHEREOF, the undersigned have executed this Certificate in their representative capacities on behalf of the Borrower and affixed its corporate seal hereto, all as of this ___ day of May, 1996.


(CORPORATE SEAL)                           _____________________________________
                                           Zane E. Metcalf, Vice President of
                                           Roper Industries, Inc.

                                           _____________________________________
                                           Shanler D. Cronk, Assistant Secretary
                                           of Roper Industries, Inc.

                                     G-1-2

                                   EXHIBIT 1

                             BOARD RESOLUTIONS OF
                            ROPER INDUSTRIES, INC.
                              (THE "CORPORATION")
                                    -----------


          WHEREAS, the Corporation has obtained loans and letters of credit from time to time under the Amended and Restated Credit Agreement, dated as of September 30, 1994, as heretofore amended (the "Prior Credit Agreement"), among
                                                ----------------------
the Corporation, the Lender or Lenders signatory thereto (collectively, the "Lender(s)"), and NationsBank, N.A (South), as agent for the Lenders (the
 ---------
"Agent"); and
 -----

          WHEREAS, it has been proposed that the Prior Credit Agreement be amended and restated in accordance with the terms of a proposed Second Amended and Restated Credit Agreement to be entered into among the Corporation, the Agent and the Lender(s) listed therein in substantially the form presented to the directors of the Corporation (the "New Credit Agreement"); and
                                       --------------------

          WHEREAS, the Corporation's indebtedness to the Lender(s) listed on the New Credit Agreement for loans made under the New Credit Agreement will be evidenced by new promissory notes to be executed by the Corporation in favor of such Lender(s) in substantially the forms attached to the New Credit Agreement (collectively, the "New Notes"); and
                    ---------

          WHEREAS, the Corporation's liabilities to the Lender(s) and the Agent under the New Credit Agreement and the New Notes will continue to be secured by all or substantially all of the Corporation's real and personal property assets pursuant to the various security documents previously executed by the Corporation in connection with the Prior Credit Agreement, all as confirmed by the Agreement Regarding Security Documents to be executed by the Corporation and certain of its subsidiaries in favor of the Lender(s) and the Agent in substantially the form attached to the New Credit Agreement (the "Agreement
                                                                  ---------
Regarding Security Documents") and
- ----------------------------

          WHEREAS, the Board of Directors of the Corporation deems it to be in the best interest of the Corporation and its shareholders that the Corporation enter into and execute the New Credit Agreement, the New Notes and the Agreement Regarding Security Documents (collectively, the "New Credit Documents");
                                                 --------------------

          NOW, THEREFORE, BE IT RESOLVED, that the New Credit Documents, together with all transactions contemplated thereby, are hereby approved in their entirety; and

          FURTHER RESOLVED, that the president or any vice president of the Corporation are each hereby authorized and directed to execute and deliver the New Credit Documents, in substantially the same forms as reviewed by the Board of Directors of the Corporation, but with such changes or additions thereto as the president or any vice president shall deem to be in the best interest of the Corporation (the president's or any vice president's

                                     G-1-3
execution of the same containing any such changes or additions being deemed to evidence conclusively his or her decision that such changes or additions are in the best interest of the Corporation); and

          FURTHER RESOVED, that the aforesaid officers of the Corporation are each hereby severally authorized and directed to do or to cause to be done all such other acts and things (including the execution and delivery of such other documents, security agreements, instruments, financing statements, certificates and agreements) as any such officer may deem necessary or desirable in order to carry out and effectuated fully the purposes of the foregoing resolutions; and

          FURTHER RESOLVED, that any of the foregoing actions which may already have been taken by any of the aforesaid officers of the Corporation are hereby ratified and approved.

                                     G-1-4

                                  EXHIBIT G-2

                      CERTIFICATE OF CORPORATE GUARANTOR


          The undersigned officers of ______________________________ (the
"Guarantor"), a _____________ corporation, hereby certify and covenant in their
- ----------
representative capacities on behalf of the Guarantor as follows:

          1. Unless otherwise expressly defined herein, all capitalized terms used herein shall have the meanings given such terms in, and this Certificate is being executed and delivered pursuant to Section 8.01 of, the Second Amended and Restated Credit Agreement, dated as May __, 1996, among Roper Industries, Inc., the Lender or Lenders signatory thereto, and NationsBank, N.A. (South), a national banking association and the successor by merger to Bank South, as Agent for such Lenders (the "Credit Agreement").
                       ----------------

          2. Each of the representations and warranties pertaining to the Guarantor set forth in Article IX of the Credit Agreement is true and correct in all material respects on and as of the date of this Certificate.

          3. The Guarantor is in compliance with all the terms and provisions set forth in the Credit Documents to which it is a party as well as all of the terms and provisions set forth in the Credit Agreement which are applicable to the Guarantor, all on and as of the date of this Certificate.

          4.   Attached hereto as Exhibit 1 is a true and correct copy of
                                  ---------
Resolutions of the Board of Directors of the Guarantor which were duly adopted on _____________, 1996 (collectively, the "Resolutions") and which authorize the
                                           -----------
execution, delivery and performance of the Agreement Regarding Security Documents to which the Guarantor is a party. The Resolutions were adopted in accordance with the Certificate or Articles of Incorporation and the By-Laws of the Guarantor. A true, correct and complete copy of the Guarantor's By-laws (the "By-Laws") as in effect on this date is attached hereto as Exhibit 2. The
      -------                                                   ---------
Resolutions and the By-Laws are in full force and effect and have not been amended, altered or repealed as of the date hereof except as shown on such Exhibits.

          5. The persons named below are on the date hereof duly elected and qualified incumbents of the offices of the Guarantor set forth below next to their respective names, and the signatures appearing at the right of their respective names below are the genuine signatures of such officers:

                                     G-2-1

          NAME AND TITLE                               SIGNATURE
          --------------                               ---------

_________________________, _________________  _____________________________

_________________________, _________________  _____________________________

          6. The corporate seal affixed to this Certificate and the Agreement Regarding Security Documents executed on behalf of the Guarantor is the legally adopted, proper and only official corporate seal of the Guarantor.

          7. The chief executive office and principal place of business of the Guarantor as of this date (within the meaning of Official Code of Georgia
                                                 ------------------------
Annotated (S)(S) 11-9-103(3)(d)) are located in ___________________ County,
- ---------
_____________________.

          IN WITNESS WHEREOF, the undersigned have executed this Certificate in their representatives capacities on behalf of the Guarantor and have affixed its corporate seal hereto, all as of this ___ day of _______________, 1996.



(CORPORATE SEAL)
                                             ___________________________________
                                             _____________, ____________________
                                             of_________________________________



                                             ___________________________________
                                             _____________, ____________________
                                             of_________________________________


                                     G-2-2

                                   EXHIBIT 1

                             BOARD RESOLUTIONS OF

                        ______________________________
                              (the "Corporation")
                                    -----------

          WHEREAS, the Corporation is a direct or indirect subsidiary of Roper Industries, Inc. (the "Parent"); and
                       ------

          WHEREAS, the Parent has obtained loans and letters of credit from time to time under the Amended and Restated Credit Agreement, dated as of September 30, 1994 (the "Prior Credit Agreement"), among the Parent, the Lender or Lenders
               ----------------------
signatory thereto (collectively, the "Lender(s)"), and NationsBank, N.A.
                                      ---------
(South), as agent for the Lender(s) (the "Agent"); and
                                          -----

          WHEREAS, the Lender(s) required that the Corporation guarantee all of the Parent's present and future indebtednesses and liabilities to the Lender(s) and the Agent under the Prior Credit Agreement, which guaranty was provided pursuant to the Guaranty Agreement executed by the Corporation in favor of the Lender(s) and the Agent in substantially the form attached as an exhibit to the Credit Agreement (the "Guaranty"); and
                       --------

          WHEREAS, the Corporation's liabilities to the Lender(s) and the Agent under the Guaranty are secured by all or substantially all of the real and personal property assets of the Corporation pursuant to one or more security documents, each substantially in the forms attached as an exhibits to the Prior Credit Agreement, executed by the Corporation in favor of the Agent pursuant to the Prior Credit Agreement (collectively, the "Security Documents"); and
                                               ------------------

          WHEREAS, it has been proposed that the Prior Credit Agreement be amended and restated pursuant to the terms of a Second Amended and Restated Credit Agreement to be entered into among the Parent, the Agent and the Lender(s) listed therein in substantially the form submitted to the directors of the Corporation (the "New Credit Agreement"); and
                      --------------------

          WHEREAS, it is a condition precedent to the effectiveness of the New Credit Agreement that the Corporation (together with the Parent and certain other subsidiaries of the Parent) enter into an Agreement Regarding Security Documents, in substantially the form presented to the directors of the Corporation (the "Agreement Regarding Security Documents"), pursuant to which
                  --------------------------------------
the Corporation will consent to the execution, delivery and performance of the New Credit Agreement and agree that the New Credit Agreement will continue to be entitled to the benefits and security of the Guaranty and Security Documents executed by the Corporation; and

          WHEREAS, it is to the direct benefit of and is in the best interest of the Corporation that the Parent be able to continue to obtain loans or letters of credit from the Lender(s) under the New Credit Agreement; and

                                     G-2-3

          WHEREAS, the Board of Directors of the Corporation therefore deems it to be in the best interest of the Corporation and its shareholder that the Corporation enter into and execute the Agreement Regarding Security Documents;

          NOW, THEREFORE, BE IT RESOLVED, that the New Credit Agreement and the aforesaid Agreement Regarding Security Documents, together with all transactions contemplated thereby, are hereby approved in their entirety; and

          FURTHER RESOLVED, that the president or any vice president of the Corporation are each hereby authorized and directed to execute and deliver the aforesaid Agreement Regarding Security Documents, in substantially the same form as reviewed by the Board of Directors of the Corporation, but with such changes or additions thereto as the president or any vice president shall deem to be in the best interest of the Corporation (the president's or any vice president's execution of the same containing any such changes or additions being deemed to evidence conclusively his or her decision that such changes or additions are in the best interest of the Corporation); and

          FURTHER RESOLVED, that the aforesaid officers of the Corporation are hereby severally authorized and directed to do or cause to be done all such other acts and things (including the execution and delivery of such other documents, security agreements, instruments, financing statements, certificates and agreements) as any such officer may deem necessary or desirable in order to carry out and effectuate fully the purposes of the foregoing resolutions; and

          FURTHER RESOLVED, that any of the foregoing actions which may already have been taken by any of the aforesaid officers of the Corporation are hereby ratified and approved.

                                     G-2-4

                                  EXHIBIT G-3

                     CERTIFICATE OF PARTNERSHIP GUARANTOR


          The undersigned officers of ______________________________ (the
"General Partner"), a _____________ corporation, hereby certify and covenant in
- ----------------
their representative capacities on behalf of the General Partner that the General Partner is the sole general partner of ________________________ (the "Guarantor"), a _________________ limited partnership, and they further certify
- ----------
and covenant in their representative capacities on behalf of the Guarantor and the General Partner as follows:

          1. Unless otherwise expressly defined herein, all capitalized terms used herein shall have the meanings given such terms in, and this Certificate is being executed and delivered pursuant to Section 8.01 of, the Second Amended and Restated Credit Agreement, dated as May __, 1996, among Roper Industries, Inc., the Lender or Lenders signatory thereto, and NationsBank, N.A. (South), a national banking association and the successor by merger to Bank South, as Agent for such Lenders (the "Credit Agreement").
                       ----------------

          2. Each of the representations and warranties pertaining to the Guarantor set forth in Article IX of the Credit Agreement is true and correct in all material respects on and as of the date of this Certificate.

          3. The Guarantor is in compliance with all the terms and provisions set forth in the Credit Documents to which it is a party as well as all of the terms and provisions set forth in the Credit Agreement which are applicable to the Guarantor, all on and as of the date of this Certificate.

          4.   Attached hereto as Exhibit 1 is a true and correct copy of
                                  ---------
Resolutions of the Board of Directors of the General Partner which were duly adopted on _____________, 1996 (collectively, the "Resolutions") and which
                                                   -----------
authorize the execution, delivery and performance of the Agreement Regarding Security Documents to which the Guarantor is a party. The Resolutions were adopted in accordance with the Certificate or Articles of Incorporation and the By-Laws of the General Partner. A true, correct and complete copy of the General Partner's By-laws (the "By-Laws") as in effect on this date is attached
                                -------
hereto as Exhibit 2.  Attached hereto as Exhibit 3 is a true and correct copy of
          ---------                      ---------
the partnership agreement of the Guarantor (the "Partnership Agreement") as in
                                                 ---------------------
effect on the date hereof. The Resolutions, the By-Laws and the Partnership Agreement are in full force and effect and have not been amended, altered or repealed as of the date hereof except as shown on such Exhibits.

          5. The persons named below are on the date hereof duly elected and qualified incumbents of the offices of the General Partner set forth below next to their respective names, and the signatures appearing at the right of their respective names below are the genuine signatures of such officers:


                                     G-3-1

          NAME AND TITLE                            SIGNATURE
          --------------                            ---------

_________________________, _________________  _____________________________

_________________________, _________________  _____________________________

          6. The corporate seal affixed to this Certificate and the Agreement Regarding Security Documents executed on behalf of the Guarantor is the legally adopted, proper and only official corporate seal of the General Partner.

          7. The chief executive offices and principal places of business of the Guarantor as of this date (within the meaning of Official Code of Georgia
                                                     ------------------------
Annotated (S)(S) 11-9-103(3)(d)) are located in ___________________ County,
- ---------
_____________________ and the chief executive offices and principal places of business of the General Partner as of this date (within the meaning of Official
                                                                       --------
Code of Georgia Annotated (S)(S) 11-9-103(3)(d)) are located in
- -------------------------
___________________ County, _____________________.

          IN WITNESS WHEREOF, the undersigned have executed this Certificate in their representatives capacities on behalf of the Guarantor and the General Partner and have affixed the General Partner's corporate seal hereto, all as of this ____ day of May, 1996.



(CORPORATE SEAL)                            ___________________________________
                                            ________________, _________________
                                            of ________________________________





                                            ___________________________________
                                            ________________, _________________
                                            of ________________________________


                                     G-3-2

                                   EXHIBIT 1

                             BOARD RESOLUTIONS OF
                        ______________________________
                              (THE "CORPORATION")
                                    -----------


          WHEREAS, the Corporation is the sole general partner of
______________, a ____________ limited partnership (the "Partnership"); and
                                                         -----------

          WHEREAS, the Partnership is a direct or indirect subsidiary of Roper Industries, Inc. (the "Parent"); and
                       ------

          WHEREAS, the Parent has obtained loans and letters of credit from time to time under the Amended and Restated Credit Agreement, dated as of September 30, 1994 (the "Prior Credit Agreement"), among the Parent, the Lender or Lenders
               ----------------------
signatory thereto (collectively, the Lender(s)), and NationsBank, N.A. (South),
                                     ---------
as agent for the Lenders (the "Agent"); and
                               -----

          WHEREAS, the Lender(s) required that the Partnership guarantee all of the Parent's present and future indebtednesses and liabilities to the Lender(s) and the Agent under the Prior Credit Agreement, which guaranty was provided pursuant to the Guaranty Agreement executed by the Partnership in favor of the Lender(s) and the Agent in substantially the form attached as an exhibit to the Credit Agreement (the "Guaranty"); and
                       --------

          WHEREAS, the Partnership's liabilities to the Lender(s) and the Agent under the Guaranty are secured by all or substantially all of the real and personal property assets of the Partnership pursuant to one or more security documents, each substantially in the forms attached as an exhibits to the Prior Credit Agreement, executed by the Partnership in favor of the Agent pursuant to the Prior Credit Agreement (collectively, the "Security Documents"); and
                                               ------------------

          WHEREAS, it has been proposed that the Prior Credit Agreement be amended and restated pursuant to the terms of a Second Amended and Restated Credit Agreement to be entered into among the Parent, the Agent and the Lender(s) listed therein in substantially the form submitted to the directors of the Corporation (the "New Credit Agreement"); and
                      --------------------

          WHEREAS, it is a condition precedent to the effectiveness of the New Credit Agreement that the Partnership (together with the Parent and certain other subsidiaries of the Parent) enter into an Agreement Regarding Security Documents, in substantially the form presented to the directors of the Corporation (the "Agreement Regarding Security Documents"), pursuant to which
                  --------------------------------------
the Partnership will consent to the execution, delivery and performance of the New Credit Agreement and agree that the New Credit Agreement will continue to be entitled to the benefits and security of the Guaranty and Security Documents executed by the Partnership; and

                                     G-3-3

          WHEREAS, it is to the direct benefit of and is in the best interest of the Partnership that the Parent be able to continue to obtain loans or letters of credit from the Lender(s) under the New Credit Agreement; and

          WHEREAS, the Board of Directors of the Corporation therefore deems it to be in the best interest of the Partnership and its partners that the Partnership enter into and execute the Agreement Regarding Security Documents;

          NOW, THEREFORE, BE IT RESOLVED, that the New Credit Agreement and the aforesaid Agreement Regarding Security Documents, together with all transactions contemplated thereby, are hereby approved in their entirety; and

          FURTHER RESOLVED, that the president or any vice president of the Corporation are each hereby authorized and directed to execute and deliver on behalf of the Partnership the aforesaid Agreement Regarding Security Documents, in substantially the same form as reviewed by the Board of Directors of the Corporation, but with such changes or additions thereto as the president or any vice president shall deem to be in the best interest of the Partnership (the president's or any vice president's execution of the same containing any such changes or additions being deemed to evidence conclusively his or her decision that such changes or additions are in the best interest of the Partnership); and

          FURTHER RESOLVED, that the aforesaid officers of the Corporation are hereby severally authorized and directed to do or cause to be done all such other acts and things on behalf of the Partnership or the Corporation (including the execution and delivery of such other documents, security agreements, instruments, financing statements, certificates and agreements) as any such officer may deem necessary or desirable in order to carry out and effectuate fully the purposes of the foregoing resolutions; and

          FURTHER RESOLVED, that any of the foregoing actions which may already have been taken by any of the aforesaid officers of the Corporation are hereby ratified and approved.

                                     G-3-4

                                  EXHIBIT H-1

                             COMPLIANCE CERTIFICATE


          This Certificate is delivered pursuant to Section 10.01 of that certain Second Amended and Restated Credit Agreement, dated as of ______________, 1996, among ROPER INDUSTRIES, INC., a Delaware corporation (the "Borrower"), and NATIONSBANK, N.A. (SOUTH) and any other banks or other lending
 --------
institutions who are or may become signatories thereto (being herein collectively referred to as the "Lenders"), and NATIONSBANK, N.A. (SOUTH), as
                                 -------
agent for the Lenders (the "Agent") (said Second Amended and Restated Credit
                            -----
Agreement, as the same may be amended or supplemented from time to time, being herein referred to as the "Credit Agreement"). All capitalized terms used in
                           ----------------
this Certificate which are defined in the Credit Agreement are used in this Certificate with the same meanings given such terms in the Credit Agreement.

          I hereby certify, to the best of my knowledge and belief and in my representative capacity on behalf of the Borrower, to the Lenders and the Agent as follows:

          1. I am the duly qualified and acting president or chief financial officer of the Borrower.

          2. I have prepared and reviewed the financial statements of the Borrower and its Subsidiaries as of and for the period ending ____________________, 19___, true, complete and correct copies of which are attached hereto as Exhibit 1 (collectively, the "Financial Statements").
                   ---------                     --------------------

          3. The Financial Statements were prepared in accordance with GAAP consistently applied and fairly present the financial position and results of operations of the Borrower and its Subsidiaries as of and for the period ending on the date of the Financial Statements (subject to normal year-end adjustments).*

          4. At no time during the period covered by the Financial Statements did the Borrower use any of the proceeds of any of the Loans or Letters of Credit in violation of any of the applicable use limitations set forth in Sections 2.01(b), 3.01(b), 4.01(b), 5.01(b) or 6.01(a) of the Credit Agreement, except as described on Exhibit 2 attached hereto.**
                       ---------

          5. I further certify that as of, and for the period ending on, the date of the Financial Statements, and except as may be disclosed on Exhibit 3
                                                                    ---------
attached hereto:

               (a) Borrower's Current Ratio was not less than 1.5 to 1.0 as of the end of such period;

               (b) Borrower's Tangible Net Worth as of the end of such period was not less than [insert appropriate minimum required Tangible Net Worth for such period based on the formula in Section 10.09(b) of the Credit Agreement]

                                     H-1-1

               (c) Borrower's Debt Service Coverage Ratio, as determined at the end of such period based on the 4-quarter period ending on such date, was not less than 1.5 to 1.0;

               (d) Borrower's Senior Funded Debt Ratio as of the end of such period was not more than 50%; and

               (e) Borrower's Funded Debt Ratio, as determined at the end of such period based on the 4-quarter period ending on such date, was not greater than 3.5 to 1.0.

          Attached hereto as Exhibit 3 are the calculations required to
                             ---------
establish whether or not the Borrower was in compliance, as of and for the period ending on the date of the Financial Statements, with the covenants in the Credit Agreement which are summarized in items (a) through (e) above.

          6. No Default or Event of Default has occurred and is continuing as of the date of this Certificate other than those Defaults or Event of Defaults (if any) which are described on the aforesaid Exhibits 2 and 3 or which are
                                              ----------------
described on Exhibit 4 attached hereto.
             ---------

          7. Borrower's Funded Debt Ratio for its fiscal quarter ending on the date of the Financing Statements was ___ to 1.0.***

          I represent the foregoing information to be true and correct to the best of my knowledge and belief and I execute this Certificate in my representative capacity on behalf of the Borrower as of this ___ day of ____________________, 19___.


                                    _______________________________________
                                    Name:__________________________________
                                    Title:_________________________________




_________________________________

* Item 3 to be given only with Compliance Certificates which accompany quarterly financial statements.

                                     H-1-2

** Item 4 to be given only with Compliance Certificates which accompany financial statements which relate to periods in which the Lenders' Credit Commitments remain in effect.

*** Item 7 to be given only with Compliance Certificates which accompany quarterly financial statements.

                                     H-1-3

                                  EXHIBIT H-2

                       PERMITTED ACQUISITION CERTIFICATE


          This Certificate is delivered pursuant to Section 11.06(v) of that certain Second Amended and Restated Credit Agreement, dated as of __________________, 1996, among ROPER INDUSTRIES, INC., a Delaware corporation (the "Borrower"), and NATIONSBANK, N.A. (SOUTH), and any other banks or other
      --------
lending institutions who are or may become signatories thereto (being herein collectively referred to as the "Lenders"), and NATIONSBANK, N.A. (SOUTH), as
                                 -------
agent for the Lenders (the "Agent") (said Second Amended and Restated Credit
                            -----
Agreement, as the same may be amended or supplemented from time to time, being herein referred to as the "Credit Agreement"). All capitalized terms used in
                           ----------------
this Certificate which are defined in the Credit Agreement are used in this Certificate with the same meanings given such terms in the Credit Agreement.

          I hereby certify, to the best of my knowledge and belief and in my representative capacity on behalf of the Borrower, to the Lenders and the Agent as follows:

          1. I am the duly qualified and acting president, chief financial officer or treasurer of the Borrower.

          2.   On _____________________, 19___, Borrower intends to acquire a new or additional Subsidiary. The name of such new or additional Subsidiary will be ___________________________________________________________ and it will become a new or additional Subsidiary by way of the acquisition on such date by [Borrower] [Borrower's Subsidiary ____________________] of [_____% of the outstanding capital stock] [all or substantially all of the assets of] such new or additional Subsidiary.

          3. The acquisition described in paragraph 2 above (the "Acquisition") will constitute a Permitted Acquisition.
 -----------

          4. The total consideration paid for the Acquisition will not exceed the lesser of (x) $55,000,000 or (y) $____________________ (which equals eight times the $_____________________ Verifiable EBIDTA of the entity being acquired) and not more than $55,000,000 of such consideration shall be financed with proceeds of the Loans.*

          5. Any new or additional Subsidiary so acquired will be [a Domestic Subsidiary engaged in substantially the same business in which the Borrower and its other Subsidiaries are engaged in at the time or such Acquisition or in such other types of business which are reasonably related or incidental thereto] [a Foreign Subsidiary engaged in substantially the same business in which the Borrower and other Subsidiaries are engaged in at the time of such Acquisition or in such other types of business which are reasonably related or incidental thereto.]**


______________________
* Clause (y) will not apply to the acquisition of Gatan International, Inc. ** Item 5 to be given only when any new or additional Subsidiary is to be acquired in connection with the Acquisition.

                                     H-2-1

          6. After giving effect to the Acquisition, the cumulative purchase price for all acquisitions made by Borrower and its Subsidiaires of entities which become Foreign Subsidiaries after the date hereof will not exceed $37,500,000 in the aggregate.***

          7. After giving effect to the Acquisition, the Borrower will be in compliance with the financial covenants set forth in Section 10.09 of the Credit Agreement and attached hereto as Exhibit 1 are financial projections for the
                                 ---------
Borrower and its Subsidaries which give effect to the Acquisition and demonstrate such compliance.

          8.   Attached hereto as Exhibit 2 are copies of financial statements
                                  ---------
(including balance sheets and income statements) for the aforesaid new or additional Subsidiary for its most recently-completed three (3) fiscal years (or, if such Subsidiary has not been in existence for three complete fiscal years, for each of the fiscal years in which it has been in existence).

          I represent that the foregoing information to be true and correct to the best of my knowledge and belief and I execute this Certificate in my representative capacity on behalf of the Borrower as of this ____ day of ____________________, 19____.

                                        Name:________________________________
                                        Title:_______________________________










____________________
*** Item 6 to be given only when any new or additional Foreign Subsidiary is to be acquired in conncection with the Acquisition.

                                     H-2-2

                                   EXHIBIT I

                      ASSIGNMENT AND ACCEPTANCE AGREEMENT


          THIS ASSIGNMENT AND ACCEPTANCE AGREEMENT is made as of
_________________, 19___, between ____________________, a ____________________
(the "Assignor") and ____________________________, a __________________ (the
      ---------
"Assignee"), which parties, for good and valuable consideration, do hereby agree
 --------
as follows with reference to the Credit Agreement described below:

          1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to
(i) all of the Assignor's rights and obligations under the Credit Agreement, the Assignor's Notes and the other Credit Documents, (ii) the Assignor's Commitments, and (iii) the Assignor's Loans, all as of the Effective Date (as defined below), constituting as of such Effective Date an interest equal to (i) ____% of the Assignor's Commitments and Loans made by Assignor and outstanding on the Effective Date.

          2. The Assignor: (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is, to the best of the Assignor's knowledge, free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any other Credit Document or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any of the other Credit Documents; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the other Credit Parties or the performance or observance by the Borrower or the other Credit Parties of their respective obligations under the Credit Agreement or the other Credit Documents.

          3. The Assignee: (i) has received a copy of the Credit Agreement, the Assignor's Notes and the Security Documents, together with copies of such financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance Agreement; (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or the other Credit Documents; (iii) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers as are incidental thereto; (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender; and (v) specifies as its address and telecopier number for notices the address and telecopier number set forth beneath its name on the signature pages hereof.

          4.     The effective date for this Assignment and Acceptance
Agreement shall be ____________________, 19__ (the "Effective Date"), which date
                                                    --------------
is no less than five (5) Business Days after the date hereof. Following the execution of this Assignment and Acceptance Agreement, it will be delivered to the Borrower and to the Agent for acceptance by the Borrower and the Agent pursuant to Section 14.05 of the Credit Agreement.

          5. As of the Effective Date, and upon acceptance by the Assignee, to the extent provided in this Assignment and Acceptance Agreement and to the extent of the rights assigned hereunder, (i) the Assignee shall be a party to the Credit Agreement and have the rights and obligations of a Lender thereunder for the benefit of the Borrower, the other Lenders and the Agent; (ii) the Assignee shall enjoy the benefits of the Credit Documents; and (iii) the Assignor shall, to the extent provided in this Assignment and Acceptance Agreement, relinquish its rights and be released from its obligations under the Credit Agreement.

          6. Upon such acceptance and from and after the Effective Date, the Agent shall make all payments under the Credit Agreement and the Notes in respect (and to the extent) of the interest assigned hereby (including, and without limitation, all payments of principal, interest and fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Notes for periods prior to the Effective Date directly between themselves.

          7. All terms used in this Assignment and Acceptance Agreement and not otherwise defined shall have the meanings given those terms in the Second Amended and Restated Credit Agreement (the "Credit Agreement"), dated as of
                                            ----------------
________________, 1996, among Roper Industries, Inc., NationsBank, N.A. (South) and any banks and other lending institutions which are or may become Lenders thereunder, and NationsBank, N.A. (South) as agent for such Lenders, as provided in such Credit Agreement, as said agreement may be amended, supplemented or restated from time to time.

          8. This Assignment and Acceptance Agreement shall be governed by, and construed in accordance with, the laws of the State of Georgia (without giving affect to its conflicts of law rules.

          IN WITNESS WHEREOF, the Assignor and Assignee have caused their respective duly authorized officers to execute this Assignment and Acceptance Agreement on their behalf as of the day and year first above set forth.

                                  [ASSIGNOR]



                                  By:___________________________________________
                                    Title:______________________________________
                   (Signatures continued on following page)

                  (Signatures continued from preceding page)

                                  [ASSIGNEE]



                                  By:__________________________________________
                                    Title:_____________________________________



                                  Address and Telecopier Number:

                                  _____________________________________________
                                  _____________________________________________
                                  Attn:________________________________________
                                  Telecopier:__________________________________


Accepted this _____ day
of ______________, 19__.


ROPER INDUSTRIES, INC.



By:______________________________
  Title:_________________________



NATIONSBANK, N.A. (SOUTH), AS AGENT



By:______________________________
  Title:_________________________

                                 SCHEDULE 9.01
                                 -------------
                           SCHEDULE OF SUBSIDIARIES
                           ------------------------


ROPER INDUSTRIES, INC.
- ----------------------
 Amot Controls Corporation
 Amot Investment Ltd.
 Compressor Controls Corporation
 Cornell Pump Manufacturing Corporation
 Integrated Designs, Inc.
 Prex Corporation
 Roper Holdings, Inc.
 Roper Industrial Products Investment Company
 Roper Industries (Europe) Ltd.
 Roper International, Inc.
 Roper International Products, Ltd. (f/k/a Compressor COntrols International, Ltd.)
 Roper Pump Company
 Uson Corporation

AMOT CONTROLS CORPORATION
- -------------------------
 Amot/Metrix Investment Company, Inc.
 Amot Sales Corporation
 Metrix Instrument Co., L.P.

AMOT INVESTMENT LTD.
- --------------------
 Amot Controls, Ltd.
 Amot Controls, S.A.

COMPRESSOR CONTROLS CORPORATION
- -------------------------------
 Compressor Controls Corporation - CIS/EE
 Integrated Designs L.P.
 Prex L.P.
 Uson L.P.

CORNELL PUMP MANUFACTURING CORPORATION
- --------------------------------------
 Cornell Pump Company

ISL INTERNATIONAL, INC.
- -----------------------
 ISL North America, Inc.
 ISL Holdings, S.A.

ISL HOLDINGS, S.A.
- ------------------
 Instrumentation Scientifique de Laboratoire
 ("ISL, S.A.")

ISL, S.A.
- ---------
 ISL Instrumentation, Limited
 ISL South America Representacoes, Ltd.

                                 SCHEDULE 9.03
                                 -------------
                                ACTIONS PENDING
                                ---------------


1. Borrower and its Subsidiaries, in the ordinary course of business, are the subject of, or are parties to, various pending or are parties to, various pending or threatened legal actions, including those pertaining to product liability. As of May 1, 1996, such law suits consisted of the following:

     Erickson Transportation v. Roper Industries, Inc.
     -------------------------------------------------
     Timothy Dorl v. Roper Industries, Inc.
     --------------------------------------
     Norman Langreder v. Roper Properties, Inc.
     ------------------------------------------
     Donna Nichols v. Roper Whitney, Inc., et. al.
     ---------------------------------------------
     Valero Petroleum Company v. Compressor Controls Corporation
     -----------------------------------------------------------
     Kimberly Lusk v. Roper Whitney Company
     --------------------------------------
     Gonzales v. Roper Whitney Co., et. al.
     --------------------------------------
     Morabito v. Roper Whitney Co., et. al.
     --------------------------------------
     Patel v. Roper Industries, Inc.
     -------------------------------
     Sierra v. Roper Properties, Inc.
     --------------------------------
     Thomas v. Roper Pump Company
     ----------------------------

     Borrower believes that it is adequately insured for its liability relating to the above litigation and that it has established adequate reserves on its books to cover any deductibles relating to such insurance. Consequently, Borrower believes that the above-described litigation will not have a material adverse effect on Borrower and its subsidiaries' financial condition taken as a whole.

                                 SCHEDULE 9.03
                                 -------------
                                ACTIONS PENDING
                                ---------------


1. Borrower and its Subsidiaries, in the ordinary course of business, are the subject of, or are parties to, various pending or are parties to, various pending or threatened legal actions, including those pertaining to product liability. As of May 1, 1996, such law suits consisted of the following:

     Erickson Transportation v. Roper Industries, Inc.
     -------------------------------------------------
     Timothy Dorl v. Roper Industries, Inc.
     --------------------------------------
     Norman Langreder v. Roper Properties, Inc.
     ------------------------------------------
     Donna Nichols v. Roper Whitney, Inc., et. al.
     ---------------------------------------------
     Valero Petroleum Company v. Compressor Controls Corporation
     -----------------------------------------------------------
     Kimberly Lusk v. Roper Whitney Company
     --------------------------------------
     Gonzales v. Roper Whitney Co., et. al.
     --------------------------------------
     Morabito v. Roper Whitney Co., et. al.
     --------------------------------------
     Patel v. Roper Industries, Inc.
     -------------------------------
     Sierra v. Roper Properties, Inc.
     --------------------------------
     Thomas v. Roper Pump Company
     ----------------------------

     Borrower believes that it is adequately insured for its liability relating to the above litigation and that it has established adequate reserves on its books to cover any deductibles relating to such insurance. Consequently, Borrower believes that the above-described litigation will not have a material adverse effect on Borrower and its subsidiaries' financial condition taken as a whole.

                                 SCHEDULE 9.06
                                 -------------

                                     TAXES
                                     -----



                                     None.

                                 SCHEDULE 9.08
                                 -------------

                                  ERISA PLANS
                                  -----------


Roper Industries, Inc. and Subsidiaries
Response to Section 8.08 of Credit Agreement

The following exist at the noted company:

Roper Industries, Inc. (Corporate) and Roper Pump Company
- ---------------------------------------------------------

Roper Industries, Inc. Employee Health Benefits Plan

Roper Industries, Inc. Group Life Insurance Plan

Roper Industries, Inc. Employee Benefit Plan

Roper Industries, Inc. Long Term Disability Plan

Roper Industries, Inc. Employees' Retirement Savings Plan (Also covers all employees of all employing Roper Industries, Inc. U.S. subsidiaries listed in
Schedule 8.01)

Cornell Pump Manufacturing Corporation and Cornell Pump Company
- ---------------------------------------------------------------
        Good Health Plan of Oregon
        Roper Industries, Inc. Employees Health Benefits Plan (only for
        Retirees)
        Great West Group Life Insurance
        Great West Long Term Disability
        United of Omaha Supplemental Life Insurance
        SelfInsured/Administered Group Dental Plan

AMOT Controls Corp, and AMOT Sales Corporation
- ----------------------------------------------
        Group Dental Plan
        Employee Benefits Plan (Roper Indemnity Medical Plan)
        Kaiser Foundation Health Plan
        Supplemental Sick Leave Policy
        Group Long-Term DIsability
        Group Life and Accidental Death and Dismemberment Insurance IAM National Pension Fund
        AMOT's Union employees participate in the union plan

Compressor Controls Corporation and Compressor Controls Corporation - CIS/EE
- ----------------------------------------------------------------------------
      Group Major Medical Plan
      Group Dental Plan
      Group Life Insurance Plan
            - Life/AD & D
            - Dependent Life
      Short-Term Disability
      Flexible Spending
            - Medical
            - Child Care

Integrated Designs L.P.
- -----------------------
      Group Major Medical Plan (Met-Life)
      Group Term Life Insurance
      Group Dental Plan

ISL North America, Inc.
- -----------------------
      Group Major Medical Plan (Blue Cross - Blue Shield)
      Group Dental
      Group Term Life Insurance
      Group Short-Term Disability

Uson L.P. and Prex L.P.
- -----------------------
      Group Major Medical Plan
      Group Term Life Insurance

Metrix Instrument Co., L.P.
- ---------------------------
      Group Major Medical Plan
      Group Term Life Insurance
      Group L.T.D.

                                 SCHEDULE 9.12
                                 -------------

                              DISCLOSURE SCHEDULE
                              -------------------


COMPRESSOR CONTROLS CORPORATION

U.S. Patents
- ------------
3,951,586
3,979,655
3,994,623
4,046,490
4,102,604
4,119,391
4,142,838
RE 30329
4,486,142
4,494,006
4,640,665
4,949,275

United States Applications
- --------------------------
07/902,066
08/225,448
08/287,488
08/395,599
08/398,001

Foreign Patents
- ---------------
1,040,051 (Canada)
1,059,760 (Canada)
1,108,946 (Canada)
1,109,036 (Canada)
1,256,835 (Canada)
1,291,737 (Canada)
EPC: No. 0002360 (France, Germany, Switzerland, U.K.)
1,515,081 (U.K.)
1,494,683 (Japan)

Foreign Applications
- --------------------
EPC No. 89302550-2 (Belgium, France, West Germany, Italy, Netherlands, Spain,
                    Switzerland, U.K.)
EPC No. 92201362.8 (Belgium, France, West Germany, Italy, Netherlands, Spain,
                    Switzerland, U.K.)

EPC No. 92201363.6 (Belgium, France, West Germany, Italy, Netherlands, Spain,
                   Switzerland, U.K.)
No. 89.1239        (Norway)
No. 89/7281        (South Africa)
No. 126095/1987    (Japan)

U.S. Trademarks
- ---------------
"Miscellaneous Design"   1,221,255
"AIR MISER"              1,396,559
"SAFETY ON"              1,398,132
"RECYCLE TRIP"           1,398,133

Licensing Agreements
- --------------------
Agreement with Honeywell Inc.
     (See attached summary - Exhibit A)
Agreement for computer software
     (See attached copy - Exhibit B)
Agreement with Honeywell, Inc. through the Process Automation Center Europe
     (See attached copy - Exhibit C)
Agreement with Honeywell, Inc. through its Industrial Automation and Control Division
     (See attached copy - Exhibit D)


ROPER HOLDINGS, INC.

Patents
- -------
None

U.S. Trademarks
- ---------------
"Cornell"           927,225
"Roper"           1,272,427


AMOT CONTROLS CORPORATION

U.S. Patents
- ------------
3,985,337
5,072,748

U.S. Trademarks
- ---------------
"AMOT"              662,217
"Vibro-guard        978,112

Foreign Trademarks
- ------------------
"AMOT"              766,915   (U.K.)
"AMOT"              590,724   (Japan)
"AMOT"              496,660   (Italy)
"AMOT"              394,845   (Benelux)
"AMOT"            1,311,740   (France)
"AMOT"              326,787   (Switzerland)
"SPOT"              352,452   (U.K.)


ROPER INDUSTRIES, INC.

U.S. Patents
- ------------
4,523,900

Foreign Patents
- ---------------
1,224,969

U.S. Trademarks
- ---------------
"Nautilis"          1,537,932


CORNELL PUMP MANUFACTURING COMPANY

U.S. Patents
- ------------
4,335,886

Licensing Agreements
- --------------------
Agreement with HUS Dickstoffpumpen A.G.
     (See attached copy - Exhibit D)


INTEGRATED DESIGNS L.P.

Patents
- -------
5,316,181 (U.S.)

License Agreement
- -----------------
Agreement with Tokyo Electron Limited (See attached copy - Exhibit E)

INSTRUMENTATION SCIENTIFIQUE DE LABORATOIRE


Patents Pending
- ---------------
932360    (France)
9312830   (France)
9314462   (France)
9402339   (France)

Trademarks
- ----------
"ATPEM"
     1414528        (France)
     1399902        (Great Britain, Northen Ireland)
     814961983      (Brazil)
     Trademark Office - U.S.

"ISL"
     1711905 - France
     589909 - International (Germany, Austria, Belgium, Spain, Italy, Switzerland, Russia)
     25.3.92 class 9.42 - Registry of Industrial Property of Spain
     718892  - Canada
     1511779 - Great Britain and Northen Ireland
     4299078 - Japan
     1818778 - U.S.

Software Registrations in France
- --------------------------------
93-36-011-00
93-38-002-00
93-39-003-00
93-40-014-00
93-42-003-00
93-43-002-00
93-45-002-00
93-46-005-00
93-48-005-00
93-49-004-00
93-50-008-00
93-52-001-00
94-02-002-00
94-03-010-00
94-06-001-00
94-09-010-00
94-10-008-00
94-14-008-00
93-50-008-00
93-49-004-01

93-48-005-01
93-36-011-01
93-49-004-02


USON L.P.

Copyright Application for Series 4000 Tester User's Guide
Copyright Application for Series 4000 Tester Operations Manual
Copyright Application for Series 4000 Tester Software Version 1X52 Copyright Application for Series 4000 Tester Software Version 2X8B Copyright Application for Tester Software Version 700A100
Trademark Intent-To-Use Application, Ser. No. 74/478,316.

METRIX INSTRUMENT CO., L.P.

U.S. Patents
- ------------
#4,504,932

U.S. Registered Trademarks
- --------------------------
"VIBRALERT" # 1,458,084
"VIBRALOG" # 1,141,254
"DATAWATCH" # 988,370

                                                    CREDIT AGREEMENT SCHEDULES -
                                                    EXHIBIT A

                    [LETTERHEAD OF HONEYWELL APPEARS HERE]

                                                  18 June 1993

VIA DHL
- -------

Mr. John Hampal
Compressor Controls Corporation
11359 Aurora Avenue
Des Moines, Iowa 50322
U.S.A.

     Subject: Representation Agreement

Dear Mr. Hampal:

     Enclosed please find two (2) originals of the Representation Agreement, which have been executed by Mr. Leopold Plattner on behalf of Honeywell. Please have both originals initialed and signed on behalf of CCC and return one fully-executed original to me for our files.

     It has been a pleasure working with you and the other representatives of CCC and Roper Industries throughout the negotiations on this new agreement. If you have any questions, please do not hesitate to contact me.


                                                               Sincerely yours,

                                                               /s/ C. Lee Essrig

                                                                   C. Lee Essrig

Enclosure

CC: Mr. Raf Kuppens - Honeywell Brussels
    Mr. Peter Schellekens - Honeywell Brussels

                           REPRESENTATION AGREEMENT
                           ------------------------

This agreement (hereinafter "Agreement") made as of the 1st day of July 1993, by and between COMPRESSOR CONTROLS CORPORATION, a corporation owned by Roper Industries, Inc., Bogart, Georgia 30622 USA and organized under the laws of the Sate of Iowa, having its principal place of business at 11359 Aurora Avenue, Des Moines, Iowa 50322 USA (hereinafter "SUPPLIER"), and HONEYWELL INC., a corporation organized under the laws of the State of Delaware, having its principal place of business at Honeywell Plaza, Minneapolis, Minnesota 55408 and acting through the Process Automation Centre Europe, located at 1, Avenue du Bourget, 1140 Brussels, Belgium (hereinafter "HONEYWELL").

                                 WITNESS THAT:
                                 -------------

WHEREAS, SUPPLIER manufactures certain products and desires to sell such products in the TERRITORY (as hereinafter defined): and

WHEREAS, HONEYWELL offers export assistance services and access to an international distribution organization:

NOW THEREFORE, in consideration of the mutual convenants hereinafter contained, the parties do hereby agree as follows:

1.   DEFINITIONS
     -----------

     1.01 "AFFILIATE" shall mean any corporation in the TERRITORY in which HONEYWELL owns fifty percent (50%) or more of the share capital.

     1.02 "CONFIDENTIAL DISCLOSURE AGREEMENT" shall mean the agreement in the attached Annex D.

     1.03 "DISTRIBUTOR" shall mean any organization in the TERRITORY appointed by HONEYWELL to market the PRODUCTS in one or more of the countries in the TERRITORY.

     1.04 "ENGINEERING SERVICES" shall mean consultant services, control system design, control system specification, field engineering, project management and documentation.

     1.05 "HONEYWELL SALES ENTITY (HSE)" shall mean any of the AFFILIATES, DISTRIBUTORS, or HONEYWELL's Regional Offices, or all of them collectively.

     1.06 "IN-WARRANTY REPAIRS" shall mean the warranty repairs of the PRODUCTS pursuant to Section 10.02 of this Agreement or any other PRODUCT warranty agreed to in writing between SUPPLIER and the relevant AFFILIATE(S).

     1.07 "OUT-OF-WARRANTY REPAIRS" shall mean the repair of PRODUCTS forwarded directly or indirectly to Honeywell B.V. by end-users in the TERRITORY after expiration of the PRODUCT warranty periods referred to in Section 10.02 hereof.

     1.08 "PRODUCTS" shall mean the products, components, and parts manufactured or sold by SUPPLIER, or any modified versions thereof, and listed in the attached Annex A.

     1.09 "REPAIR AND SERVICES TERMS AND CONDITIONS" shall mean the terms and conditions in Annex E, which is attached hereto and incorporated herein.

     1.10 "SERVICES" shall mean check-out, tasting, start-up, commissioning, maintenance, and training.

     1.11 "TERRITORY" shall mean the countries or areas of the world described in the attached Annex B.

     1.12 "TEST EQUIPMENT" shall mean such equipment listed in the attached Annex F.

     1.13 "U.S. LIST PRICE" shall mean SUPPLIER'S current U.S. published list price.

2.   TERM OF AGREEMENT
     -----------------

     2.01 This Agreement becomes effective as of the day and year written above, ("EFFECTIVE DATE"), and shall have a term of five (5) years from the EFFECTIVE DATE, unless terminated sooner because of bankruptcy or insolvency of one of the parties or otherwise pursuant to the terms hereof.

     2.02 Following expiration of the initial five-year term, this Agreement may be renewed for successive one (1)-year periods upon the written consent of the parties given no later than ninety days prior to the expiration of the initial five-year term, or any subsequent one-year term, as the case may be.

3.   APPOINTMENT
     -----------

     3.01 SUPPLIER hereby appoints HONEYWELL as its executive representative for sale of the PRODUCTS in the TERRITORY described in the attached Annex B, subject to the terms of this Agreement. However, if HONEYWELL has an opportunity to sell a complete system including PRODUCTS outside the TERRITORY, SUPPLIER agrees to consider bundling PRODUCTS with HONEYWELL at a discount to be negotiated on a case by case basis. The parties agree to discuss annually whether HONEYWELL will become the exclusive representative for sale of the PRODUCTS in any of the following countries: Bulgaria, Czech Republic, Hungary, Poland, Romania, Slovak Republic, and South Africa.

     3.02 Unless otherwise agreed between the parties, SUPPLIER agrees that, during the term of this Agreement, it shall make no direct or indirect sales of PRODUCTS to customers within the TERRITORY described in Annex B other than sales to AFFILIATES or DISTRIBUTORS or which have been agreed to by HONEYWELL in writing.

     3.03 If SUPPLIER shall develop any new control systems products during the term hereof, SUPPLIER shall give HONEYWELL the first option to represent such new products in the TERRITORY, subject to the terms of this Agreement.

4.   DUTIES OF HONEYWELL
     -------------------

     4.01      Sales of PRODUCTS.  HONEYWELL shall make its best continual,
               -----------------
               diligent effort to arrange for the sale and distribution of the PRODUCTS in accordance with the terms of this Agreement.

     4.02      Market Strategies.  HONEYWELL shall make its best continual,
               -----------------
               diligent effort to continue the implementation of market strategies for SUPPLIER, drawn from existing data and consultations with AFFILIATES and DISTRIBUTORS.

     4.03      Advertising and Sales Promotion Support.  HONEYWELL shall make
               ---------------------------------------
               its best continual, diligent effort to include information on the PRODUCTS, where appropriate, in HONEYWELL's own advertising and sales promotion efforts.

     4.04      Local Sales Promotion.  HONEYWELL shall make its best continual,
               ---------------------
               diligent effort to arrange with AFFILIATES and DISTRIBUTORS for the promotion of the PRODUCTS and ENGINEERING SERVICES by their respective sales forces.

     4.05      Local Distribution.  HONEYWELL shall make its best continual,
               ------------------
               diligent effort to make arrangements with AFFILIATES and DISTRIBUTORS for their purchase of PRODUCTS and ENGINEERING SERVICES from SUPPLIER.

     4.06      Service Support Plan.  HONEYWELL shall make its best continual,
               --------------------
               diligent effort to cooperate with SUPPLIER to continue the Service Support Plan for warranty service, maintenance and the stocking of spare parts for the PRODUCTS sold in the TERRITORY. Such Service Support shall be in accordance with the attached Annex E.

     4.07      Information/Documentation.  HONEYWELL shall make its best
               -------------------------
               continual, diligent effort to coordinate work between SUPPLIER and the AFFILIATES and DISTRIBUTORS to ensure communication to SUPPLIER of product information and documentation requirements related to this export of the PRODUCTS to the TERRITORY.

     4.08      Supervision.  HONEYWELL shall make its  best continual, diligent
               -----------
               effort to monitor the PRODUCT distribution in the TERRITORY to ensure that PRODUCT service support is adequately provided and that customers are satisfied with the PRODUCTS, and shall periodically report the results of such monitoring to SUPPLIER.

     4.09      Staffing and Facilities.  HONEYWELL will make its best
               -----------------------
               continual, diligent effort to maintain adequate staffing and facilities to ensure prompt handling of inquiries, orders, and shipments.

     4.10 Each of the duties set out in this Article 4 is a material obligation of HONEYWELL under this Agreement.

5.   DUTIES OF SUPPLIER
     ------------------

     5.01      Prospective Customer Inquiries.  SUPPLIER shall refer and forward
               ------------------------------
               promptly to the partinent AFFILIATE or DISTRIBUTOR, copying HONEYWELL, all inquiries received from prospective customers in the TERRITORY described in Annex B or from other parties outside the TERRITORY described in Annex B for resale to customers in the TERRITORY described in Annex B.

     5.02      Sales Tools and Documentation.  SUPPLIER shall supply HONEYWELL,
               -----------------------------
               free of charge, with copies of all its current and future sales and service documentation for the PRODUCTS in reasonable quantities, and supply key AFFILIATES and/or DISTRIBUTORS, at SUPPLIER's cost, with video tapes, sales demonstrators and/or simulators, in order to assist HONEYWELL in rendering services under Section 4.03 hereof.

     5.03      Spare Parts.  SUPPLIER shall make its best continual, diligent
               -----------
               effort to maintain at all times an adequate inventory of spare parts to satisfy service and warranty needs for the PRODUCTS. Specifically, upon receipt of a HONEYWELL, AFFILIATE or DISTRIBUTOR consigned spares purchase order, on which will be listed at net price each spare part "no charge," SUPPLIER shall expediently consign to HONEYWELL, or AFFILIATES or DISTRIBUTORS designated as regional depots by HONEYWELL, the mutually agreed to number of PRODUCT spare parts. Such spare parts shall be located at such regional depots, and SUPPLIER shall bear the cost of shipment of the spare parts to such depots. SUPPLIER shall retain title to such spare parts until they are sold, and each regional depot shall be responsible for management of the inventory of consigned spare parts. In addition, SUPPLIER shall sell spare parts for the PRODUCTS to each AFFILIATE and DISTRIBUTOR in the TERRITORY in the amounts and at the prices and terms defined in the Service Support Plan.

     5.04      Training.  SUPPLIER shall inform HONEYWELL of its existing sales
               --------
               and service training programs, in order to reasonably assist HONEYWELL in developing the Service Support Plan under Section
               4.06 hereof. SUPPLIER shall allow reasonable numbers of AFFILIATE and DISTRIBUTOR personnel to attend SUPPLIER's existing standard sales and maintenance training courses at SUPPLIER's training location(s) tuition free. AFFILIATES and DISTRIBUTORS shall bear all travel and living expenses of their personal related to such training. SUPPLIER shall provide reasonable quantities of basic PRODUCT information to DISTRIBUTORS and AFFILIATES within the TERRITORY, as coordinated by HONEYWELL, at SUPPLIER's expense. In addition, SUPPLIER shall reasonably supply suitable trainers, at its own expense, to provide introductory sales and service training to AFFILIATES and DISTRIBUTORS in the TERRITORY as arranged by HONEYWELL.

     5.05      Marketing and Technical Assistance.  If marketing or technical
               ----------------------------------
               assistance is required by AFFILIATES or DISTRIBUTORS, SUPPLIER shall provide AFFILIATES or DISTRIBUTORS with timely and reasonable assistance.

     5.06      Business Reputation.  SUPPLIER shall make its best continual,
               -------------------
               diligent effort to pursue a high degree of business integrity in its dealings with customers for the PRODUCTS, and shall make diligent and reasonable effort to protect the business reputation of HONEYWELL in the TERRITORY. SUPPLIER shall not use the HONEYWELL name, in its advertising or otherwise, without the prior written consent of HONEYWELL.

     5.07      Service Support Plan.  SUPPLIER shall make its best continual,
               --------------------
               diligent effort to continue the Service Support Plan for warranty service, maintenance, and the stocking of spare parts for the PRODUCTS sold in the TERRITORY. Such Service Support shall be in accordance with the attached Annex E.

     5.08      Local Product Standards.  SUPPLIER shall have the option, if
               -----------------------
               requested by customers, or to be in line with market requirements, to modify the PRODUCTS for sale in the TERRITORY, to comply with local product standards, and any related codes and regulations, e.g., ISO 9000 and "CE" mark. Such modifications shall be carried out at SUPPLIER's cost. However, if SUPPLIER considers that the cost to comply with local product standards, codes and regulations of any particular country in the TERRITORY is prohibitive, the parties will in good faith discuss possible action(s), including but not limited to the possibility of withdrawing the PRODUCT(S) from this Agreement in that country. Any resulting action(s) will be taken only upon mutual agreement of the parties. In the event the parties fail to reach such mutual agreement, SUPPLIER will have the right to withdraw its PRODUCT from this Agreement in that country.

     5.09      Export Packing.  Upon request in any case, SUPPLIER shall pack
               --------------
               the PRODUCTS in reasonable conformity with HONEYWELL's export crating guidelines.

     5.10      Interface.  SUPPLIER shall maintain the ability of the PRODUCTS
               ---------
               to interface with the HONEYWELL TDC 3000 systems by continuing to support and provide as a standard PRODUCT the protocol and database emulations for interfacing to the HONEYWELL TDC 3000 system. HONEYWELL shall execute the Multivendor Interface Program test procedures in order to determine whether the PRODUCTS can be certified as being compatible with the TDC 3000 system.

     5.11      Integration.  HONEYWELL and SUPPLIER will cooperate to endeavor
               -----------
               to provide totally integrated solutions to the market and to jointly define features that could be placed into PRODUCTS that might improve or enhance the offering in the marketplace.

     5.12 Each of the duties set out this Article 5 are material obligations of SUPPLIER under this Agreement.

6.   BUSINESS PLAN
     -------------

     6.01 The parties shall jointly develop in good faith a five (5)-year strategic plan and a separate yearly operational plan which includes annual growth rate and sales goals for each AFFILIATE. The parties shall jointly review the results of the annual plan at least two (2) times per year. If the abovementioned goals are not met, the paries shall make diligent, good faith effort to agree on solutions to the failure to meet goals and actions necessary to achieve them.

     6.02 Beginning in 1994, SUPPLIER shall implement a calendar year-end bonus to regard HONEYWELL for achieving TERRITORY-wide sales growth. SUPPLIER agrees to pay a five percent (5%) bonus on the then current U.S. LIST PRICE OF PRODUCTS sold by HONEYWELL in any calendar year where total sale of PRODUCT and ENGINEERING SERVICES exceed the growth rate that has been mutually agreed upon in the operational plan developed pursuant to Section 6.01 above.

7.   COMPENSATION

     7.01  Fee.  In compensation for HONEYWELL'S services provided under this
           ---
           Agreement, SUPPLIER shall pay HONEYWELL a basic fee equal to 5% of U.S. list prices on sales to HSE's. The 5% fee shall terminate beginning in 1994.

     7.02  Manner of Payment. SUPPLIER shall pay such fees to HONEYWELL on all
           -----------------
           sales of PRODUCTS by SUPPLIER to HSE's or other direct or indirect sales to customers in the TERRITORY, within thirty (30) days after the end of each month during which payment for such sales is received by SUPPLIER. Unless otherwise agreed to by HONEYWELL, all payments to HONEYWELL, shall be in U.S. dollars, and shall be accompanied by a statement and copies of related invoices.
           invoices.

8.   PRODUCT PRICES
     --------------

     8.01 Beginning in 1994, SUPPLIER shall offer the products and ENGINEERING SERVICES for sale to HSE's in the TERRITORY described in Annex B, at U.S. LIST PRICE less a discount of thirty-seven and one-half percent (37.5%) on PRODUCTS and less a discount of ten percent (10%) on ENGINEERRING SERVICES. Additional discounts, for strategic purposes, shall be considered by the parties on a project-by-project basis. PRODUCT prices shall be effective for one calendar year commencing with January 1st of the year in which this Agreement becomes effective. For future calendar years, SUPPLIER shall give HONEYWELL one hundred twenty (120) days prior written notice of any changes to the PRODUCT prices. Any price increase shall not exceed the annual increase in the U.S. Producers Price Index, as published by the U.S. Government, plus three (3) percentage points. Notwithstanding the above, SUPPLIER shall have the right to increase prices in excess of the U.S. Producers Price Index plus three (3) percentage points in the event of extraordinary cost increase(s). Any increase in price shall apply only to new orders issued to SUPPLIER on or after the effective date of such increases. AFFILIATE and DISTRIBUTORS shall have the sole right to establish PRODUCT resale prices in the TERRITORY.

     8.02 For sales of PRODUCTS and related ENGINEERING SERVICES outside of the TERRITORY for delivery within the TERRITORY, the discounts described in Sections 8.01 shall be replaced by the Credit Split Schedule detailed in Annex C attached hereto.

     8.03 Should SUPPLIER sell ENGINEERING SERVICES directly to customers within the TERRITORY described in Annex B, SUPPLIER will pay the HSE affected a fee equal to ten percent (10%) of the price of any such ENGINEERING SERVICES.


     8.04 The parties agree that there shall be a mechanism for credit splits between HSEs and between HSE's and non-HSEs, as detailed in Annex C attached hereto.

9.   PAYMENT
     -------

     9.01 Unless otherwise agreed to by the parties, payments for the PRODUCTS shall be made in United States currency to a bank or banks designated by SUPPLIER. The total amount of invoices related to the PRODUCTS sold hereunder shall be paid within sixty
               (60) days after the receipt of the invoice, or after the shipment date stated on the bill of lading or airway bill, whichever is later.

10.  WARRANTIES
     ----------

     10.01     Warranty of Title. SUPPLIER warrants that the AFFILIATES and
               -----------------
               DISTRIBUTORS shall acquire good and clear title to the PRODUCTS, free and clear of all liens and encumbrances.

     10.02     Product Warranty. Supplier warrants to HONEYWELL, the AFFILIATES
               ----------------
               and DISTRIBUTORS and their customers that the PRODUCTS, spare parts, and any standard and non-standard PRODUCTS delivered hereunder, shall be free from defects in design, material and workmanship and shall conform to SUPPLIER's approved product design specifications for a period of twelve (12) months following installation of the PRODUCTS, or eighteen (18) months following shipment form SUPPLIER'S factory, whichever occurs earlier.

     10.02.01 If SUPPLIER receives prompt written notice that a PRODUCT does not conform to the warranty specified above, and such notice to SUPPLIER stating the date of the defect and serial number, if any, for such PRODUCTS, SUPPLIER shall supply to such party free of charge, CIP, HONEYWELL-designated premises, the parts necessary to repair or replace the defective PRODUCT, or parts thereof. In the event of any failure of a product to conform to the above warranty, SUPPLIER's sole, full and complete obligation shall be to repair or replace the defective product. SUPPLIER shall also give HONEYWELL, the AFFILIATES and DISTRIBUTORS, and their customers the benefit of whatever warranty SUPPLIER receives with respect to parts manufactured by others, SELLER's warranty provided above shall not extend to PRODUCTS which have been modified, altered, or reworked to the degree not contemplated for and their intended use, or subjected to misuse, neglect, or improper maintenance or installation. THE ABOVE WARRANTY OF SUPPLIER BE THE SOLE AND EXCLUSIVE WARRANTY OF SUPPLIER AND IS IN LIEU OF ALL OTHER WARRANTIES, EXPRESS, IMPLIED OR STATUTORY.

               IN NO EVENT SHALL SUPPLIER BE LIABLE UNDER THE ABOVE WARRANTY FOR SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES OR LOSS OF PROFITS.

     10.02.02 Repair or replacement of defective parts returned after the warranty period shall be charged for by SUPPLIER at SUPPLIER's list repair or replacement prices for its most favored customer and AFFILIATES and DISTRIBUTORS shall pay for all shipping, customs and clearance charges arising from the shipment of such replacement parts.

     10.03 If the rate of occurrence of defective PRODUCTS exceeds 2% of PRODUCTS purchased hereunder within any one year period, HONEYWELL may give written notice to SUPPLIER, and SUPPLIER shall use its best efforts to remedy the defect, or if necessary, redesign the PRODUCT.

11.  SPARE PARTS
     -----------

     11.01 SUPPLIER shall maintain availability of spare parts for all PRODUCTS (on a functional equivalent basis) for a period of ten
               (10) years after SUPPLIER has discontinued the PRODUCTS to which they relate.

12.  HONEYWELL PRODUCTS
     ------------------

     12.01 HONEYWELL shall sell the following HONEYWELL products to SUPPLIER for resale to customers of SUPPLIER:
               ST 3000 Series 100 Transmitters, ST 3000 Series 600 Transmitters, ST 3000 Series 900 Transmitters, and STT 3000 Transmitters. HONEYWELL's standard terms and conditions shall apply to the sale of the above-listed HONEYWELL products to SUPPLIER. In addition, HONEYWELL shall provide a discount which is equivalent to the discount SUPPLIER is giving to HSE's on the PRODUCTS under this Agreement.

13.  CONFIDENTIALITY
     ---------------

     13.01 In connection with the distribution of the PRODUCTS and ENGINEERING SERVICES by HONEYWELL, it is understood that certain information considered proprietary by SUPPLIER and HONEYWELL will be disclosed. SUPPLIER and HONEYWELL desire that such information be maintained in confidence. Accordingly, SUPPLIER and HONEYWELL shall comply with the Confidential Disclosure Provisions, attached hereto as Annex D and incorporated herein.

14.  LIMITATION OF LIABILITY
     -----------------------

     14.01     Product Claims. SUPPLIER agrees to indemnify and hold HONEYWELL,
               ---------------
               AFFILIATES, DISTRIBUTORS, their agents and employees harmless for any bodily injury or property damage, loss or claims, arising out of the sale or distribution of the PRODUCTS hereunder, including such claims based on breach of SUPPLIER's product warranty in
               Section 10.02 hereof, except for such claims which are based on such indemnified parties' own acts or omissions (other than resale or distribution of the PRODUCTS.) Such indemnification and hold harmless agreement shall specifically include, but shall not be limited to, third party actions brought by customers. Such indemnification shall include the expenses of the defense by HONEYWELL, AFFILIATES or DISTRIBUTORS against any suit or claim against any of them alleging any such loss, claim or damages, and shall include reasonable attorney's fees expended in such defense.

     14.02     Patent Infringement Claims.  SUPPLIER shall, at its own expense,
               --------------------------
               defend any suit instituted against HONEYWELL, AFFILIATES, DISTRIBUTORS, or their customers which is based on an allegation that any PRODUCTS sold or transferred by SUPPLIER hereunder constitute an infringement of patents, trademarks, or copyrights. It shall indemnify HONEYWELL, AFFILIATES, DISTRIBUTORS and their customers against any costs of settlement or any award of damages and costs, including attorneys fees, made against them by a final judgment of a court of last resort, if it is determined therein that any such PRODUCTS constitute an infringement of any patents, trademarks or copyrights, provided that such parties give SUPPLIER immediate notice, in writing, of any notice or claim of infringement and permit SUPPLIER, through SUPPLIER's counsel, to defend the same, and give all available information, assistance and authority pursuant to procedural requirements of such countries to enable SUPPLIER to assume such defense.

     14.03 SUPPLIER shall have control of the defense of any such suit, including appeals from any judgment therein and any negotiations for the settlement or compromise thereof with full authority to enter into a binding settlement or compromise. In the event that such PRODUCTS are held to constitute infringement and their use is enjoined, SUPPLIER shall, at its option and expense,
               (a) procure for HONEYWELL, AFFILIATES, DISTRIBUTORS or their customers the right to continue using such PRODUCTS so that they no longer infringe, or
               (b) modify such PRODUCTS, such that they are non-infringing, or
               (c) accept the return of infringing PRODUCTS and refund all payments associated therewith.

     14.04 IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY INDIRECT, SPECIAL, OR CONSEQUENTIAL DAMAGES RELATING TO OR ARISING OUT OF THE SALE OF PRODUCTS OR THIS AGREEMENT.

15.  TERMINATION FOR CAUSE
     ---------------------

     15.01 If either party to this Agreement should breach any material obligation hereunder, the injured party may give written notice to the defaulting party specifying the respect in which such party has breached the Agreement. If such breach is not remedied within sixty (60) days after such notice, the injured party may, by written notice to the defaulting party, terminate this Agreement, effective immediately.

16.  DUTIES UPON TERMINATION
     -----------------------

     16.01 After termination or expiration of this Agreement, for whatever reason, SUPPLIER shall continue to supply spare parts to AFFILIATES and DISTRIBUTORS in quantities sufficient to allow them to fulfill warranty and maintenance obligations to their customers, at prices no higher than SUPPLIER's prices to its most favored customer.

     16.02 After termination or expiration of this Agreement, for whatever reason, SUPPLIER shall re-purchase from AFFILIATES and

               DISTRIBUTORS their inventory of the PRODUCTS, at the original SUPPLIER price.

17.  AGREEMENT NOT TO RECRUIT
     ------------------------

     17.01 During the term of the Agreement and for a period of one year from and after termination, neither party, directly or indirectly, shall initiate recruitment into its employ, of any employee of the other party without the prior approval of the other party, which approval shall not be withheld unreasonably.

18.  COMPETING PRODUCTS
     ------------------

     18.01 During the Term of the Agreement, HONEYWELL agrees not to engage in the business of selling products or applications which would directly compete with the PRODUCTS in the TERRITORY. Notwithstanding the above, nothing in this Agreement shall be construed to prohibit or restrict HONEYWELL from engaging in:

               (i) selling any products either manufactured by HONEYWELL or sourced from another supplier where the products are specified by the customer; or

               (ii) selling any of its current products, including any modifications, enhancements, improvements, or evolutions, or from engaging in any activity concerning software or

               (iii) selling a competing third-party product or application, or actively and significantly promoting HONEYWELL products within the TERRITORY, for implementation of turbocompressor control, steam turbine control, or gas turbine control if HONEYWELL gives SUPPLIER ninety (90) days' written notice of its intention to promote or sell such products or applications. SUPPLIER and HONEYWELL agree that SUPPLIER shall have the right to terminate this Agreement ninety
                     (90) days after receipt of any such notification from HONEYWELL.

     18.02 The provisions of this Article 18 do not preclude HONEYWELL, but only upon reasonable advance notice to SUPPLIER, from making any acquisition(s) which might include competing products or competing product applications, subject to the following:

               (i) If the acquisition includes a business which at the time of the acquisition is selling or distributing a competing product or competing application in the TERRITORY, HONEYWELL shall have the right to continue such selling or distribution.

               (ii) If the acquisition includes a business engaged in a competing product or competing application but such product or application at the time of the acquisition is not being sold or distributed in the TERRITORY, HONEYWELL shall be prohibited from engaging in such sale or distribution in the TERRITORY for a period of at least one (1) year after the acquisition is final.

               (iii) Upon SUPPLIER's receipt of notice of an acquisition
                     pursuant to Section 18.02, SUPPLIER may terminate this Agreement and its REPAIR AND SERVICES TERMS AND CONDITIONS set out in ANNEX E upon thirty (30) days written notice to HONEYWELL.

     18.03 In the event of termination of this Agreement for any reason, HONEYWELL's agreement pursuant to Section 18.01 and 18.02 not to sell or distribute a competing product or competing application will terminate immediately upon termination of the Agreement.

19.  ASSIGNMENT
     ----------

     19.01 No party may assign or delegate the performance of part or all of its obligations under this Agreement without the prior written consent of the other party, such consent not to be unreasonably withheld; provided, that such assignment or delegation shall not relieve the assigning party of primary responsibility for performance of its obligations under this Agreement. Notwithstanding the above, HONEYWELL may assign or delegate the performance of part or all of its obligations under this Agreement to any of its affiliates, subsidiaries, or joint ventures, upon the same terms and conditions of the Agreement.

20.  ACQUISITION OR MERGER OF PARTIES
     --------------------------------

     20.01 In the event that either party is acquired by or merged with an independent third party (not involving or arising out of insolvency), the party which is so merged and/or acquired shall promptly notify the other party of such occurrence or impending occurrence if it is able to do so. Should the notified party advise within one (1) month of receipt of such notification that such merger and/or acquisition is reasonably deemed by the notified party to create a conflict of interest and/or to be in any way adverse to the interests of the notified party, then the parties shall negotiate in good faith to seek an acceptable solution to such situation within three (3) months. Should the parties fail to find an acceptable solution within three (3) months from the commencement of their good faith negotiations, the party claiming adverse impact or conflict of interest may terminate this Agreement, subject to Article 16.

21.  GOVERNING LAW
     -------------

     21.01 The laws of the State of Minnesota shall govern in all respects as the validity, interpretation, construction and enforcement of this Agreement.

     21.02 Nothing contained in this Agreement shall be construed to require either party to do, and SUPPLIER shall not, directly or indirectly, do any act or thing that will or could constitute a violation of the laws of any jurisdiction in the TERRITORY, or the United States, including but not limited to, the U.S.
               Foreign Corrupt Practices Act of 1977, the U.S. export control laws, and the U.S. anti-boycott laws.

22.  ARBITRATION
     -----------

     22.01 All disputes, controversies, or difference which may arise between the parties, out of or in relation to or in connection with this Agreement, or for the breach thereof which cannot be resolved between or among the parties, shall be finally settled by arbitration in accordance with the Rules of Conciliation and Arbitration of the International Chamber of Commerce by three (3) arbitrators. Each party shall appoint one arbitrator of its choosing, and the two arbitrators thus selected shall appoint the third arbitrator. Such arbitration shall be held in the English language in Des Moines, Iowa, if HONEYWELL is the demanding party, or in Minneapolis, Minnesota, U.S.A. if SUPPLIER is the demanding party. Either party may seek injunctive relief to maintain the status quo pending receipt of the arbitral award .

     22.02 In order to decide upon the validity, construction, performance or termination of this Agreement, the arbitrators shall be bound by the contractual obligations of the parties. The arbitrators will determine their jurisdiction over persons and subject matter if such jurisdiction is challenged by one of the parties.

     22.03     The award of arbitrators shall:

     (i) be rendered in writing, state the grounds of which the arbitrators base it and determine how the costs of arbitration shall be borne; the expenses of any party in the defense of its interest shall be borne by such party;

     (ii) be dated and notified to the parties by registered mail, return of receipt requested, within eight (8) days from its date;

     (iii) be carried out voluntarily and without delay, and, failing this, be made enforceable through either party resorting to a competent court of any jurisdiction; and

     (iv) be final and not subject to appeal before any court, nor other jurisdiction nor any authority.

     22.04 Judgment upon the award may be entered in any court having jurisdiction, or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be. The parties consent to the personal and subject matter jurisdiction and the venue of any state or federal court of the U.S.A. for purposes of such entry of judgment upon the award, and waive notice and service of process as otherwise required by the laws applicable to such courts.

23.  FORCE MAJEURE
     -------------

     23.01 Neither party shall be considered in default of performance of its obligations under this Agreement to the extent that performance of such obligations is delayed or prevented by force majeure. Force majeure shall mean any event reasonably unavoidable or beyond the control of the parties hereto, including but not limited to, wars (declared or undeclared), hostilities, revolutions, riots, civil commotion, national emergency, strikes, lockouts, epidemic, fire, flood, earthquake, force of nature, explosion, embargo, or any other Act of God, or any law, proclamation, regulation, ordinance, or other act of any government or government or governmental agency.

     23.02 If either party to this Agreement is prevented from or delayed in performing any of its material obligations hereunder in any country in the TERRITORY by force majeure, it shall, within thirty (30) calendar days after the occurrence of the event of force majeure has become know, notify the other party of the circumstances constituting force majeure and of the obligation which is delayed or prevented, and the party giving the notice shall thereupon be excused of the performance of such obligation in such country for as long as the circumstances of force majeure may continue. Notwithstanding Sections 18.01 and 18.02, HONEYWELL shall have the right to distribute competing PRODUCTS in the TERRITORY during any circumstances of force majeure which affect SUPPLIER's performance under this Agreement.

     23.03 If, in the circumstances, the event of force majeure shall continue for a period of over six (6) months, either party shall have the right to terminate this Agreement as to the country of countries in the TERRITORY where performance has been so adversely affected.

24.  WAIVERS AND AMENDMENTS
     ----------------------

     24.01 No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial waiver thereof include any other right, power or privilege.

     24.02 This Agreement may not be amended, changed, discharged or terminated except by a written document signed by duly authorized officers of the parties.

25.  NOTICES
     -------

     25.01 Any notice required or permitted to be given by either party to the other shall be in writing. It shall be deemed to be effective only when delivered to an officer of the other party at such party's address set forth below, or at such other address later designated in writing, or when sent to such address by certified mail, postpaid, or by telex. When a notice is given by any other means, it shall be effective only upon actual receipt by an officer of the party for which it is intended.

     TO SUPPLIER:
                                              COMPRESSOR CONTROLS CORPORATION
                                              11359 Aurora Avenue
                                              Des Moines, Iowa 50322
                                              U.S.A.
                                              Attn:  N. Staroselsky

                                              and

                                              ROPER INDUSTRIES, INC.
                                              160 Ben Burton Road
                                              P.O. Box 550
                                              Bogart, Georgia 30622
                                              U.S.A.
                                              Attn:  D. Kay

     TO HONEYWELL INC.                        PROCESS AUTOMATION CENTRE EUROPE
                                              1, Avenue du Bourget
                                              1140 Brussels.
                                              Belgium
                                              Attn:  L. Plattner
                                                     P. Schallakens

26. ENTIRE AGREEMENT
    ----------------

    26.01 This Agreement is the entire agreement between the parties (and AFFILIATES and DISTRIBUTORS and HSEs) and supersedes and shall be substituted for each and every prior agreement or understanding with respect to the PRODUCTS, whether written, oral or otherwise in effect between HONEYWELL and SUPPLIER.

   IN WITNESS WHEREOF, SUPPLIER and HONEYWELL have executed this Agreement.

   COMPRESSOR CONTROLS CORPORATION            HONEYWELL INC

   By__________________________               By  /s/ Leopold Plattner
                                                ---------------------------

   Name________________________               Name  LEOPOLD PLATTNER
                                                  -------------------------

   Title_______________________               Title V.P.- INDUSTRIAL AUTOMATION
                                                   ------------------------
                                                   + CONTROL
                                                   ----------

   Date________________________               Date 17 JUNE 1993
                                                  -------------------------

                                    ANNEX A
                                    -------

                                   PRODUCTS
                                   --------


Family of products and related elements for control of axial and centrifrugal compressors, steam turbines and gas turbines.

                            DESCRIPTION OF PRODUCTS
                            -----------------------

     Series II Antisurge Controller
     Series II Performance Controller
     EAS - Emergency Antisurge Station
     Air Miser - Unit Control
     Series 3 Antisurge Controller
     Series 3 Performance Controller
     Series 3 Redundant Control Selector
     Series 3 Air Miser Unit Controller
     Series 3 Air Miser Station Controller
     Series 3 Dual-loop Controller (A/A and A/P models)


     Series 3 Plus Antisurge Controller
     Series 3 Plus Performance Controller
     Series 3 Plus Redundant Control Selector
     Series 3 Plus Air Miser Unit Controller
     Series 3 Plus Air Miser Station Controller
     Series 3 Plus Dual-Loop Controller (A/A and A/P models)
     Series 3 Plus Speed Controller
     Series 3 Plus Extraction Controller
     Series 3 Plus Gas Turbine Fuel Controller
     CCC manufactured products within the Series 4 Turbomachinery Control System


                               SOFTWARE PRODUCTS
                               -----------------
     Command
     Compress
     Toolbox
     Simulator

                                    ANNEX B
                                    -------

                                   TERRITORY
                                   ---------


All of the countries in Europe, the Middle East, and Africa except for the following:

*    Bulgaria

*    Catch Republic

*    Former Soviet Union

*    Hungary

*    Poland

*    Romania

*    Saudi Arabia

*    Slovak Republic

*    South Africa

                                    ANNEX C
                                    -------

                             CREDIT SPLIT SCHEDULE
                             ---------------------

I. CREDIT SPLIT SCHEDULE BETWEEN HSEs
- -------------------------------------

A  SCORE
- --------

This policy covers the principles for rewarding the contribution of parties involved in international Honeywell - CCC projects.

The objective of the policy is to facilitate information sharing and inter-affiliate cooperation on international projects with the goal to grow the business and protect the margins.

This policy replaces the existing policy on credit splits that became effective in January 1991.

B. POLICY PRINCIPLES
- --------------------

1. The base principle is to share the Net Contributed Margin (NCM) on international projects between the sales entities involved. The Net Contributed Margin will be calculated at the time of project completion. The NCM is the difference between the Sell Price and the Project Cost. The Project Cost includes the system cost at the location where the order is placed: this is the system cost increased by the freight, packing, insurance and duty costs as well as the material related overhead cost.

2. The sales entities involved need to agree on the split of the NCM before the quotation is submitted to the Buyer. This implies that the originating location (End-user, OEM or Engineering Contractor sales entity) send a copy of the complete quotation to the other parties involved as soon as possible and that sales entities will inform each other on the cost/pricing in an "open book" fashion and share project related information.
     The sharing of the NCM will be based on the contribution that each party has provided to win the order and complete the project. The following criteria and weight factors are the basis for the agreement on the sharing:

     25% of NCM: to sales entity which has done the end-user selling effort; 25% of NCM: to sales entity which has submitted the original proposal;
     25% of NCM: to sales entity which has received the order:
     25% of NCM: to sales entity where the control equipment will be installed.

3.   Payment of the NCM will occur as payment from the Buyer is received.

4. When the originating location (End-user, OEM or Engineering Contractor sales entity) does not share information with the other parties involved to apply the above policy, the NCM will be split equally between the sales entities involved.

5.   No sales participation will result in a 0 % NCM.

II.  CREDIT SPLIT SCHEDULE BETWEEN HSEs AND non-HSEs
- ----------------------------------------------------

TO BE DEFINED LATER

                                    ANNEX D
                                    -------

                      CONFIDENTIAL DISCLOSURE PROVISIONS
                      ----------------------------------

WHEREAS, HONEYWELL and SUPPLIER, for their mutual benefit, acknowledge that certain confidential and proprietary information has been and will continue to be disclosed to each other in connection with the distribution by HONEYWELL of certain PRODUCTS supplied to HONEYWELL by SUPPLIER under the Agreement.

NOW, THEREFORE, both SUPPLIER and HONEYWELL agree that such confidential and proprietary information received by one party from the other shall be governed by the following terms and conditions:

DEFINITION
- ----------

"Proprietary Information" shall mean:

(i) that written information stated by the disclosing party in writing to be considered as confidential and/or proprietary information, and

(ii) that orally disclosed confidential and proprietary information that is promptly reduced to writing an stated by the disclosing party in writing to be considered as proprietary information. Such proprietary information shall not include confidential and proprietary information which:

     (a) was in the possession of the receiving party prior to receiving it,, whether such receipt was before or after the date of the Agreement, from the transmitting party, or

     (b) is or becomes part of the public knowledge or literature by acts other than those of the receiving party after receiving it, or

     (c) is or become available to the receiving party from a source other than the disclosing party, or

     (d) is or become available to a third party from the disclosing party on an unrestricted basis, or

     (e) is transmitted by a party after receiving notification, in writing, from the other party that it does not desire to receive any further proprietary information, or

     (f)  is transmitted after the expiration of the Representation Agreement.


HANDLING OF PROPRIETARY INFORMATION
- ----------------------------------

A party receiving Proprietary Information from the other agrees to treat such Proprietary Information as confidential and proprietary during the term (including any renewal or extension) of the Agreement and for a period of three years following the termination of the Agreement, and will handle such Proprietary Information with the same degree of care it uses to handle its own Proprietary Information. There shall be no restrictions on the handling of technical information which is not Proprietary Information.

LIMITATION ON DISCLOSURE
- ------------------------

During the period referenced above, a party receiving Proprietary Information from the other shall use its best efforts to ensure that neither it nor its agents or employees divulge such Proprietary Information in whole or in part to any of it agents or employees who do not need access to the Proprietary Information for performance of this Agreement or to any third party, without the prior written consent of the transmitting party.

LIMITATION ON USE
- -----------------

During the period referenced above, a party receiving Proprietary Information from the other shall make no commercial use, in whole or in part, of any such Proprietary Information without the prior written consent of the transmitting party.

MUTUAL DISCLAIMERS
- ------------------

No rights or obligations other than those expressly recited herein are to be implied from this Agreement. In particular, no license is hereby granted directly or indirectly under any patent now held by, or which may be obtained by, or which is or may be licensable by either party.

                              U.S. ISSUED PATENTS

DATE           PATENT NUMBER/COUNTRY    TITLE
- ----           ---------------------    -----
04-20-76       3,951,586/U.S.           Method of Operating the Heating Stoves

09-07-76       3,979,655/U.S.           Control Systems for Controlling a
                                        Dynamic Compressor

11-30-76       3,994,623/U.S.           Method and Apparatus for Controlling a
                                        Dynamic Compressor

09-06-77       4,046,490/U.S.           Method and Apparatus for Antisurge
                                        Protection of a Dynamic Compressor

07-25-78       4,102,604/U.S.           Method and Apparatus for Noninteracting
                                        Control of Dynamic Compressor Having
                                        Rotating Vanes

10-10-78       4,119,391/U.S.           Methods and Systems for Controlling the
                                        Operation and Means for Compressing a
                                        Fluid Medium and the Corresponding
                                        Networks

03-06-79       4,142,838/U.S.           Method and Apparatus for Preventing
                                        Surge in a Dynamic Compressor

07-08-80       RE30329/U.S.             Method and Apparatus for Antisurge
                                        Problems of a Dynamic Compressor

12-04-84       4,486,142/U.S.           Method of Autocratic Limitation for a
                                        Controller Variable in a Multivariable
                                        System

01-15-85       4,494,006/U.S.           Method of Apparatus for Controlling a
                                        Muticompressor Station

02-03-87       4,640,665/U.S.           Method of Controlling a Muticompressor
                                        Station

08-14-90       4,949,276/U.S.           Method and Apparatus for Preventing
                                        Surge in a Dynamic Compressor

                              FOREIGN ISSUED PATENTS

DATE           PATENT NUMBER/COUNTRY    TITLE
- ----           ---------------------    -----
06-21-78       1,515,081/Great Britain  Method of Operating the Heating Stoves

10-10-78       1,040,051/Canada         Methods and Systems for Controlling the
                                        Operation and Means for Compressing a
                                        Fluid Medium and the Corresponding
                                        Networks

08-07-79       1,059,760/Canada         Method of Operating the Heating Stoves

09-15-81       1,108,946/Canada         Method of Apparatus for Preventing
                                        Surge in a Dynamic Compressor

09-15-81       1,109,036/Canada         Method and Apparatus for Antisurge
                                        Protection of a Dynamic Compressor

05-25-83       0002360/EPC-Effective    Method of Automatically Limiting one
               in:  France, Germany     Controlled Variable of a Multivariable
               Switzerland, and         System and Apparatus for Antisurge
               United Kingdom           Protection of a Dynamic Compressor

04-20-89       1494,683/Japanese        Control Method and Apparatus for
               Serial No.               Preventing Surge in a Dynamic Compressor

07-04-89       125835/Canada Serial     Method and Apparatus for Controlling a
               No.                      Muticompressor Station

                                    Page 21

                                    ANNEX 1
                                    -------

                   REPAIR AND SERVICES TERMS AND CONDITIONS
                   ----------------------------------------


WHEREAS Honeywell B.V., an AFFILIATE of Honeywell and a company registered in the Netherlands, and having its principal place of business at Laarderhoogtweg 18, 1101 EA Amsterdam, the Netherlands ("Honeywell B.V."), has the facilities for testing and repairing the PRODUCTS and related spare parts at its Repair Center in Amsterdam, and has also the organization to provide start-up, commissioning and maintenance services as well as providing technician and operator training for the PRODUCTS in Amsterdam or at the site;

NOW, THEREFORE, SUPPLIER hereby appoints Honeywell B.V. to be the exclusive organization for providing SERVICES in the TERRITORY described in Annex B (except as limited in paragraph 2.04), as well as being the exclusive test and repair service facility for IN-WARRANTY and OUT-OF-WARRANTY REPAIRS of the PRODUCTS in the TERRITORY described in Annex B. The parties agree that Honeywell B.V. shall perform the SERVICES and IN-WARRANTY and OUT-OF-WARRANTY REPAIRS of the PRODUCTS on behalf of SUPPLIER, subject to the terms and conditions which follow.

1.   SCOPE
     -----

     1.01 Honeywell B.V. shall carry out IN-WARRANTY REPAIRS in accordance with the provisions of this Annex E. OUT-OF-WARRANTY REPAIRS shall be carried out by Honeywell B.V. in accordance with Honeywell B.V.'s terms and conditions pertaining to such repairs which are agreed to by SUPPLER. Testing and repairs by Honeywell B.V. shall specifically exclude any PRODUCT-related software. Honeywell B.V. shall carry out start-up and commissioning services in accordance with Honeywell B.V.'s terms and conditions pertaining to such SERVICES which are agreed to by SUPPLIER.

2.   RESPONSIBILITIES OF HONEYWELL B.V.
     ----------------------------------

     2.01 Honeywell B.V. shall, in the event of any repair, test incoming PRODUCTS, identify the hardware defects, and repair or replace, as applicable, in accordance with agreed test procedures to be established between Honeywell B.V. and SUPPLIER. Honeywell B.V. shall final test the PRODUCTS and, provided final testing is completed successfully, shall return the repaired PRODUCTS to the appropriate AFFILIATES(S).

     2.02 If, after completion of the test procedure, final testing reveals that a PRODUCT is still defective, Honeywell B.V. shall identify such PRODUCT as being unrepairable, and notify SUPPLIER accordingly in writing as soon as practicably possible. With respect to IN-WARRANTY REPAIRS within the TERRITORY, unrepairable PRODUCTS shall be returned to SUPPLIER and exchanged, as soon as possible thereafter, by shipment of replacement PRODUCTS by SUPPLIER to Honeywell B.V. The cost of shipment destinations outside the TERRITORY shall be borne by Honeywell B.V.

     2.03 Unless otherwise agreed to in writing between Honeywell B.V. and SUPPLIER, defective Air Miser specific parts, as well as EAS specific parts and those PRODUCTS with a U.S. LIST PRICE of less than $ 220.00 (two hundred twenty U.S.Dollars), shall not be repaired but shall be corrected by replacement only. SUPPLIER shall bear all costs associated with the supply and shipment of such PRODUCTS with respect to IN-WARRANTY REPAIRS.

     2.04 Honeywell B.V. will provide SERVICES on request of the AFFILIATES, or of customers of the AFFILIATES, or of customers of SUPPLIER for PRODUCTS installed in the TERRITORY. However, SUPPLIER may provide SERVICES when requested by Honeywell B.V. or by customers. If SUPPLIER provides SERVICES at the request of customers, SUPPLIER shall provide notification of such to Honeywell B.V.

     2.05 Honeywell B.V. warrants to provide the SERVICES with skilled and trained personnel and with due diligence and care. The SERVICES will be executed based on current practices as recommended by SUPPLIER.

     2.06 Honeywell B.V. will provide customers with a configuration report, a copy of which will be sent to SUPPLIER.

     2.07 Honeywell B.V. will provide maintenance services if, upon request from customers of AFFILIATES or of SUPPLIER, a maintenance agreement is entered into between the customer of the AFFILIATES or of SUPPLIER and Honeywell B.V.

3.   TEST EQUIPMENT
     --------------

     3.01 In order to enable Honeywell B.V. to carry out its responsibilities under Paragraph 2 above, SUPPLIER shall, within sixty (60) days from the effective date of the Agreement, consign free of charge to Honeywell B.V., for testing purposes only, such equipment ("TEST EQUIPMENT") as is necessary for Honeywell B.V. to fulfil the obligations set out herein.

     3.02 Honeywell B.V. shall have the right to purchase the TEST EQUIPMENT at the price in effect on the date of consignment, less forty percent (40%) discount, less ten percent (10%) maximum annual depreciation. SUPPLIER will be under no obligation to replace the test equipment purchased under section 3.01 hereof.

     3.03 The TEST EQUIPMENT shall remain the property of SUPPLIER until purchased by Honeywell B.V. Up until and including the date of such purchase, Honeywell B.V. will service the TEST EQUIPMENT to ensure its good working order. If it appears at any time during this period that the TEST EQUIPMENT does not meet SUPPLIER'S approved specifications and that Honeywell B.V. is unable to correct the underlying defect and/or malfunction, SUPPLIER will repair or replace the TEST EQUIPMENT at no cost to Honeywell B.V. In all events, SUPPLIER will ensure that the TEST EQUIPMENT includes SUPPLIER'S then latest revisions at time of purchase by Honeywell B.V.

4.   RESPONSIBILITY OF CCC
     ---------------------

     4.01 SUPPLIER shall provide Honeywell B.V., free of charge, with reasonable quantities of up-to-date and accurate technical information and documentation as it becomes available, including current updates and revisions to the TEST EQUIPMENT, as may be necessary for Honeywell B.V. to properly test and repair the PRODUCTS.

     4.02 If so requested by Honeywell B.V., SUPPLIER shall provide reasonable tuition-free training for designated Honeywell B.V. employees at a mutually agreed location.

     4.03 Upon the effective date of the Agreement, SUPPLIER shall consign to Honeywell B.V. at no cost an initial recommended quantity of spare parts (the "CONSIGNMENT STOCK"), sufficient to support the PRODUCTS to be marketed in the TERRITORY. Honeywell B.V. shall maintain and administer the CONSIGNMENT STOCK. SUPPLIER shall ensure that the level of such CONSIGNMENT STOCK is maintain throughout the term of the Agreement. Honeywell B.V. shall have the right to purchase all or part of the CONSIGNMENT STOCK at any time at the SUPPLIER list price in effect at the time of such purchase, less forty percent (40%). Until such time as Honeywell B.V. has exercised such purchase option, title to the CONSIGNMENT STOCK shall remain vested in SUPPLIER.

5.   CHARGES AND PAYMENT TERMS FOR IN-WARRANTY REPAIRS
     -------------------------------------------------

     5.01 For the warranty repair services carried out in accordance with Paragraph 2 above, Honeywell B.V. shall charge SUPPLIER for its time and materials, limited to ten percent (10%) of the then current U.S. LIST PRICE of the PRODUCT, or an amount of two hundred twenty U.S. Dollars ($220.00), whichever is greater.

     5.02  Payment shall be due sixty (60) days from date of invoice.

6.   CONSEQUENCES OF TERMINATION
     ---------------------------

     6.01 The REPAIR AND SERVICES TERMS AND CONDITIONS contained in this Annex E, shall not survive termination of the Agreement, unless otherwise mutually agreed in writing by the parties.

     6.02 Upon termination of the REPAIR AND SERVICES TERMS AND CONDITIONS contained in this Annex E, SUPPLIER agrees, subject to agreement by Honeywell B.V., to interview, seriously consider, and select on merit, upon mutually agreed conditions, various individuals in the Honeywell B.V. organization which is providing the SERVICES.

     6.03 Upon termination of the REPAIR AND SERVICES TERMS AND CONDITIONS contained in this Annex E, Honeywell B.V. shall have the option either to purchase or to return the CONSIGNMENT STOCK referred to in Paragraph 4.03 above.

7.   NOTICES
     -------

     7.01 Any notices relating to the terms and conditions herein shall be given as provided in Article 23 of the Agreement, however, such notices to SUPPLIER shall be sent to the attention of the Director of Product Engineering, and such notices to Honeywell B.V. shall be sent to the attention of the Manager of the Industrial Service Business Unit.

                                    ANNEX F
                                    -------

                                TEST EQUIPMENT
                                --------------

2    Series 3+ 220 VAC Controller

1    Toolbox Software Version 2.20

1    Download Software Version 1.40

1    Test Software Version Test 202

1    Speed Test Software Version Test 300

1    Series 3+ Speed Board Revision B

1    Antisurge Series 3+ Software Version 751-002

1    Performance Series 3+ Software Version 951-002

1    Dual Loop Series 3+ Software Version 851-002

1    Speed Series 3+ Software Version 1053-002

TO SUPPLIER:                       COMPRESSOR CONTROLS CORPORATION
                                   11359 Aurora Avenue
                                   Des Moines, Iowa 50322
                                   U.S.A.
                                   Attn: M. Staroselsky

                                   and

                                   ROPER INDUSTRIES, INC.
                                   160 Ben Burton Road
                                   P.O. Box 550
                                   Bogart, Georgia 30622
                                   U.S.A.
                                   Attn:  D. Key

TO HONEYWELL INC.                  PROCESS AUTOMATION CENTRE EUROPE
                                   1, Avenue du Bourget
                                   1140 Brussels.
                                   Belgium
                                   Attn:  L. Plattner
                                          P. Schellakens

26.  ENTIRE AGREEMENT
     ----------------

     26.01 This Agreement is the entire agreement between the parties (and AFFILIATES and DISTRIBUTORS and HSEs) and supersedes and shall be substituted for each and every prior agreement or understanding with respect to the PRODUCTS, whether written, oral or otherwise in effect between HONEYWELL and SUPPLIER.

     IN WITNESS WHEREOF, SUPPLIER and HONEYWELL have executed this Agreement.

     COMPRESSOR CONTROLS CORPORATION         HONEYWELL INC.

     By    John Hampel                       By    /s/ Leopold Plattner
       ----------------------------            -----------------------------

     Name  JOHN HAMPEL                       Name  LEOPOLD PLATTNER
         --------------------------              ---------------------------

     Title Executive Vice President          Title V.P-INDUSTRIAL AUTOMATION AND
                                                   CONTROL
          -------------------------               ------------------------------

     Date  June 29, 1993                     Date  17 JUNE 1993
         --------------------------              ---------------------------

                                   Exhibit B
                                   ---------

Compressor Controls Corporation extensively uses computer software pursuant to license. Below is a partial list of computer software in use. It is indicative of most of the major software applications in use, but it is not exhaustive and does not claim to represent every software package, especially small utilities, that may be used by every computer user within the company.

OPERATING SYSTEMS
MS-DOS
Macintosh System
Windows
OS/2
NetWare

INTEGRATED SOFTWARE
Microsoft Works
Lotus Works
Smartware

WORD PROCESSORS/EDITORS
WordPerfect
Microsoft Word
Wordstar
PC-Write
Brief
Qedit

SPREADSHEET
Mircosoft Excel
Quattro Pro

DATABASES
dBASE IV
FoxBase+
FoxPro
Filemaker
Reflex
R&R Report Writer

GRAPHICS
Micrographx Draw
Corel Draw
MacDraw
Harvard Graphics
Microsoft PowerPoint

CAD
AutoCAD
Orcad

PROJECT MANAGEMENT
Microsoft Project

COMMUNICATIONS
Crosstalk.
Procomm Plus
Carbon Copy Plus

ELECTRONIC MAIL
cc:Mail

FORMS
PerFORM Pro

UTILITIES
Norton Utilities
PC Tools
Norton Desktop for Windows

MATHEMATICS
TK Solver

CONTRACT MANAGEMENT
ACT

BACKUP
Fastback Plus
Norton Backup
File Secure

LANGUAGES
Microsoft C++
Quick BASIC
Visual BASIC
Mircosoft Macro Assembler
Turbo Pascal
Clipper

ACCOUNTING
Open Systems General Ledger

HUMAN RESOURCES
Abra2000

                                   EXHIBIT C
                                   ---------

                        See Exhibit A to Schedule 9.12

                                                    CREDIT AGREEMENT SCHEDULES -
                                                    EXHIBIT D

                        CONTROL SYSTEM SUPPLY AGREEMENT

This agreement (hereinafter "Agreement") is dated effective as of the date of the last signature below and is by and between Honeywell Inc. ("HONEYWELL"), acting through its Industrial Automation and Control Division located at 16404 North Black Canyon Highway, Phoenix, Arizona and Compressor Controls Corporation ("CCC"), located at 11359 Aurora Avenue, Des Moines, Iowa.

                                  WITNESSETH:
                                  ----------


A. HONEYWELL manufactures and is a vendor of distributed control systems ("DCS"). For the purposes of this Agreement a DCS shall mean instrumentation and control products used to control industrial processes, including robust distributed control systems with continuous diagnostic capabilities allowing for real-time control. DCS's manufactured by HONEYWELL include, without limitation, HONEYWELL'S TDC 3000. Modular Systems and SCAN 3000 product lines.

B. HONEYWELL markets its DCS's and related services to several markets, including, but not limited to, its process control system customers ("End Users") in the U.S. domestic electric utility industry ("Electric Utility Industry"), which industry includes the following market segments:

     Investor Owned Public Utilities
     Exempt Wholesale Generators as defined under PURPA
     Independent Power Producers as defined under PURPA
     Non-Utility Electric Power Generators
     Contracting Engineer/Developers for the above.

C. HONEYWELL also has a large installed DCS base and markets its DCS's in industrial markets other than the Electric Utility Industry. These other industrial markets include applications in powerhouses of industrial plants and facilities. For purposes of this Agreement, applications for turbines which drive electric generators in powerhouses of plants and facilities in U.S. domestic industries other than the Electric Utility Industry are referred to hereinafter as "Other Industrial Markets".

D. CCC develops, manufactures and sell a line of turbine governor controls which interface directly to speed pickups, servo drives, valve position feedback, limit switches, solenoids and other sensors associated with monitoring and controlling auxiliary and main steam turbines and combustion turbines ("turbine governor controls"). The instrumentation, products and services comprising CCC's turbine governor controls are set forth more specifically on Annex A. CCC markets its turbine governor controls in the U.S. principally to Other Industrial Markets.

E. HONEYWELL and CCC believe they can enhance their respective business prospects in the Electric Utility Industry by offering HONEYWELL End Users process control systems which integrate HONEYWELL'S DCSs and CCC's turbine governor controls (the "Integrated Solution") in such a way as to offer End Users the most efficient use of the parties complimentary products.

Therefore, Honeywell and CCC do hereby agree as follows:

1.0  INTEGRATED SOLUTION IN THE ELECTRIC UTILITY INDUSTRY

1.1 HONEYWELL agrees to make its reasonable best efforts to promote and market the Integrated Solution within the U.S. to its customers identified in Annex B ("the Honeywell Customers") and to other End Users in the Electric Utility Industry, and to purchase all of its requirements for turbine governor controls for the Electric Utility Industry from CCC; provided, that HONEYWELL is not required to integrate CCC turbine governor controls when (i) the Honeywell Customers or other End Users request turbine governor controls of another vendor, (ii) HONEYWELL has available and is marketing turbine governor controls of its own manufacture and has so notified CCC, (iii) CCC fails, or notifies HONEYWELL that it is unable, to deliver turbine governor controls by the delivery dates established by the parties as provided hereunder or (iv) in the event CCC fails to provide support for the Integrated Solution to HONEYWELL or its customers as contemplated in Annex C hereto. CCC agrees to supply to HONEYWELL all such requirements. The CCC turbine governor control products and services to be supplied to HONEYWELL hereunder are more particularly described in Annex A hereto, and shall include such other available CCC manufactured products and services requested by HONEYWELL for Honeywell Customers or such other end users and appropriate on a project-by-project basis.

1.2 In consideration of HONEYWELL's promotion of the Integrated Solution in the Electric Utility Industry and its purchase of all of its requirements of turbine governor controls as specified in paragraph 1.1, CCC agrees that during the term of this Agreement (i) it will not offer its turbine governor controls to other suppliers of DCSs for resale to End Users in the Electric Utility Industry, (ii) it shall cooperate with HONEYWELL in the promotion of the Integrated Solution in the Electric Utility Industry as provided for in greater detail hereinafter, and
(iii) in any instances where it gains knowledge that other End Users in the Electric Utility Industry are considering the purchase of DCS products or services, it will promote the Integrated Solution and refer such End Users to HONEYWELL as appropriate, unless prohibited from doing so by agreement or law. Notwithstanding the foregoing, nothing in this Agreement is intended to or shall limit or restrict CCC's ability to market and sell its turbine governor controls to any End Users on a Stand-alone basis.

1.3 Unless HONEYWELL intends otherwise. HONEYWELL shall be the seller of the Integrated Solution to all Honeywell Customers and other End Users in the Electric Utility Industry who purchase the Integrated Solution during the term of this Agreement, and CCC shall supply all required turbine governor controls to HONEYWELL and to such End Users under the terms and conditions of this Agreement.

2.0  INTEGRATED SOLUTION IN OTHER INDUSTRIAL MARKETS

2.1 HONEYWELL will make reasonable efforts to promote the Integrated Solution among End Users in Other Industrial Markets who have installed HONEYWELL DCSs or to whom HONEYWELL is promoting process control systems for new projects, and HONERWELL shall purchase all of its requirements of turbine governor controls for such End Users from CCC; provided that HONEYWELL shall not be required to purchase CCC turbine governor controls in cases where (i) an End User request turbine governor controls of another vendor or (ii) when HONEYWELL has available turbine governor controls of its own manufacture and has so notified CCC. CCC shall supply HONEYWELL all such requirements and HONEYWELL shall be the seller of the Integrated Solution in such instances, unless it intends otherwise.

2.2 CCC will advise HONEYWELL of any CCC customer in Other Industrial Markets which advised CCC that it is considering purchase of a DCS, unless prohibited from doing so by agreement or law. In any such instance and unless it intends otherwise, HONEYWELL shall be the seller of the Integrated Solution, except that if a CCC customer reveals an interest in a HONEYWELL SCAN 3000 DCS, CCC will be the seller of the Integrated Solution and shall purchase the DCS from HONEYWELL at list prior a 20% discount and pursuant to HONEYWELL's other standard terms and conditions.

3.0  CORPORATION IN SUPPORTING INTEGRATED SOLUTION

3.1 HONEYWELL will act as lead on all projects in the Electric Utility Industry for which the Integrated Solution is being promoted during the sales cycle, project implementation phase, and post-installation End User support phase. CCC and HONEYWELL will cooperate to define and develop standard applications to address the most frequently encountered customer configurations. It is recognized that many projects will require some customization of the standards. A separate document (Annex C - Working Agreement HONEYWELL PAC and CCC) outlines procedures and working relationships used to implement Integrated Solution projects. In cases where the parties will jointly develop intellectual property, the parties will agree on ownership of such intellectual property in writing prior to beginning such development.

3.2 The parties have and will exchange certain DCS and turbine governor controls equipment to facilitate the design of the Integrated Solution and support thereof under this Agreement and not for resale. All such equipment shall be delivered under the Terms of the Bailment Agreement attached as Annex
D. (Should either party decide to purchase such equipment from the owning party, the purchasing party shall issue a purchase order governed by the owning party's standard terms and conditions and at the owning party's product cost for the equipment.)

3.3 Each of HONEYWELL and CCC will received equal promotional attention in material utilized by either in marketing the Integrated Solution. Each of HONEYWELL and CCC is the owner of valuable trademark rights in trademarks and in other affiliated marks, designs, and logos used in conjunction with the products and services. In promoting the Integrated Solution each party will make a good faith effort to equally display and use the trademarks of the other party; provided, that such usage of the other party's trademarks shall be in conformance with the trademark usage guidelines provided by the other party.

4.0  TERMS AND CONDITIONS OF CCC SUPPLY OF TURBINE
     GOVERNOR CONTROLS IN THE ELECTRIC UTILITY INDUSTRY

4.1 CCC will supply its turbine governor controls to HONEYWELL on the terms and conditions contained herein, or as maybe subsequently supplemented or modified on a case-by-case basis by agreement of the parties.

4.2 CCC will provide HONEYWELL with a U.S. price list for its turbine governor controls. CCC will provide its turbine governor controls to HONEYWELL under this Agreement at list less a discount of 20%. Associated services will be quoted on a project specific basis, but HONEYWELL and CCC will make a good faith effort to define project services in predetermined categories to be used as guidelines. Additional discounts, for strategic purposes, shall be considered by the parties on a project-by-project basis.

     HONEYWELL will provide CCC and a U.S. price list for the SCAN 3000 DCS. HONEYWELL will provide the SCAN 3000 DCS products to CCC at list less a discount of 20%. HONEYWELL services will be quoted on a project specific basis. Additional discounts for strategic purposes, shall be considered by the parties on a project-by-project basis.

     The discounts in Section 4.2 shall be reviewed annually to determine if the volume of products and services purchased under this Agreement require higher discount levels, but no change in the discounts stated herein shall become effective unless agreed to in writing which amends this Agreement.

4.3 Prices of CCC turbine governor controls and associated services shall be in effect for one (1) calendar year commencing with January 1st of the year in which this Agreement become effective. For future calendar years, one hundred twenty (120) days prior written notice of any changes to list prices shall be given before price changes become effective. Any increase in price shall apply only to new orders issued on or after the effective date of such increases.

4.4 HONEYWELL shall issue to CCC a purchase order for any turbine governor controls covered by this Agreement, which purchase order shall contains as a minimum.

(a)  Identity of equipment (by model number) or service desired.

(b)  Quantity requested.

(c) Shipment instructions, including requested delivery dates of not less than those dates agreed to in writing by the parties.

(d) Reference to the terms and conditions of this Agreement and Agreement number.

(e) A proposed overall project schedule for consideration by CCC including delivery dates for CCC turbine governor controls and such other milestones of the particular project.

(f)  Adequate definition of system requirements as outlined in Annex C.

A purchase order for CCC turbine governor controls shall be deemed accepted by CCC unless CCC provides written notice to the contrary to HONEYWELL within five
(5) working days of receipt of the purchase order.

4.5 Unless otherwise agreed to by the parties, payments for CCC's turbine governor controls shall be made in the United States currency to a bank or banks designated by CCC. The total amount of invoices related to the products and services sold hereunder shall be paid within sixty (60) days after the date of the invoices, or after the shipment date stated on the bill of lading or airway bill, whichever is later. In cases where HONEYWELL's contract with the End Users includes progress payments, CCC will accept the same progress payment terms from HONEYWELL.

4.6 Any products shipped by CCC will be delivered F.O.B. manufacturing site freight prepaid per schedule as mutually agreed.

4.7 Title to equipment, exclusive of firmware and/or software, will pass to HONEYWELL on the date equipment is shipped by CCC. CCC hereby grants to HONEYWELL a nonexclusive, nontransferable license to use, sublicense and distribute the firmware and/or software embedded in Object Code form in CCC's turbine governor controls, and the right to appoint sub-distributors who may use, distribute, and sublicense such embedded firmware and/or software. HONEYWELL agrees to notify End Users that they are granted sublicenses to use the embedded firmware and/or software solely for End User internal use at the End User facility described in the End User order. HONEYWELL shall sublicense the firmware and/or software under HONEYWELL'S standard license agreement or license terms approved by HONEYWELL in writing prior to delivery to the End User.

4.8 HONEYWELL shall be responsible for securing proper training for HONEYWELL employees in the installation and start-up of the CCC turbine governor controls and the operation of the machinery being controlled, or as an alternative shall contract with CCC for such services. CCC will make reasonable CCC turbine governor controls training available to HONEYWELL tuition-free.

4.9 HONEYWELL shall have the right to make changes in the scope of a purchase order. If any change causes an increase or decrease in the price of the order, or in the time required for performance, an equitable adjustment shall be made and the order shall be modified in writing accordingly.

4.10 In the event that CCC decides to discontinue support of the turbine governor controls, CCC shall give HONEYWELL one (1) year's prior written notice of such discontinuance. CCC shall maintain availability of spare parts for all turbine governor controls supplied under this Agreement (on a functional equivalent basis) for a period of ten (10) years following discontinuation of such products.

4.11 It is understood that certain confidential and proprietary dates and information of each of HONEYWELL and CCC will be provided to the other in the performance of this Agreement. Accordingly, each of the parties agree to comply with the Confidential Disclosure Provisions set forth in Annex B hereto.

5.0  WARRANTIES

5.1 CCC warrants to HONEYWELL that the CCC turbine governor controls delivered hereunder shall be free from defects in design, material and workmanship and shall conform to any associated CCC user manuals or jointly approved installation specifications for a period of twelve (12) months following installation or eighteen (18) months following shipment from CCC's factory, whichever occurs earlier. THE FOREGOING WARRANTIES ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED. INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OR MERCHANT ABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

5.2 If CCC (i) receives notice that a CCC product does not confirm to such warranty and thereafter confirms the failure to so conform. CCC shall supply to HONEYWELL free of charge, CIF, products or parts therefore to repair or replace such product. Repair or replacement of CCC products after expiration of CCC's warranty period shall be charged by CCC at CCC's list repair or replacement prices, less discounts as outlined at 20%.

5.3 HONEYWELL will offer to sell to its End Users in the Electric Utility Industry post-warranty support of the turbine governor controls under HONEYWELL's then current support program. HONEYWELL may contract with CCC at CCC's normal rates for engineering and support services.

5.4 Upon discontinuance of support of CCC turbine governor controls by CCC, HONEYWELL shall have a nontransferable license to use, copy and modify the source code of CCC turbine governor controls to enable HONEYWELL shall retain all right, title and interest in any HONEYWELL modifications made to the source code for such purpose. Further upon such discontinuance, HONEYWELL shall have the right to disclose and deliver such source code to a contractor for the sole purpose of maintaining CCC turbine governor controls licensed by HONEYWELL or sublicensed by customers prior to the termination of support, but shall ensure that the contractor is under confidentiality restrictions substantially similar to those turbine governor controls of this Agreement.

5.5 CCC shall, at HONEYWELL's expense and within thirty (30) days following the effective date, place a copy of CCC turbine governor controls in an escrow account acceptable to HONEYWLL, with instructions to the escrow agent and an escrow agreement to be agreed upon by HONEYWELL and CCC. CCC shall place updated versions of the source code and related documentation in the escrow account at every new release of the CCC turbine governor controls. The escrow agent's instructions shall be to transfer all of that source code to HONEYWELL upon written notice by HONEYWELL that CCC has failed to or has discontinued support of CCC turbine governor controls as contemplated under this Agreement. Transfer of a copy of the source code shall not pass title to the source code, but shall effect only a perpetual, non-exclusive license from CCC to HONEYWELL to use, copy, distribute and modify the source code for the sole purpose of maintaining the CCC turbine governor controls sold by HONEYWELL. HONEYWELL shall retain all right, title and interest in all modifications made by HONEYWELL to the source code. In any case HONEYWELL will not deliver or disclose the source code to third parties, except as noted in this Paragraph 5.

6.0  LIMITATION OF LIABILITY

6.1 CCC agrees to indemnify and hold HONEYWELL harmless against any damages, costs or expenses incurred as a result of any bodily injury or property damage claims based on alleged defects in design, material or workmanship in CCC's Turbine governor controls supplied under this Agreement. Such indemnification shall include the reasonable expenses of the defense by HONEYWELL against any such suit or claim, and shall include reasonable attorneys' fees expended in such defense.

6.2 CCC shall at its own expense, defend any suit instituted against HONEYWELL or End User which is based on an allegation that any products sold or transferred by CCC hereunder constitute an infringement of patents, trademarks, or copyrights. It shall indemnify HONEYWELL and its End Users against any costs of settlement or any award of damages and costs, including attorneys fees, made against them by a final judgment of a court of last resort, if it is determined therein that any such products constitute an infringement of any patents, trademarks or copyrights, provided that such parties give CCC immediate notice, in writing, of any notice or claim of infringement and permit CCC, through CCC's counsel, to defend the same, and give all available information, assistance and authority pursuant to procedural requirements to enable CCC to assume such defense.

     CCC shall have control of the defense of any such suit, including appeals from any judgment therein and any negotiations for the settlement or compromise thereof with full authority to enter into a binding settlement or compromise. In the event that such products are held to constitute infringement and their use is enjoined CCC shall, at its option and expense.

(a) procure for HONEYWELL or its End Users the right to continue using such products so that they no longer infringe, or

(b)  modify such products, such that they are non-infringing, or

(c) accept the return of infringing products and refund all payments associated therewith.

6.3 IN NO EVENT SHALL EITHER PARTY TO THIS AGREEMENT BE LIABLE TO THE OTHER FOR ANY CLAIMS FOR INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES RELATING TO OR ARISING OUT OF THIS AGREEMENT OR OF ITS SALE OF PRODUCTS OR SERVICES TO THE OTHER UNDER THIS AGREEMENT. WHETHER BASED ON ANY BREACH OF PRODUCT WARRANTY. BREACH OF DEFAULT UNDER THIS AGREEMENT, TORT LIABILITY OR ANY OTHER LEGAL THEORY.

7.0  TERM AND TERMINATION

7.1 This Agreement shall become effective as of the date of the last signature provided for below and shall run for a period of five (5) years thereafter, unless earlier terminated in accordance with this Paragraph 7.

7.2 If either party to this Agreement should breach any material obligation hereunder, the injured party may give written notice to the defaulting party specifying the respect in which such party has breached the Agreement. If such breach is not remedied within sixty (60) days after such notice, the injured party may, by written notice to the defaulting party, terminate this Agreement, effective immediately. Termination shall be in addition to and not in lieu of any additional remedies in law or equity available to the parties in the event of such a breach of any material obligation under this Agreement.

7.3 CCC may terminate this Agreement upon ninety (90) days written notice to HONEYWELL in the event HONEYWELL decides to market turbine governor controls other than those of CCC to End Users in the Electric Utility Industry.

7.4 Upon termination of this Agreement all uses of either party's trade names and trademarks and all references to other party in written materials shall cease immediately, unless continued written permission is granted on a case-by-case basis. Each party shall destroy all documents utilizing the other's trademark and referencing the other party and certify in writing that this has been done.

7.5 Within ten (10) days after termination of this Agreement, each party shall return to the other party all copies of software, documentation and confidential information theretofore provided by the other party; however, HONEYWELL may retain sufficient copies of such items required for the continuing support of the products sublicensed to customers or licensed to HONEYWELL under this Agreement.

7.6 Sublicense agreements entered into prior to the date of termination and annual support agreements signed by HONEYWELL and customers relating to the products shall survive termination of this Agreement.

7.7 Upon termination or expiration of this Agreement, for whatever reason, CCC shall continue to supply spare parts to HONEYWELL in sufficient quantities to allow HONEYWELL to fulfill warranty and maintenance obligations to its End Users, at prices as outlined in section 4.2.

8.0  COMPETING PRODUCTS

8.1 During the Term of the Agreement, HONEYWELL agrees that its Industrial Automation and Control Division shall not engage in the business of selling products or applications in the Electric Utility Industry which would directly compete with CCC's turbine governor controls unless such products or applications are manufactured wholly or partially by HONEYWELL. Notwithstanding the above and subject to CCC's right to terminate this Agreement as provided in Paragraph 7.3 hereof, nothing in this Agreement shall be construed to prohibit or restrict HONEYWELL from engaging in:

     (i) selling any products either manufactured by HONEYWELL or sourced from another supplier where the products are specified by the End User; or

     (ii) selling any of its current products, including any modifications, enhancements, improvements, or evolutions.

8.2 The provisions of this Paragraph 8 do not preclude HONEYWELL from making any acquisition(s) which might include products competing with the CCC Solution, subject to the following:

     (i) HONEYWELL shall provide written notice to CCC of the acquisition immediately following its completion.

     (ii) If the acquisition includes a business which, at the time of the acquisition, is selling or distributing a competing product or competing application, HONEYWELL shall have the right to continue such selling or distribution.

     (iii) Upon CCC's receipt of notice of the acquisition, CCC may terminate this Agreement upon thirty (30) days written notice to HONEYWELL.

9.0  PARTIES

9.1 No party may assign or delegate whether by agreement or operation of law, the performance of part or all of its obligations under this Agreement without prior written consent of the other party, such consent not to be unreasonably withheld; provided, that such assignment or delegation shall not relieve the assigning party of primary responsibility for performance of its obligations under this Agreement.

9.2 In the event that either party is acquired by or merged with an independent third party (not involving or arising out of insolvency), the party which is so merged and/or acquired shall promptly notify the other party of such occurrence or impending occurrence if it is able to do so. Should the notified party advise within one (1) month of receipt of such notification that such merger and/or acquisition is reasonably deemed by the notified party to create a conflict of interest and/or to be in any way adverse to the interests of the notified party, then the parties shall negotiate in good faith to seek an acceptable solution to such situation within three (3) months. Should the parties fail to find an acceptable solution within three (3) months from the commencement of their good faith negotiations, the party claiming adverse impact or conflict of interest may terminate this Agreement, subject to Article 7.7.

10.0  GOVERNING LAW

10.1 The laws of the state of Minnesota shall govern in all respects as to the validity, interpretation, construction and enforcement of this Agreement without regard to conflicts of law provisions.

10.2 Nothing contained in this Agreement shall be construed to require either party to, directly or indirectly, do any act or thing that will or could constitute a violation of the laws of the United States, including but no limited to, the U.S. Foreign Corrupt Practices Act of 1977, the U.S. export control laws, and the U.S. anti-boycott laws.

10.3 The parties shall comply with all export control laws and regulations of the United States and any other country having proper jurisdiction and shall obtain all necessary export licenses in connection with any subsequent export, re-export, transfer and use of all products, technology and software (collectively "Products") sold or licensed under this Agreement. Neither party shall sell, transfer, export or re-export any Products for use in activities which involve the design, development production, use or stockpiling or nuclear, chemical or biological weapons or missiles, nor use the Products in any facility which engages in activities relating to such weapons.

11.0  ARBITRATION

11.1 All disputes, controversies, or differences which may arise between the parties, out of or in connection with this Agreement, or for the breach thereof, which cannot be resolved between or among the parties, shall be finally settled by arbitration in accordance with the Rules of Conciliation and Arbitration of the International Chamber of Commerce by three (3) arbitrators. Each party shall appoint one arbitrator of its choosing, and the two arbitrators thus selected shall appoint the third arbitrator. Such arbitration shall be held in the English language in Des Moines, Iowa, if HONEYWELL is the demanding party, or in Minneapolis, Minnesota, if CCC is the demanding party. Either party may seek injunctive relief to maintain the status quo pending receipt of the arbitral award.

11.2 In order to decide upon the validity, construction, performance or termination of this Agreement, the arbitrators shall be bound by the contractual obligations of the parties. The arbitrators will determine their jurisdiction over persons and subject matter if such jurisdiction is challenged by one of the parties.

11.3  The award of the arbitrators shall:

      (i) be rendered in writing, state the ground of which the arbitrators base it and determine how the cost of arbitration shall be borne; the expenses of any party in the defense of its interest shall be borne by such party;

      (ii) be dated and notified to the parties by registered mail, return of receipt or requested, within eight (8) days form its date:

      (iii) be carried out voluntarily and without delay, and failing this, be made enforceable through either party resorting to a competent court of any jurisdiction; and

      (iv) be final and not subject to appeal before any court, nor other jurisdiction nor any authority.

11.4 Judgment upon the award may be entered in any court having jurisdiction, or application may be made to such court for a judicial acceptance of the award and an order of enforcement as the case may be. The parties consent to the personal and subject matter jurisdiction and the venue of any state or federal court of the U.S.A. for purposes of such entry of judgement upon the award.

12.0  FORCE MAJEURE

12.1 Neither party shall be considered in default or performance of its obligations under this Agreement to the extent that performance of such obligations is delayed or prevented by force majeure. Force majeure shall mean any event reasonably unavoidable or beyond the control of the parties hereto, including but no limited to, wars (declared and undeclared), hostilities, revolutions, riots, civil commotion, national emergency, strikes, lockouts, epidemic, fire, flood, earthquake, force of nature, explosion, embargo, or any other Act of God, or any law, proclamation, regulation, ordinance, or other act of any government of governmental agency.

12.2 If either party to this Agreement is prevented from or delayed in performing any of its material obligations hereunder by force majeure, it shall, within thirty (30) calendar days after the occurrence of the event of force majeure has become known, notify the other party of the circumstances constituting force majeure and of the obligation which is delayed or prevented, and the party giving the notice shall thereupon be excused of the performance of such obligation for as long as the circumstances of force majeure may continue. Notwithstanding Sections 8.1 and 8.2, HONEYWELL shall have the right to distribute products competing with the CCC Solution during any circumstances of force majeure which affect CCC's performance under this Agreement.

12.3 If, in the circumstances, the event of force majeure shall continue for a period of six (6) months, either party shall have the right to terminate this Agreement where performance has been so adversely affected.

13.0  WAIVERS AND AMENDMENTS

13.1 No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, no shall any single or partial waiver thereof include any other right, power or privilege.

13.2 This Agreement may not be amended, changed, discharged or terminated except by a written document signed by duly authorized officers or the parties.

14.0  NOTICES

      Any notice required or permitted to be given by either party to the other shall be in writing. It shall be deemed to be effective only when delivered to an officer of the other party at such party's address set forth below, or at such other address designated later in writing, or when sent to such address by certified mail, postpaid, or by telex. When a notice is given by any other means, it shall be effective only upon actual receipt by an officer of the party for which it is intended.

      To Compressor Controls:         Compressor Controls Corporation
                                      11359 Aurora Avenue
                                      Des Moines, Iowa 50322
                                      Attn: John Hampel

                                      and

                                      Roper Industries, Inc.
                                      160 Ben Burton Road
                                      P.O. Box 550
                                      Attn: Shanler D. Cronk

To Honeywell:                         Honeywell, Inc.
                                      Industrial Automation and Control Division
                                      16404 North Black Canyon Highway
                                      Phoenix, Arizona 85023
                                      Attn: /s/ C.J. (Cal) Phillips
                                            ----------------------------

15.0  Entire Agreement

      This Agreement is the entire agreement between the parties and supersedes and shall be substituted for each and every prior agreement or understanding with respect of the products and applications as outlined herein, whether written, oral or otherwise in effect between HONEYWELL and CCC. This Agreement shall have no effect upon the separate agreement between Compressor Controls and HONEYWELL Process Automation Centre Europe.

Compressor Controls Corporation            Honeywell, Inc.
                                           Industrial Automation and Control
                                           Division


By      /s/ John Hampel                    By      /s/ Craig A. Harting
       --------------------------                 ---------------------------

Name    JOHN HAMPEL                        Name   CRAIG A. HARTING
       --------------------------                 ---------------------------

Title   EXECUTIVE VICE PRESIDENT           Title  VICE PRESIDENT MARKETING
       --------------------------                 ---------------------------

Date    JUNE 27, 1995                      Date     5 Ju 95
       --------------------------                 ---------------------------

                                    Annex A
                                    -------

HONEYWELL PRODUCTS AND SERVICES:
- -------------------------------

The complete TDC 3000 system product line, Scan3000, Modular Systems, and any Honeywell project or application services associated with such products.










CCC PRODUCTS AND SERVICES:
- -------------------------

The Series 4 Controlles, Series 3+ Controllers, hydralic equipment, mechanical parts required as part of hydraulic modifications and upgrades, and any CCC project or application services associated with such products.

                                    ANNEX B
                                    -------

                      CONFIDENTIAL DISCLOSURE PROVISIONS

WHEREAS, HONEYWELL AND CCC, or their mutual benefit acknowledge that certain confidential and proprietary information has been and will continue to be disclosed to each other in connection with the joint pursuit of the turbine controls business under the terms of this Agreement.

NOW, THEREFOR, both CCC and HONEYWELL agree that such confidential and proprietary information received by one party from the other shall be governed by the following terms and conditions:

DEFINITION
- ----------

"Proprietary Information" shall mean:

(i) that written information stated by the disclosing party in writing to be considered as confidential and/or proprietary information and

(ii) that orally disclosed confidential and proprietary information that is promptly reduced to writing and stated by the disclosing party in writing to be considered as proprietary information. Such proprietary information shall not included confidential and proprietary information which:

     (a) was in possession of the receiving party prior to receiving it, whether such receipt was before or after the date of the Agreement, from the transmitting party or

     (b) is or becomes part or the public knowledge or literature by acts other than those of the receiving party after receiving it, or

     (c) is or becomes available to the receiving party from a source other than the disclosing party, or

     (d) is or becomes available to a third party from the disclosing party on an unrestricted basis, or

     (e) is transmitted by a party after receiving notification in writing, from the other party that it does not desire to receive any further proprietary information, or

     (f)  if transmitted after the expiration of the Agreement.

HANDLING OF PROPRIETARY INFORMATION
- -----------------------------------

A party receiving Proprietary Information from the other agrees to treat such Proprietary Information as confidential and proprietary during the term (including any renewal or extension) of the Agreement and for a period of ten
(10) years following the termination of the Agreement, and will handle such Proprietary Information with the same degree of care it uses to handle its owen Proprietary Information. Proprietary Information consisting of software shall be kept confidential perpetually. There shall be no restrictions on the handling of technical information which is not Proprietary Information.

LIMITATION OF DISCLOSURE
- ------------------------

During the period referenced above, a party receiving Proprietary Information from the other shall use its best efforts to ensure that neither it nor its agents or employees divulge such Proprietary Information in whole or in part to any of its agents or employees who do not need access to the Proprietary Information for performance of this Agreement or to any third party, without the prior written consent of the transmitting party.

LIMITATION OF USE
- -----------------

During the period referenced above, a part receiving Proprietary Information from the other shall make no commercial use, in whole or in part of any such Proprietary Information without the prior written consent of the transmitting party. The party receiving Proprietary Information may only use such Proprietary Information for the purposes of this Agreement.

Mutual Disclaimers
- ------------------

No rights or obligation other than those expressly recited herein are to be implied from this Agreement. In particular, no license is hereby granted directly or indirectly under any patent now held by, or which may be obtained by, or which may be obtained by, or which is or may be licensable by either party.

                                    Annex C
                                    -------


                               WORKING AGREEMENT

                             HONEYWELL PAC AND CCC

GENERAL SCOPE
The purpose of this addendum to the primary commercial agreement is to establish an understanding of the technical and support relationship between the HONEYWELL's Power Application Center (PAC) and Compressor Controls Corporation
(CCC) around the TDC3000/Series + Digital Turbine Control (DTC) solution developed for the power generation market. The document covers any DTC solutions provided for steam turbines that drive generators for power production. Included are small steam turbines where the final drive element is part of a combustion process where the steam production provides power production, i.e., auxiliary steam turbine for pumps and fans. The document concentrates on the general constraints and considerations that may have an impact on how the DTC application product is designed, sold, implemented and supported. The general requirements and responsibilities are intended to meet the following objectives:
A. Allow PAC to supply a complete application solution on completion of order to the final End User.
B. Provide tools or capabilities to PAC engineers required to supply, modify, support and fully test the application firmware and software revisions before final installation.
C. Specification of all devices, measurements and their associated requirements and connections to be supplied by PAC with all hydraulic equipment and specialty devices to be provided by CCC.
D. Supply and installation of all additional field measurement devices and equipment to be provided by HONEYWELL under PAC direction with consultation with CCC.
E. Determine solution philosophy and limitations which are discussed and disclosed to both parties.
F. Allow for full disclosure on CCC supplied components for control system modifications.
G. Notification of any constraints that limit the capability of the Series 4 to provide the specified control for solutions in the field or under current design.
H. Production of acceptable final project documentation provided to the End User by PAC.

SOFTWARE DESIGN
The design of the present and future application software will be focused on each given application and each party will have full disclosure to its constructs and source.The interaction with operating environment and hardware need only be disclosed to a point where application construction and diagnostics can be performed and End User information requirements can be met. PAC currently views the minimum requirements for operating firmware for this purpose to be Series 4 linkable objects for the hardware interface (L/O links), inter application communication, and standard regulatory functions. It is not the intent to supplement or modify the standard product execution environment, but PAC engineers full disclosure of the application software for commissioning and startup. This requirement includes the ability to make data base, configuration logic and control connection changes to the application solutions independent of CCC personnel.

Each software solution will be under revision control based on the appropriate requirements. This revision control is to include both firmware and hardware that each installation requires. It also includes the maintenance updates (bug fixes) to field installed solutions. Factory or field modifications will be updated per this revision control and previous revisions will be recoverable.

FIELD SERVICES
The field equipment installation in general will be performed by HONEYWELL provided with a complete description of the installation. On large DTC solutions, CCC may be contracted by HONEYWELL for support services. On unique or custom solutions and when hydraulic work is required CCC will be enlisted to help finalize the field installation and if required to commission the application. CCC services will be provided to PAC and charged directly to HONEYWELL, not the End User. All information related to the CCC supplied services will be disclosed to the End User only with appropriate approval from both organizations.

TESTING
All hardware supplied to PAC will be power on tested before shipment. This testing should include some form of stress testing to insure consistent field operation. The nature of test's results should be provided to PAC to provide quality assurance information to the End User. All field failures of CCC hardware will be shipped direct to the designated CCC personnel. A system of reporting and following solution issues and failures will be developed and followed by both parties.

PRODUCT MIGRATION

To allow PAC the ability to make sound recommendations on the direction and possible modifications of the control strategy require a complete understanding of the product. CCC should allow for product migration and modification strategies to be disclosed to PAC in a timely manner. PAC should be notified of any such occurrence that will have an impact on the application solution. No field upgrades or changes should be made directly by CCC without notification to the designated PAC personnel.

DOCUMENTATION
CCC will provide documentation to support PAC in ACAD, Microsoft Word, Excel or ASCII file formats and should include:
*    Board Configuration Drawings. Board pinning, L/O types, etc.
*    System Configuration Drawings, MPM, IOM and chassis layout.
*    Detailed Test Verification Sheets for each board (DTV)
*    Field installation information when required
*    Software module descriptions
*    Database structures and descriptions

PAC will provide to CCC in the appropriate format the following:
* Process Configuration Description. This will provide the details of the configuration of the process for a given solution i.e., load, flows, press. Etc.
*    Hardware specifications.
*    Software specials when required.
*    Field installation information when required.
* Final installation report with revision and hardware installation information.

SALES SUPPORT
The PAC application center will be the primary interface to other HONEYWELL organizations for the DTC solutions. CCC will coordinate all sales support for these solutions through notification through PAC. This is to insure a consistent presentation of the solution and the support requirements outlined in this agreement. Quotation, ordering, and project coordination with CCC for the hardware and software for this solution will be provided by PAC.

DESIGN AND IMPLEMENTATION SERVICES
The design and implementation services included in this agreement (but not specifically identified as a deliverable function or document):

     * Consultation on any required modifications or limitations on the Series + product.
     * Information on the design and development of solution direction and interim cursory evaluation of each product development to understand the impact to current solutions in the field.
     * Incorporation of the field results into recommendations for further testing, interim application fixes and recommendations to a long term control solution.
     * Collation and documentation of each system to meet the intent of the End User's specification.
     * Make field changes necessary to minimize commissioning and startup efforts.

GENERAL ASSUMPTIONS
CCC will designate personnel that will be made available to PAC engineers for installation, testing, training, revision control, and warranty related issues. There must be provision that HONEYWELL will be able to:
     *    Document and resolve field problems.
     * Discuss field observed behaviors of the core Series 4 software or hardware.
     * Have CCC provide services related to the application solutions to PAC, not the End User.
     * Make field changes necessary to minimize commissioning and startup efforts.

                                    ANNEX D
                                    -------

                              BAILMENT AGREEMENT
                              ------------------


          This Agreement ("Agreement") is effective as of the date of the last signature below and is by and between Honeywell Inc., Industrial Automation and Control ("HONEYWELL") located at 16404 N. Black Canyon Hwy., Pheonix, Arizona and COmpressor Controls Corporation ("CCC"), located at 11359 Aurora Avenue, Des Moines, Iowa.

RECITALS
- --------

          A. HONEYWELL manufactures and is a vendor of distributed control systems ("DCS"). For purposes of this Agreement a DCS shall mean instrumentation and control products used to control industrial processes, including robust distributed control systems with continuous diagnostic capabilities allowing for real-time control, including without limitation HONEYWELL's TDC 3000, Modular Systems and SCAN 3000 product lines.

          B. CCC develops, manufactures and sells a line of turbine governor controls which interface directly to speed pickups, servo drives, valve position feedback, limit switches, solenoids and other sensors adssociated with monitoring and controlling auxiliary and main steam turbine and combustion turbines.

          C. CCC and HONEYWELL have executed a Marketing Alliance Agreement of even date herewith, under which HONEYWELL will act as distributor of certain CCC products and CCC will act as a distributor of certain HONEYWELL products.

          D. As allowed under the paragraph 3.2 of the Marketing Alliance Agreement, each party has or will license and deliver to the other party certain products.

          E. HONEYWELL and CCC wish to memorialize their respective rights in Products.

          F. The owner of Products delivered under this Agreement shall be referred to as the "Bailor". The recipient of Products delivered under this Agreement shall be referred to as the "Bailee."

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which the parties expressly acknowledge, the parties agree as follows:

1.        SCOPE OF AGREEMENT.

   1.1
          Bailor shall deliver the Products to Bailee's site (the "Site"), and Bailee shall keep the Products subject to the terms and conditions of this Agreement. This Agreement does not constitute a sale or license of the Products, but is rather a bailment of the Products.

   1.2
          The Products are provided for Bailee's use on a no-charge basis solely for the purposes described in Recital D and Bailee shall not use the Products for any other purpose.

   1.3

          Bailee shall keep and maintain the Products with proper care so that they shall be protected against loss, theft, damage or other casualty, and Bailee assumes liability for all damage or loss to the Products from any and all causes up to the replacement value of the Products.

   1.4
          Prior to shipment, Bailee shall prepare the Site in accordance with Bailor's specifications or instructions. Bailor shall perform the installation of the Products as mutually agreed by the parties, and Bailee shall offer Bailor all assistance with such installation.

2.        TERM.
          The term of this Agreement shall be for an unlimited period, until otherwise terminated pursuant to this Agreement.

3.        LICENSE FOR PRODUCTS.

   3.1
          For the limited purposes of this Agreement, Bailor grants to Bailee a non-exclusive, non-transferable license to use the Products.

   3.2
          Bailee agrees that the submission to Bailor of any suggestions, changes or modifications for inclusion on the Products shall constitute a grant to Bailor without charge of the right to publish and use such suggestions, changes and modifications in any manner whatsoever.

4.        TITLE.

   4.1
          The Products are and will remain, and at all times shall be deemed to be, the sole and exclusive property of Bailor. The Products shall not be transferred, licensed or delivered by Bailee to any other person or entity without the prior written consent or instruction of Bailor, and neither this Agreement nor the bailment established by this Agreement may be assigned by Bailee. Bailee agrees not to sell, license, loan, lease, borrow against, pledge, mortgage or allow any third party to take physical possession of the Products. Any violation of this paragraph shall result in immediate termination of this Agreement.

   4.2
          Bailee shall neither remove any markings from the Products, if markings are present, nor represent to any person that the Products are Bailee's own property or that of a third party.

   4.3
          Bailee shall not make any alterations in, or affix attachments to the Products beyond those specified in any installation instructions or as otherwise directed by Bailor without securing prior written permission from Bailor.

   4.4
          Bailee shall not duplicate or allow any third to duplicate the Products in any manner. If the Products are duplicated while in Bailee's possession by Bailee or by any other party, Bailee shall be liable to Bailor for any and all damages resulting from such duplication. Violation of this paragraph shall result in immediate termination of this Agreement.

5.        RISK OF LOSS.

For insurance purposes, risk of loss of the Products shall pass to Bailee upon delivery of the Products to Bailee.

6.        LIMITATION OF LIABILITY

   6.1
          Bailor does not warrant or guarantee the Products covered by this
          Agreement: Bainee uses the Products at its own risk.

   6.2
          THERE ARE NO EXPRESS OR IMPLIED WARRANTIES, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE NOT SPECIFIED HEREIN RESPECTING THIS AGREEMENT, THE PRODUCTS, OR OTHER PRODUCTS, SERVICES OR DOCUMENTATION PROVIDED HEREUNDER.

   6.3
          Bailee shall indemnify and hold harmless Bailor from and against any and all claims, demands, losses, costs or liabilities for death or injury to any person or for loss of or damage to any property arising out of Bailee's use of the Products.

   6.4
          Unless expressly set forth in this Agreement or the Marketing Alliance Agreement, Bailor has no obligation to (i) install the Products, (ii) issue updates, improvements or enhancements to the Products, (iii) identify or correct errors or problems in the Products, or (iv) compensate Bailee for Bailee's suggestions, charges or adaptations which may be incorporated into the Products.

   6.5
          NEITHER PARTY SHALL BE RESPONSIBLE FOR ANY CONSEQUENTIAL, SPECIAL, INCIDENTAL OR PUNITIVE DAMAGES OF ANY KIND AS A RESULT OF OR RELATED IN ANY WAY TO THIS AGREEMENT INCLUDING WITHOUT LIMITATION DAMAGES ARISING OUT OF BREACH OF CONTRACT OR NEGLIGENCE.

7.        COST OF BAILMENT

          Bailor shall pay all costs of shipment, insurance, taxes or other costs associated with this Agreement.

8.        TERMINATION

   8.1
          This Agreement shall be effective as long as the Marketing Alliance Agreement is effective and shall terminate upon the termination of the Marketing Alliance Agreement.

   8.2
          In the event that all or a substantial portion of the Products held by Bailee are either lost or so physically damaged as to make repair or maintenance impractical this Agreement shall be automatically terminated as of the date of such loss or damage.

     8.3
          This Agreement shall be automatically terminated upon failure of Bailee to comply with its obligations under this Agreement, the insolvency of Bailee or if a creditors' committee is appointed for the business of Bailee: or if Bailee makes an assignment for the benefit of creditors, or is adjudicated bankrupt, or if a petition in bankruptcy or for reorganization or to effect a plan of arrangement with creditors is filed by or against Bailee: or if Bailee applies for or permits the appointment of a receiver or trustee for any of its property or assets; or if any of the above actions or proceedings are commenced by or against Bailee.

     8.4
          Upon termination of this Agreement, Bailee shall return to Bailor the Products, including the originals, copies and updates, documentation in any form, and Bailee shall pay all costs of shipment, insurance or other costs resulting from the return of the Products, In the alternative, Bailee may purchase the Products from Bailor at a to-be-negotiated price and under Bailor's standard terms and conditions.

9.        CONFIDENTIAL INFORMATION

          Each party hereby reaffirms its obligations under Section 4.11 of the Marketing Alliance Agreement.

10.       FORCE MAJEURE

          Neither party shall not be liable for failure of delay in performance due to any cause beyond its control.

11.       EXPORT CONTROL

          Bailor's obligations under this Agreement are limited to the United States. Bailee shall not export directly or indirectly any technical data, information or items acquired under this Agreement to any country for which the United States Government (or any agency thereof) requires an export license or other approval without first obtaining such written consent and shall incorporate in all export shipping documents the applicable destination control statements.

12.       MISCELLANEOUS

     12.1
          Waiver or modification of any right of either party under this Agreement shall not be effective unless given in writing.

     12.2
          This Agreement constitutes the entire agreement between the parties and may not be amended or terminated except in a writing signed by both parties.

     12.3
          All notices, demands, consents, approvals and other communications which may be required to be served or given under this Agreement shall be sufficient if given in writing and sent by prepaid wire, facsimile transmission or registered or certified mail, return receipt requested, postage prepaid to the addresses of the parties specified in the signatures below. Notices shall be deemed given when placed in the mail.

     12.4
          No term or provision of the Agreement is intended to be, nor shall any such term or provision be construed to be, for the benefit of any person, firm, corporation or other entity not a party to this Agreement, and no such other person, firm, corporation or entity shall have any right or cause of action hereunder.

     12.5
          The laws of the State of Arizona shall govern all actions under or interpretations of this Agreement, without regard to conflicts of laws provisions.


HONEYWELL INC., INDUSTRIAL              COMPRESSOR CONTROLS
AUTOMATION AND CONTROL                       CORPORATION
16404 North Black Canyon Highway        11359 Aurora Avenue
Phoenix, Arizona 85023                  Des Moines, Iowa

/s/ Craig A. Harting                    /s/ John Hampel
- ---------------------------------       -------------------------------

Name:  CRAIG A. HARTING                 Name:  JOHN HAMPEL
     ----------------------------            --------------------------

Title: VICE PRESIDENT - MARKETING       Title: EXECUTIVE VICE PRESIDENT
      ---------------------------             -------------------------

Date:  5 JUL 95                         Date:  JULY 10, 1995
     ----------------------------            --------------------------

                                   EXHIBIT D



LICENSE CONTRACT  For HUS Screwcanal Pumps
- ------------------------------------------


Between


HUS Dickstoffpumpen AG
Hans-Ulrich Schneider
Espilibuck 5
Postfach 56

CH-8226 Schleitheim                                    As Licenser
- -------------------


Short Named -HUS-



and



Cornell Pump Company
2323 Southeast Harvester Drive
Portland, Oregon  97222
USA                                                    As Licensee
- -----------------------


Short Named -Cornell-


The following mutual agreable, binding and irrevocable license contract is negotiated:

1. HUS grants Cornell the license to manufacture screwcanal pumps "System HUS" from the signing of the contract until the expiration dates of the patents.

2. Cornell can sell screwcanal pumps "System HUS" without restriction in the USA and Canada. Other countries or continents will require written consent from "HUS" before the start of sales activities.

3. For the manufacturing under license of screwcanal pumps "System HUS" Cornell will receive the up to this date existing know-how about screwcanal pumps from HUS, consisting of:

3.1 All construction drawings for the production of the "HUS Hydraulics" including the pattern drawings and the detail drawings of all hydraulic detail parts (impeller, volute, suction cover and selling plate) covering the following pump models:

      S50-40        S100-100       S150.4-158          S200-200
      S50.1-55      S100-190       S150.4-250          S200-300
      S80.1-55      S100-225       S150.4-270          S200-115
      S80-80        S100.1-140     S150.3-260
      S80-180       S100-1-158     S150.3-110
                    S100-1-250     S150.3-280
                    S100.1-270

3.2   Operating instruction for the models listed in Section 3.1.

3.3 Pump performance curves for the models listed in Section 3.1 with the following data: capacity, head, efficiency and NPSH.

3.4   Application description (service-range) for the models listed in Section
      3.1.

3.5 All available records about hydraulic stability, impeller-axial and radial forces, vibration and noise level for the models listed in Section 3.1.

4. For the contribution according Section 1, 2, 3, Cornell will pay "HUS", H.U. Schnieder, CH-8226 Schleithaim, a royalty of 7% of the net sales price.

      This royalty will be paid quarterly.

      Mr Schneider of his legal representative will have the permission to review our sales records once a year provided the confidentiality of this information is guaranteed.

5.    To promote the sale of HUS screwcanal pumps Cornell is obligated to:

5.1 To publish yearly a minimum of 10 advertisements total in the following trade magazines:

      - Water Pollution Control Journal
      - Pollution Equipment News
      - Water and Wastewater Digest

      These advertisements with a size 12 x 26 cm shall exclusively describe the HUS screwcanal pumps.

5.2   To exhibit yearly the HUS screwcanal pump at the following shows:

      - National Water Pollution Control Exhibit
      - National Irrigation Association Trade Show
      - Cornell Pump School
      - Two Regional Shows


5.3 To make yearly 3000 verifiable personal contacts with dealers, customers and potential customers.

5.4   To distribute 1500 flyers to announce the HUS screwcanal pumps.

5.5 To include all technical description and pertinent sales information in the Cornell Catalog. (over 5000 in circulation)

6. After the signing of the contract Cornell may order pumps, parts or raw castings from HUS at the customary sales conditions, at least until Cornell's production is in full operation.

7. Cornell can purchase for its own use duplicate pattern from HUS. The billing will be based on time and material per order with a payment schedule of 14 days 2% discount. 30 days net, not packaged for F.O.B. factory.

      For the Introduction and construction of the screwcanal pump "System HUS" Cornell can demand the service of Mr. Schneider for three weeks after prior negotiation of the dates and the payment of a sum of 14,000 SFR plus all incurred expenses (food, lodging and transportation).

8. Cornell agrees to manufacture the HUS screwcanal pump only after signing of the license agreement with HUS, not to license the screwcanal pumps to third parties and to treat the information confidentially.

9. Both contract partners are obligated to respect the know-how of each other and it is not permitted in the sales territory of the other partner screwcanal pumps "System HUS" to offer or to sell. The sales organization of the other will be mutually respected.

10. The common language of negotiation will be German or English, unless explicit another language is agreed on.

11. Changes to the contract are only accepted after both parties have signed an addendum in full, and concised wording.

12. Should serious contract violations occurs the court in Schaffhausen and the Swiss law will be mutually respected.



S U P P L E M E N T A R Y  A G R E E M E N T
- --------------------------------------------

a) Should the sales of screwcanal pumps by Cornell not reach a mutual satisfactory return by the year 1997. Cornell or its legal successor agree to return without compensation to HUS or its legal successor all drawings and information by December 31, 2002 and to discontinue manufacturing of screwcanal pumps by December 31, 2002.

      HUS has established, that an obtained yearly sales volume, by the year 1997 of minimum of 650,000 SFR (six hundred fifty thousand Swiss Franks), by Cornell or its legal successor to be considered satisfactory.

b) Cornell or its legal successor acknowledges and agrees to pay royalties according to contract Section 4, for all screwcanal pumps and pumps.. further developed from this concept, until April 28, 2003 to HUS or its legal successor and assures under mutual confidence an uninterrupted sales effort as basis for its royalty calculations. The payment of royalty will be to a Swiss bank to be specified by HUS. Both contract partners will be obligated to treat royalty payments and sales information with utmost confidence and not to reveal sales volumes to third parties.

c) Cornell will pay by 1-31-1987 (30 days after billing) to HUS for the copies and the shipping of the technical information according to contract
      Section 3 a sum of 9,800 SFR.




      Red and as correct acknowledges:

      The Contract Partners:
      The Licensee:                          The Licenser:


      Cornell Pump Company                   HUS Dickstoffpumpen AG
      2323 Southeast Harvester Drive         Hans-Ulrich Schneider
      Portland, Oregon 97222 / USA           Espilibuck 5
      ----------------------------
                                             CH-8226 Schleitheim
                                             -------------------
      /s/ Glenn Q. Tribe
      ------------------
      Glenn Tribe, P.E.                      /s/ H.U. Schneider
      President                              -------------------------
                                             Dipl. ing. H.U. Schneider

      /s/ Max Frey
      ------------------
      Max Frey, P.E.
      Vice President, Engineering


     /s/ Gerald E. Turner
     --------------------
     Gerald E. Turner
     Vice President, Administration

                                   EXHIBIT E


                               LICENSE AGREEMENT
                               -----------------

     This agreement ("Agreement") is effective as of the 7th day of August, 1995 by and among Integrated Designs, Inc., a Delaware corporation (hereinafter referred to as "LICENSOR"), and Tokyo Electron Limited, a company organized under the laws of Japan ("TEL"), Tokyo Electron Kyushu Limited, a company organized under the laws of Japan ("TEL Kyushu") (hereinafter referred to collectively as "LICENSEES" and individually as "LICENSEE").

     1. LICENSOR is the owner of all right, title and interest to United States Parent # 5,316,181, entitled "Liquid Dispensing System" issued on May 31, 1994 and its continuation (the "Parent"), pursuant to which LICENSOR possesses certain exclusive rights to the manufacture, sale and use in the U.S. of on-demand liquid chemical dispensing products utilizing an out-gas or de-gas method of removing vessel pressure after dispensing operations.

     2. LICENSEES are affiliated companies engaged collectively in the business of manufacturing, marketing and selling liquid chemical dispensing products, and systems which incorporate such products, and which manufacturing, marketing and selling does now and is expected to continue to occur in the U.S.;

     3. LICENSEES wish to continue such business in the U.S. including practice under the Patent, and LICENSOR is agreeable to such practice, but only under the terms, provisions and conditions of this Agreement.

     NOW THEREFORE, in consideration of the covenants and agreements hereinafter expressed and other good and valuable consideration, receipt of which hereby is acknowledged, the parties hereto agree as follows:

                                   I. GRANT
                                      -----

     Subject to the terms, provisions and conditions of this Agreement, LICENSOR hereby grants to LICENSEES for the term of this Agreement, the non-exclusive, non-transferable and personal right under the Patent to manufacture, sell, lease and use within the United States ("U.S.") on-demand liquid chemical dispense products, either standing alone or as a component of other products or systems, utilizing an out-gas or de-gas method of removing vessel pressure after dispensing operations (the "Licensed Products"). Such non-exclusive, non-transferable and personal right to manufacture, sell, lease and use in the U.S. is referred to hereinafter as the "License". LICENSEES shall have no right to grant sub-licenses to any affiliated or other third party without the prior written agreement of LICENSOR.

                           II. LICENSE FEE - ROYALTY
                               ---------------------

     2.1 In consideration of the granting of the License, LICENSEES shall pay to LICENSOR a nonrefundable "License Issue Fee" of Three Hundred Seventy-Four Thousand Four Hundred Dollars U.S. ($374,400.00) as royalty for 104 units previously shipped by TEL to the U.S., which shall be due and payable within one
(1) month after the effective date of this Agreement.

     2.2 Additionally, LICENSEES shall pay to LICENSOR a per unit royalty for each additional Licensed Product manufactured or sold or leased or used by any of them in the U.S. (but only one royalty payment per unit of Licensed Product) in an amount equal to Three Thousand Six Hundred Dollars ($3,600) U.S. (the "Royalty").

     2.3 Royalty payments by LICENSEES shall be made by TEL, on or before the last day of the first month of each calendar quarter for the royalty accrued during the immediately preceding calendar quarter. Partial quarters, if any, at the beginning of the term of this Agreement, or upon termination, shall be treated as calendar quarters. Late payments of Royalties shall bear interest at that rate which is LICENSOR's (or its parent's) corporate borrowing rate on the payment due date.

     2.4 The Royalty shall accrue upon invoicing to LICENSEES' customer. In the event of a lease or installment sale, the entire Royalty shall accrue at the time of entering into the lease or installment sale of such Licensed Product. In the event a Licensed Product is placed in use for benefit of LICENSEES or its related or affiliated companies in a profit-making activity, other than for demonstration purposes, a Royalty shall accrue at the time of such use in the same manner as stated for a lease or installment sale.

     2.5 No Royalties shall be due on Licensed Products replacing other Licensed Products returned by a customer to LICENSEES pursuant to written product warranty obligations and on with respect to which LICENSEES have previously paid Royalties.

     2.6 Royalties paid for Licensed Products returned by a customer to a LICENSEE within such a warranty period and not repaired, replaced or for credit, may be credited by LICENSEES against future Royalties due LICENSOR under this Agreement.

                                 III. REPORTS
                                      -------

     LICENSEES shall maintain full and accurate accounts and records of all transaction by and among them their customer as are relevant to the subject of this Agreement, such that all amounts owing hereunder to LICENSOR may be readily and accurately determined. LICENSEES shall deliver to LICENSOR with each Royalty payment, a report indicating each manufacture, sale, lease or other transaction on which Royalty was due during the time period covered by the payment. In the event no such transactions occur during any given quarter, a report indicating such shall be made within the associated time period Royalty would have been paid. LICENSOR shall have the right from time-to-time during the term of this Agreement (and for a reasonable period of time following any termination) upon at least thirty (30) day advance notice to LICENSEES to have LICENSOR's agent, employee or representative inspect and audit LICENSEES' books, accounts and records with respect to the determination of Royalty and matters directly relating thereto; provided however, LICENSEES shall have the right to require such inspection and audit be made by an independent certified public accountant. If the audit establishes that LICENSEES' Royalty payments equaled or exceeded the amount paid, all information shall be retained confidential by such agent. If the LICENSEES' Royalty payments are less than the amount due pursuant to the audit, LICENSEES may pay the deficit within thirty
(30) days and reimburse LICENSOR for the cost of the audit, in which case all other information shall be retained confidential. If such deficit and costs of the audit are not timely paid, LICENSOR shall have access to all information of such audit. LICENSEES, through a corporate officer, shall annually verify the accuracy of the Royalty payments for each calendar year. Such verification shall accompany the Royalty report for the fourth calendar quarter of each year.


                                  IV. NOTICES
                                      -------
     4.1 All notices and communications shall be delivered between LICENSOR and TEL. The addresses of the parties hereto, for the purpose of notice, payments, reports services of process and other communications provided for herein, shall be as follows until a party gives the other written notice of change:

     LICENSOR:  INTEGRATED DESIGNS, INC.
                4950 Keller Springs Road, Suite 100
                Dallas, TX 75248
                Attn: President

     LICENSEES: Tokyo Electron Limited
                TBS Broadcast Center
                3-6 Akasaka 5-chome
                Minato-ku, Tokyo 107, Japan
                Attn: Tom Tsuneishi

     4.2 All notices, reports and other communications which shall or may be given or required pursuant to this Agreement shall be deemed given as of the date it is mailed in an envelope addressed to the other party at the address set out above and supplied with proper postage.

                            V. TERM-EFFECTIVE DATE
                               -------------------
     This License Agreement shall be effective as of the date first appearing above and, unless earlier terminated in accordance with Article VI, shall expire on May 31, 2012.

                                VI. TERMINATION
                                ---------------

     6.1 LICENSEES shall have the right to terminate this Agreement at any time on sixty (60) days written notice to LICENSOR, and upon payment of all amounts due LICENSOR, through the effective date of termination.

     6.2 If LICENSEES or any of them shall at any time default in the payment of any Royalty or the making of any report hereunder, or shall commit any breach of any representation, warranty or covenant (including but not limited to failure to arbitrate in accordance with 8.6 below) herein contained, or shall make any false report and shall fail to remedy any such default, breach, or report within thirty (30) days after written notice thereof by LICENSOR, LICENSOR may, at its option, terminate this Agreement and the License herein granted by notice in writing to such effect.

     6.3 Termination of this Agreement shall not affect the obligation of LICENSEES to make any payments or perform obligations which shall have accrued up to the date of such termination and to no failure or delay on the part of LICENSOR to exercise its right of termination hereunder for any one or more defaults shall be construed to prejudice its rights of termination for such or for other or subsequent default.

     6.4 Upon termination of this Agreement, LICENSEES will notify the LICENSOR of the number of Licensed Products LICENSEES then has on hand and LICENSEES will have the right to sell that amount of Licensed Products, but no more. LICENSEES shall pay royalty on said Licensed Products on hand as herein provided notwithstanding the fact that said Licensed Products may be invoiced after the exclusive term.

     6.5 Upon expiration of the Patent, the obligation to pay Royalty on further activities shall terminate, but such expiration shall not cure, waive or otherwise affect any past activities or obligations provided for herein.

                       VII. REPRESENTATION & WARRANTIES
                       --------------------------------

     LICENSOR represents and warrants to each LICENSEE, and each LICENSEE represents and warrants to LICENSOR, that:

     (i) It is duly organized under the laws of the jurisdiction of its organization and that possesses full corporate or other appropriate enterprise authority to enter into and perform this Agreement.

     (ii) Its officer evaluating and delivering this Agreement has been duly appointed and elected to the office indicated below his signature, and such officer has been duly authorized by it to execute and deliver this Agreement on its behalf.

     (iii) Neither its execution nor performance of the Agreement will contravene, violate, or cause it to be in breach of or default under, any other agreement to which it is a party of any of its articles of incorporation or organization, by-laws or other governing documents or instruments.

                          ARTICLE VIII-MISCELLANEOUS
                          --------------------------

     8.1 No warranties, express or implied, are made concerning the scope or validity of the Patent of that the subject License assures that there will be freedom form infringement of any third-party held patent.

     8.2 The Royalty and other obligations of the LICENSEES provided for in this Agreement shall be joint and several.

     8.3 This Agreement, together with any schedules, exhibits or amendments thereto, constitutes the sole agreement between the parties with respect to its subject matter and merges all prior discussions and agreements among them. This Agreement may not be modified or amended, except by written instrument executed by and duly authorized representative of each party.

     8.4 This Agreement has been executed and partially negotiated in the State of Texas, U.S.A. The parties recognize and acknowledge that performance of this Agreement will occur largely in the State of Texas and accordingly, the parties agree that the validity, interpretations and enforcement of this Agreement shall be governed by and construed in accordance with the laws and public policies of the State of Texas applicable to contracts negotiated, made and duly to be performed in such state. If any part of this Agreement is for any reason determined to be invalid by any court of competent jurisdiction, the party adversely affected shall have the option to have the remaining parts of this Agreement continue in full force and effect.

     8.5 LICENSEES shall not assign any of their rights or obligations hereunder to any affiliated or other third party without the prior written consent of LICENSOR.

     8.6 Each Party covenants and agrees that, upon notice to all Parties as provided in Article IV, any dispute concerning performance of any Party under this Agreement, or for the breach thereof, which cannot be resolved between or among the Parties, shall be submitted to arbitration in accordance with Rules of Conciliation and Arbitration of the International Chamber of Commerce by three (3) arbitrators. LICENSOR shall appoint one arbitrator of its choosing, LICENSEES shall appoint one arbitrator of their choosing, and the two arbitrators thus shall appoint the third arbitrator. Such arbitration shall be held in the English Language in Austin, Texas, if LICENSOR is the initiating party, or in Dallas, Texas, if LICENSEE is the initiating party. Either party may seek injunctive relief to maintain the status quo pending receipt of the arbitral award. In deciding upon the validity, construction, or performance of this Agreement, the arbitrators shall be bound by the contractual obligations of the Parties herein. Each party hereby consents to the jurisdiction of such arbitration proceedings.

     8.7 No failure to exercise and no delay in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege (hereunder or otherwise). No waiver of any breach in the performance of this Agreement shall be deemed to be waiver of any preceding or succeeding breach of this Agreement. No extension of time of performance of any obligations or other acts hereunder shall be deemed to be an extension of time for the performance of any other obligations or any other acts. The rights and remedies of the parties under this Agreement are in addition to all of the rights and remedies, at law or in equity, that they may have against the others.

     8.8 This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together should constitute one and the same instrument.

     8.9 The headings of the Articles and Sections of this Agreement are inserted for convenience of reference only and not intended to be part of or to affect the meaning or interpretation of this Agreement.

     8.10 Upon execution of this Agreement, LICENSOR, together with TEL, shall issue to each TEL's customer, whom LICENSOR's attorney in writing warned that TEL and TEL America infringed LICENSOR's patent, a letter with signature of the both LICENSOR and TEL that the dispute with regard to the Patent is resolved.

     IN WITNESS WHEREOF, LICENSOR and LICENSEES have signed this Agreement through their authorized representatives at the times and places set forth below:

LICENSOR: INTEGRATED DESIGNS, INC.

          By: /s/ Jem Phillips
             --------------------------

          Title:  President

          Date:  August 7, 1995
               ------------------------

          Place: [ILLEGIBLE]
                -----------------------
LICENSEE: TOKYO ELECTRON LIMITED

          By: [SIGNATURE ILLEGIBLE]
             --------------------------

          Title: Corporate Director
                -----------------------

          Date: Aug, 7, 1995
               ------------------------

          Place: Tokyo, Japan
                -----------------------

LICENSEE: TOKYO ELECTRON KYUSHU LIMITED

          By: [SIGNATURE ILLEGIBLE]
             ---------------------------

          Title: President
                ------------------------

          Date: August 18, 1995
               -------------------------

          Place: [ILLEGIBLE]
                ------------------------

                                                                 REVISED 4/30/96
                                                                 ---------------

                                 SCHEDULE 9.13
                                 -------------

                           ENVIRONMENTAL LAW MATTERS
                           -------------------------


          In Section 5.0 of the September 14, 1992 report prepared at the Agent's request by ESCM & Associates, Inc., several actual or potential environmental problems relating to Borrower's Commerce, Georgia facilities were identified. In Section 6.0 of such report, recommendations were made by ESCM & Associates, Inc. with respect to the correction or avoidance of such problems. Borrower has implemented the recommendations set forth in such Section 6.0.

          In the September 19, 1992 report of Squier Associates prepared at the request of the Agent with respect to Borrower's Milwaukie, Oregon facility, certain actual or potential environmental problems were identified with respect to this facility and certain recommendations were made with respect to the correction or avoidance of such problems. The Borrower shall implement the recommendations set forth in the Squier Associates report within the respective time frames provided in that report for such actions.

          On March 18, 1996, Borrower's Roper Pump Company unit received at its Commerce, Georgia facility a "Section 104 Information Request" letter from the U.S. Environmental Protection Agency requesting information in connection with its prior shipments of waste material to the Cherokee Oil Company site in Charlotte, North Carolina. The Information Request indicated the site had been the subject of clean-up activities and the information requested was sought for purposes of cost recovery. Borrower complied with such request and inquired into the facts and circumstances of the site clean-up. Borrower believes that any responsibility it ultimately may be determined to have for the costs of the clean-up will not have a material adverse effect on the financial condition of it and its subsidiaries taken as a whole.

                                                                 REVISED 4/30/96
                                                                 ---------------

                           SCHEDULES 11.01 AND 11.02
                           -------------------------

                       PERMITTED INDEBTEDNESS AND LIENS
                       --------------------------------


          See attached copies of UCC filings giving notice of certain leasing or other secured transactions involving Borrower and its Subsidiaries.

          See also matters set forth as exceptions in (i) Schedule B-Section II of Lawyers Title Insurance Corporation's commitments for title insurance cases nos. 1-142-545P and 1-142-547P dated September 21, 1992; and (ii) Schedule B of Lawyers Title Insurance Corporation's Title Report No. 114257 (LOS 18791) dated September 11, 1992.

THE FINANCING STATEMENT IS [TEXT ILLEGIBLE] FOR FILING WILL REMAIN [TEXT ILLEGIBLE], WITH CERTAIN [TEXT ILLEGIBLE] OF FIVE YRS FROM
THE DATE OF [TEXT ILLEGIBLE], PURSUANT TO SECTION 9403 [TEXT ILLEGIBLE] CALIF UNIFORM [TEXT ILLEGIBLE] CODE.
This FINANCING STATEMENT is presented for filing pursuant to the California, Uniform Commercial Code.
- ------------------------------------------------------------------------------------------------------------------------------------
1.  DEBTOR (LAST NAME FIRST IF AN INDIVIDUAL)                                                1A  SOCIAL SECURITY OR FEDERAL TAX NO.
         AMOT CONTROLS
- ------------------------------------------------------------------------------------------------------------------------------------
1B.  MAILING ADDRESS                                  1C  CITY STATE                                 1D  ZIP CODE
     P. O. BOX  1312                                        RICHMOND, CA                                      94802
- ------------------------------------------------------------------------------------------------------------------------------------
2  ADDITIONAL DEBTOR    (IF ANY)  (LAST NAME FIRST IF AN INDIVIDUAL)                         2A  [TEXT ILLEGIBLE]
- ------------------------------------------------------------------------------------------------------------------------------------
2B MAILING ADDRESS                                    2C  [TEXT ILLEGIBLE]                                  2D  [TEXT ILLEGIBLE]

- ------------------------------------------------------------------------------------------------------------------------------------
3  DEBTOR'S TRADE NAMES ON STYLES   (IF ANY)                                                 3A  FEDERAL TAX NUMBER

- ------------------------------------------------------------------------------------------------------------------------------------
4  SECURED PARTY                                                                             4A  SOCIAL SECURITY [TEXT ILLEGIBLE]
    NAME  SELWAY MACHINE TOOL CO., INC.
    MAILING ADDRESS   29250 UNION CITY BLVD                                                             94-1716003
    CITY   UNION CITY            STATE CA                     ZIP CODE  94587
- ------------------------------------------------------------------------------------------------------------------------------------
5  ASSIGNEE OF SECURED PARTY   (IF ANY)                                                      5A  SOCIAL SECURITY NO. FEDERAL TAX
    NAME                                                                                         NO. [TEXT ILLEGIBLE]
    MAILING ADDRESS
    CITY                        STATE                         ZIP CODE
- ------------------------------------------------------------------------------------------------------------------------------------
6  This FINANCING STATEMENTS  covers the following types or items of property (include description of real property on which located and owner of record when required by instruction 4).

     SLANT 1B NAK CNC LATHE S/N:  CQ4812

     THIS DOCUMENT SHALL BE DEEMED A SECURITY AGREEMENT WHEREBY SELWAY MACHINE TOOL CO., INC. RETAINS A PURCHASE MONEY SECURITY
     INTEREST IN THE COLLATERAL.

     INCLUDES ALL TOOLING, ATTACHMENTS, REPLACEMENTS, PARTS, ACCESSORIES, SUBSTITUTIONS, AND ADDITIONS.

- ------------------------------------------------------------------------------------------------------------------------------------

CHECK       [X]    7A  [_] PRODUCTS OF COLLATERAL           7B  DEBTOR(S) SIGNATURE NOT REQUIRED IN ACCORDANCE WITH
IF APPLICABLE              ARE ALSO COVERED                     INSTRUCTIONS(A) ITEM
                                                                   [_] (1)   [_] (2)  [_] (3)  [_] (4)
- ------------------------------------------------------------------------------------------------------------------------------------
CHECK       [X]        [_] DEBTOR IS A "TRANSMITTING UTILITY IN ACCORDANCE WITH UCC & [TEXT ILLEGIBLE].
IF APPLICABLE
- ------------------------------------------------------------------------------------------------------------------------------------
                                   DATE                                C          10.  THIS SPACE FOR USE OF FILING OFFICER (DATE.
[SIGNATURE ILLEGIBLE]         14 MAY  1991                             O               (DATE, TIME, FILE NUMBER AND FILING OFFICER)
SIGNATURE OF DEBTOR(S)                                                 D
                                                                       E
- ------------------------------------------------------------------------------
              AMOT CONTROLS                                            1
TYPE OR PRINT NAME(S) OF DEBTOR(S)                                     2
- --------------------------------------------------------------------
                                                                       3
SIGNATURE(S) OF SECURED PARTY(IES)                                     4
- --------------------------------------------------------------------
              SELWAY MACHINE TOOL CO., INC.                            5
TYPE OR PRINT NAME(S) OF SECURED PARTY(IES)                            6
- --------------------------------------------------------------------
1. Return Copy to:                                                     7

NAME          [   SELWAY MACHINE TOOL CO., INC.      ]                 8
ADDRESS           29250   UNION CITY BLVD                              9
CITY              UNION CITY
STATE             CA                                                   0
ZIP CODE      [   94587                              ]
- ------------------------------------------------------------------------------------------------------------------------------------
[TEXT ILLEGIBLE]                              FORM UCC 1- FILING FEE $5.00
                                              APPROVED BY THE SECRETARY OF STATE
====================================================================================================================================
[TEXT ILLEGIBLE]

- ------------------------------------------------------------------------------------------------------
This FINANCING STATEMENT is presented to a Filing Officer for      No. of Additional
filing pursuant to the Uniform Commercial Code.                    Sheets Presented:                        87-29693
- -------------------------------------------------------------------------------------------------------     10-26-87
(1) Debtor(s) (Last Name First) and Address(ee):     (2) Secured Party(ies) (Name(s) And Address(ee):       10:20 A.M.
    Roper Industries, Inc.                               SOUTHERN NATIONAL LEASING CORP.                    Jackson County, Georgia
    P.O. Box 269                                         P.O. Box 31273                                     Office of Dep. Clerk
    Commerce, GA 30527                                   Charlotte, Nc 28231                                of Superior Court.

                    UNIT 55001                                                                              /s/ Jane Perez, Dep.
- -------------------------------------------------------------------------------------------------------     For
(30 (a) [_] Collateral is or includes fixtures.      (4) Assignee(s) of Secured Party, Address(ee):         Filing
    (b) [_] Timber, Minerals or Accounts Subject                                                            Officer
to G.S. 25.9.103(50 are covered
    (c) [_] Crops Are Growing Or To Be Grown
On Real Property Described In Section (5).
If either block 3(a) or block 3(b) applies describe
best ????, including record owner(s) in section
(5).
- ------------------------------------------------------------------------------------------------------------------------------------
(5) This Financing Statement Covers the Following types (or items) of property.

          A LEASE OF:    Minolta RP 18-24  S/N 161703
                         Reader-printer with card feeder


[_] Products of the Collateral Are Also Covered.
- ------------------------------------------------------------------------------------------------------------------------------------
(6) Signatures: Debtor(s)                                                                 Secured Party(ties) for Assignee(s)

    Roper Industries, Inc.                                       SOUTHERN NATIONAL LEASING CORP.
   ---------------------------------------                     ---------------------------------------------------------------------
                                                                 (By)  [SIGNATURE ILLEGIBLE]
                                                                      --------------------------------------------------------------
(By) [SIGNATURE ILLEGIBLE]   Controller                          Signature of Secured Party Permitted in Lieu of Debtor's Signature:
       -----------------------------------                       (1) Collateral is subject to Security Interest in Another
    Standard Form Approved by N.C. Sec. of State                     Jurisdiction and [x]
                                                                     [_] Collateral Is Brought Into This State
                                                                     [_] Debtor's Location Changed To This State
               (1) Filing Officer Copy - Numerical               (2) For Other Situations See: G.S. 25-0-402 (2)

- --------------------------------------------------------------------------------

This FINANCING STATEMENT is presented to a filing officer for filing pursuant to
the Uniform Commerical Code                                                                       3.  Maturity date (if any):
- ------------------------------------------------------------------------------------------------------------------------------------
1. Debtor(s) (Last Name First) and address (ee)   2. Secured Party (ies) and address (ee)    For Filing Officer (Date, Time, Number,
                                                                                             and Filing Office) 88-30104
   ROPER PUMP COMPANY                                APPLICON INCORPORATED                   3-30-88
   OLD MAYSVILLE ROAD                                     4251 Plymouth Road                 2:30 p.m.
   COMMERCE, GA. 30529                                       P.O. Box 986                    JACKSON
                                                          Ann Arbor, MI 48106                [TEXT ILLEGIBLE]
- ------------------------------------------------------------------------------------------
4. This financing statement covers the following types (or items) of property:
This filing is made pursuant to UCC 9-408 for its local equivalent) and shall not be deemed evidence that the rental agreement between the parties is intended to be
other than a "true lease." Items rented or to be rented are generally described as:          ---------------------------------------
                                                                                             5. Assignee(s) of Served Party and
          [TEXT ILLEGIBLE]                                                                      Address(ee)
MONOCHROME UNIX WORKSTATION programming system including
software, computer, and peripherals.


- ------------------------------------------------------------------------------------------------------------------------------------

     This statement is listed without the debtor's signature to perfect a security interest in collateral, (check [x] if as)
          [_] already subject to a security interest in or other jurisdiction when it was bought into this state.
          [_] which is proceeds of the original collateral described above in which a security interest was perfected:
- -------------------------------------------------------------------------------
Check [x] if covered; [_] Proceeds of Collateral are also covered. [_] Products of Collateral are also ????, No. of additional Shares presented:
- --------------------------------------------------------------------------------
     Filed with :
- --------------------------------------------------------------------------------

       Roper Pump Company                 APPLICON INCORPORATED
     -------------------------------    ----------------------------------------

     By: x [SIGNATURE ILLEGIBLE]        By:   [SIGNATURE ILLEGIBLE]
        ----------------------------         -----------------------------------
         Signature(s) of Debtor(s)           Signature(s) of Security Party(ies)

     (1) Filing Officer Copy - Alphabetical     STANDARD FORM - FORM UCC-1.

This FINANCING STATEMENT is presented to a filing officer for filing pursuant to the Uniform Commercial Code.
- ------------------------------------------------------------------------------------------------------------------------------------
1. [TEXT ILLEGIBLE] and Mailing address      2.  Secured Party(ies) Name and Address:        3.  (For Filing Officer)
   (Do not abbreviate)                                                                           File Number:   888-30365
                                                 Industrial Welding and Tool                     Time:          8:00 a.m.
   Roper Pump                                    P O Box 311                                     Date:          6-8-88
   P. O. Box 269                                 Athens GA 30601                                 [signature illegible]
   Commerce GA 30529                                                                         ---------------------- County, Georgia
                                                                                         Jackson  [TEXT ILLEGIBLE]
- ------------------------------------------------------------------------------------------------------------------------------------
4.  Assignee of Secured Party(ies), if any, Name and Address:           5.  If an applicable box is checked  [TEXT ILLEGIBLE]

                                                                            [_]  The crops stated herein are growing or to be grown
                                                                                 on the real estate described herein.
- ----------------------------------------------------------------------
6.  This Financing Statement covers the following types (or items) of       [_]  The goods stated herein are or are to become
    property. NOTE: If collateral is crops, [TEXT ILLEGIBLE] minerals,           [TEXT ILLEGIBLE] on the real estate described
    [TEXT ILLEGIBLE] complete Item 5; proceeds derived from cash proceeds        herein.
    must be specifically described below)
                                                                            [_]  Text illegible




    1)  902-424 Miller Syncrowave 300      $  2763.00                       [_]  [TEXT ILLEGIBLE]
    2)  041-148 Foot Control                   148.00
    3)  003-265 Pulse Control                  182.00                   The record owner or leasee of the rail estate to ___________
                                           ----------
           [TEXT ILLEGIBLE]                   3093.00                   ____________________________________________________________
                                                                        ------------------------------------------------------------

                                                                        8a.  Describe real estate applicable to Item 5, if any,


[_]  Check if products of the collateral are also covered.
- ------------------------------------------------------------------------------------------------------------------------------------
7. This Statement is signed by the Secured Party instead of the [TEXT ILLEGIBLE] to perfect security [TEXT ILLEGIBLE] (Check where applicable, otherwise [TEXT ILLEGIBLE] is required to sign and Secured Party is not required to sign.

   [_] already subject to a security interest is another ([SIGNATURE ILLEGIBLE]) it was brought into this State or when the
       [SIGNATURE ILLEGIBLE] was changed to this State, or

   [_] which is proceeds of the original collateral described above in which ------------------------------------------------------
       a security interest was perfected, or                                  IMPORTANT- COMPLETE THIS BOX
                                                                              Maturity Date ________________________________________
   [_] as to which the filing [TEXT ILLEGIBLE]                                [TEXT ILLEGIBLE]
                                                                             ------------------------------------------------------
   [_] acquired after a change of name, identity or corporate structure of debtor.

            Roper Pump
- ------------------------------------------------------------------------------------------------------------------------------------
                                                [TEXT ILLEGIBLE]

By ------------------------------------------------------  -------------------------------------------------------------------------
              Signature(s) of Debtor(s)                                      Signature(s) of Secured Party(ies)

This FINANCING STATEMENT is presented to a filing officer for filing pursuant to the Uniform Commercial Code:
- ------------------------------------------------------------------------------------------------------------------------------------
1. Debtor(s) (Last Name first) and address(es)            2. Secured Party(ies) and address(es)      For Filing Officer (Date, time,
                                                                                                     Number, and Filing Office)
   AMOT CONTROLS CORPORATION
   P.O. Box 1312, 1st & Nevin                             SIEMENS CREDIT CORPORATION
   Richmond, CA  94802                                       2201  Corporate Blvd. N.W.
                                                               Boca Raton, FL 33431
- ----------------------------------------------------------------------------------------------   -----------------------------------
4. This financing statement covers the following types (or items) of property:

     The equipment covered under equipment lease agreement # 09601941 between                       5. [ TEXT ILLEGIBLE]
     secured party and debtor, including the equipment described below, and all accessories, attachments, replacements, substitutions, modifications, and additions thereto,now or hereafter acquired, and all proceeds thereof
      (including insurance proceeds).

   Siemens Saturn I, Station Apparatus and Peripheral Equipment


     This filing is made for informational purposes only, as the parties intend this transaction to be a true lease.
- ------------------------------------------------------------------------------------------------------------------------------------
This statement is filed without the debtor's signature to perfect a security interest in collateral. (Check [x] if is)   Filed with
[_] already subject to a security interest in another jurisdiction when it was brought into this state.
[_] which is proceeds of the original collateral described above in which a security interest was perfected.
- ------------------------------------------------------------------------------------------------------------------------------------
Check [x] if covered, [_] proceeds of California are also covered. [_] Products of Collateral are also covered, No. of additional
Sheets presented.
- ------------------------------------------------------------------------------------------------------------------------------------
   AMOT CONTROLS CORPORATION                                                 SIEMENS CREDIT CORPORATION
- ------------------------------------------------------         ---------------------------------------------------------------------
By  [SIGNATURE ILLEGIBLE]                    Buyer                 [SIGNATURE ILLEGIBLE]                   _________________________
   -----------------------------------    ------------         --------------------------------------               Title
      Signature(s) of Debtor(s)              Title                Signature(s) of Secured Party(ies)
(1) Filing Officer Copy-[TEXT ILLEGIBLE]              STANDARD FORM- FORM UCC-1.                  [TEXT ILLEGIBLE]

This FINANCING STATEMENT is presented for filing pursuant to the California Uniform Commercial Code.
- ------------------------------------------------------------------------------------------------------------------------------------
1.  DEBTOR (LAST NAME FIRST (IF AN INDIVIDUAL)                                            1A. SOCIAL SECURITY
          AMOT CONTROLS CORPORATION                                                                  94-129-0002
- ------------------------------------------------------------------------------------------------------------------------------------
2.  MAILING ADDRESS                                                    1C. CITY, STATE                  1D. ZIP CODE
          P.O. BOX 1312                                                      RICHMOND, CALIFORNIA               94802
- ------------------------------------------------------------------------------------------------------------------------------------
    ADDITIONAL DEBTOR (IF ANY)           (LAST NAME FIRST, IF AN INDIVIDUAL)              2A. SOCIAL SECURITY OR FEDERAL TAX NO.

- ------------------------------------------------------------------------------------------------------------------------------------
3.  MAILING ADDRESS                                                    2C. CITY, STATE                     2D. ZIP CODE

- ------------------------------------------------------------------------------------------------------------------------------------
4.  DEBTOR'S TRADE NAMES OR STYLES  (IF ANY)                                              3A. FEDERAL TAX NUMBER

- ------------------------------------------------------------------------------------------------------------------------------------
5.  SECURED PARTY                                                                         4A. SOCIAL SECURITY NO., FEDERAL TAX NO.
                                                                                              OR [TEXT ILLEGIBLE]
     NAME  CLARKLIFT/OAKLAND, INC.
     MAILING ADDRESS P.O. BOX 23605                                                           94-2318982
     CITY  OAKLAND                      STATE  CALIFORNIA         ZIP CODE  94623
- ------------------------------------------------------------------------------------------------------------------------------------
6.  ASSIGNEE OF SECURED PARTY   (IF ANY)                                                  5A. SOCIAL SECURITY NO., FEDERAL TAX NO.
                                                                                              OR [TEXT ILLEGIBLE]
    NAME  CLARK EQUIPMENT CREDIT CORPORATION
    MAILING ADDRESS  CIRCLE DRIVE                                                             38-6052541
    CITY  BUCHANAN                      STATE  MICHIGAN           ZIP CODE  49107
- ------------------------------------------------------------------------------------------------------------------------------------
7.  This FINANCING STATEMENT covers the following type: or items of property (include description of real property on which located and owner of record when required by instruction 4).

          ONE     CLARK MODEL C500-50 LPG PCWERED LIFT   1982
                  SERIAL#355-0048-5120
                  188" TRIPLE STAGE
                  SIDE SHIFTER, 42" FORKS, CUSHION TIRES
                  LOAD BACK REST, DRIVER'S OVERHEAD GURAD


                  "PROCEEDS OF COLLATERAL ARE ALSO COVERED"
- ------------------------------------------------------------------------------------------------------------------------------------
                                                            7B. DEBTOR(S) SIGNATURE NOT REQUIRED IN ACCORDANCE WITH
    CHECK  [X]       7A.    PRODUCTS OF COLLATERAL              INSTRUCTION 5(A) ITEM:
    IF APPLICABLE       [_] ARE ALSO COVERED                      [_] (1)   [_] (2)   [_] (3)    [_] (4)

- ------------------------------------------------------------------------------------------------------------------------------------
    CHECK  [X]          [_] DEBTOR'S A "TRANSMITTING UTILITY" N ACCORDANCE WITH UCC & [TEXT ILLEGIBLE}
    IF APPLICABLE

- ------------------------------------------------------------------------------------------------------------------------------------
                                                  DATE:                      C             10. THIS SPACE FOR USE OF FILING OFFICE
 [SIGNATURE ILLEGIBLE]                             11-21-88                  O                 (DATE, TIME, FILE NUMBER
SIGNATURE(S) OF DEBTOR(S)                                                    D                 AND FILING OFFICER)
                                                                             E
- ------------------------------------------------------------------------------------

          AMOT CONTROLS CORPORATION                                          1
[TEXT ILLEGIBLE] NAME(S) OF DEBTOR(S)
- ---------------------------------------------------------------------------- 2

   /s/ SIGNATURE ILLEGIBLE                                                   3
SIGNATURE(S) OF SECURED PARTY(TIES)
- ---------------------------------------------------------------------------- 4

          CLARKLIFT/OAKLAND, INC.                                            5
[TEXT ILLEGIBLE]
- ---------------------------------------------------------------------------- 6
Return copy to:
                                                                             7
NAME       [   CLARK EQUIPMENT CREDIT CORPORATION   ]
ADDRESS        CIRCLE DRIVE                                                  8
CITY           BUCHANAN, MICHIGAN 49107
STATE                                                                        9
ZIP COD    [                                        ]
============================================================================ 0
FILING OFFICER COPY                      FORM UCC. 1 FILING FEE $3.00
                                         Approved by the Secretary of State
====================================================================================================================================

                                                                 REVISED 4/30/96
                                                                 ---------------

                                SCHEDULE 11.03
                                --------------

                             PERMITTED GUARANTIES
                             --------------------



          The Company as assignor remains liable for the obligations of its wholly owned subsidiaries ISL International, Inc. and Uson Corporation under and as set forth in the acquisition agreement by which each respective subsidiary acquired its business.

          The Company has guaranteed (i) the obligations of its wholly owned subsidiary Integrated Designs, Inc., and its affiliate Integrated Designs L.P., under the March 1995 lease agreement by and between Integrated Designs, Inc. as lessee, and Fremont Funding (Texas) Corp. as lessor, and (ii) the obligations of its affiliated Metrix Instrument Co., L.P. under the September 29, 1995 Asset Purchase Agreement and related agreements by and among the partnership, Metrix Instrument Co., a Texas Corporation, and certain of the stockholders of Metrix Instrument Co.

     In May 1996, the Company intends to guarantee a bank overdraft facility provided to its AMOT Controls Ltd. subsidiary in Bury St. Edmunds, England for amounts not to exceed $1,000,000.